                               [INTERCEL LOGO]
                                INTERCEL, INC.
                           1239 O.G. SKINNER DRIVE
                          WEST POINT, GEORGIA 31833
                                (706) 645-2000

                                                                     May 9, 1996

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of InterCel, Inc. ("InterCel" or the "Company") to be held on Wednesday, June 5, 1996 at 10:00 a.m. local time, at The Cotton Duck, 6101 20th Avenue, Valley, Alabama 36854. As described in the enclosed Proxy Statement, at the Annual Meeting the stockholders of InterCel will be asked (i) to approve the proposed issuance and terms of the Company's Series A Convertible Preferred Stock (the "Series A Preferred Stock") and Series B Convertible Preferred Stock (the "Series B Preferred Stock" and, together with the Series A Preferred Stock, the "Series Preferred Stock"), which are proposed to be issued to two investors pursuant to stock purchase agreements described below, (ii) to approve a proposed amendment to the Restated Certificate of Incorporation to increase the Company's authorized capital stock by increasing the number of authorized shares of InterCel common stock (the "Common Stock"), (iii) to elect three directors to serve on the Company's Board of Directors, each for a three-year term, (iv) to ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company for the year ending December 31, 1996 and (v) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     As described in the accompanying Proxy Statement, the Company has entered into a stock purchase agreement (the "Stock Purchase Agreements") with each of Ericsson Inc. ("Ericsson") and MPX Systems, Inc. ("MPX"), pursuant to which Ericsson and MPX each will invest $75 million in the Company (the "Transaction"). The Transaction will be effected through the issuance and sale by the Company of 100,000 shares of Series A Preferred Stock at a price of $750 per share to Ericsson and 100,000 shares of Series B Preferred Stock at a price of $750 per share to MPX. Ericsson and MPX each have the right to convert all or a portion of their shares of Series Preferred Stock into 45.45 fully paid and nonassessable shares of Common Stock for each share of Series Preferred Stock, pursuant to the terms of the Stock Purchase Agreements. If both Ericsson and MPX were to acquire all 4,545,455 shares of Common Stock upon conversion of the Series Preferred Stock they would own approximately 12.7% and 25.3%, respectively, of the outstanding Common Stock of the Company (based on the number of shares of Common Stock outstanding on February 29, 1996). The consummation of the Transaction is conditioned upon, among other things, the approval by the Company's stockholders of the issuance and terms of the Series Preferred Stock and of the amendment of the Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock.

     The accompanying Proxy Statement describes the Transaction and the other matters to be considered at the Annual Meeting. The Board of Directors has carefully reviewed and considered the terms and conditions of the Transaction and believes that it is in the best interests of the Company and its stockholders. The Board of Directors has approved the matters being submitted by the Company for stockholder approval at the Annual Meeting and recommends that stockholders vote (i) FOR approval of the issuance and terms of the Series A Preferred Stock and Series B Preferred Stock in the Transaction, (ii) FOR approval and adoption of the proposed amendment to the Restated Certificate of Incorporation to increase the Company's authorized capital stock, (iii) FOR the election of the three nominees of the Board of Directors as directors, each for a three-year term and (iv) FOR ratification of the appointment of Arthur Andersen LLP as independent public accountants of the Company for the year ending December 31, 1996.

     At the close of business on February 29, 1996, ITC Holding Company, Inc. ("ITC Holding") beneficially owned 7,337,711 shares of Common Stock and MPX beneficially owned 4,494,892 shares of Common Stock, representing approximately 27.5% and 16.8%, respectively, of the total number of shares of Common Stock entitled to vote at the Annual Meeting. Prior to execution of the Stock Purchase Agreements, ITC Holding, MPX, and executive officers and directors of the Company advised the Company that they would vote all shares of Common Stock beneficially owned by them (representing approximately 57.2% of the outstanding Common Stock) in favor of approval of all actions requiring stockholder approval that are necessary to consummate the Transaction. Consequently, approval of the issuance and terms of the Series Preferred Stock in connection therewith and the amendment to the Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock is assured.

     We urge you to review carefully the enclosed materials and to return your proxy promptly. Whether or not you plan to attend the Annual Meeting, please sign and promptly return your proxy card in the enclosed postage paid envelope. If you attend the meeting, you may vote in person if you wish, even though you have previously returned your proxy.

                                          Sincerely,

                                          /s/ Allen E. Smith
                                             ---------------
                                          Allen E. Smith
                                          Chief Executive Officer

                                 INTERCEL, INC.
                            1239 O.G. SKINNER DRIVE
                           WEST POINT, GEORGIA 31833
                                 (706) 645-2000
                 ---------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 5, 1996
                 ---------------------------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of InterCel, Inc. ("InterCel" or the "Company") will be held on Wednesday, June 5, 1996 at 10:00 a.m. local time, at The Cotton Duck, 6101 20th Avenue, Valley, Alabama 36854, for the following purposes:

          1. To consider and vote upon the issuance and terms of the Company's Series A Convertible Preferred Stock and Series B Convertible Preferred Stock to Ericsson Inc. and MPX Systems, Inc., respectively (Proposal 1);

          2. To consider and vote upon the proposed amendment to the Restated Certificate of Incorporation to increase the Company's authorized capital stock by increasing the number of authorized shares of Common Stock from 39 million shares of Common Stock to 55 million shares of Common Stock (Proposal 2);

          3. To elect three directors to serve on the Company's Board of Directors, each for a three-year term (Proposal 3);

          4. To ratify the appointment by the Board of Directors of the firm of Arthur Andersen LLP as independent public accountants of the Company for the year ending December 31, 1996 (Proposal 4); and

          5. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Pursuant to the Restated By-laws, the Board of Directors of the Company has fixed the close of business on Tuesday, April 23, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only record holders of the Common Stock of the Company at the close of business on that date are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                          By Order of the Board of Directors

                                          /s/ Allen E. Smith
                                             ---------------
                                          Allen E. Smith
                                          Chief Executive Officer

West Point, Georgia
May 9, 1996

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE. YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
SUMMARY...............................................................................    1
INTRODUCTION..........................................................................    5
ANNUAL MEETING........................................................................    5
  Outstanding Shares and Voting Rights................................................    5
     Record Date......................................................................    5
     Quorum...........................................................................    5
     Voting Rights and Related Matters................................................    5
     Dissenters' Rights...............................................................    6
  Proxies.............................................................................    6
APPROVAL OF ISSUANCE AND TERMS OF SERIES PREFERRED STOCK..............................    7
  General.............................................................................    7
  Background of the Transaction.......................................................    7
     PCS Markets......................................................................    7
     PCS Strategy.....................................................................    7
     Initial Buildout.................................................................    8
     The Atlanta MTA Acquisition......................................................    8
  Financing the Company's Growth......................................................    8
  The Transaction.....................................................................    9
     Parties..........................................................................    9
     Use of Proceeds..................................................................   10
     The Ericsson Stock Purchase Agreement............................................   10
     The MPX Stock Purchase Agreement.................................................   13
     Beneficial Ownership of Capital Stock Prior to and After the Transaction.........   16
  Vendor Financing Agreement with Ericsson............................................   16
  Potential Conflicts of Interest; Interests of Certain Persons.......................   17
  Recommendation of the Board; Factors and Conclusions of the Board Involved in
     Its Determination................................................................   18
  Required Vote and Related Matters...................................................   18
AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION....................................   19
  Text of Amendment...................................................................   19
  Reasons for and Possible Effects of the Proposed Amendment..........................   19
  Anti-takeover Effect of Proposed Amendment..........................................   19
  Required Vote and Related Matters...................................................   20
ELECTION OF DIRECTORS.................................................................   21
  Information as to Nominees, Other Directors and Executive Officers..................   21
  Director Nominees...................................................................   22
  Other Directors and Executive Officers..............................................   22
  Committees of the Board of Directors and Nominations by Stockholders................   24
EXECUTIVE COMPENSATION................................................................   25
  Option Grants.......................................................................   26
  Option Exercises and Holdings.......................................................   26
  Benefit Plans.......................................................................   26
     Restricted Stock Plan............................................................   26
     Employee Stock Option Plan.......................................................   27
     401(k) Plan......................................................................   27
  Compensation of the Company's Directors.............................................   27
     Director Fees and Related Matters................................................   27
     Nonemployee Stock Option Plan....................................................   28
  Compensation Committee Interlocks and Insider Participation.........................   28

                                                                                        PAGE
                                                                                        ----
  Compensation/Stock Option Committee Report on Executive Compensation................   29
     Base Salary......................................................................   29
     Management Incentive Compensation Plan...........................................   29
     Long-term Incentive Compensation.................................................   29
     Other............................................................................   30
     1995 Compensation of Chief Executive Officer.....................................   30
     Pay Deductibility Limit..........................................................   30
  Comparative Company Performance.....................................................   31
  Certain Relationships and Related Transactions......................................   32
     Powertel.........................................................................   32
     ITC Holding......................................................................   32
     Other Transactions...............................................................   33
  Compliance with Section 16(a) of the Exchange Act...................................   34
BENEFICIAL OWNERSHIP OF CAPITAL STOCK.................................................   35
RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS.........................   37
DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS..........................................   37
VOTING PROCEDURES.....................................................................   37
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.....................................   37
AVAILABLE INFORMATION.................................................................   38
OTHER MATTERS.........................................................................   38
APPENDICES
Appendix A      Ericsson Stock Purchase Agreement
Appendix B       MPX Stock Purchase Agreement

                                 INTERCEL, INC.
                            1239 O.G. SKINNER DRIVE
                           WEST POINT, GEORGIA 31833
                                 (706) 645-2000

                 ---------------------------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 5, 1996
                 ---------------------------------------------

     This Proxy Statement is being furnished to the stockholders of InterCel, Inc., a Delaware corporation ("InterCel" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of InterCel (the "Board of Directors" or the "Board") for use at the Annual Meeting of Stockholders (the "Annual Meeting") of InterCel to be held at 10:00 a.m. local time, on Wednesday, June 5, 1996, at The Cotton Duck, 6101 20th Avenue, Valley, Alabama 36854, and at any adjournments thereof. This Proxy Statement and the accompanying form of proxy are first being mailed to the stockholders of the Company on or about May 10, 1996.

     At the Annual Meeting, stockholders will be asked (i) to approve the issuance and terms of the Company's Series A Convertible Preferred Stock (the "Series A Preferred Stock") and Series B Convertible Preferred Stock (the "Series B Preferred Stock" and, together with the Series A Preferred Stock, the "Series Preferred Stock"), which are proposed to be issued to two investors pursuant to stock purchase agreements described below, (ii) to approve a proposed amendment to the Restated Certificate of Incorporation to increase the Company's authorized capital stock by increasing the number of authorized shares of InterCel Common Stock (the "Common Stock"), (iii) to elect three directors to serve on the Board of Directors, each for a three-year term, (iv) to ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company for the year ending December 31, 1996 and (v) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     As described in this Proxy Statement, the Company has entered into a stock purchase agreement with each of Ericsson Inc. ("Ericsson") and MPX Systems, Inc. ("MPX"), pursuant to which Ericsson and MPX each will invest $75 million in the Company (the "Transaction"). The Transaction will be effected through the issuance and sale by the Company of 100,000 shares of Series A Preferred Stock at a price of $750 per share to Ericsson and 100,000 shares of Series B Preferred Stock at a price of $750 per share to MPX. Ericsson and MPX each have the right to convert all or a portion of their shares of Series Preferred Stock into 45.45 fully paid and nonassessable shares of Common Stock (subject to adjustment) per share of Series Preferred Stock, pursuant to the terms of the Series Preferred Stock. The consummation of the Transaction is conditioned upon, among other things, the approval by the Company's stockholders of the issuance and terms of the Series Preferred Stock and of the amendment of the Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock.

     The Company is seeking stockholder approval of the issuance and terms of the Series Preferred Stock pursuant to certain requirements of the National Association of Securities Dealers, Inc. ("NASD"), regarding the continued listing of the Company's Common Stock on the Nasdaq National Market.

     At the close of business on February 29, 1996, ITC Holding Company, Inc. ("ITC Holding") beneficially owned 7,337,711 shares of Common Stock and MPX beneficially owned 4,494,892 shares of Common Stock, representing approximately 27.5% and 16.8%, respectively, of the total number of shares of Common Stock entitled to vote at the Annual Meeting. Prior to execution of the Stock Purchase Agreements (as defined below), ITC Holding, MPX, and executive officers and directors of the Company advised the Company that they would vote all shares of Common Stock beneficially owned by them (representing approximately 57.2% of the outstanding Common Stock) in favor of approval of all actions requiring stockholder approval that are necessary to consummate the Transaction. Consequently, approval of the issuance and terms of the Series Preferred Stock in connection therewith and the amendment to the Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock is assured.
                             ---------------------

     IN DETERMINING WHETHER TO APPROVE THE TRANSACTION AND THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION, STOCKHOLDERS SHOULD CAREFULLY CONSIDER ALL OF THE INFORMATION INCLUDED IN THIS PROXY STATEMENT, INCLUDING THE APPENDICES ATTACHED HERETO.
                             ---------------------

                THE DATE OF THIS PROXY STATEMENT IS MAY 9, 1996.

                                    SUMMARY

     The following is a summary of certain information contained in this Proxy Statement and/or the Appendices attached hereto. Reference is made to, and this Summary is qualified in its entirety by, the more detailed information contained in this Proxy Statement and the Appendices. Stockholders are urged to review carefully the entire Proxy Statement, including the Appendices attached hereto and the documents incorporated by reference herein.

ANNUAL MEETING

Date, Time, Place of
Meeting and Matters to be
  Presented for Action.....  The Annual Meeting of Stockholders of InterCel will be held on Wednesday, June 5, 1996 at 10:00 a.m. local time at The Cotton Duck, 6101 20th Avenue, Valley, Alabama 36854.

                             At the Annual Meeting, and at any adjournments
                               thereof, stockholders will be asked (i) to approve the issuance and terms of the Series A Preferred and Series B Preferred Stock (Proposal 1, see page 7), (ii) to approve a proposed amendment to the Restated Certificate of Incorporation to increase the Company's authorized capital stock by increasing the number of authorized shares of Common Stock from 39 million shares to 55 million shares (Proposal 2, see page 19), (iii) to elect three directors to serve on the Board of Directors, each for a three-year term (Proposal 3, see page 21), (iv) to ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company for the year ending December 31, 1996 (Proposal 4, see page 37) and (v) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof. See "Introduction" and "Annual Meeting."

Record Date................  Only stockholders of record at the close of business on Tuesday, April 23, 1996 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. See "Annual Meeting -- Outstanding Shares and Voting Rights -- Record Date."

Quorum.....................  The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum. See "Annual Meeting -- Outstanding Shares and Voting Rights -- Quorum."

Voting Rights and Related
  Matters..................  Each stockholder is entitled to one vote per share with respect to all matters, including the election of directors. See "Annual Meeting -- Outstanding Shares and Voting Rights -- Voting Rights and Related Matters."

                             Approval of the issuance and terms of the Series
                               Preferred Stock is not required by Delaware law, the Restated Certificate of Incorporation or the Restated By-laws. The Company is seeking stockholder approval of the foregoing matter pursuant to certain requirements of the NASD regarding the continued listing of the Company's Common Stock on the Nasdaq National Market. The affirmative vote of a majority of the total votes cast is required to approve the issuance and terms of the Series Preferred Stock. See "Annual Meeting -- Outstanding Shares and Voting
                               Rights -- Voting Rights and Related Matters."

                             The affirmative vote of (i) a majority of the
                               outstanding shares of Common Stock entitled to vote thereon is required to approve the amendment to the Restated Certificate of Incorporation to increase the Company's authorized capital stock by increasing the number of authorized shares of Common Stock, and (ii) a majority of the total votes cast is required to ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company for the year ending December 31, 1996. Directors will be elected by a plurality of the votes cast by the shares entitled to vote. See "Annual Meeting -- Outstanding Shares and Voting Rights -- Voting Rights and Related Matters."

                             At the close of business on February 29, 1996, ITC
                               Holding beneficially owned 7,337,711 shares of Common Stock and MPX beneficially owned 4,494,892 shares of Common Stock, representing approximately 27.5% and 16.8%, respectively, of the total number of shares of Common Stock entitled to vote at the Annual Meeting. Prior to execution of the Stock Purchase Agreements (as defined below), ITC Holding, MPX, and executive officers and directors of the Company advised the Company that they would vote all such shares of Common Stock beneficially owned by them (representing approximately 57.2% of the outstanding Common Stock) in favor of approval of all actions requiring stockholder approval that are necessary to consummate the Transaction. Consequently, approval of the issuance and terms of the Series Preferred Stock and the amendment to the Restated Certificate of Incorporation to increase the number of authorized shares is assured. See "Annual Meeting -- Outstanding Shares and Voting Rights -- Voting Rights and Related Matters."

Dissenters' Rights.........  Stockholders have no dissenters' rights in connection with the approval of the issuance and terms of the Series Preferred Stock and the amendment to the Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock. See "Annual Meeting -- Outstanding Shares and Voting
                               Rights -- Dissenters' Rights."

Revocability of Proxies....  An InterCel stockholder giving a proxy in the form accompanying this Proxy Statement has the power to revoke the proxy prior to its exercise. A proxy may be revoked by (i) delivering a written notice of revocation to the Secretary of the Company prior to the Annual Meeting, (ii) delivering to the Company a duly executed proxy bearing a later date or (iii) attending the Annual Meeting and voting in person. See "Annual Meeting -- Proxies."

THE TRANSACTION

General....................  Pursuant to a Stock Purchase Agreement dated as of
                               March 4, 1996, between the Company and Ericsson entered into in connection with an equipment purchase agreement (the "Equipment Purchase Agreement"), Ericsson has agreed to purchase 100,000 shares of nonvoting Series A Preferred Stock from the Company in a private placement for an aggregate purchase price of $75 million (the "Ericsson Stock Purchase Agreement"). Pursuant to a Stock Purchase Agreement dated as of March 4, 1996 between the Company and MPX, a wholly owned subsidiary of SCANA Corporation ("SCANA"), MPX has agreed to purchase 100,000 shares of nonvoting Series B Preferred Stock from the Company in a private placement for an aggregate purchase price of $75 million (the "MPX Stock Purchase
                             Agreement," and together with the Ericsson Stock Purchase Agreement, the "Stock Purchase Agreements"). See "Approval of Issuance and Terms of Series Preferred Stock -- The Transaction --
                             The Ericsson Stock Purchase Agreement" and
                             "Approval of Issuance and Terms of Series
                             Preferred Stock -- The Transaction -- The MPX
                             Stock Purchase Agreement."

Stock Purchase
Agreements.................  Preferred Stock Terms.  The holders of the Series
                               Preferred Stock have no voting rights, except as required by law and certain specified exceptions (including with respect to the Series A Preferred Stock, the right to vote with the Common Stock on any merger, consolidation or sale of all or substantially all of the assets of the Company or other extraordinary transaction). Each share of Series Preferred Stock has a liquidation preference over the Common Stock and other junior stock of $750.00 per share plus declared and unpaid dividends. The Series Preferred Stock ranks, as to dividends, on a parity with the Common Stock. The Series Preferred Stock is redeemable, in whole or in part, at the option of the Company, on and after the fifth anniversary of closing of the Transaction, at a redemption price of $750 per share plus declared and unpaid dividends. The Series A Preferred Stock is convertible into Common Stock after the second anniversary of closing of the Transaction, and the Series B Preferred Stock is convertible into Common Stock after the fourth anniversary of closing of the Transaction, at the option of the holder, at a conversion price of $16.50, subject to adjustment. See "Approval of Issuance and Terms of Series Preferred Stock -- The Transaction -- The Ericsson Stock Purchase Agreement" and "Approval of Issuance and Terms of Series Preferred Stock -- The Transaction -- The MPX Stock Purchase Agreement."

                             Conditions to Closing.  The closing of each of the
                               Stock Purchase Agreements is conditioned upon, among other things, the closing of the other Stock Purchase Agreement and the closing of the acquisition of a license to provide personal communications services ("PCS") in certain portions of the southeastern United States, including the metropolitan areas of Atlanta, Augusta, Macon, Savannah, Columbus, Athens and Albany, Georgia and Chattanooga, Tennessee (the "Atlanta MTA"). The closings are also conditioned upon the approval by the Company's stockholders of (i) the proposal to increase the authorized number of shares of Common Stock from 39 million to 55 million and (ii) the issuance and terms of the Series A Preferred Stock and Series B Preferred Stock, including without limitation the convertibility thereof into Common Stock. See "Approval of Issuance and Terms of Series Preferred Stock -- The Transaction -- The Ericsson Stock Purchase Agreement" and "Approval of Issuance and Terms of Series Preferred
                               Stock -- The Transaction -- The MPX Stock
                               Purchase Agreement."

                             Registration Rights.  Neither the Series A
                               Preferred Stock, the Series B Preferred Stock nor the shares of Common Stock into which such Series Preferred Stock is convertible are registered under the Securi-
                             ties Act of 1933, as amended (the
                             "Securities Act"). Ericsson and MPX have been granted certain "demand" and "piggyback" registration rights. See "Approval of Issuance and Terms of Series Preferred Stock -- The Transaction -- The Ericsson Stock Purchase Agreement" and "Approval of Issuance and Terms of Series
                             Preferred Stock -- The Transaction -- The MPX
                             Stock Purchase Agreement."

                             Representations, Warranties and
                               Indemnification. InterCel has agreed to indemnify Ericsson and MPX, and Ericsson and MPX each have agreed to indemnify InterCel, for certain losses arising out of any breaches of their respective representations and covenants contained in the Stock Purchase Agreements, subject to certain exceptions and limitations. See "Approval of Issuance and Terms of Series Preferred Stock -- The Transaction -- The Ericsson Stock Purchase Agreement" and "Approval of Issuance and Terms of Series Preferred
                               Stock -- The Transaction -- The MPX Stock
                               Purchase Agreement."

                             Resale Restrictions.  Each of Ericsson and MPX has
                               agreed, among other things, and subject to limited exceptions, that it will not transfer, directly or indirectly, any shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, or any shares of Common Stock into which such Series Preferred Stock is convertible, for one year after the closing of the Transaction without the prior written consent of the Company. See "Approval of Issuance and Terms of Series Preferred Stock -- The Transaction -- The Ericsson Stock Purchase Agreement" and "Approval of Issuance and Terms of Series Preferred Stock -- The Transaction -- The MPX Stock Purchase Agreement."

Use of Proceeds............  The Company currently expects that the net proceeds of the Transaction will be used to partially fund the acquisition of the Atlanta MTA license. See "Approval of Issuance and Terms of Series Preferred Stock -- The Transaction -- Use of Proceeds."

BOARD RECOMMENDATIONS

                             The Board of Directors has approved the Transaction
                               and determined that the Transaction is in the best interests of the Company and its stockholders. The Board recommends that stockholders vote "FOR" approval of the Transaction. The Board believes that the Transaction is in the best interests of the Company and its stockholders because it provides the Company with $150 million of capital on favorable economic terms. See "Approval of Issuance and Terms of Series Preferred
                               Stock -- Recommendations of the Board; Factors and Conclusions of the Board Involved in its Determination."

                             The Board also has approved and recommends the
                               approval by the stockholders of (i) the proposed amendment to Section 5.1 of the Restated Certificate of Incorporation to increase the Company's authorized capital stock by increasing the number of authorized shares of Common Stock,
                               (ii) the election of three directors to serve on the Company's Board of Directors and (iii) the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the year ending December 31, 1996.

                                  INTRODUCTION

     This Proxy Statement is being furnished to the stockholders of InterCel in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held on Wednesday, June 5, 1996 at 10:00 a.m. local time, at The Cotton Duck, 6101 20th Avenue, Valley, Alabama 36854.

     At the Annual Meeting, stockholders will be asked (i) to approve the issuance and terms of Series A Preferred Stock and Series B Preferred Stock (Proposal 1), (ii) to approve a proposed amendment to the Restated Certificate of Incorporation to increase the Company's authorized capital stock by increasing the number of authorized shares of Common Stock (Proposal 2), (iii) to elect three directors to serve on the Board of Directors, each for a three-year term (Proposal 3), (iv) to ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company for the year ending December 31, 1996 (Proposal 4) and (v) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Except for procedural matters incident to the conduct of the Annual Meeting, the Company does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by such proxies on such matters as determined by a majority of the Board of Directors.

                                 ANNUAL MEETING

OUTSTANDING SHARES AND VOTING RIGHTS

     Record Date. Only stockholders of record at the close of business on Tuesday, April 23, 1996 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. At the close of business on the Record Date, the Company had outstanding 26,807,718 shares of Common Stock, held of record by approximately 466 persons.

     Quorum. The Restated By-laws provide that the holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum. Abstentions and broker non-votes will be treated as shares that are present, or represented, and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting.

     Voting Rights and Related Matters. Each stockholder is entitled to one vote per share with respect to all matters, including the election of directors. There is no cumulative voting of shares. Stockholders' votes will be tabulated by the persons appointed by the Chairman of the Annual Meeting to act as inspectors of election for the Annual Meeting.

     Approval of the issuance and terms of the Series Preferred Stock is not required by Delaware law, the Restated Certificate of Incorporation or the Restated By-laws. The Company is seeking stockholder approval of the foregoing matter pursuant to certain requirements of the NASD regarding the continued listing of the Company's Common Stock on the Nasdaq National Market. The affirmative vote of a majority of the total votes cast is required to approve the terms and issuance of the Series Preferred Stock.

     The affirmative vote of (i) a majority of the outstanding shares of Common Stock entitled to vote thereon is required to approve the amendment to the Restated Certificate of Incorporation to increase the Company's authorized capital stock by increasing the number of authorized shares of Common Stock, and
(ii) a majority of the total votes cast is required to ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company for the year ending December 31, 1996. Directors will be elected by a plurality of the votes cast by the shares entitled to vote. Abstentions are considered shares present and entitled to vote under the Delaware General Corporation Law and therefore will have the same effect as a negative vote with respect to the proposal to amend the Restated Certificate of Incorporation to increase the number of authorized shares. Broker non-votes will have the same effect as a negative vote with respect to the proposal to amend the Restated Certificate of Incorporation.

     At the close of business on February 29, 1996, ITC Holding beneficially owned 7,337,711 shares of Common Stock and MPX beneficially owned 4,494,892 shares of Common Stock, representing approximately 27.5% and 16.8%, respectively, of the total number of shares of Common Stock entitled to vote at the Annual Meeting. Prior to execution of the Stock Purchase Agreements, ITC Holding, MPX, and executive officers and directors of the Company advised the Company that they would vote all such shares of Common Stock beneficially owned by them (representing approximately 57.2% of the outstanding Common Stock) in favor of approval of all actions requiring stockholder approval that are necessary to consummate the Transaction. CONSEQUENTLY, APPROVAL OF THE ISSUANCE AND TERMS OF THE SERIES PREFERRED STOCK AND THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES IS ASSURED.

     Dissenters' Rights. Stockholders are not entitled under Delaware law to appraisal rights in connection with the approval of the issuance and terms of the Series Preferred Stock or the amendment to the InterCel Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock.

PROXIES

     The presence of a stockholder at the Annual Meeting will not automatically revoke such stockholder's proxy. However, a stockholder giving a proxy in the form accompanying this Proxy Statement has the power to revoke the proxy prior to its exercise by (i) delivering prior to the Annual Meeting a written notice of revocation bearing a later date to William H. Scott, III, Secretary, InterCel, Inc., 1239 O.G. Skinner Drive, West Point, Georgia 31833, (ii) delivering to the Company a duly executed proxy bearing a later date or (iii) attending the Annual Meeting and voting in person. The shares represented by each properly executed proxy not subsequently revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED (I) FOR PROPOSAL 1 TO APPROVE THE ISSUANCE AND TERMS OF THE SERIES A PREFERRED STOCK AND SERIES B PREFERRED STOCK,
(II) FOR PROPOSAL 2 TO APPROVE AND ADOPT THE PROPOSED AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE COMPANY'S AUTHORIZED CAPITAL STOCK BY INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK, (III) FOR PROPOSAL 3 TO ELECT THE THREE NOMINEES OF THE BOARD OF DIRECTORS AS DIRECTORS, EACH FOR A THREE-YEAR TERM AND (IV) FOR PROPOSAL 4 TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 1996.

     The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or facsimile transmission by officers, directors and employees of the Company, who will not be specifically compensated for such solicitation activities. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse such persons for their reasonable expenses incurred in that connection.

     HOLDERS OF SHARES OF COMMON STOCK ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE POSTAGE-PAID ENVELOPE THAT HAS BEEN PROVIDED.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE ISSUANCE AND TERMS OF THE SERIES PREFERRED STOCK AND "FOR" THE OTHER PROPOSALS SET FORTH IN THIS PROXY STATEMENT.

            APPROVAL OF ISSUANCE AND TERMS OF SERIES PREFERRED STOCK
                                  (PROPOSAL 1)

     The following discussion summarizes the material aspects of the Transaction, as set forth in the Stock Purchase Agreements and the various exhibits thereto. This summary is not intended to be a complete description of the Stock Purchase Agreements or the exhibits thereto and is subject to, and qualified in its entirety by, reference to the Stock Purchase Agreements, copies of which are attached hereto as appendices and incorporated herein by reference.

GENERAL

     The Company believes that the market for wireless telecommunications will expand significantly as equipment costs and service rates continue to decline, equipment becomes more convenient and functional and wireless services become more diverse. The Company believes that, by expanding its presence in the southeastern United States, it will be well positioned to capitalize on this market opportunity and on the region's positive demographics. The Company intends to build on the extensive experience of its management team in the telecommunications industry, the Company's experience and reputation in the southeastern cellular market and its relationships with other telecommunications providers to create a broad regional wireless telecommunications company by being among the first PCS operators in its service areas to market advanced digital PCS wireless systems with increased capacity, improved quality and functionality relative to traditional analog cellular systems.

BACKGROUND OF THE TRANSACTION

     PCS Markets. InterCel intends to become a leading provider of wireless telecommunications services in the southeastern United States. The Company currently provides cellular telephone service in contiguous portions of western Georgia and eastern Alabama, as well as in major areas of Maine. The Company recently expanded its presence in the southeastern United States through the acquisition (the "Powertel Combination") of Powertel PCS Partners, L.P. ("Powertel"), the owner of three licenses to provide PCS in contiguous parts of nine southeastern states. The service areas represented by the Company's PCS and cellular licenses currently encompass approximately 145,000 square miles and 9.7 million persons (based on 1990 U.S. Census data), including the metropolitan areas of Jacksonville, Gainesville and Tallahassee, Florida; Memphis, Tennessee; Jackson, Mississippi; Birmingham, Huntsville and Montgomery, Alabama; and Augusta and Bangor, Maine. In order to increase its PCS coverage to approximately 16 million potential customers (based on 1990 U.S. Census data) and provide the Company with one of the largest contiguous PCS footprints in the southeastern United States, the Company has entered into a definitive agreement to acquire (as further defined below, the "Atlanta MTA Acquisition") a PCS license to provide service in markets covering over 58,000 square miles, including the metropolitan areas of Atlanta, Augusta, Macon, Savannah, Columbus, Athens and Albany, Georgia and Chattanooga, Tennessee (as previously defined, the "Atlanta MTA"). The Company believes that its enhanced coverage footprint, particularly the addition of Atlanta to its coverage area, will provide an incremental competitive advantage in attracting new customers in its current PCS and cellular markets.

     PCS Strategy. Upon consummation of the Atlanta MTA Acquisition, InterCel's PCS licenses will encompass approximately 180,000 contiguous square miles and include a population of approximately 16 million persons (based on 1990 U.S. Census data) in the major trading areas ("MTAs") of Jacksonville, Florida; Memphis, Tennessee/Jackson, Mississippi; and Birmingham, Alabama (the "Current PCS Markets"); and Atlanta, Georgia (together with the Current PCS Markets, the "PCS Markets"). The Company's PCS strategy is to (i) rapidly build out a high-quality PCS system and to be among the first to offer PCS services in the PCS Markets, (ii) offer a broad range of services, including enhanced services,
(iii) become a low-cost provider of digital wireless telecommunications services, and (iv) expand the Company's regional market presence by managing and affiliating with other PCS licensees, as well as potentially acquiring additional strategic PCS licenses. Because the Company believes that being among the first to offer PCS services in its PCS Markets across a broad geographic area will be a key competitive advantage, it plans to simultaneously build out its metropolitan areas and connecting transportation corridors. The Company expects to begin offering service in the Current PCS Markets during the fourth quarter of 1996 and in the Atlanta MTA in late 1997.

     Initial Buildout. The Company is in the site acquisition and construction phase of the implementation of its PCS system in the Current PCS Markets (the "Current PCS Market System") and expects to begin offering PCS services in late 1996. The Company expects to complete the initial buildout of the Current PCS Market System by December 31, 1997, at which time the Current PCS Market System is expected to cover approximately 66,000 square miles with approximately 55% of the population within the Current PCS Markets. This initial coverage will extend across each of the 14 major metropolitan areas within the Current PCS Markets (Memphis, Tennessee; Jackson, Mississippi; Florence, Huntsville, Anniston, Gadsden, Birmingham, Tuscaloosa, Montgomery and Dothan, Alabama; and Panama City, Tallahassee, Jacksonville and Gainesville, Florida), as well as the major highway corridors connecting those areas. The Company expects to complete the initial buildout of its PCS system in the Atlanta MTA (the "Atlanta PCS System" and, together with the Current PCS Market System, the "PCS System") by late 1997, at which time the Atlanta PCS System is expected to cover approximately 15,000 square miles with approximately 66% of the population within the Atlanta MTA. This initial coverage will extend across each of the eight major metropolitan areas within the Atlanta MTA (Atlanta, Augusta, Macon, Savannah, Columbus, Athens and Albany, Georgia and Chattanooga, Tennessee), as well as the major highway corridors connecting those areas. The Company thereafter expects to continue to build the PCS System in less populous areas of the PCS Markets, based on customer needs and competitive factors (in the same way that most of the country's cellular systems have been built).

     The Company currently estimates that capital expenditures will total approximately $214 million ($152 million in 1996 and $62 million in 1997) relating to the initial buildout of the Current PCS Market System and $127 million ($27.8 million in 1996 and $99.2 million in 1997) relating to the initial buildout of the Atlanta PCS System. Upon completion of the initial buildouts, which are expected to be completed by late 1997, the Company's PCS System is expected to cover 81,000 square miles with approximately 60% of the population within the PCS Markets. The initial coverage will extend across each of the 22 major metropolitan areas within the PCS Markets, as well as the major highway corridors connecting those areas. The Company thereafter expects to continue to build the PCS System in less populous areas of the PCS Markets, based on customer needs and competitive factors (in the same way that most of the country's cellular systems have been built).

     The Atlanta MTA Acquisition. InterCel Atlanta Licenses, Inc., a wholly owned subsidiary of the Company (the "Atlanta License Subsidiary"), entered into an Asset Purchase Agreement, dated as of March 5, 1996 (the "Atlanta Asset Purchase Agreement"), with GTE Mobilnet Incorporated ("GTE Mobilnet"), pursuant to which the Atlanta License Subsidiary will purchase GTE Mobilnet's license (the "Atlanta License") to provide PCS in the Atlanta MTA for approximately $192 million plus accrued interest (the "Atlanta MTA Acquisition"). The Atlanta MTA Acquisition enables the Company to expand its presence in the southeastern United States by providing PCS in markets covering over 58,000 square miles with
6.9 million persons (based on 1990 U.S. Census data), including the metropolitan areas of Atlanta, Augusta, Macon, Savannah, Columbus, Athens and Albany, Georgia and Chattanooga, Tennessee.

     Consummation of the Atlanta MTA Acquisition is subject to a number of conditions, including the prior approval of the Federal Communications Commission ("FCC") and any other federal or state regulatory agency or commission having jurisdiction over the transactions contemplated in the Atlanta Asset Purchase Agreement. The Company filed an application on March 12, 1996 with the FCC for approval of its acquisition of the Atlanta MTA license.

FINANCING THE COMPANY'S GROWTH

     The development, construction and initial start-up phase associated with the implementation of the Company's PCS system will require substantial capital. To enable the Company to partially finance the buildout and operating costs and certain acquisition expenses associated with the Atlanta MTA, the Company has entered into the Stock Purchase Agreements pursuant to which Ericsson and MPX each will invest $75 million in the Company.

     To provide additional financing for the buildout and operating costs and certain acquisition expenses associated with the Atlanta MTA and the Current PCS Market System the Company consummated the following transactions:

          (i) in February and early March 1996, the Company received (a) approximately $110.1 million of net proceeds from the sale of 7,124,322 shares of its Common Stock in a public offering (the "Stock Offering"); and
     (b) approximately $192.5 million of net proceeds from the sale of 35,747 units (the "Units"), consisting in the aggregate of $357,470,000 principal amount at maturity of the Company's 12% Senior Discount Notes due 2006 (the "February Notes") and 1,143,904 warrants (the "February Warrants") to purchase an equal number of shares of Common Stock at an exercise price of $18.15 per share, subject to adjustment (the "Unit Offering", and together with the Stock Offering, the "February Offerings"); and

          (ii) in April 1996, the Company received approximately $193.2 million of net proceeds from the sale of 12% Senior Discount Notes due May 1, 2006 (the "April Notes").

     To provide the Company with further financing flexibility, the Company entered into the Equipment Purchase Agreement and a $125 million vendor financing agreement (the "Vendor Financing Agreement") with Ericsson regarding the purchase of, and vendor financing for, PCS equipment and services. See
"-- Vendor Financing Agreement with Ericsson." In addition, two of the Company's subsidiaries have entered into a commitment letter for a $25 million revolving credit facility (the "Bank Facility") to be used for working capital and other purposes, including capital expenditures.

     The Company believes that the net proceeds from the Transaction, together with the net proceeds from the February Offerings and the April Notes, cash on hand and borrowings under the Vendor Financing Agreement and the Bank Facility, will be sufficient to consummate the Atlanta MTA Acquisition and to finance the development, construction and operating costs associated with the initial buildout of the Company's PCS System through 1997. Although the Company is currently unable to predict the amount of expenditures that may be made after 1997, the Company expects that it may require additional capital for the buildout of the PCS System after 1997. Sources of additional capital may include vendor financing, cash flow from cellular operations, public and private equity and debt financings by the Company and proceeds received from any exercises of the February Warrants. The Company may also require additional financing in the event it decides to make additional acquisitions. The extent of additional financing required will depend on the success of the Company's businesses. The Company currently has no other sources of income or cash flows, other than its cellular operations and the interest income earned from investing the net proceeds of the February Offerings and the April Notes. There can be no assurance that additional financing will be available to the Company, or if available, that it can be obtained on terms that are acceptable to the Company and within the limitations contained in the indenture relating to the February Notes, the indenture relating to the April Notes, the Bank Facility or the Vendor Financing Agreement or that may be contained in any future financing arrangements.

THE TRANSACTION

     Parties. Ericsson is a wholly owned subsidiary of Ericsson Holding II Inc. which is, in turn, a subsidiary of Telefon AB LM Ericsson. Ericsson, located in Richardson, Texas, operates as a manufacturer and wholesaler of electronic telephone equipment. Telefon AB LM Ericsson, headquartered in Stockholm, Sweden, is a worldwide manufacturer of communications equipment and supplies, including cellular telephone switch equipment, radio base stations and cell sites, public and private land mobile radios and radio systems, subscriber equipment, mobile data systems and mobile data terminals, and telecommunications switching equipment and services. The stock of Telefon AB LM Ericsson is listed on the Nasdaq National Market.

     MPX, a telecommunications company located in Cayce, South Carolina, is a wholly owned subsidiary of SCANA. SCANA, headquartered in Columbia, South Carolina, is a holding company whose principal subsidiary, South Carolina Electric & Gas Co., provides retail electric and natural gas services and public transportation services. The stock of SCANA is traded on the New York, Boston, Chicago, Cincinnati, Pacific, and Philadelphia Stock Exchanges.

     Use of Proceeds. The Company currently expects that the net proceeds of the Transaction ($150 million) will be used to partially fund the acquisition of the Atlanta MTA License.

     The Ericsson Stock Purchase Agreement. Pursuant to the Ericsson Stock Purchase Agreement, Ericsson has agreed to purchase 100,000 shares of Series A Preferred Stock of the Company in a private placement for an aggregate purchase price of $75 million. The Company and Ericsson entered into the Ericsson Stock Purchase Agreement in connection with an Equipment Purchase Agreement between InterCel PCS Services, Inc., a wholly owned subsidiary of the Company ("InterCel PCS Services"), and Ericsson for the purchase of PCS equipment and services and a Vendor Financing Agreement between InterCel PCS Services and Ericsson to finance up to $125 million of such purchase. The Equipment Purchase Agreement and the Vendor Financing Agreement are described more fully below. See
"-- Vendor Financing Agreement with Ericsson."

     The following is a summary of certain provisions of the Ericsson Stock Purchase Agreement. This summary does not purport to be complete and is qualified in its entirety by reference to the Ericsson Stock Purchase Agreement, a copy of which is filed as an appendix to this Proxy Statement. Defined terms that are used but not defined in this section have the meanings that were given such terms in the Ericsson Stock Purchase Agreement.

     - Representations and Warranties. InterCel and Ericsson have made representations and warranties to each other in the Ericsson Stock Purchase Agreement. Among other things, the Company has represented and warranted to Ericsson that: (i) by the date of the closing of the Ericsson Stock Purchase Agreement (the "Ericsson Closing"), the Company will have increased its authorized capital stock to consist of 55 million shares of Common Stock and one million shares of Preferred Stock; (ii) the offer and sale of the Series A Preferred Stock is exempt from registration under the Securities Act; and (iii) the Equipment Purchase Agreement is enforceable against InterCel PCS Services in accordance with its terms. Among other things, Ericsson has represented and warranted to the Company that: (i) it is an "accredited investor" within the meaning of Rule 501 under the Securities Act; (ii) it is acquiring the Series A Preferred Stock solely for the purpose of investment; and (iii) the Equipment Purchase Agreement is enforceable against Ericsson in accordance with its terms.

     - Additional Agreements. In addition, the Company has agreed, among other things, that: (i) prior to the Ericsson Closing, it will have filed the Certificate of Designation for the Series A Preferred Stock (the "Ericsson Certificate of Designation") with the State of Delaware; (ii) it will treat the 100,000 shares of Series A Preferred Stock as equity, and not as debt, for accounting and tax purposes; (iii) for a period of three years from the date of the Ericsson Stock Purchase Agreement, it will file all reports necessary in order that the conditions to the availability of Rule 144 under the Securities Act shall be met; and (iv) prior to the Ericsson Closing, it will not take any action that, if the Series A Preferred Stock were outstanding at the time of the action, (a) would result in an adjustment to the Conversion Price (as defined in the Ericsson Certificate of Designation) pursuant to Section (7)(d) of the Ericsson Certificate of Designation or (b) in respect of which holders of shares of Series A Preferred Stock would be entitled to vote pursuant to Section (9) of the Ericsson Certificate of Designation. Among other things, Ericsson has agreed that the Series A Preferred Stock is subject to resale restrictions (as described below). The Company and Ericsson have agreed that Ericsson shall have certain "demand" and "piggyback" registration rights (as described below).

     - Conditions to Closing. The Ericsson Closing is conditioned on, among other things: (i) the occurrence of the MPX Closing (as defined below) and the closing of the Atlanta MTA Acquisition before or concurrently with the Ericsson Closing; (ii) approval by the Company's stockholders of (a) the issuance and terms of the Series A Preferred Stock, including without limitation the convertibility of the Series A Preferred Stock into Common Stock (Proposal 1), and (b) the proposed amendment to the Restated Certificate of Incorporation to increase the Company's authorized capital stock by increasing the number of authorized shares of Common Stock from 39 million shares to 55 million shares (Proposal 2); and (iii) the execution and delivery of the Equipment Purchase Agreement. In addition, the representations and warranties of the Company and Ericsson contained in the Ericsson Stock Purchase Agreement must be true and correct in all material respects as of the Ericsson Closing, and, at the time of the Ericsson Closing, no event shall have occurred that, individually or in the aggregate, had or could have a Material Adverse Effect (as defined in the Ericsson Stock Purchase Agreement) on the Company.

     - Indemnification. The representations and warranties of the Company and Ericsson contained in the Ericsson Stock Purchase Agreement survive until the second anniversary of the date of the Ericsson Closing. InterCel and Ericsson have agreed to indemnify each other for any Loss (as defined in the Ericsson Stock Purchase Agreement) arising out of the breach of any of their respective representations, warranties, covenants, and agreements contained in the Ericsson Stock Purchase Agreement, its Exhibits and Disclosure Schedule. The maximum amount of indemnifiable Losses that may be recovered from an indemnifying party is $75 million.

     - Termination. The Company has the right to terminate the Ericsson Stock Purchase Agreement prior to the Ericsson Closing if: (i) any representation or warranty of Ericsson was not true and correct in all material respects when made; (ii) Ericsson does not comply in all material respects with all of its covenants and agreements; or (iii) any bankruptcy or similar proceeding is instituted by or against Ericsson. Ericsson has the right to terminate the Ericsson Stock Purchase Agreement prior to the Ericsson Closing if: (i) an event or condition occurs that results in a Material Adverse Effect (as defined in the Ericsson Stock Purchase Agreement); (ii) any representation or warranty of the Company was not true and correct in all material respects when made; (iii) the Company does not comply in all material respects with all of its covenants and agreements; or (iv) any bankruptcy or similar proceeding is instituted by or against the Company or any subsidiary. Either the Company or Ericsson may terminate the Ericsson Stock Purchase Agreement if: (i) the Ericsson Closing has not occurred on or prior to September 30, 1996; (ii) any Governmental Authority (as defined in the Ericsson Stock Purchase Agreement) takes any action that restrains, enjoins, or otherwise prohibits the transactions contemplated in the Ericsson Stock Purchase Agreement, and such action has become final and nonappealable; or (iii) by mutual written consent.

     - Escrow. The Company and Ericsson have agreed to enter into an Escrow Agreement, pursuant to which Ericsson has deposited the purchase price for its Series A Preferred Stock into escrow, to be held and disbursed by the escrow agent to the Company upon the Ericsson Closing.

     - Resale Restrictions. Pursuant to the Ericsson Stock Purchase Agreement, Ericsson may not sell or otherwise transfer the Series A Preferred Stock or any shares of Common Stock into which the Series A Preferred Stock is convertible unless such shares are registered under the Securities Act or unless such sale or transfer is exempt from registration. During a one-year period following the Ericsson Closing, Ericsson may not, without the prior written consent of the Company, (i) offer, pledge, sell or otherwise transfer or dispose of, directly or indirectly, any shares of Series A Preferred Stock or any shares of Common Stock into which any of such Series A Preferred Stock is convertible or (ii) enter into any swap or similar agreement that transfers, in whole or in part, any of the economic consequences of the ownership of Series A Preferred Stock or any shares of Common Stock into which any of such Series A Preferred Stock is convertible. Ericsson may, however, enter into any such transaction with an Affiliate (as defined in the Ericsson Stock Purchase Agreement) of Ericsson.

     - Registration Rights. The Series A Preferred Stock being issued and the shares of Common Stock into which the Series A Preferred Stock is convertible are not registered under the Securities Act and are being issued by the Company in reliance on an exemption from registration. Such shares will be deemed "restricted securities" within the meaning of Rule 144 under the Securities Act and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available. In Annex II to the Ericsson Stock Purchase Agreement, the Company grants certain registration rights to Ericsson, as summarized below.

     (i) "Demand" registration rights. Ericsson shall have the right at any time after the Ericsson Closing to make three written requests of the Company for registration under the Securities Act of shares of Common Stock into which its shares of Series A Preferred Stock are convertible or have been converted. The first such request for registration must involve shares worth at least $20 million in market value (the "Ericsson Subject Stock"), and each subsequent request for registration must occur at least six months following the completion of the prior offering. The Company must use all reasonable efforts to cause the Ericsson Subject Stock to be registered under the Securities Act as soon as reasonably practicable after receipt of a request. The registration must remain effective until the earlier of the completion of the offering or three months. The Company also must use all reasonable efforts to list all Ericsson Subject Stock on any national securities exchange on which the Common Stock is then listed or to list the Ericsson Subject Stock on the Nasdaq National Market. The Company is entitled to postpone for a reasonable time (not to exceed 90 days) the filing of any registration statement if the Company, at such time: (a) is proposing to file with the Commission within 90 days a registration statement for an underwritten public offering of its equity securities; (b) is subject to an existing contractual obligation to its underwriters not to engage in a public offering; or (c) determines that effecting the registration at such time might adversely affect a pending or contemplated financing, acquisition, disposition of assets or stock, merger or other significant transaction, or would require the Company to make a public disclosure of information that could have a significant adverse effect on the Company.

     (ii) "Piggyback" registration rights. At any time after the Ericsson Closing, if the Company proposes to file a registration statement under the Securities Act for an offering of its equity securities (the "Original Securities"), the Company shall give written notice of the proposed filing to Ericsson as soon as practicable (but in no event less than five Business Days (as defined in the Ericsson Stock Purchase Agreement) before the anticipated filing date), and the notice shall offer Ericsson the opportunity to register any number of its shares. If Ericsson wishes to register securities of the same class or series as the Original Securities, such registration shall be on the same terms and conditions as the registration of the Original Securities. If, however, the lead underwriter delivers a written opinion to the Company that the success of the offering would be materially and adversely affected by inclusion of all the securities requested to be included, then the number of Ericsson's securities shall be reduced prior to any reduction in the number of Original Securities. Ericsson shall have the right at any time to convert its request for a "piggyback" registration into a "demand" registration.

     (iii) Payment of fees and expenses; indemnification. The Company shall pay all fees and expenses in connection with the first requested "demand" registration, and shall share equally with Ericsson all fees and expenses in connection with the second and third requested "demand" registrations, except that Ericsson shall pay all underwriting discounts and commissions relating to shares of Ericsson Subject Stock and the fees of its counsel and other advisors. The Company, Ericsson, and each underwriter shall agree to indemnify each other in certain circumstances for all losses arising out of statements made in connection with the registration statement, preliminary prospectus or prospectus, up to a maximum amount of $75 million.

     - Ericsson Certificate of Designation. Pursuant to the Ericsson Stock Purchase Agreement, the Company has agreed that, prior to the Ericsson Closing, it will have filed the Ericsson Certificate of Designation with the State of Delaware. The terms of the Series A Preferred Stock are as follows:

     (i) Voting rights. Except as otherwise required by law, holders of Series A Preferred Stock shall have no voting rights; provided, however, that, so long as any shares of the Series A Preferred Stock remain outstanding, the consent of the holders of at least two-thirds of the shares of Series A Preferred Stock outstanding shall be necessary to permit, effect or validate (a) the authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to the Series A Preferred Stock; (b) the increase in the authorized or issued amount of the Series A Preferred Stock; or (c) the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Restated Certificate of Incorporation of the Company that would affect any right, preference or voting power of the Series A Preferred Stock or the holders thereof. In addition, so long as any shares of the Series A Preferred Stock remain outstanding, each share of the Series A Preferred Stock shall entitle the holder thereof to vote on any merger or consolidation of the Company, sale of all or substantially all of the Company's assets, statutory share exchange, or other extraordinary transaction, with the shares of Series A Preferred Stock voting together as a single class with the shares of Common Stock.

     (ii) Liquidation rights. In the event of any liquidation, dissolution or winding up of the Company, before any payment or distribution of assets of the Company (whether capital or surplus) shall be made to or set apart for the holders of Common Stock or any other series or class or classes of stock of the Company ranking junior to the Series A Preferred Stock, upon liquidation, dissolution or winding up, the holders of the shares of Series A Preferred Stock shall be entitled to receive $750.00 per share plus an amount equal to all dividends declared and unpaid thereon to the date of final distribution to such holders; thereafter, such holders shall be entitled to share ratably with the holders of the Common Stock, subject to the rights of the holders of any shares of capital stock of the Company ranking on a parity with or prior to the Series A Preferred Stock.

     (iii) Dividends. The Series A Preferred Stock ranks, as to dividends, on a parity with the Series B Preferred Stock and the Common Stock. Holders of shares of the Series A Preferred Stock shall be entitled to receive, when and if declared by the Board of Directors out of funds legally available therefor, dividends in an amount per share of Series A Preferred Stock equal to the dividends payable on the number of shares of Common Stock into which one share of Series A Preferred Stock is then convertible.

     (iv) Redemption. Series A Preferred Stock may not be redeemed by the Company prior to the fifth anniversary of the issuance of the Series A Preferred Stock. After the fifth anniversary of the issuance of the Series A Preferred Stock, the Company, at its option, may redeem the shares of Series A Preferred Stock, in whole or in part, for an aggregate redemption price of $750.00 per share plus an amount per share equal to declared and unpaid dividends, if any; provided that the Company must redeem the shares of Series A Preferred Stock and Series B Preferred Stock on a pro rata basis.

     (v) Conversion into Common Stock. Holders of Series A Preferred Stock will have the right, at any time after the second anniversary of the issuance of the Series A Preferred Stock, to convert all or a portion of such shares into the number of fully paid and nonassessable shares of Common Stock obtained by dividing the aggregate liquidation preference of such shares by the Conversion Price, initially $16.50, subject to adjustment.

     The MPX Stock Purchase Agreement. Pursuant to the MPX Stock Purchase Agreement, MPX has agreed to purchase 100,000 shares of Series B Preferred Stock of the Company in a private placement for an aggregate purchase price of $75 million. The following is a summary of certain provisions of the MPX Stock Purchase Agreement. This summary does not purport to be complete and is qualified in its entirety by reference to the MPX Stock Purchase Agreement, a copy of which is filed as an appendix to this Proxy Statement. Defined terms that are used but not defined in this section have the meanings that were given such terms in the MPX Stock Purchase Agreement.

     - Representations and Warranties. InterCel and MPX have made representations and warranties to each other in the MPX Stock Purchase Agreement. Among other things, the Company has represented and warranted to MPX that: (i) prior to the closing of the MPX Stock Purchase Agreement (the "MPX Closing"), the Company will have increased its authorized capital stock to consist of 55 million shares of Common Stock and one million shares of Preferred Stock and (ii) the offer and sale of the Series B Preferred Stock is exempt from registration under the Securities Act. Among other things, MPX has represented and warranted to the Company that: (i) it is an "accredited investor" within the meaning of Rule 501 under the Securities Act and (ii) it is acquiring the Series B Preferred Stock solely for the purpose of investment.

     - Additional Agreements. In addition, the Company has agreed, among other things, that: (i) prior to the MPX Closing, it will have filed the Certificate of Designation for the Series B Preferred Stock ("MPX Certificate of Designation") with the State of Delaware; (ii) it will treat the 100,000 shares of Series B Preferred Stock as equity, and not as debt, for accounting and tax purposes; (iii) for a period of three years from the date of the MPX Stock Purchase Agreement, it will file all reports necessary in order that the conditions to the availability of Rule 144 under the Securities Act shall be met; and (iv) prior to the MPX Closing, it will not take any action that, if the Series B Preferred Stock were outstanding at the time of the action, (a) would result in an adjustment to the Conversion Price (as defined in the MPX Certificate of Designation) pursuant to Section (7)(d) of the MPX Certificate of Designation or (b) in respect of which holders of shares of Series B Preferred Stock would be entitled to vote pursuant to Section (9) of the MPX Certificate of Designation. Among other things, MPX has agreed that the Series B Preferred Stock is subject to resale restrictions (as described below). The Company and MPX have agreed that MPX shall have certain "demand" and "piggyback" registration rights (as described below).

     - Conditions to Closing. The MPX Closing is conditioned on, among other things: (i) the occurrence of the Ericsson Closing and the closing of the Atlanta MTA Acquisition before or concurrently with the MPX Closing; (ii) approval by the Company's stockholders of (a) the issuance and terms of the Series B Preferred Stock, including without limitation the convertibility of the Series B Preferred Stock into Common Stock (Proposal 1), and (b) the proposed amendment to the Restated Certificate of Incorporation to increase the Company's authorized capital stock by increasing the number of authorized shares of Common Stock from 39 million shares to 55 million shares (Proposal 2); and (iii) the execution and delivery of the Equipment Purchase Agreement. In addition, representations and warranties of the Company and MPX contained in the MPX Stock Purchase Agreement must be true and correct in all material respects as of the MPX Closing, and, at the time of the MPX Closing, no event shall have occurred that, individually or in the aggregate, had or could have a Material Adverse Effect (as defined in the MPX Stock Purchase Agreement) on the Company.

     - Indemnification. The representations and warranties of the Company and MPX contained in the MPX Stock Purchase Agreement survive until the second anniversary of the date of the MPX Closing. InterCel and MPX have agreed to indemnify each other for any Loss (as defined in the MPX Stock Purchase Agreement) arising out of the breach of any of their respective representations, warranties, covenants, and agreements contained in the MPX Stock Purchase Agreement, its Exhibits and Disclosure Schedule. The maximum amount of indemnifiable Losses that may be recovered from an indemnifying party is $75 million.

     - Termination. The Company has the right to terminate the MPX Stock Purchase Agreement prior to the MPX Closing if: (i) any representation or warranty of MPX was not true and correct in all material respects when made;
(ii) MPX does not comply in all material respects with all of its covenants and agreements; or (iii) any bankruptcy or similar proceeding is instituted by or against MPX. MPX has the right to terminate the MPX Stock Purchase Agreement prior to the MPX Closing if: (i) an event or condition occurs that results in a Material Adverse Effect (as defined in the MPX Stock Purchase Agreement); (ii) any representation or warranty of the Company was not true and correct in all material respects when made; (iii) the Company does not comply in all material respects with all of its covenants and agreements; or (iv) any bankruptcy or similar proceeding is instituted by or against the Company or any subsidiary. Either the Company or MPX may terminate the MPX Stock Purchase Agreement if: (i) the MPX Closing has not occurred on or prior to September 30, 1996; (ii) any Governmental Authority (as defined in the MPX Stock Purchase Agreement) takes any action that restrains, enjoins, or otherwise prohibits the transactions contemplated in the MPX Stock Purchase Agreement, and such action has become final and nonappealable; or (iii) by mutual written consent.

     - Escrow. The Company and MPX have agreed to enter into an Escrow Agreement, pursuant to which MPX has deposited the purchase price for its Series B Preferred Stock into escrow, to be held and disbursed by the escrow agent to the Company upon the MPX Closing.

     - Resale Restrictions. Pursuant to the MPX Stock Purchase Agreement, MPX may not sell or otherwise transfer the Series B Preferred Stock or any shares of Common Stock into which the Series B Preferred Stock is convertible unless such shares are registered under the Securities Act or unless such sale or transfer is exempt from registration. During a one-year period following the MPX Closing, MPX may not, without the prior written consent of the Company, (i) offer, pledge, sell or otherwise transfer or dispose of, directly or indirectly, any shares of Series B Preferred Stock or any shares of Common Stock into which any of such Series B Preferred Stock is convertible or (ii) enter into any swap or similar agreement that transfers, in whole or in part, any of the economic consequences of the ownership of Series B Preferred Stock or any shares of Common Stock into which any of such Series B Preferred Stock is convertible. MPX may, however, enter into any such transaction with an Affiliate (as defined in the MPX Stock Purchase Agreement) of MPX.

     - Registration Rights. The Series B Preferred Stock being issued and the shares of Common Stock into which the Series B Preferred Stock is convertible are not registered under the Securities Act and are being issued by the Company in reliance on an exemption from registration. Such shares will be deemed "restricted securities" within the meaning of Rule 144 under the Securities Act and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available. In Annex II to the MPX Stock Purchase Agreement, the Company grants certain registration rights to MPX, as summarized below.

     (i) "Demand" registration rights. MPX shall have the right at any time after the MPX Closing to make three written requests of the Company for registration under the Securities Act of shares of Common Stock into which its shares of Series B Preferred Stock are convertible or have been converted. The first such request for registration must involve shares worth at least $20 million in market value (the "MPX Subject Stock"), and each subsequent request for registration must occur at least six months following the completion of the prior offering. The Company must use all reasonable efforts to cause the MPX Subject Stock to be registered under the Securities Act as soon as reasonably practicable after receipt of a request. The registration must remain effective until the earlier of the completion of the offering or three months. The Company also must use all reasonable efforts to list all MPX Subject Stock on any national securities exchange on which the Common Stock is then listed or to list the MPX Subject Stock on the Nasdaq National Market. The Company is entitled to postpone for a reasonable time (not to exceed 90 days) the filing of any registration statement if the Company, at such time: (a) is proposing to file with the Commission within 90 days a registration statement for an underwritten public offering of its equity securities; (b) is subject to an existing contractual obligation to its underwriters not to engage in a public offering; or (c) determines that effecting the registration at such time might adversely affect a pending or contemplated financing, acquisition, disposition of assets or stock, merger or other significant transaction, or would require the Company to make a public disclosure of information that could have a significant adverse effect on the Company.

     (ii) "Piggyback" registration rights. At any time after the MPX Closing, if the Company proposes to file a registration statement under the Securities Act for an offering of its equity securities (as previously defined, the "Original Securities"), the Company shall give written notice of the proposed filing to MPX as soon as practicable (but in no event less than five Business Days (as defined in the MPX Stock Purchase Agreement) before the anticipated filing date), and the notice shall offer MPX the opportunity to register any number of its shares. If MPX wishes to register securities of the same class or series as the Original Securities, such registration shall be on the same terms and conditions as the registration of the Original Securities. If, however, the lead underwriter delivers a written opinion to the Company that the success of the offering would be materially and adversely affected by inclusion of all the securities requested to be included, then the number of MPX's securities shall be reduced prior to any reduction in the number of Original Securities. MPX shall have the right at any time to convert its request for a "piggyback" registration into a "demand" registration.

     (iii) Payment of fees and expenses; indemnification. The Company shall pay all fees and expenses in connection with the first requested "demand" registration, and shall share equally with MPX all fees and expenses in connection with the second and third requested "demand" registrations, except that MPX shall pay all underwriting discounts and commissions relating to shares of MPX Subject Stock and the fees of its counsel and other advisors. The Company, MPX, and each underwriter shall agree to indemnify each other in certain circumstances for all losses arising out of statements made in connection with the registration statement, preliminary prospectus or prospectus, up to a maximum amount of $75 million.

     - MPX Certificate of Designation. Pursuant to the MPX Stock Purchase Agreement, the Company has agreed that, prior to the MPX Closing, it will have filed the MPX Certificate of Designation with the State of Delaware. The terms of the Series B Preferred Stock are as follows:

     (i) Voting rights. Except as otherwise required by law, holders of Series B Preferred Stock shall have no voting rights; provided, however, that, so long as any shares of the Series B Preferred Stock remain outstanding, the consent of the holders of at least two-thirds of the shares of Series B Preferred Stock outstanding shall be necessary to permit, effect or validate (a) the authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to the Series B Preferred Stock; (b) the increase in the authorized or issued amount of the Series B Preferred Stock; or (c) the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Restated Certificate of Incorporation of the Company that would affect any right, preference or voting power of the Series B Preferred Stock or the holders thereof.

     (ii) Liquidation rights. In the event of any liquidation, dissolution or winding up of the Company, before any payment or distribution of assets of the Company (whether capital or surplus) shall be made to or set apart for the holders of Common Stock or any other series or class or classes of stock of the Company ranking junior to the Series B Preferred Stock, upon liquidation, dissolution or winding up, the holders of the shares of Series B Preferred Stock shall be entitled to receive $750.00 per share plus an amount equal to all dividends declared and unpaid thereon to the date of final distribution to such holders; thereafter, such holders shall be entitled to share ratably with the holders of the Common Stock, subject to the rights of the holders of any shares of capital stock of the Company ranking on a parity with or prior to the Series B Preferred Stock.

     (iii) Dividends. The Series B Preferred Stock ranks, as to dividends, on a parity with the Series A Preferred Stock and the Common Stock. Holders of shares of the Series B Preferred Stock shall be entitled to receive, when and if declared by the Board of Directors out of funds legally available therefor, dividends in an amount per share of Series B Preferred Stock equal to the dividends payable on the number of shares of Common Stock into which one share of Series B Preferred Stock is then convertible.

     (iv) Redemption. Series B Preferred Stock may not be redeemed by the Company prior to the fifth anniversary of the issuance of the Series B Preferred Stock. After the fifth anniversary of the issuance of the Series B Preferred Stock, the Company, at its option, may redeem the shares of Series B Preferred Stock, in whole or in part, for an aggregate redemption price of $750.00 per share plus an amount per share equal to declared and unpaid dividends, if any; provided that the Company must redeem the shares of Series A Preferred Stock and Series B Preferred Stock on a pro rata basis.

     (v) Conversion into Common Stock. Holders of Series B Preferred Stock will have the right, at any time after the fourth anniversary of the issuance of the Series B Preferred Stock, to convert all or a portion of such shares into the number of fully paid and nonassessable shares of Common Stock obtained by dividing the aggregate liquidation preference of such shares by the Conversion Price, initially $16.50, subject to adjustment.

     Beneficial Ownership of Capital Stock Prior to and After the
Transaction. At the close of business on February 29, 1996, MPX beneficially owned 4,494,892 shares of Common Stock, representing approximately 16.8% of the total number of shares of Common Stock outstanding on that date, and Ericsson did not beneficially own any shares of Common Stock. If Ericsson were to convert all of its shares of Series A Preferred Stock into Common Stock, Ericsson would beneficially own approximately 14.5% of the outstanding Common Stock (or approximately 12.7% of the outstanding Common Stock if MPX converted its Series B Preferred Stock), based on the number of shares of Common Stock outstanding on February 29, 1996. If MPX were to convert all of its shares of Series B Preferred Stock into Common Stock, MPX would beneficially own approximately 28.9% of the outstanding Common Stock (or approximately 25.3% of the outstanding Common Stock if Ericsson converted its Series A Preferred Stock), based on the number of shares of Common Stock outstanding on February 29, 1996.

VENDOR FINANCING AGREEMENT WITH ERICSSON

     InterCel PCS Services has entered into the Equipment Purchase Agreement with Ericsson for the purchase of PCS equipment and services and the Vendor Financing Agreement with Ericsson to finance up to $125 million of such purchase. Under certain circumstances, the amount of vendor financing available under the Vendor Financing Agreement may be increased to $165 million.

     Under the Equipment Purchase Agreement, InterCel PCS Services has agreed to purchase, and Ericsson has agreed to sell, certain equipment, software and installation services required for the initial buildout and operation of the PCS System (in each case subject to the terms and conditions of the Equipment Purchase Agreement). In the event the Atlanta MTA Acquisition and the Ericsson Stock Purchase Agreement are consummated, InterCel PCS Services has agreed to
(i) purchase its first $75 million worth of PCS equipment, software and/or services for the Atlanta PCS System from Ericsson, and (ii) for a term of three years, utilize Ericsson as its exclusive provider of PCS 1900 equipment for the Current PCS System. In the event the total amount available under the Vendor Financing Agreement is increased to $165 million, InterCel PCS Services is required (subject to the terms and conditions of the Equipment Purchase Agreement) to (i) utilize Ericsson as its exclusive provider of PCS 1900 equipment for the PCS System for a period of three years and (ii) pledge the stock of its subsidiary that holds the PCS license for the Atlanta MTA as additional collateral for the Vendor Financing Agreement. If the total credit available under the Vendor Financing Agreement is not increased, (i) the first $75 million in purchases under the Equipment Purchase Agreement for the Atlanta PCS System shall be paid for in cash, (ii) there shall be no exclusivity requirement for the Atlanta PCS System beyond the original $75 million obligation, and (iii) there shall be no pledge of the stock in the corporation that holds the Atlanta MTA license as collateral for the Vendor Financing Agreement.

     The term of exclusivity will run independently for each MTA and will commence six months prior to the date the Company first uses the PCS 1900 equipment to provide In Revenue Service (as defined in the Equipment Purchase Agreement) for such MTA. InterCel PCS Services' grant of exclusivity is conditioned upon (i) Ericsson's continuing to provide sufficient quantities of PCS 1900 equipment to meet the Company's needs in the PCS Markets; (ii) Ericsson's ability to provide commercial service for each of the Current PCS Markets by October 1, 1996 and for the Atlanta MTA by June 1, 1997; and (iii) Ericsson's continuing to provide "state-of-the-art" equipment.

     Under the Vendor Financing Agreement, Ericsson has agreed to provide financing to InterCel PCS Services for the cost of equipment, software and installation services acquired by InterCel PCS Services under the Equipment Purchase Agreement for the PCS System (subject to the terms and conditions of the Vendor Financing Agreement). All advances made under the line of credit established by the Vendor Financing Agreement during any calendar year will accrue interest at a spread (not exceeding 5%) above LIBOR, or, under certain circumstances, at a spread (not exceeding 3%) over Citibank N.A.'s prime rate, payable quarterly in arrears at the end of each calendar quarter, during the remainder of such calendar year and for three succeeding years; thereafter, the principal amount will amortize and be repaid (together with interest accrued thereon), in equal quarterly installments. A significant amount of indebtedness may mature prior to the February Notes and the April Notes. In addition, the Company will be required to repay indebtedness outstanding under the Vendor Financing Agreement in connection with certain sales of assets other than in the ordinary course of business, including proceeds from the sale of PCS licenses.

     The Vendor Financing Agreement contains a number of covenants including, among others, covenants limiting the License Subsidiaries' (as defined below) ability to incur debt and covenants requiring InterCel to provide financial and other information. In addition, an event of default will occur under the Vendor Financing Agreement if the Company does not maintain minimum consolidated EBITDA, working capital and net asset levels or if the Company's ratio of consolidated total liabilities to consolidated total assets exceeds specified amounts. The Vendor Financing Agreement also includes customary events of default, including a default for a change in control of the Company.

     InterCel PCS Services' obligations under the Vendor Financing Agreement are secured by all tangible assets purchased with the proceeds therefrom and by a pledge of the capital stock of InterCel Birmingham Licenses, Inc., InterCel Jacksonville Licenses, Inc., and InterCel Memphis Licenses, Inc. (the "License Subsidiaries"). In addition, as described above, in the event the total credit available under the Vendor Financing Agreement is increased, InterCel PCS Services' obligations will also be secured by the stock of the subsidiary that holds the PCS license for the Atlanta MTA. Repayment of InterCel PCS Services' obligations under the Vendor Financing Agreement is guaranteed by InterCel, the License Subsidiaries, and InterCel Birmingham MTA, Inc., InterCel Jacksonville MTA, Inc., and InterCel Memphis MTA, Inc.

POTENTIAL CONFLICTS OF INTEREST; INTERESTS OF CERTAIN PERSONS

     Certain directors of the Company also serve in various capacities with SCANA, which owns all of the outstanding capital stock of MPX. Lawrence M. Gressette, Jr. is the Chairman, President and Chief Executive Officer of SCANA, and William B. Timmerman is a director and President of SCANA. The Board of Directors was aware of these relationships and considered them, among other factors, in approving the Transaction and making its recommendation to the stockholders.

     As of February 29, 1996, MPX beneficially owned 4,494,892 shares of Common Stock, which represents 16.8% of the total number of shares of Common Stock outstanding.

RECOMMENDATION OF THE BOARD; FACTORS AND CONCLUSIONS OF THE BOARD INVOLVED IN ITS DETERMINATION

     The Board of Directors has approved the Transaction and the proposed amendment to the Restated Certificate of Incorporation to increase the Company's authorized capital stock by increasing the number of authorized shares of Common Stock and has determined that the Transaction and the amendment are in the best interests of the Company and its stockholders.

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE
PROPOSALS.

     The Board believes that the Transaction and the related proposed amendment are in the best interests of the Company and its stockholders because it provides the Company with $150 million of capital on favorable economic terms, which capital will be utilized to partially finance the buildout and operating costs and certain acquisition expenses associated with the Atlanta MTA.

REQUIRED VOTE AND RELATED MATTERS

     The affirmative vote of a majority of the total votes cast is required to approve the terms and issuance of the Series Preferred Stock. The receipt of such approval shall be deemed to satisfy the requirements of the NASD By-Laws with respect to the continued listing of the Common Stock on the Nasdaq National Market.

     APPROVAL OF THE ISSUANCE AND TERMS OF THE SERIES PREFERRED STOCK BY THE STOCKHOLDERS OF THE COMPANY IS A CONDITION TO CONSUMMATION OF THE TRANSACTION.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

               AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION
                                  (PROPOSAL 2)

     The Company's Board of Directors has approved and recommends the adoption by stockholders of the following amendment to Section 5.1 of the Restated Certificate of Incorporation, which amendment would increase the Company's authorized capital stock by increasing the number of authorized shares of Common Stock from 39 million shares to 55 million shares.

TEXT OF AMENDMENT

     "The Restated Certificate of Incorporation of the Corporation hereby is amended by deleting Section 5.1 thereof in its entirety, and inserting in lieu thereof the following:

          5.1 AUTHORIZED SHARES. The aggregate number of shares of stock which the Corporation shall have the authority to issue is 56,000,000. 1,000,000 of such shares shall be Preferred Stock, having a par value of $.01 per share ("Preferred Stock"). 55,000,000 of such shares shall be Common Stock, all of one class, having a par value of $.01 per share ("Common Stock")."

     The Restated Certificate of Incorporation, as presently in effect, provides that the aggregate number of shares of stock which the Company shall have authority to issue is 40 million shares, consisting of 39 million shares of Common Stock and one million shares of Preferred Stock. On February 29, 1996, there were 26,699,372 issued and outstanding shares of Common Stock, including 35,000 shares under the Company's 1995 Employee Restricted Stock Plan. No shares of Preferred Stock have been issued. Thus, as of such date, 12,300,628 shares of Common Stock and one million shares of Preferred Stock remained available for issuance without further action by the Company's stockholders.

REASONS FOR AND POSSIBLE EFFECTS OF THE PROPOSED AMENDMENT

     The current number of authorized but unissued shares of Common Stock is insufficient to permit the issuance of shares of Common Stock called for in connection with the conversion rights of the Series Preferred Stock. Additionally, the Board of Directors believes that the proposed increase in the authorized shares of Common Stock in excess of the number of shares necessary for a Series Preferred Stock conversion is desirable to enhance the Company's flexibility in connection with possible future actions, such as use in employee benefit plans, stock splits, stock dividends, financings, corporate mergers, acquisitions of property and other general corporate purposes. Having such authorized capital stock available for issuance in the future would give the Company greater flexibility and would allow additional shares of Common Stock to be issued without the expense and delay of a special meeting of stockholders. Elimination of the delay occasioned by the necessity of obtaining stockholder approval will better enable the Company to engage in financing transactions and acquisitions which take full advantage of changing market conditions. The Company is not presently engaged in any negotiations concerning the issuance of any shares of the additional authorized Common Stock, nor are there any present arrangements, understandings or plans concerning the issuance of such shares, apart from the transactions described in this Proxy Statement.

     The proposed shares of Common Stock for which authorization is sought would be part of the existing class of such stock and would increase the number of shares of Common Stock available for issuance by the Company, but would have no effect upon the terms of the Common Stock or the rights of the holders of such stock. If and when issued, the proposed additional authorized shares of Common Stock would have the same rights and privileges as the shares of Common Stock presently outstanding. Holders of Common Stock will not have preemptive rights to purchase additional shares of Common Stock.

ANTI-TAKEOVER EFFECT OF PROPOSED AMENDMENT

     Although the Board of Directors has no present intention of doing so, it could issue shares of Common Stock or Preferred Stock in a public or private sale to purchasers who might agree with the Board of Directors in opposing an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means.

     The existence of the additional authorized shares of Common Stock could have the effect of discouraging an attempt by any person or entity, through the acquisition of a substantial number of shares of Common Stock, to acquire control of the Company with a view to imposing a merger, sale of all or any part of the Company's assets or a similar transaction, since the issuance of the additional shares of Common Stock could be used to dilute the stock ownership of a takeover bidder. In addition, the Board of Directors may issue, without stockholder action, Common Stock, or warrants or other rights to acquire such stock, with terms designed to protect against certain takeovers, including partial takeovers and front-end loaded, two-step takeovers and freeze-outs and to control stockholder acquisitions, should the Board of Directors consider the action of such entity or person not to be in the best interests of the Company and its stockholders. To the extent that potential takeovers are thereby discouraged, stockholders may not have the opportunity to dispose of all or a part of their stock at a price that may be higher than that prevailing in the market. However, it also is possible that making shares of authorized, but unissued, Common Stock and Preferred Stock available for issuance may have the effect of increasing the price offered to the Company's stockholders in a tender or exchange offer.

     The proposed amendment to the Restated Certificate of Incorporation is not part of a plan by the Board of Directors to adopt a series of anti-takeover measures. The Company's Board of Directors does not presently intend to propose any additional measures designed to discourage any unfair or unnegotiated takeovers apart from the amendment proposed in this Proxy Statement and those measures that previously have been adopted, but reserves the right to propose and adopt additional measures if the Board of Directors determines that such measures are in the best interests of the Company and its stockholders.

REQUIRED VOTE AND RELATED MATTERS

     The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote thereon is required to approve the amendment to the Restated Certificate of Incorporation to increase the Company's authorized capital by increasing the number of authorized shares of Common Stock from 39 million shares to 55 million shares.

     THE APPROVAL OF THIS AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION BY THE STOCKHOLDERS OF THE COMPANY IS A CONDITION TO CONSUMMATION OF THE TRANSACTION.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

                             ELECTION OF DIRECTORS

                                  (PROPOSAL 3)

     Pursuant to the Restated Certificate of Incorporation, the Board of Directors shall consist of not fewer than three nor more than 15 directors, divided into three classes, as nearly equal in number as possible, with the number of directors determined within such limits by resolution of the Board of Directors. The term of office of only one class of directors expires in each year, and their successors are elected for terms of three years and until their successors are elected and qualified. The directors elected at the Annual Meeting will hold office for a term of three years and until their successors are elected and qualified.

     At the Annual Meeting, three directors will be elected, each for a three-year term. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the persons named below as nominees. All nominees are now directors of the Company. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. If, however, any person nominated by the Board fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend. Directors will be elected by a plurality of the votes cast by the shares of Common Stock entitled to vote in the election at the Annual Meeting. There are no cumulative voting rights in the election of directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE BOARD'S NOMINEES FOR ELECTION AS DIRECTORS OF THE COMPANY.

INFORMATION AS TO NOMINEES, OTHER DIRECTORS AND EXECUTIVE OFFICERS

     The director nominees, other directors and executive officers of the Company and their ages and terms of office (in the case of directors) as of February 29, 1996 are as follows:

                                                                                    TERM AS
                                                                                    DIRECTOR
             DIRECTOR NOMINEES           AGE        POSITION(S) WITH COMPANY        EXPIRES
    -----------------------------------  ---   -----------------------------------  --------
    Donald W. Burton...................  52    Director                               1996
    Bert G. Clifford...................  76    Director                               1996
    Maurice P. O'Connor................  45    Vice President and Director            1996

                                                                                    TERM AS
       OTHER DIRECTORS AND EXECUTIVE                                                DIRECTOR
                 OFFICERS                AGE        POSITION(S) WITH COMPANY        EXPIRES
    -----------------------------------  ---   -----------------------------------  --------
    Campbell B. Lanier, III............  45    Chairman of the Board of Directors     1998
    Allen E. Smith.....................  46    President, Chief Executive Officer     1998
                                               and Director
    Fred G. Astor, Jr..................  44    Executive Vice President and Chief     --
                                                 Financial Officer
    Nicholas J. Jebbia.................  48    Executive Vice President -- PCS        --
    George R. Johnson..................  54    Executive Vice President -- PCS        --
    Walter R. Pettiss..................  62    Executive Vice President -- PCS        --
    O. Gene Gabbard....................  55    Director                               1997
    Lawrence M. Gressette, Jr..........  64    Director                               1998
    William H. Scott, III..............  47    Director                               1997
    William B. Timmerman...............  49    Director                               1997
    Donald W. Weber....................  59    Director                               1997

     Certain of the executive officers and directors listed above hold or have held positions in several corporations related to the Company, including ITC Holding and various subsidiaries of ITC Holding. In addition, certain officers and directors have ownership interests in ITC Holding. The Company has adopted a policy requiring that any material transactions between the Company and persons or entities affiliated with officers, directors or principal stockholders of the Company be on terms no less favorable to the Company than reasonably could have been obtained in arms' length transactions with independent third parties. Any other matters involving potential conflicts of interests are to be resolved on a case-by-case basis. See "Executive Compensation -- Certain Relationships and Related Transactions."

     Officers of the Company are appointed at the Board's first meeting after each annual meeting of stockholders. Officers hold office for a term of one year and until their successors are chosen and qualify or until their earlier resignation or removal.

DIRECTOR NOMINEES

     DONALD W. BURTON was appointed a director of the Company in connection with the consummation of the Powertel Combination. He has served as the Managing General Partner of the South Atlantic Venture Funds since 1983. He has served as the General Partner of The Burton Partnership, Limited Partnership since 1979. Mr. Burton serves as a Director of MTL Inc., a bulk transportation service company, and several private companies.

     BERT G. CLIFFORD was appointed Vice Chairman of the Board of Directors of the Company on March 28, 1994, in connection with the Company's business combination (the "Unicel Merger") with Unity Cellular Systems, Inc. ("Unicel"). Mr. Clifford was the Chairman of the Board, President and General Manager of Unity Telephone from 1963 until the time of the Unicel Merger in 1994. In connection with the Unicel Merger, Mr. Clifford retired from his positions as the Chairman of the Board of Directors, President and Chief Executive Officer of Unicel, which positions he had held since Unicel's inception 1987. Mr. Clifford is the Chairman of the Board of Trustees of Unity College in Unity, Maine. Mr. Clifford is the father-in-law of Maurice P. O'Connor.

     MAURICE P. O'CONNOR was appointed a director and Vice President of the Company, with general responsibility for the Unicel operations, on March 28, 1994 in connection with the Unicel Merger. He also serves as a director of Unitel, Inc., a local exchange carrier. Mr. O'Connor served as General Manager of Unicel from 1991 until the Unicel Merger in 1994 and had been employed by Unicel in other management capacities since 1989. From 1984 until joining Unicel in 1989, Mr. O'Connor was President and General Manager of New England Landscape & Irrigation Company in Palmer, Massachusetts. From 1977 to 1984 he was the President of Cypress Landscaping & Construction in Houston, Texas. Mr. O'Connor is the son-in-law of Bert and Coral Clifford.

OTHER DIRECTORS AND EXECUTIVE OFFICERS

     CAMPBELL B. LANIER, III has served as Chairman of the Board of Directors of the Company since its inception in April 1991 and was Chief Executive Officer of the Company from its inception to September 1993. Mr. Lanier serves as Chairman of the Board and Chief Executive Officer of ITC Holding and has served as a director of ITC Holding since its inception in 1985 through a predecessor company. In addition, Mr. Lanier served as a director and President of Interstate Cellular, Inc. since its inception in 1989 until its dissolution in June 1995, and he also is an officer and director of several ITC Holding subsidiaries. Since 1994, he has been a director of MindSpring Enterprises, Inc. ("MindSpring"), an Internet access provider. Since 1990, he has been a director of National Vision Associates, Ltd., a full service optical retailer, and Vice Chairman of the Board of AvData Systems, Inc. ("AvData"), a company providing satellite data transmission services. He served as Chairman of the Board of AvData from 1988 to 1990. From 1984 to 1989, Mr. Lanier served as Chairman of the Board of Async Corporation ("Async"), a company providing voice message services. Mr. Lanier also served as Vice President -- Industry Relations of Telecom*USA, Inc. ("Telecom") from 1984 to 1988 and as Senior Vice
President -- Industry Relations from January 1989 until Telecom's merger with MCI Communications Corporation ("MCI") in August 1990. From 1984 to 1985, he served as Chief Executive Officer of SouthernNet, Inc. ("SouthernNet"), a long distance telecommunications company which was the predecessor to Telecom, and from 1985 to 1986 he was Vice Chairman of the Board of SouthernNet.

     ALLEN E. SMITH has been Chief Executive Officer of the Company since September 1993, has been the President and a director of the Company since its inception, and was Chief Operating Officer of the Company from its inception to September 1993, when he became Chief Executive Officer. Mr. Smith has been a Vice President of ITC Holding since January 1991. From 1988 to 1990, Mr. Smith held several executive positions with Telecom, including Senior Vice
President -- Customer Services, Senior Vice President -- Administration and Senior Vice President -- Human Resources and Administration. During 1988, Mr. Smith was Vice President -- Telemarketing and Training at SouthernNet. From 1987 to 1988, Mr. Smith was the Vice

President of Marketing of Southland Communications Corporation ("Southland"), a telecommunications company. During 1986, Mr. Smith was the Executive Vice President and General Manager of Southland Cellular, Inc., a subsidiary of Southland, where he managed the Pensacola, Florida metropolitan service area, as well as voice and digital paging services.

     FRED G. ASTOR, JR. has been Chief Financial Officer of the Company since May 1991, served as Treasurer of the Company from May 1991 until May 1995, and was Vice President of the Company from May 1991 until May 1995, when he was named Executive Vice President. Mr. Astor worked for Contel Corporation ("Contel"), a telecommunications company that merged with GTE Corporation in March 1991, from 1976 to 1989 in various financial capacities. From 1983 to 1987, he served as the Assistant Corporate Controller in charge of financial reporting, and from 1987 until late 1989, he served as Vice President -- Finance for Contel Credit Corporation, a finance subsidiary that was acquired by GE Capital. In January 1990, he joined Telecom as its Vice
President -- Finance/Southern Division, and he served in that capacity until Telecom's merger with MCI was consummated. In November 1990, Mr. Astor accepted a position with ProAir Services, L.P. as Vice President -- Finance. He served as that company's Chief Financial Officer until accepting his current position with the Company.

     NICHOLAS J. JEBBIA joined the Company in January 1996 as Executive Vice President and General Manager for the Memphis, Tennessee/Jackson, Mississippi MTA. From 1990 to 1995, Mr. Jebbia served as Vice President and General Manager of New Ventures for National Data Corporation. From 1983 to 1990, he was Vice President of Service with United Telecommunications. Prior to 1983, he served in various management positions with Ohio Bell Telephone.

     GEORGE R. JOHNSON joined the Company as a Vice President -- PCS in May 1995 and was named Executive Vice President in August 1995. From 1990 to 1995, he served as a Product Manager for BellSouth Telecommunications, Inc. From 1989 to 1990, he was National Sales Manager for BellSouth Products, Inc., a consumer telephone products company.

     WALTER R. PETTISS joined the Company as a Vice President -- PCS in April 1995 and was named Executive Vice President in August 1995. From 1992 to 1994, Mr. Pettiss served as Chief Operating Officer of WJB-TV, L.P., a provider of wireless cable television service, and its successor corporation, Wireless Broadcasting System of America, Inc. Since 1991, he has served as a director of Electronic Power Technology, Inc. ("EPT"). In 1995, he became chairman of the board of directors of EPT. In December 1995, EPT filed for protection of its assets under Chapter 7 of the U.S. Bankruptcy Code. From 1990 to 1992, he served as Chief Operating Officer of WJB-Video, L.P., a Blockbuster Video franchisee. From 1987 through 1989, he was a Senior Vice President of SouthernNet.

     O. GENE GABBARD has been a director of the Company since February 1992. He has worked independently as an entrepreneur and consultant since February 1993. Mr. Gabbard currently serves as a director of ITC Holding, MindSpring, Masada Security, Inc., a security monitoring services company, and two telecommunications technology companies, Dynatech Corporation and Adtran, Inc. From August 1990 through January 1993, he served as Executive Vice President and Chief Financial Officer of MCI. He served in various senior executive capacities, including Chairman of the Board, President and Chief Executive Officer of Telecom from December 1988 until Telecom's merger with MCI in August 1990. From July 1984 to December 1988, he was Chairman and/or President of SouthernNet.

     LAWRENCE M. GRESSETTE, JR. was appointed a director of the Company in connection with the consummation of the Powertel Combination. Since 1990, he has served as Chairman, President and Chief Executive Officer of SCANA, a diversified utility company. He also is a director of Wachovia Corporation, a bank holding company, and The Liberty Corporation, a holding company of Liberty Life Insurance Co. and Cosmos Broadcasting Corp.

     WILLIAM H. SCOTT, III served as Vice Chairman of the Board of Directors of the Company from its inception in April 1991 until the consummation of the Powertel Combination and was reappointed as a director on March 21, 1996. Mr. Scott has served as President of ITC Holding since December 1991 and has been a director of ITC Holding since May 1989. He served as a director and Executive Vice President of

Interstate Cellular from May 1989 until its dissolution in June 1995, and he also is an officer and director of several other ITC Holding subsidiaries. Mr. Scott has served on the AvData Board of Directors since 1988. From 1985 to 1989, Mr. Scott was an officer and director of Async. Between 1984 and 1988, Mr. Scott held several offices with SouthernNet, including Chief Operating Officer, Chief Financial Officer and Vice President -- Administration. He was a director of that company from 1984 to 1987.

     WILLIAM B. TIMMERMAN was appointed a director of the Company in connection with the consummation of the Powertel Combination. Since 1978, he has served in a variety of management positions at SCANA, including President, Senior Vice President, Executive Vice President and Chief Financial Officer. Mr. Timmerman also is a director of SCANA.

     DONALD W. WEBER has been a director of the Company since December 1991. Mr. Weber also is a director of ITC Holding, Intermedia Communications of Florida, Inc., a provider of competitive local telephone access services, and Chairman of the Board and Chief Executive Officer of ViewStar Entertainment Services, Inc., a company providing DBS satellite systems hardware and programming. From 1981 until his retirement in October 1991, Mr. Weber held various executive positions, including President and Chief Executive Officer, at Contel. Mr. Weber was a director of Contel from 1985 until 1991 and was a director of Contel Cellular, Inc., a cellular telephone company, from 1981 until 1991.

COMMITTEES OF THE BOARD OF DIRECTORS AND NOMINATIONS BY STOCKHOLDERS

     The Audit Committee of the Board of Directors reviews, with the Company's independent public accountants, the annual financial statements of the Company prior to publication; reviews the work of such independent public accountants; and makes annual recommendations to the Board of Directors for the appointment of independent public accountants for the ensuing year. The Audit Committee also reviews the effectiveness of the financial and accounting functions, organization, operations and management of the Company. During the year ended December 31, 1995, the Audit Committee was composed of Mary Eunice Jones, Campbell B. Lanier, III and Donald W. Weber, and held one meeting.

     The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all officers of the Company. The Compensation Committee also reviews general policy matters relating to compensation and benefits of employees of the Company. During the year ended December 31, 1995, the Compensation Committee was composed of William T. Parr, William H. Scott, III and Donald W. Weber, and held one meeting.

     The Stock Option Committee administers the issuance of stock options to the Company's officers, employees, consultants and advisors. During the year ended December 31, 1995, the Stock Option Committee was composed of Mary Eunice Jones,
J. Smith Lanier, II and Robert G. Wyman (all of whom were nonemployee directors), and held four meetings. In February 1996, the Compensation Committee and the Stock Option Committee combined, to become the Compensation/Stock Option Committee.

     The Company does not have a standing nominating committee. The Board of Directors nominates candidates to stand for election as directors. The Restated Certificate of Incorporation permits stockholders to make nominations for directors but only if such nominations are made pursuant to timely notice in writing to the Secretary of the Company. To be timely, notice of stockholder nominations for directors must be delivered in writing to the Secretary of the Company no later than 90 days prior to the meeting of stockholders at which such directors are to be elected, together with the identity of the nominator and the number of shares of Common Stock owned, directly or indirectly, by the nominator.

     During the year ended December 31, 1995, the Board of Directors of the Company held six meetings. All directors of the Company attended 75% or more of the aggregate of all board meetings and all meetings of committees of which they were members, except for Mr. Clifford.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning the cash and non-cash compensation during the fiscal years 1995, 1994 and 1993 earned by or awarded to the Chief Executive Officer and to the other most highly compensated executive officers of the Company whose combined salary and bonus exceeded $100,000 during the fiscal year ended December 31, 1995 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                               LONG TERM
                                                                          COMPENSATION AWARDS
                                                     ANNUAL            -------------------------
                                                  COMPENSATION         RESTRICTED     SECURITIES
                                              --------------------       STOCK        UNDERLYING        ALL OTHER
   NAME AND PRINCIPAL POSITIONS      YEAR      SALARY       BONUS        AWARDS        OPTIONS       COMPENSATION(A)
- -----------------------------------  ----     --------     -------     ----------     ----------     ---------------
Allen E. Smith.....................  1995     $132,714     $93,759      $ 211,725(b)     41,174          $ 5,424
  President and Chief                1994       97,423      96,974             --        20,750               --
  Executive Officer                  1993       90,593      68,348             --            --               --
Fred G. Astor, Jr..................  1995      104,269      57,430        211,725(b)     34,030          $ 5,424
  Executive Vice President and       1994       85,715      57,811             --        12,550               --
  Chief Financial Officer            1993       81,633      43,160             --            --               --
Walter R. Pettiss..................  1995       76,675      45,336             --        20,000            1,186
  Executive Vice President -- PCS
George R. Johnson..................  1995       62,118      37,186             --        20,000            1,062
  Executive Vice President -- PCS
Maurice P. O'Connor................  1995       93,660      46,983         70,575(b)     18,389            4,966
  Vice President                     1994       75,224      53,753             --        22,200               --

- ---------------

(a) All other compensation represents matching contributions made by the Company to the InterCel, Inc. 401(k) Plan on behalf of each of the Named Executive Officers.
(b) On April 24, 1995, the Compensation Committee awarded Messrs. Smith, Astor and O'Connor 15,000, 15,000 and 5,000 shares of restricted Common Stock, respectively, in accordance with the provisions of the 1995 Employee Restricted Stock Plan. The market value of the Company's Common Stock on the date of award was $14.125 per share.

OPTION GRANTS

     The following table sets forth information with respect to grants of stock options to each of the Named Executive Officers during the year ended December 31, 1995.

                           OPTION GRANTS DURING 1995

                                                         INDIVIDUAL GRANTS(A)                             POTENTIAL REALIZED
                                -----------------------------------------------------------------------    VALUE AT ASSUMED
                                              PERCENT OF                                                   ANNUAL RATES OF
                                NUMBER OF       TOTAL                                                        STOCK PRICE
                                SECURITIES     OPTIONS                                                     APPRECIATION FOR
                                UNDERLYING    GRANTED TO                                                    OPTION TERM(B)
                                 OPTIONS     EMPLOYEES IN   EXERCISE                      EXPIRATION      ------------------
             NAME                GRANTED     FISCAL YEAR     PRICE      GRANT DATE           DATE           5%        10%
- ------------------------------- ----------   ------------   -------   ---------------   ---------------   -------   --------
Allen E. Smith.................   16,174          3.9%      $11.500   March 10, 1995    March 10, 2000    $51,389   $113,555
                                  25,000          6.0        14.125   April 24, 1995    April 24, 2000     97,562    215,586
Fred G. Astor, Jr..............    9,030          2.2        11.500   March 10, 1995    March 10, 2005     28,690     63,398
                                  25,000          6.0        14.125   April 24, 1995    April 24, 2005     97,562    215,586
Walter R. Pettiss..............   20,000          4.8        14.125   April 24, 1995    April 24, 2000     78,050    172,469
George R. Johnson..............   20,000          4.8        13.625   May 15, 1995      May 15, 2000       75,287    166,364
Maurice P. O'Connor............    8,389          2.0        11.500   March 10, 1995    March 10, 2000     26,654     58,898
                                  10,000          2.4        14.125   April 24, 1995    April 24, 2000     39,025     86,235

- ---------------

(a) All options grants were made at 100% of the fair market value of the Common Stock on the date of grant. Options will become exercisable as follows: (i) 50% of the options will become exercisable on the second anniversary of the date of grant, (ii) an additional 25% of the options will become exercisable on the third anniversary of the date of grant and (iii) the remaining 25% of the options will become exercisable on the fourth anniversary of the date of grant.
(b)  Based on exercise price.

OPTION EXERCISES AND HOLDINGS

     During the year ended December 31, 1995, no stock options were exercised by the Named Executive Officers. The following table sets forth information with respect to each of the Named Executive Officers concerning the value of all unexercised options held by such individuals at December 31, 1995.

                         FISCAL YEAR-END OPTION VALUES

                                                 NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                              OPTIONS AT FISCAL YEAR-END        AT FISCAL YEAR-END
                                                     EXERCISABLE/                  EXERCISABLE/
                      NAME                          UNEXERCISABLE                UNEXERCISABLE(A)
     ---------------------------------------  --------------------------     ------------------------
     Allen E. Smith.........................            131,924                     $1,211,245
     Fred G. Astor, Jr......................             97,580                        870,353
     Walter R. Pettiss......................             20,000                         57,500
     George R. Johnson......................             20,000                         67,500
     Maurice P. O'Connor....................             40,589                        246,940

- ---------------

(a) Represents the difference between the exercise price per share and the market value of the Common Stock at December 31, 1995.

BENEFIT PLANS

     Restricted Stock Plan. Under the Company's 1995 Employee Restricted Stock Plan adopted by the Board of Directors on April 24, 1995 and approved by stockholders on December 20, 1995 (the "Restricted Stock Plan"), 200,000 shares of authorized but unissued Common Stock (approximately 2% of the outstanding shares of Common Stock at December 31, 1995 or approximately 0.8% of the outstanding shares of Common Stock upon the consummation of the February Offerings and the April Notes), are reserved for issuance, 35,000 shares of which were issued and outstanding as of December 31, 1995. The Restricted Stock

Plan is administered by the Compensation/Stock Option Committee of the Board of Directors. The purpose of the Restricted Stock Plan is to further the growth and success of the Company by enabling selected employees of the Company to acquire shares of Common Stock of the Company, thereby increasing their personal interest in such growth and success and to provide a means of rewarding outstanding performance by such persons. Recipients of restricted stock awards generally have the rights and privileges of a stockholder of the Company, including the right to vote and receive dividends, except that the recipient may not sell, transfer or otherwise dispose of shares covered by the award until a specified time period, set by the Compensation/Stock Option Committee, has lapsed. Restricted stock awards vest in three equal installments on the first, second and third anniversaries of the date of grant. On April 24, 1995, the Compensation Committee awarded Messrs. Smith, Astor and O'Connor 15,000, 15,000 and 5,000 shares of restricted Common Stock, respectively.

     Employee Stock Option Plan. Under the Company's 1991 Employee Stock Option Plan (the "Employee Plan"), two million shares of Common Stock have been authorized for issuance upon exercise of options. All employees of the Company and its subsidiaries are eligible to receive options under the Employee Plan. The Employee Plan is administered by the Compensation/Stock Option Committee of the Board of Directors. The purpose of the Employee Plan is to further the growth and success of the Company by enabling selected employees of the Company to acquire shares of Common Stock of the Company, thereby increasing their personal interest in such growth and success and to provide a means of rewarding outstanding performance by such persons. Options granted under the Employee Plan are intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Options generally become exercisable as to 50% two years after the date of grant, as to an additional 25% three years after the date of grant, and as to the remaining 25% four years after the date of grant. As of December 31, 1995, 801,570 options granted pursuant to the Employee Plan were outstanding.

     401(k) Plan. On February 1, 1995, the Company established a savings plan qualified under Section 401(k) of the Code for the benefit of all full-time employees with at least one year of service. Prior to February 1, 1995, the Company, as a subsidiary of ITC Holding, included its employees as participants in the ITC Holding Company Pension Plan (the "ITC Plan"). The ITC Plan provided all eligible employees of ITC Holding and its majority-owned subsidiaries with retirement, disability and survivor benefits. Benefits that employees had accrued under the terms of the ITC Plan were frozen as of February 1, 1995. In addition, following consummation of the Unicel Merger on January 31, 1994, benefits that employees of Unicel had accrued under the terms of the plan sponsored by Unity Telephone (the "Unity Plan") were frozen as of April 29, 1994. Messrs. Smith, Astor and O'Connor had 3, 3 and 0 years respectively, of credited service under the ITC Plan and 0, 0 and 3 years, respectively, of credited service under the Unity Plan as of the respective dates benefits under such plans were frozen. Messrs. Pettiss and Johnson joined the Company after February 1, 1995. The annual benefits payable from the ITC Plan upon retirement at normal retirement age for Messrs. Smith, Astor and O'Connor are $10,583, $8,145 and $0, respectively, and the annual benefits payable from the Unity Plan upon retirement at normal retirement age for Messrs. Smith, Astor and O'Connor are $0, $0 and $3,729, respectively.

COMPENSATION OF THE COMPANY'S DIRECTORS

     Director Fees and Related Matters. Prior to January 17, 1994, directors of the Company (other than the Chairman and Vice Chairman, who were considered employees of the Company and received salaries for their services as such) did not receive cash compensation for their services on the Board of Directors. Pursuant to a policy instituted by the Company on January 17, 1994, the Company now compensates nonemployee directors $750 for each Board meeting attended in person, $200 for each Board meeting attended by telephone conference and $200 for each Board committee meeting attended (whether in person or by telephone conference). In addition, the Company reimburses nonemployee directors for out-of-pocket travel expenditures relating to their service on the Board. The Company provides to each of its directors (and to all of its employees) a free cellular telephone and monthly airtime allowance of 250 minutes; the users are responsible for payment of all additional airtime charges and long distance and roaming charges they incur.

     For the year ended December 31, 1995, Bert G. Clifford, J. Douglas Cox, Campbell B. Lanier, III and William H. Scott, III received additional compensation in consideration of their performance of certain advisory and administrative services for the Company in the amount of approximately $30,000, $10,000, $40,000 and $30,000, respectively. Messrs. C. Lanier and Scott will be paid similar compensation for the year ending December 31, 1996 in consideration of their performance of such services for the Company.

     Nonemployee Stock Option Plan. Under the Company's Nonemployee Stock Option Plan (the "Nonemployee Plan"), 400,000 shares of Common Stock are authorized for issuance upon exercise of options. All nonemployee directors of the Company, and all employees of affiliates of the Company, are eligible to receive options under the Nonemployee Plan. Options were granted to each nonemployee director upon his or her election or appointment as a director, and are exercisable at the fair market value of the Common Stock (as determined by the Board) on the date of grant. Upon their appointment as directors, Earl I. Mullen and Robert G. Wyman each received options to purchase 11,100 shares of Common Stock. On January 17, 1994, the Company granted additional options to purchase 10,000 shares of Common Stock to each of H. DuWayne Bridges, Sr., Malcolm C. Davenport, V, O. Gene Gabbard, Robert W. Hayes, Mary Eunice Jones, J. Smith Lanier, II, William T. Parr and Donald W. Weber.

     On March 28, 1994, the Nonemployee Plan was amended to provide that options to purchase 10,000 shares of Common Stock (at an exercise price equal to the fair market value of the Common Stock on the date of grant) would be granted pursuant thereto to nonemployee directors upon their initial election or appointment to the Board. The Nonemployee Plan, as so amended, does not provide for discretionary option grants. Options generally become exercisable as to 50% two years after the date of grant, as to an additional 25% three years after the date of grant, and as to the remaining 25% four years after the date of grant.

     On February 16, 1996, the Company granted options to purchase 10,000 shares of Common Stock to each of Messrs. Burton, Gressette and Timmerman. Messrs. Gressette and Timmerman subsequently declined such options. As of December 31, 1995, 193,200 options granted pursuant to the Nonemployee Plan were outstanding.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1995, William T. Parr, William H. Scott, III and Donald W. Weber constituted the Compensation Committee. Mary Eunice Jones, J. Smith Lanier, II and Robert G. Wyman constituted the Stock Option Committee. Messrs. Parr, J. Lanier and Wyman and Ms. Jones resigned from the Board of Directors in connection with the Powertel Combination. Mr. Scott also resigned from the Board in connection with the Powertel Combination, but was reappointed to the Board on March 21, 1996.

     Mr. Scott is President and a director of ITC Holding, which, as of February 29, 1996 held approximately 27.5% of the outstanding Common Stock of the Company. Mr. J. Lanier is also a member of the Board of Directors of ITC Holding. Mr. Smith, the Chief Executive Officer of the Company, is a Vice President of ITC Holding.

     Beginning in November 1991 the Company has been leasing a building located in Lanett, Alabama, from Riverside Corporation, in which the mother and sisters of William H. Scott, III have the majority ownership interest. The lease runs for a period of five years, with options to renew for three successive five-year periods. ITC Holding subleased the building from the Company during the period from November 1991 to April 1992. The total amount payable during the term of this lease (not including any renewal thereof) is $141,000 (approximately $2.94 per square foot per year).

     Until April 1992, the Company leased premises in West Point, Georgia from
J. Smith Lanier, II. The Company moved from this facility in 1992, and ITC Holding assumed the lease on the premises effective as of April 1992. The lease runs from July 1, 1990 for a period of 15 years. During the year ended December 31, 1992, the Company paid $7,451 pursuant to the lease.

     The Company purchases its health, dental, life, property and liability insurance through J. Smith Lanier & Co., an insurance sales company. J. Smith Lanier, II is the Chairman of the Board and Chief Executive Officer of J. Smith Lanier & Co.

COMPENSATION/STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's compensation program is based on two major principles. First, the Company strives to provide competitive levels of compensation -- at performance levels that meet or exceed stated objectives -- in order to attract, motivate and retain skilled and experienced executives. Second, the compensation program is structured to create a common interest between the Company's executives and the Company's stockholders by linking a significant portion of each executive's compensation directly to increases in stockholder value.

     The executive compensation program is designed to reward performance that directly contributes to the Company's short-term and long-term success. Accordingly, the Company generally provides both short-term and long-term incentive compensation that varies based on individual performance and Company performance.

     The three major components of the compensation program are base salary, annual cash incentives and long-term incentives (stock options and restricted stock awards). The Company's philosophy is (i) to pay to its executives base salaries that generally alone (without the other compensation elements) provide compensation equal to total compensation in the bottom quartile of the range of total compensation generally paid to executives by comparable companies, (ii) to provide cash incentive awards that, if fully earned, raise the executive's total cash compensation (base salary plus cash awards) to the middle of the range of total compensation generally paid to executives by comparable companies and
(iii) to provide long-term incentives in the form of stock options and restricted stock awards that, if fully earned, raise the executive's total compensation (cash and equity) to the 75th percentile of the range of total compensation generally paid to executives by comparable companies. The Company analyzes the range of compensation provided by comparable companies based on information provided by publicly traded wireless telecommunications companies and on survey data provided by Hay Management Consultants, an internationally recognized independent consulting firm.

     Base Salary. Salary levels are based on the level of compensation generally paid to executives by comparable companies, as described above, and on each individual executive's responsibilities with the Company and his performance in that role. Consequently, executives with higher levels of sustained performance over time and/or executives assuming greater responsibilities will be paid correspondingly higher salaries. Salaries for executives are reviewed annually with respect to a number of factors, including individual performance, Company and (where appropriate) business unit results (including revenue, net income or loss, and cash flow), and general levels of salary increases in comparable companies.

     Management Incentive Compensation Plan. The Company's Management Incentive Compensation Plan (the "Incentive Plan") provides competitive cash compensation opportunities for Incentive Plan participants based on Company, business unit (where appropriate) and individual performance. Incentive cash awards are paid annually if performance objectives are achieved.

     The Compensation/Stock Option Committee develops, and the Board of Directors reviews and approves, the criteria and financial targets established for Incentive Plan participants each year. For 1995, the Incentive Plan included targets for (i) total revenues, (ii) net income and (iii) cash flow (earnings before taxes, interest, depreciation and amortization). Each factor was weighted equally.

     Annual cash incentive bonus opportunities vary by individual position and are expressed as an annual cash objective and as a percentage of total compensation mix. The amount a particular executive may earn is dependent on the individual's position, responsibility and ability to influence the Company's financial success, as well as on the individual executive's performance in meeting stated objectives. No bonus is payable if the Company does not achieve at least 70% of the Incentive Plan's targets, and bonus payments are capped at achievement of 300% of the Incentive Plan's targets.

     Long-term Incentive Compensation. The Company's long-term incentive compensation, reflected in the Employee Plan and the Restricted Stock Plan, is designed to focus executive efforts on the long-term goals of the Company, including the important goal of maximizing total return to Company stockholders.

     The Company believes that stock options align the interests of employees with those of stockholders by providing value to employees through stock price appreciation. Stock option grants are made by the Compensation/Stock Option Committee of the Company's Board of Directors. The Company generally grants options with an exercise price equal to the fair market value of the Company's Common Stock on the date of the option grant. Option grants and the number of shares reserved for issuance under the Employee Plan are established by analysis of practices at comparable companies. The number of options actually granted to a particular participant is based on the Company's financial success and the individual's performance, position and level of responsibility within the Company.

     Under the Company's Restricted Stock Plan, the Company may issue to eligible employees shares of the Company's Common Stock that are subject to certain restrictions, are non-transferable during the restriction period and are subject to forfeiture if the employee leaves the Company during the restriction period. The Compensation/Stock Option Committee establishes a period to time or performance goals that apply to restricted shares issued with respect to each award pursuant to the Restricted Stock Plan. Performance goals can be based on one or more business criteria that apply to the individual recipient, a business unit (where appropriate) or the Company. Performance goals generally will be based on stock price, sales, earnings per share, earnings before taxes or return on net assets. Performance goals may include positive results, maintaining the status quo or limiting economic losses.

     Other. In addition to the compensation paid to executive officers as described above, executive officers receive, along with and on the same terms as other employees, certain benefits pursuant to the Company's 401(k) Plan and, prior to the adoption of the 401(k) Plan, the ITC Plan and/or the Unity Plan. See "-- Benefit Plans."

     1995 Compensation of Chief Executive Officer As previously described, the Compensation/Stock Option Committee considers several factors in developing an executive compensation package. For the Chief Executive Officer, these factors generally include compensation practices of comparable companies, individual performance, experience, achievement of strategic goals, and the Company's financial and operational results. Specific actions taken by the Compensation/Stock Option Committee regarding Mr. Smith's compensation for 1995 are summarized below.

        - Base Salary. The Chief Executive Officer's 1995 base salary was $132,714, an increase of 39% over his 1994 base salary. Mr. Smith's salary increase reflects the Company's growth in revenues, net income, cash flow and stockholder value, as well as a one-time adjustment to put his base salary in the twenty-fifth percentile of compensation paid to chief executives by comparable companies.

        - Annual Incentive. In addition, Mr. Smith received an annual cash incentive award for 1995 of $93,759. This award was based on results for the year, which exceeded the performance benchmarks established by the Compensation/Stock Option Committee and the Board. Mr. Smith's 1995 incentive targets were exceeded by 38.0% (net income), 7.3% (total service revenues) and 15.7% (cash flow). The Company believes that Mr. Smith's total 1995 cash (salary plus incentive) compensation was below the average total cash compensation paid to chief executives by comparable companies.

        - Long-term Incentive. Mr. Smith is eligible to participate in the Company's Employee Plan and Restricted Stock Plan. During 1995, Mr. Smith was granted options to purchase 16,174 shares of Common Stock at an exercise price of $11.50 and 25,000 shares of Common Stock at an exercise price of $14.125 (the fair market value of the Common Stock on the date of option grant). Such options become exercisable (i) with respect to 50% of the shares issuable thereunder on the second anniversary of the date of grant, (ii) an additional 25% of the shares issuable thereunder on the third anniversary of the date of grant, and (iii) the remaining 25% of the shares issuable thereunder on the fourth anniversary of the date of grant. Additionally, Mr. Smith received 15,000 restricted shares of Common Stock under the Restricted Stock Plan for 1995.

     Pay Deductibility Limit Under a 1993 amendment to the Code and proposed federal tax regulations, public companies are prohibited from receiving a tax deduction for compensation in excess of $1 million paid to the chief executive officer or any of the four other most highly compensated executive officers for any fiscal year. The prohibition does not apply to certain performance-based compensation. The Company takes into consideration this compensation deductibility limit in structuring its compensation programs and in determining executive compensation. At this time, the Company's applicable executive officer compensation does not exceed $1 million, and the Company does not expect that it is likely to be affected by these nondeductibility rules in the near future.

                  COMPENSATION/STOCK OPTION COMMITTEE

                  O. Gene Gabbard
                  Lawrence M. Gressette, Jr.
                  William B. Timmerman

COMPARATIVE COMPANY PERFORMANCE

     The graph shown below is a line-graph presentation comparing the Company's cumulative stockholder return on an indexed basis based on an investment of $100 on December 31, 1993 with the CRSP Index for Nasdaq Telecommunications Stocks and the CRSP Index for the Nasdaq National Market (U.S. Companies).

               COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN


                                  CRSP NASDAQ         CRSP INDEX
                                 STOCK MARKET         FOR NASDAQ
      MEASUREMENT PERIOD             (U.S.        TELECOMMUNICATIONS     INTERCEL,
    (FISCAL YEAR COVERED)         COMPANIES)            STOCKS             INC.
12/31/93                            100.00                100                100
12/31/94                             97.48              82.66             131.82
12/31/95                            138.26              99.56             206.06

NOTES:

A. The lines represent annual index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighed daily, using the market capitalization on the previous trading day.
C. If the fiscal year end is not a trading day, the preceding trading day is used.
D.   The index level for all series was set to 100.0 on December 31, 1993.
E. The Company's Common Stock began trading on the Nasdaq Stock Market on February 7, 1994.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has adopted a policy requiring that any material transactions between the Company and persons or entities affiliated with officers, directors or principal stockholders of the Company be on terms no less favorable to the Company than reasonably could have been obtained in arms' length transactions with independent third parties. The following is a summary of certain transactions and relationships among the Company and its associated entities, and among the directors, executive officers and stockholders of the Company and its associated entities.

     Powertel. InterCel PCS Services and Powertel entered into a management agreement, dated as of October 28, 1994, pursuant to which InterCel PCS Services agreed to manage Powertel's acquisition of PCS licenses and its subsequent development, construction and operation of its PCS system, in exchange for a carried partnership interest in Powertel valued at 10% of the excess of the fair value of Powertel (on the valuation date) over the capital contributions of the partners (subject to certain restrictions).

     The Company entered into the Powertel Business Combination Agreement dated as of August 23, 1995 with Powertel, the Powertel Partners and the stockholders of certain Powertel Partners pursuant to which the Company issued 9,686,410 shares of Common Stock in exchange for the transfer to the Company of the partnership interests of Powertel or the common stock of the corporations holding the partnership interests of Powertel. As of December 31, 1995 (prior to consummation of the February Offerings and the April Notes), ITC Holding owned approximately 50.2% of the outstanding Common Stock of the Company. Prior to the Powertel Combination, ITC Holding was a partner in Powertel, holding (through a wholly owned subsidiary) a 20.910% interest, as of December 31, 1995. In addition, certain other former Powertel Partners and/or their affiliates directly or indirectly owned interests in ITC Holding, including MPX (which, as of December 31, 1995, owned approximately 9.9% of ITC Holding's outstanding stock), and certain affiliates of NEIPCS Inc. (which, as of December 31, 1995, owned approximately 11.2% of ITC Holding's outstanding stock) and certain affiliates of South Atlantic PCS Corporation (which, as of December 31, 1995, owned approximately 2.4% of ITC Holding's outstanding stock). Michael D. Blackwell, Executive Vice President of MPX, and Robert A. Dolson, President of NEIPCS Inc., serve on the Board of Directors of ITC Holding. ITC Holding and certain directors and officers of ITC Holding and InterCel have substantial investments in affiliates of South Atlantic PCS Corporation.

     Powertel loaned approximately $900,000 to the Company, at an annual interest rate of 8% (the "Powertel Loan") to pay expenses associated with the Powertel Combination and the February Offerings. The Powertel Loan was eliminated on February 7, 1996 in connection with the Powertel Combination.

     ITC Holding. As of February 29, 1996, ITC Holding owned approximately 27.5% of the outstanding Common Stock of the Company. ITC Holding, through certain of its subsidiaries, from time to time provides the Company with various services, consisting principally of administrative and staff services, technical services and access services (switch technicians and maintenance) and facilities for the Company's switching office. The amounts paid by the Company to ITC Holding during the fiscal years ended December 31, 1993, 1994 and 1995 for such services were as follows: $58,832, $230,503 and $192,165, respectively, for administrative and staff services; $232,307, $263,003 and $330,664, respectively, for technical services; $33,000, $56,767 and $41,823, respectively, for access services; and $3,900, $3,600 and $3,600, respectively, for the switching facilities. The Company will periodically have outstanding affiliated receivables and payables related to timing of payments for such administrative services.

     The Company has previously participated in a five million dollar credit facility through Valley Finance, an indirect wholly owned subsidiary of ITC Holding. Repayment of this prior credit facility was guaranteed by ITC Holding, and ITC Holding had agreed with the Company that, among other things, ITC Holding would obtain or provide alternative financing for the Company substantially equivalent to the credit facility in the event that actions taken by ITC Holding or any of its affiliates (other than the Company) were to result in termination of the credit facility. In connection with the Unicel Merger, Valley Finance entered into a credit facility (the "Credit Facility"), originally in the amount of $30 million and currently in the amount of $28 million, with National Bank for Cooperatives. All amounts drawn under the Credit Facility by Valley

Finance were loaned by Valley Finance to InterCel and were repaid in full with a portion of the proceeds from the February Offerings.

     Between January 1, 1991 and January 1, 1993, the Company owned a .179% interest in a Georgia general partnership organized for the purposes of purchasing a cabin-class multi-engine airplane, arranging for joint use of the airplane and providing administrative and accounting services to the parties arising from the operation of the airplane. The Company's partners included ITC Holding, Interstate Telephone and Valley Telephone. Between January 1, 1993 and December 31, 1994, a joint venture, which included ITC Holding and other parties, but not the Company, was formed to continue operation of the airplane and to acquire and operate a new airplane. In exchange for continued use of the original airplane and for use of the newly acquired airplane, the Company paid fees to the new joint venture of approximately $30,755 and $23,943 for the fiscal years ended December 31, 1993 and December 31, 1994, respectively. On January 1, 1995, the Company, ITC Holding, InterServ Services Corporation, a subsidiary of ITC Holding, and other parties entered into a new Georgia general partnership, pursuant to which the partners own and operate a multi-engine plane. The Company owns a .175% interest in this new partnership.

     On March 10, 1994, the Company entered into a lending arrangement with ITC Holding pursuant to which the Company borrowed $9,403,000 from ITC Holding to repay previously outstanding borrowings under the Credit Facility. The loan from ITC Holding, which is unsecured and prepayable (without penalty) at any time, bears interest at the same rates that the Company would have been paying had the amounts remained outstanding under the Credit Facility. Amounts due under the loan are payable at various times through March 1997, but all amounts may be made immediately due and payable on demand (with advance written notice) by ITC Holding. The Company repaid the loan from ITC Holding with a portion of the net proceeds of the February Offerings. ITC Holding paid all costs associated with establishing this loan.

     The Company has leased space for its headquarters in West Point, Georgia from ITC Holding since May 1995. The Company has entered into a lease agreement, effective July 1, 1995, pursuant to which InterCel pays ITC Holding rent in the amount of $8,602 per month. The lease may be terminated by either party on 30 days' notice. The Company has also begun construction of an operation and billing center on land owned by the city of West Point, Georgia. ITC Holding leases the land from the city for a nominal lease payment and has an option to purchase the land on or before October 1, 1999. The Company and ITC Holding are in the process of documenting an oral agreement pursuant to which ITC Holding is subleasing such land to the Company for the same lease payment and the Company will have the right to purchase the land pursuant to the terms of ITC Holding's option.

     The Company leased space for its switching equipment in an ITC Holding facility located in West Point, Georgia. Rent payments were $2,750 per month until March 1995, at which time the rent increased to $4,750 per month. In connection with its installation of a new switch for the Georgia/Alabama Market in a Company-owned facility in Huguley, Alabama, the lease for the West Point facility was canceled in August 1995.

     The Company utilizes the fiber optic facilities of Interstate FiberNet, Inc. ("Interstate FiberNet"), an ITC Holding subsidiary. In exchange for the use of these facilities, the Company provides Interstate FiberNet with building space and utilities valued (for each of the last three years) at $4,000 per month.

     The Company retained Elrick & Lavidge, Inc. a subsidiary of InterServ Services Corporation, to conduct market research focus group sessions during November 1995. InterServ Services Corporation is a majority owned subsidiary of ITC Holding. The Company paid Elrick & Lavidge, Inc. approximately $23,000 for these services.

     Certain officers and directors of the Company hold or have held positions in ITC Holding and various subsidiaries of ITC Holding. See "Election of Directors -- Other Directors and Executive Officers." In addition, certain Company officers and directors have ownership interests in ITC Holding.

     Other Transactions. The Company sells cellular telephones and provides cellular services to certain of its affiliates and their employees. Revenues recorded by the Company for these sales and services were approximately $278,272, $258,411 and $248,176 in 1993, 1994 and 1995, respectively.

     Until April 1992, the Company leased premises in West Point, Georgia from
J. Smith Lanier, II. The Company moved from this facility in 1992, and ITC Holding assumed the lease on the premises effective as of April 1992. The lease runs from July 1, 1990 for a period of 15 years. During the year ended December 31, 1992, the Company paid $7,451 pursuant to the lease.

     The Company purchases its health, dental, life, property and liability insurance through J. Smith Lanier & Co., an insurance sales company. J. Smith Lanier, II is the Chairman of the Board and Chief Executive Officer of J. Smith Lanier & Co.

     Beginning in November 1991 the Company has been leasing a building located in Lanett, Alabama, from Riverside Corporation, in which the mother and sisters of William H. Scott, III have the majority ownership interest. The lease runs for a period of five years, with options to renew for three successive five-year periods. ITC Holding subleased the building from the Company during the period from November 1991 to April 1992. The total amount payable during the term of this lease (not including any renewal thereof) is $141,000 (approximately $2.94 per square foot per year).

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT.

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than 10% of its Common Stock to file with the SEC initial reports of ownership of the Company's equity securities and to file subsequent reports when there are changes in such ownership. Based on a review of reports submitted to the Company, InterCel believes that during the fiscal year ended December 31, 1995, all Section 16(a) filing requirements applicable to the Company's officers, directors and more than 10% owners were compiled with.

                     BENEFICIAL OWNERSHIP OF CAPITAL STOCK

     The following table provides information, as of February 29, 1996, concerning beneficial ownership of Common Stock by (i) each person or entity known by the Company to beneficially own more than 5% of the outstanding Common Stock, (ii) each director of the Company, (iii) each Named Executive Officer, and (iv) all directors and executive officers of the Company as a group. The information in the table is based on information from the named persons regarding ownership of Common Stock. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares shown as beneficially owned by them.

                                                          AMOUNT AND NATURE OF       PERCENT OF COMMON
        NAME AND ADDRESS(A) OF BENEFICIAL OWNER          BENEFICIAL OWNERSHIP(B)     STOCK OUTSTANDING
- -------------------------------------------------------  -----------------------     -----------------
ITC Holding Company, Inc.(c)...........................         7,337,711                   27.5%
MPX Systems, Inc.......................................         4,494,892                   16.8
Fred G. Astor, Jr.(d)..................................            78,875                    *
Donald W. Burton(e)....................................         1,583,727                    5.9
Bert G. Clifford(f)....................................         1,172,821                    4.4
O. Gene Gabbard(d)(g)..................................           191,191                    *
Lawrence M. Gressette, Jr..............................                --                     --
Nicholas J. Jebbia.....................................             2,500                    *
George R. Johnson......................................                --                     --
Campbell B. Lanier, III(g).............................           228,991                    *
Maurice P. O'Connor....................................            16,719                    *
Walter R. Pettiss......................................             1,000                    *
William H. Scott, III(d)(h)............................            53,600                    *
Allen E. Smith(d)......................................           106,975                    *
William B. Timmerman...................................                --                     --
Donald W. Weber(d).....................................            17,000                    *
All executive officers and directors as a group (13
  persons)(d)-(h)......................................         3,453,399                   12.9

- ---------------

          *
     Less than one percent.
(a) The addresses of the directors, officers and beneficial owners of more than 5% of the Common Stock are as follows: ITC Holding and Messrs. Astor, C. Lanier, Pettiss, Scott and Smith -- 1239 O.G. Skinner Drive, West Point, Georgia 31833; Mr. Clifford -- P.O. Box 136, Unity, Maine 04988; Mr. O'Connor -- 1106 Kennebec Road, Hampden, Maine 04444; Mr. Gabbard -- 102 Marseille Place, Cary, North Carolina 27511; Mr. Weber -- 525 Old Cobblestone Drive, Dunwoody, Georgia 30350; Messrs. Gressette and Timmerman and MPX Systems, Inc. (a wholly owned subsidiary of SCANA Corp.) -- 440 Knox Abbott Drive, Suite 240, Cayce, South Carolina 29033; Mr.
     Burton -- 614 West Bay Street, Suite 200, Tampa, Florida 33606; Mr.
     Johnson -- 505 Seven Oaks Park, Birmingham, Alabama 35242; and Mr.
     Jebbia -- 1445 Blyth Walk, Snellville, Georgia 30278.
(b) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if such person has or shares voting power or investment power with respect to such security, or has the right to acquire beneficial ownership at any time within 60 days from December 31, 1995. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares.
(c) ITC Holding has pledged all of its stock in the Company to certain lenders in connection with a credit facility.

(d) Includes the following shares that the named individuals have the right to purchase within 60 days from February 29, 1996 pursuant to options:

          Fred G. Astor, Jr...............................................   54,525
          O. Gene Gabbard.................................................   15,000
          Maurice P. O'Connor.............................................   11,100
          Campbell B. Lanier, III.........................................    5,000
          William H. Scott, III...........................................   35,000
          Allen E. Smith..................................................   76,625
          Donald W. Weber.................................................   15,000
                                                                            -------
            Total.........................................................  212,250
                                                                            =======

(e) Includes 464,417 shares held of record by The Burton Partnership, Limited Partnership, of which Mr. Burton is the sole general partner; 654,893 shares held of record by South Atlantic Venture Fund II, Limited Partnership, of which South Atlantic Venture Partners II, Limited Partnership is the sole general partner, of which Mr. Burton is the managing general partner; and 464,417 shares held of record by South Atlantic Venture Fund III, Limited Partnership, of which South Atlantic Venture Partners III, Limited Partnership is the sole general partner, of which Mr. Burton is the managing general partner.
(f) Includes 174,018 shares held in escrow by the First National Bank of West Point pursuant to certain terms of the Unicel Merger. Also includes 596,319 shares (162,431 shares of which are currently held in escrow) held of record by Coral B. Clifford, Mr. Clifford's wife.
(g) Includes 176,191 shares held of record by The Charitable Remainder Education Trust III, of which Messrs. Gabbard and Lanier are trustees. Messrs. Gabbard and Lanier disclaim beneficial ownership of these shares.
(h) Includes 500 shares held of record by Martha Scott, Mr. Scott's wife, of which Mr. Scott disclaims beneficial ownership.

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                                  (PROPOSAL 4)

     The Board of Directors has appointed the firm of Arthur Andersen LLP to continue as independent public accountants for the Company for the year ending December 31, 1996, subject to ratification of such appointment by the stockholders. Arthur Andersen LLP has served as the Company's independent public accountants since 1991. Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of Arthur Andersen LLP, independent certified public accountants, to audit the books and accounts of the Company for the year ending December 31, 1996. No determination has been made as to what action the Board of Directors would take if the stockholders do not ratify the appointment.

     Representatives of Arthur Andersen LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     The approval by a majority of the total votes cast on the proposal is required to approve the proposal to ratify the selection of Arthur Andersen LLP as independent public accountants for the fiscal year ending December 31, 1996.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 4

                  DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     The Company provides all stockholders with the opportunity, under certain circumstances, to participate in the governance of the Company by submitting proposals that they believe merit consideration at the next Annual Meeting of Stockholders, which currently is expected to be held in June 1997. To enable management to analyze and respond adequately to proposals and to prepare appropriate proposals for presentation in the Company's Proxy Statement for the next Annual Meeting of Stockholders, any such proposal should be submitted to the Company no later than January 10, 1997, to the attention of its Secretary, at its principal place of business in West Point, Georgia. Stockholders may also submit the names of individuals who they wish to be considered by the Board of Directors as nominees for directors.

                               VOTING PROCEDURES

     Stockholders' votes will be tabulated by the persons appointed by the chairman of the Annual Meeting to act as inspectors of election for the Annual Meeting. All shares represented and entitled to vote on a proposal, whether voted for or against the proposal, or abstaining from voting, will be counted as present and entitled to vote on the proposal. Accordingly, an abstention from voting on the proposal by a stockholder present in person or represented by proxy at the Annual Meeting will have the same legal effect as a vote against the matter, even though the stockholder may interpret an abstention differently.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The Company hereby incorporates by reference into this Proxy Statement the following sections of the Company's 1995 Annual Report (which has been provided to all stockholders): (i) Management's Discussion and Analysis set forth at pages 15-26 thereof; (ii) Consolidated Financial Statements set forth at pages 27-31 thereof; (iii) Notes to Consolidated Financial Statements set forth at pages 32-46 thereof; and (iv) Report of Independent Auditors set forth at page 47 thereof. In addition, the Company hereby incorporates by reference into this Proxy Statement the unaudited financial statements and Management's Discussion and Analysis set forth at pages 2-13 thereof of the Company's Form 10-Q for its first quarter ended March 31, 1996.

     The Company will provide without charge to each person to whom a copy of this Proxy Statement is delivered, on the written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the documents referred to above which have been incorporated by reference in this Proxy Statement. Such written or oral request should be directed to Fred G. Astor, Jr., Executive Vice President and Chief Financial Officer, InterCel, Inc., 1239 O.G. Skinner Drive, West Point, Georgia 31833;
(706) 645-2000.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act, and, in accordance therewith, is required to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of the reports, proxy statements and other information can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. The Common Stock of the Company is traded on the Nasdaq National Market (Symbol: ICEL), and such reports, proxy statements and other information concerning the Company also can be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

     A copy of the Annual Report to Stockholders for the fiscal year ended December 31, 1995 has previously been provided or accompanies this Proxy Statement. THE COMPANY IS REQUIRED TO FILE AN ANNUAL REPORT ON FORM 10-K FOR ITS 1995 FISCAL YEAR WITH THE SEC. STOCKHOLDERS MAY OBTAIN, FREE OF CHARGE, A COPY OF THE ANNUAL REPORT ON FORM 10-K BY WRITING TO OR TELEPHONING FRED G. ASTOR, JR., EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, INTERCEL, INC., 1239 O.G. SKINNER DRIVE, WEST POINT, GEORGIA 31833; (706) 645-2000.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters to be presented for action by the stockholders at the Annual Meeting. If, however, any other matters not now known are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote such proxy on such matters as determined by a majority of the Board of Directors.

                                          By Order of the Board of Directors

                                          /s/ Allen E. Smith
                                          -----------------------
                                          Allen E. Smith
                                          Chief Executive Officer

West Point, Georgia
Dated: May 9, 1996

                                                                      APPENDIX A








                            STOCK PURCHASE AGREEMENT




                                   BETWEEN

                                INTERCEL, INC.

                                     AND

                                ERICSSON INC.



                          DATED AS OF MARCH 4, 1996

                               TABLE OF CONTENTS

Section                                                                         Page
                                   ARTICLE I

                                  DEFINITIONS

SECTION 1.01.  Certain Defined Terms                                             1

                                   ARTICLE II

                               PURCHASE AND SALE

SECTION 2.01.  Purchase and Sale of the Shares                                   6
SECTION 2.02.  Purchase Price                                                    6
SECTION 2.03.  Closing                                                           6
SECTION 2.04.  Escrow                                                            6
SECTION 2.05.  Closing Deliveries by the Seller                                  6
SECTION 2.06.  Closing Deliveries by the Purchaser                               7
SECTION 2.07.  Closing Deliveries by the Escrow Agent                            7

                                 ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE SELLER

SECTION 3.01.  Organization, Authority and Qualification of the Seller           7
SECTION 3.02.  Capital Stock of the Seller                                       8
SECTION 3.03.  Subsidiaries                                                      8
SECTION 3.04.  No Conflict                                                       8
SECTION 3.05.  Governmental Consents and Approvals                               9
SECTION 3.06.  Seller SEC Documents; Financial Statements                        9
SECTION 3.07.  No Undisclosed Liabilities                                       10
SECTION 3.08.  Conduct in the Ordinary Course; Absence of Certain Changes,
                Events and Conditions                                           10
SECTION 3.09.  Litigation                                                       10
SECTION 3.10.  Compliance with Laws                                             11
SECTION 3.11.  Full Disclosure                                                  11
SECTION 3.12.  Delivery of Certain Documents                                    11
SECTION 3.13.  Private Placement                                                11
SECTION 3.14.  FCC Regulations                                                  11
SECTION 3.15.  Equipment Purchase Agreement                                     11
SECTION 3.16.  Brokers                                                          11

Section                                                                         Page
                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

SECTION 4.01.  Organization and Authority of the Purchaser                      12
SECTION 4.02.  No Conflict                                                      12
SECTION 4.03.  Governmental Consents and Approvals                              13
SECTION 4.04.  Litigation                                                       13
SECTION 4.05.  Investment Purpose                                               13
SECTION 4.06.  Accredited Investor                                              13
SECTION 4.07.  Equipment Purchase Agreement                                     13
SECTION 4.08.  Brokers                                                          13

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

SECTION 5.01.  Filing of Certificate of Designation                             13
SECTION 5.02.  Treatment of Shares as Equity                                    14
SECTION 5.03.  Regulatory and Other Authorizations; Notices and Consents        14
SECTION 5.04.  Notice of Developments                                           14
SECTION 5.05.  Registration Rights                                              15
SECTION 5.06.  Resale Restrictions                                              15
SECTION 5.07.  Registration of Shares                                           15
SECTION 5.08.  Delivery of Certain Documents                                    15
SECTION 5.09.  Seller Stockholders' Meeting                                     15
SECTION 5.10.  Certain Information                                              16
SECTION 5.11   Conduct of Business of the Seller                                16
SECTION 5.12.  Further Action                                                   16

                                   ARTICLE VI

                             CONDITIONS TO CLOSING

SECTION 6.01.  Conditions to Obligations of the Seller                          17
SECTION 6.02.  Conditions to Obligations of the Purchaser                       18

                                   ARTICLE VII

                                INDEMNIFICATION

SECTION 7.01.  Survival of Representations and Warranties                       20
SECTION 7.02.  Indemnification                                                  21


Section                                                                         Page
SECTION 7.03.  Limits on Indemnification                                        22

                                   ARTICLE VIII

                             TERMINATION AND WAIVER

SECTION 8.01.  Termination                                                      23
SECTION 8.02.  Effect of Termination                                            24
SECTION 8.03.  Waiver                                                           24

                                   ARTICLE IX

                              GENERAL PROVISIONS

SECTION 9.01.  Expenses                                                         24
SECTION 9.02.  Notices                                                          24
SECTION 9.03.  Public Announcements                                             25
SECTION 9.04.  Headings                                                         26
SECTION 9.05.  Severability                                                     26
SECTION 9.06.  Entire Agreement                                                 26
SECTION 9.07.  Assignment                                                       26
SECTION 9.08.  No Third Party Beneficiaries                                     26
SECTION 9.09.  Amendment                                                        26
SECTION 9.10.  Governing Law                                                    27
SECTION 9.11.  Counterparts                                                     27
SECTION 9.12.  Specific Performance                                             27

EXHIBITS

Exhibit 2.04   Form of Escrow Agreement

ANNEXES
Annex I        Certificate of the Designations, Powers, Preferences and Relative,
               Participating or Other Rights, and the Qualifications, Limitations or Restrictions Thereof, of Series A Convertible Preferred Stock
              ($0.01 Par Value) of InterCel, Inc.

Annex II      Registration Rights

     STOCK PURCHASE AGREEMENT, dated as of March 4, 1996, between INTERCEL, INC., a Delaware corporation (the "Seller"), and ERICSSON INC., a Delaware corporation (the "Purchaser").


                                  WITNESSETH:

     WHEREAS, the Seller wishes to issue and to sell to the Purchaser, and the Purchaser wishes to purchase from the Seller, 100,000 shares (the "Shares") of a new series of convertible preferred stock of the Seller designated Series A Convertible Preferred Stock, par value $0.01 per share (the "Preferred Stock"), upon the terms and subject to the conditions set forth herein; and

     WHEREAS, the terms of the Preferred Stock are set forth in the form of Certificate of Designation attached as Annex I hereto (the "Certificate of Designation"); and

     WHEREAS, the Equipment Purchase Agreement and the consummation of the transactions contemplated thereby are the primary inducement for the Purchaser to enter into this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Purchaser and the Seller hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

     "Acquisition Documents" has the meaning specified in Section 7.01.

     "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

     "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

     "Agreement" or "this Agreement" means this Stock Purchase Agreement, dated as of March 4, 1996, between the Seller and the Purchaser (including the Exhibits hereto and the Disclosure Schedule) and all amendments hereto made in accordance with the provisions of Section 9.09.

     "Assets" means the properties, assets and contract rights used or intended to be used in the conduct of Business or otherwise owned, leased or used by the Seller or any Subsidiary or, with respect to contract rights, to which the Seller or any Subsidiary is a party.

     "Atlanta Asset Purchase Agreement" means the Asset Purchase Agreement among GTE Mobilnet Incorporated, InterCel Atlanta Licenses, Inc. and the Seller, pursuant to which the Seller proposes to acquire the license granted by the United States Federal Communications Commission to provide personal communications services utilizing 1.8 Ghz in the Atlanta Major Trading Area.

     "Atlanta MTA Acquisition Closing" means the closing of the transactions contemplated by the Atlanta Asset Purchase Agreement.

     "Beneficially Own" with respect to any securities and "Beneficial Ownership" mean having beneficial ownership as determined pursuant to Rule 13d-3 under the Exchange Act including pursuant to any agreement, arrangement or understanding, whether or not in writing.

     "Business" means the business of the Seller and the Subsidiaries as currently conducted and contemplated as of the date hereof by the Seller to be conducted (as described in the Prospectus or contemplated by this Agreement, the Atlanta Asset Purchase Agreement, the Equipment Purchase Agreement and the SCANA Agreement).

     "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     "Certificate of Designation" has the meaning specified in the recitals to this Agreement.

     "Closing" has the meaning specified in Section 2.03.

     "Closing Date" has the meaning specified in Section 2.03.

     "Commission" means the United States Securities and Exchange Commission.

     "Common Stock" means the common stock, par value $0.01 per share, of the Seller.

     "control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

     "Current Market Value" means, as of a particular date, the average of the high bid and low asked prices per share of Common Stock in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or such other exchange or inter-dealer quotation system on which the Common Stock is then principally traded or authorized to be quoted.

     "Disclosure Schedule" means the Disclosure Schedule attached hereto, dated as of the date hereof, and forming a part of this Agreement.

     "Encumbrance" means any security interest, pledge, mortgage, lien, charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

     "Equipment Purchase Agreement" means the Acquisition Agreement, dated as of March 4, 1996, between the Purchaser and InterCel PCS Services, Inc., in connection with the sale by the Purchaser to InterCel PCS Services, Inc. of switches and PCS 1900 equipment.

     "Escrow Agent" has the meaning specified in the Escrow Agreement.

     "Escrow Agreement" has the meaning specified in Section 2.04.

     "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

     "Governmental Authority" means any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

     "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "Law" means any United States federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law, including, without limitation, any requirement or rule of law of the United States Federal Communications Commission.

     "Liabilities" means, any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law, Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

     "Loss" has the meaning specified in Section 7.02.

     "Material Adverse Effect" means any circumstance, change in, or effect on the Business, the Seller or any Subsidiary that, individually or in the aggregate with any other circumstances, changes in, or effects on, the Business, the Seller or any Subsidiary: (a) is, or would reasonably be expected to be, materially adverse to the business, operations, Assets or Liabilities, prospects, results of operations or financial condition of the Seller and the Subsidiaries, taken as a whole, or (b) would reasonably be expected to materially adversely affect the ability of the Seller and the Subsidiaries to operate or conduct the Business in the manner in which it is currently operated or conducted or contemplated to be operated or conducted by the Seller and the Subsidiaries.

     "Person" means any individual, partnership, limited liability company, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

     "Preferred Stock" has the meaning specified in the recitals to this Agreement.

     "Prospectus" means the Seller's Prospectus dated February 1, 1996, relating to 7,373,211 shares of Common Stock.

      "Purchase Price" has the meaning specified in Section 2.02.

      "Purchaser" has the meaning specified in the preamble to this Agreement.

     "Reference Balance Sheet" means the audited consolidated balance sheet (including the related notes and schedules thereto) of the Seller, dated as of December 31, 1995, a copy of which the Seller has provided to the Purchaser prior to the execution of this Agreement.

     "Reference Balance Sheet Date" means December 31, 1995.

     "Sale" has the meaning specified in Section 5.10(b).

     "SCANA Agreement" means the Stock Purchase Agreement, dated as of March 4, 1996, between the Seller and MPX Systems, Inc., a wholly owned subsidiary of SCANA Corporation, relating to the purchase of 100,000 shares of Series B Convertible Preferred Stock, par value $0.01 per share, of the Seller.

     "SCANA Closing" means the closing of the transactions contemplated by the SCANA Agreement.

     "SEC Reports" has the meaning specified in Section 3.06(a).

     "Securities Act" means the United States Securities Act of 1933, as amended.

     "Seller" has the meaning specified in the preamble to this Agreement.

     "Shares" has the meaning specified in the recitals to this Agreement.

     "Subsidiaries" means any and all corporations, partnerships, limited liability companies, joint ventures, associations and other entities controlled by the Seller directly or indirectly through one or more intermediaries.

     "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs duties, tariffs, and similar charges.

     "Third Party Claims" has the meaning specified in Section 7.02(b).

     "U.S. GAAP" means United States generally accepted accounting principles and practices as in effect from time to time and applied consistently throughout the periods involved.


                                 ARTICLE II

                              PURCHASE AND SALE

     SECTION 2.01. Purchase and Sale of the Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing, the Seller shall sell to the Purchaser, and the Purchaser shall purchase from the Seller, the Shares.

     SECTION 2.02. Purchase Price. The aggregate purchase price for the Shares shall be $75,000,000.00 (the "Purchase Price"), representing a purchase price of $750.00 per Share.

     SECTION 2.03. Closing. Upon the terms and subject to the conditions of this Agreement, the issuance, sale and purchase of the Shares contemplated by this Agreement shall take place at a closing (the "Closing") to be held at 10:00 A.M. local time on a date and at a location mutually agreed to by the parties upon the satisfaction or waiver of all conditions to the obligations of the parties set forth in Article VI, or at such other place or at such other time or on such other date as the Seller and the Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date".

      SECTION 2.04. Escrow. On a date mutually agreed by the Seller and the Purchaser (but no later than the closing date of the Senior Note offering contemplated by the Seller), the Seller and the Purchaser shall enter into an Escrow Agreement with the Escrow Agent substantially in the form of Exhibit
2.04 (the "Escrow Agreement"). In accordance with the terms of the Escrow Agreement, on such date (or as soon thereafter as practicable, as mutually agreed by the Seller and the Purchaser), the Purchaser shall deposit with the Escrow Agent the Purchase Price, to be managed and paid out by the Escrow Agent in accordance with the terms of the Escrow Agreement.

     SECTION 2.05. Closing Deliveries by the Seller. At the Closing, the Seller shall deliver or cause to be delivered to the Purchaser:

     (a) a receipt for the Purchase Price;

     (b) stock certificates evidencing the Shares duly registered in the name of the Purchaser, in form reasonably satisfactory to the Purchaser; and

     (c) the opinions, certificates and other documents required to be delivered pursuant to Section 6.02.

     SECTION 2.06. Closing Deliveries by the Purchaser. At the Closing, the Purchaser shall deliver to the Seller the opinions, certificates and other documents required to be delivered pursuant to Section 6.01.

     SECTION 2.07. Closing Deliveries by the Escrow Agent. At the Closing, pursuant to the terms of the Escrow Agreement, the Escrow Agent shall deliver to the Seller the Purchase Price in cash by wire transfer in immediately available funds to a bank account in the United States to be designated by the Seller, by written notice to the Purchaser at least five Business Days prior to the Closing Date.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

     As an inducement to the Purchaser to enter into this Agreement, the Seller hereby represents and warrants to the Purchaser as follows:

     SECTION 3.01. Organization, Authority and Qualification of the Seller.
The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority to enter into this Agreement and the Escrow Agreement, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary. The execution and delivery of this Agreement and the Escrow Agreement by the Seller, the performance by the Seller of its obligations hereunder and thereunder and the consummation by the Seller of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Preferred Stock in accordance with the terms of this Agreement and the Certificate of Designation, have been duly authorized by all requisite action on the part of the Seller, except for the stockholder approval contemplated by Section 5.09 (which shall have been obtained prior to the Closing). This Agreement has been, and upon its execution the Escrow Agreement shall have been, duly executed and delivered by the Seller, and (assuming due authorization, execution and delivery by the Purchaser) this Agreement constitutes, and upon its execution the Escrow Agreement will constitute, a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms.

     SECTION 3.02. Capital Stock of the Seller. The authorized capital stock of the Seller consists of 39,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $0.01 per share. By the Closing Date, the Seller will duly increase the authorized capital stock of the Seller to consist of 55,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $0.01 per share. As of the date hereof, (i) 26,823,694 shares of Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable and (ii) no shares of preferred stock are issued and outstanding. None of the issued and outstanding shares of Common Stock was issued in violation of any preemptive rights. Except as disclosed in Section
3.02 of the Disclosure Schedule, there are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character to which the Seller is a party relating to the issuance or sale of capital stock of the Seller or obligating the Seller to issue or sell any shares of capital stock of, or any other equity interest in, the Seller.
Except as disclosed in Section 3.02 of the Disclosure Schedule, there are no outstanding contractual obligations of the Seller to repurchase, redeem or otherwise acquire any shares of Common Stock. Upon issuance of the Shares to the Purchaser at the Closing and payment therefor pursuant to this Agreement and the Certificate of Designation, the Shares will be validly issued, fully paid and nonassessable and free of preemptive rights. By the Closing Date, the shares of Common Stock issuable upon conversion of the Shares will be duly authorized and reserved for issuance upon such conversion and, upon issuance of such shares in accordance with the Certificate of Designation, will be validly-issued, fully paid and nonassessable and free of preemptive rights. Upon consummation of the transactions contemplated by this Agreement, including the issuance of the Shares and registration of the Shares in the name of the Purchaser in the stock records of the Seller, the Purchaser will own the Shares free and clear of all Encumbrances, other than Encumbrances resulting from any action, or failure to take action, by the Purchaser.

     SECTION 3.03. Subsidiaries. Each Subsidiary: (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) has all necessary power and authority to own, operate or lease the properties and assets owned, operated or leased by such Subsidiary and to carry on its business as it has been and is currently conducted by such Subsidiary and (iii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary or desirable, except where the failure to be so duly licensed or qualified would not have a Material Adverse Effect.

     SECTION 3.04. No Conflict. Assuming that all consents, approvals, authorizations and other actions described in Section 3.05 have been obtained and all filings and notifications listed in Section 3.05 of the Disclosure Schedule have been made, the execution, delivery and performance of this Agreement and the Escrow Agreement by the Seller, and the issuance of the Shares and the performance of the Seller's obligations in accordance with the Certificate of Designation, do not and will not, as of the date hereof and as of the Closing Date, (a) violate, conflict with or result in the breach of any provision of the certificate of incorporation or by-laws (or similar organizational documents) of the Seller or any Subsidiary, (b) conflict with or violate (or cause an event which could have a Material Adverse Effect as a result of) any Law or Governmental Order applicable to the Seller, any Subsidiary or any of their respective assets, properties or businesses or (c) except as set forth in Section 3.04(c) of the Disclosure Schedule, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Shares or on any of the assets or properties of the Seller or any Subsidiary pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Seller or any Subsidiary is a party or by which any of the Shares or any of such assets or properties is bound or affected.

     SECTION 3.05. Governmental Consents and Approvals. The execution, delivery and performance of this Agreement and the Escrow Agreement by the Seller do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority, except (a) as described in Section 3.05 of the Disclosure Schedule,
(b) pursuant to the notification requirements of the HSR Act, (c) the filing with the Secretary of State of the State of Delaware of the Certificate of Designation contemplated by Section 5.01, and (d) any filings required to effect any registration pursuant to Section 5.05.

     SECTION 3.06. Seller SEC Documents; Financial Statements. (a) The Seller has filed all forms, reports and documents required to be filed by it with the Commission, and has heretofore made available to the Purchaser, in the form filed with the Commission (excluding any exhibits thereto), (A) its Annual Report on Form 10-K for the fiscal year ended December 31, 1994, (B) its Quarterly Reports on Form 10-Q for the periods ended March 31, 1995, June 30, 1995, and September 30, 1995, (C) all proxy statements relating to the Seller's meetings of stockholders (whether annual or special) held since December 31, 1994, (D) the Prospectus and the related Registration Statement on Form S-1 and
(E) its Current Reports on Form 8-K dated after December 31, 1994 (the forms, reports and other documents referred to in clauses (A), (B), (C), (D) and (E) above being referred to herein, collectively, as the "SEC Reports").

     (b) The SEC Reports and any other forms, reports and other documents filed by the Seller with the Commission after the date of this Agreement (i) were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     (c) The financial statements (including, in each case, any notes thereto) contained in the SEC Reports were prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presented the financial position, results of operations and cash flows of the Seller and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaided statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to be material in amount).

     (d) Since December 31, 1994 there has not been any change, occurrence or circumstance in the business, results of operations or financial condition of the Seller or any Subsidiary having, individually or in the aggregate, a Material Adverse Effect, other than changes, occurrences and circumstances referred to in any subsequently filed SEC Reports.

     SECTION 3.07. No Undisclosed Liabilities. There are no Liabilities of the Seller or any Subsidiary, other than Liabilities (i) disclosed in Section 3.07 of the Disclosure Schedule, (ii) reflected in the SEC Reports, (iii) not required to be reflected in a consolidated balance sheet of the Seller and its Subsidiaries or in the notes thereto prepared in accordance with U.S. GAAP or
(iv) incurred since the Reference Balance Sheet Date in the ordinary course of business.

     SECTION 3.08. Conduct in the Ordinary Courses; Absence of Certain Changes, Events and Conditions. Since the Reference Balance Sheet Date, except as disclosed in any subsequently filed SEC Reports or as contemplated by this Agreement, the business of the Seller and the Subsidiaries has been conducted in the ordinary course and the Seller has not suffered any Material Adverse Effect

     SECTION 3.09. Litigation. Except as set forth in the SEC Reports or as disclosed in Section 3.09 of the Disclosure Schedule, there are no Actions by or against the Seller or any Subsidiary (or by or against any Affiliate thereof and relating to the Business, the Seller or any Subsidiary), or affecting any of the Assets, pending before any Governmental Authority (or, to the best knowledge of the Seller, threatened to be brought by or before any Governmental Authority) that has, has had or could have a Material Adverse Effect or could reasonably be expected to affect the legality, validity or enforceability of this Agreement or the Escrow Agreement or the consummation of the actions contemplated hereby or thereby. None of the Seller, the Subsidiaries nor any of the Assets is subject to any Governmental Order (nor, to the best knowledge of the Seller, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) which has, has had or could have a Material Adverse Effect.

     SECTION 3.10. Compliance with Laws. The Seller and the Subsidiaries have each conducted and continue to conduct the Business in all material respects in accordance with all Laws and Governmental Orders applicable to the Seller or any Subsidiary or any of the Assets or the Business, and neither the Seller nor any Subsidiary is in material violation of any such Law or Governmental Order.

     SECTION 3.11. Full Disclosure. The Seller is not aware of any facts pertaining to the Seller, any Subsidiary or the Business which could have a Material Adverse Effect and which have not been disclosed in this Agreement, the Disclosure Schedule or the SEC Documents or otherwise disclosed to the Purchaser by the Seller in writing.

     SECTION 3.12. Delivery of Certain Documents. The Seller has delivered to the Purchaser a true and complete copy of the most recent draft of each of the Atlanta Asset Purchase Agreement, the SCANA Agreement and all exhibits, schedules and agreements related thereto or in any way entered into in connection with the transactions contemplated thereby.

     SECTION 3.13. Private Placement. Assuming the accuracy of the representations and warranties of the Purchaser contained in Sections 4.05 and 4.06, the offer and sale of the Shares to the Purchaser pursuant to this Agreement is exempt from registration under the Securities Act.

     SECTION 3.14. FCC Regulations. After giving effect to the issuance of Shares to the Purchaser, the ownership of capital stock of the Seller by aliens or their representatives or by a foreign government or representative thereof or by any corporation organized under the laws of a foreign country does not exceed the limitations set forth in rules and regulations of the United States Federal Communications Commission.

     SECTION 3.15. Equipment Purchase Agreement. The representations and warranties made by InterCel PCS Services, Inc. in the Equipment Purchase Agreement are true and correct. The Equipment Purchase Agreement is enforceable against InterCel PCS Services, Inc. in accordance with its terms.

     SECTION 3.16. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller.

                                   ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     As an inducement to the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller as follows:

     SECTION 4.01. Organization and Authority of the Purchaser. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all necessary corporate power and authority to enter into this Agreement and the Escrow Agreement, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Escrow Agreement by the Purchaser, the performance by the Purchaser of its obligations hereunder and thereunder and the consummation by the Purchaser of the actions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Purchaser. This Agreement has been, and upon its execution the Escrow Agreement will be, duly executed and delivered by the Purchaser, and (assuming due authorization, execution and delivery by the Seller) this Agreement constitutes, and upon its execution the Escrow Agreement will constitute, a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

     SECTION 4.02. No Conflict. Assuming compliance with the notification requirements of the HSR Act and the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 4.03, except as may result from any facts or circumstances relating solely to the Seller, the execution, delivery and performance of this Agreement and the Escrow Agreement by the Purchaser do not and will not, as of the date hereof and as of the Closing Date, (a) violate, conflict with or result in the breach of any provision of the Certificate of Incorporation or By-laws of the Purchaser, (b) conflict with or violate any Law or Governmental Order applicable to the Purchaser or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse or time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation, or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Purchaser pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Purchaser is a party or by which any of such assets or properties are bound or affected, which in any such case would have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated by this Agreement or the Escrow Agreement.

     SECTION 4.03. Governmental Consents and Approvals. The execution, delivery and performance of this Agreement and the Escrow Agreement by the Purchaser do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority, except pursuant to the notification requirements of the HSR Act.

     SECTION 4.04. Litigation. There are no Actions by or against the Purchaser, pending before any Governmental Authority (or, to the best knowledge of the Purchaser, threatened to be brought by or before any Governmental Authority) that could reasonably be expected to affect the legality, validity or enforceability of this Agreement or the Escrow Agreement or the consummation of the actions contemplated hereby or thereby. The Purchaser is not subject to any Governmental Order (nor, to the best knowledge of the Purchaser, are there any such Governmental Orders threatened to be imposed by any Governmental Authority), which could reasonably be expected to affect the legality, validity or enforceability of this Agreement or the Escrow Agreement or the consummation of the transactions contemplated hereby or thereby.

     SECTION 4.05. Investment Purpose. The Purchaser is acquiring the Shares solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof.

     SECTION 4.06. Accredited Investor. The Purchaser is an "accredited investor" within the meaning of Rule 501 under the Securities Act.

     SECTION 4.07. Equipment Purchase Agreement. The representations and warranties made by the Purchaser in the Equipment Purchase Agreement are true and correct. The Equipment Purchase Agreement is enforceable against the Purchaser in accordance with its terms.

     SECTION 4.08. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.


                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     SECTION 5.01. Filing of Certificate of Designation. The Seller covenants and agrees that, as promptly as practicable after the stockholder approval referred to in Section 6.02(g) is obtained and, in any event, prior to the Closing, the Seller will file the

Certificate of Designation with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law.

     SECTION 5.02. Treatment of Shares as Equity. The Seller covenants and agrees that it will treat the Shares as equity, and not as debt, for accounting and tax purposes and further covenants and agrees that it will not take any action or position that is inconsistent with such treatment.

     SECTION 5.03. Regulatory and Other Authorizations; Notices and Consents.
(a) The Seller and the Purchaser shall use all reasonable efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for their execution and delivery of, and the performance of their respective obligations pursuant to, this Agreement and the Escrow Agreement. Each party hereto agrees to make an appropriate filing pursuant to the HSR Act, if required, with respect to the conversion of the Shares at such times as the Purchaser may request and to supply as promptly as practicable to the appropriate Governmental Authorities any additional information and documentary material that may be requested pursuant to the HSR Act.

     (b) The Seller shall or shall cause the Subsidiaries to give promptly such notices to third parties and use its or their reasonable efforts to obtain such third party consents as are necessary in connection with the transactions contemplated by this Agreement.

     (c) The Purchaser shall cooperate and use all reasonable efforts to assist the Seller in giving such notices and obtaining such consents; provided, however, that the Purchaser shall have no obligation to give any guarantee or other consideration of any nature in connection with any such notice or consent or to consent to any change in the terms of any agreement or arrangement which the Purchaser in its sole and absolute discretion may deem adverse to the interests of the Purchaser.

     SECTION 5.04. Notice of Developments. (a) Prior to the Closing, the Seller shall promptly notify the Purchaser in writing of (i) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could reasonably be expected to result in any breach of a representation or warranty or covenant of the Seller in this Agreement or which could reasonably be expected to have the effect of making any representation or warranty of the Seller in this Agreement untrue or incorrect in any respect and
(ii) all other developments material to the Seller and the Subsidiaries, taken as a whole, affecting the assets, Liabilities, business, financial condition, operations, results of operations or prospects of the Seller, any Subsidiary or the Business.

     (b) Prior to the Closing, the Purchaser shall promptly notify the Seller in writing of all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could reasonably be expected to result in any breach of a representation or warranty or covenant of the Purchaser in this Agreement or which could reasonably be expected to have the effect of making any representation or warranty of the Purchaser in this Agreement untrue or incorrect in any respect.

     SECTION 5.05. Registration Rights. Effective at the Closing, the Purchaser and the Seller shall each have the rights and obligations set forth in Annex II.

     SECTION 5.06. Resale Restrictions. (a) The Purchaser acknowledges that the Shares and the shares of Common Stock into which the Shares are convertible have not been registered under the Securities Act or any state securities law, and hereby agrees not to offer, sell or otherwise transfer, pledge or hypothecate such shares unless and until registered under the Securities Act and any applicable state securities law or unless such offer, sale, transfer, pledge or hypothecation is exempt from registration or is otherwise in compliance with the Securities Act and such laws.

     (b) During the period ending one year after the Closing Date, the Purchaser shall not, without the prior written consent of the Seller, (i) offer, pledge, sell or otherwise transfer or dispose of, directly or indirectly, any Shares or any shares of Common Stock into which any of such Shares may be converted, or (ii) enter into any swap or similar agreement that transfers, in whole or in part, any of the economic consequences of ownership of such Shares or any shares of Common Stock into which such Shares may be converted, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Shares or such other securities, in cash or otherwise, other than a pledge, grant of security interest or other encumbrance effected in a bona fide transaction with an unrelated and unaffiliated pledgee; provided, however, that the Purchaser may at any time enter into any such transaction described in clause (i) or (ii) above with an Affiliate of the Purchaser.

     SECTION 5.07. Registration of Shares. The Seller shall, upon issuance of the Shares and prior to the delivery of stock certificates evidencing the Shares pursuant to Section 2.05, register the Shares in the name of the Purchaser in the stock records of the Seller.

     SECTION 5.08. Delivery of Certain Documents. The Seller shall deliver to the Purchaser true and correct copies of the Atlanta Asset Purchase Agreement, the SCANA Agreement and all exhibits, schedules and agreements related thereto or in any way entered into in connection with the transactions contemplated thereby, as soon as practicable following the execution and delivery thereof by the parties thereto.

     SECTION 5.09. Seller Stockholders' Meeting. The Seller shall call and hold a meeting of its stockholders as promptly as practicable after the execution of this Agreement to consider and vote upon (i) a proposal to increase the authorized number of shares of Common Stock and (ii) the issuance and terms of the Shares, including, without limitation, the convertibility thereof into shares of Common Stock. The Board of Directors of the Seller shall recommend approval of such matters, and the Seller shall take all lawful action to solicit such approval. The Seller represents and warrants to the Purchaser that stockholders Beneficially Owning more than 50% of the outstanding shares of Common Stock have agreed to vote in favor of such approval.

     SECTION 5. 10. Certain Information. (a) For a period of at least three years from the date of this Agreement, the Seller shall file all reports and other information required to be filed by Section 13 or 15(d) under the Exchange Act, as the case may be, as shall be necessary in order that the conditions to the availability of Rule 144 under the Securities Act in connection with any Sale of shares of Common Stock by the Purchaser shall be met. For so long as the Seller is required to file reports and other information pursuant to Section 13 or 15(d) of the Exchange Act, the Seller shall provide the Purchaser with a copy of each such report and other information.

     (b) For purposes of this Agreement, "Sale" means any sale, assignment, transfer, distribution or other disposition of shares of Common Stock or of a participation therein, whether voluntarily or by operation of law.

     SECTION 5. 11. Conduct of Business of the Seller. Prior to the Closing, the Seller agrees (except to the extent that the Purchaser shall otherwise consent in writing) as follows:

     (a) Dividends; Changes in Stock. The Seller shall not take or permit to be taken any action that would result in an adjustment to the Conversion Price (as defined in the Certificate of Designation) pursuant to Section (7)(d) of the Certificate of Designation if the Shares were issued and outstanding at the time of such action.

     (b) Certain Matters. The Seller shall not take or permit to be taken any action in respect of which holders of Shares would be entitled to vote pursuant to Section (9) of the Certificate of Designation if the Shares were outstanding at the time of such action.

     SECTION 5. 12. Further Action. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

                                   ARTICLE VI

                             CONDITIONS TO CLOSING

     SECTION 6.01. Conditions to Obligations of the Seller. The obligations of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by the Seller, at its sole discretion), at or prior to the Closing, of each of the following conditions:

     (a) Representations, Warranties and Covenants. The representations and warranties of the Purchaser contained in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing, other than such representations and warranties as are made as of another date, which shall be true and correct as of such date (provided, however, that if any portion of any representation or warranty is already qualified by materiality, for purposes of determining whether this
Section 6.01(a) has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects), and the covenants and agreements contained in this Agreement to be complied with by the Purchaser at or before the Closing shall have been complied with in all material respects, and the Seller shall have received a certificate from the Purchaser to such effect signed by a duly authorized officer thereof;

     (b) No Proceeding or Litigation. No Action shall have been commenced by or before any Governmental Authority against either the Seller or the Purchaser, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of the Seller, is likely to render it impossible or unlawful to consummate such transactions; provided, however, that the provisions of this Section 6.01(b) shall not apply if the Seller has directly or indirectly solicited or encouraged any such Action;

     (c) Resolutions of the Purchaser. The Seller shall have received a true and complete copy, certified by the Secretary or an Assistant Secretary of the Purchaser, of the resolutions duly and validly adopted by the Board of Directors of the Purchaser evidencing its authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

     (d) Incumbency Certificate of the Purchaser. The Seller shall have received a certificate of the Secretary or an Assistant Secretary of the Purchaser certifying the names and signatures of the officers of the Purchaser authorized to sign this Agreement and the other documents to be delivered hereunder;

     (e) Legal Opinion. The Seller shall have received from Shearman & Sterling, counsel to the Purchaser, a legal opinion, addressed to the Seller and dated the Closing Date, in form and substance reasonably satisfactory to the Seller, as to (i) the due authorization, execution and delivery by the Purchaser of this Agreement and the Escrow Agreement and (ii) the enforceability against the Purchaser of this Agreement and the Escrow Agreement;

     (f) Consents and Approvals. The Purchaser and the Seller shall have received, each in form and substance reasonably satisfactory to the Seller, all authorizations, consents, orders and approvals of all Governmental Authorities and officials and all third party consents necessary or desirable for the consummation of the actions contemplated by this Agreement;

     (g) Related Transactions. Each of the SCANA Closing and the Atlanta MTA Acquisition Closing shall have occurred or shall occur simultaneously with the Closing; and

     (h) Commercial Agreement. The Purchaser and the Seller shall have executed and delivered the Equipment Purchase Agreement.

     SECTION 6.02. Conditions to Obligations of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by the Purchaser, at its sole discretion), at or prior to the Closing, of each of the following conditions:

     (a) Representations, Warranties and Covenants. The representations and warranties of the Seller contained in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing with the same force and effect as if made as of the Closing, other than such representations and warranties as are made as of another date, which shall be true and correct as of such date (provided, however, that if any portion of any representation or warranty is already qualified by materiality, for purposes of determining whether this Section 6.02(a) has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects), and the covenants and agreements contained in this Agreement to be complied with by the Seller at or before the Closing shall have been complied with in all material respects, and the Purchaser shall have received a certificate of the Seller to such effect signed by a duly authorized officer thereof;

     (b) No Proceeding or Litigation. No Action shall have been commenced by or before any Governmental Authority against either the Seller or the Purchaser, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of the Purchaser, is likely to render it impossible or unlawful to consummate such transactions or which could have a Material Adverse Effect; provided, however, that the provisions of this Section 6.02(b) shall not apply if the Purchaser has directly or indirectly solicited or encouraged any such Action;

     (c) Resolutions of the Seller. The Purchaser shall have received a true and complete copy, certified by the Secretary or an Assistant Secretary of the Seller, of the resolutions duly and validly adopted by the Board of Directors of the Seller and, to the extent that such authorization is necessary, the shareholders of the Seller evidencing their authorization of the execution and delivery of this Agreement, the issuance and terms of the Shares including, without limitation, the convertibility thereof into shares of Common Stock, and the consummation of the transactions contemplated hereby;

     (d) Incumbency Certificate of the Seller. The Purchaser shall have received a certificate of the Secretary or an Assistant Secretary of the Seller certifying the names and signatures of the officers of the Seller authorized to sign this Agreement and the other documents to be delivered hereunder;

     (e) Legal Opinion. The Purchaser shall have received from Hogan & Hartson L.L.P., counsel to the Seller, a legal opinion, addressed to the Purchaser and dated the Closing Date, in form and substance reasonably satisfactory to the Purchaser, as to (i) the due authorization, execution and delivery by the Seller of this Agreement and the Escrow Agreement, (ii) the enforceability against the Seller of this Agreement and the Escrow Agreement and (iii) the validity of the Shares, the due authorization of the shares of Common Stock into which the Shares may be converted and related matters;

     (f) Consents and Approvals. The Purchaser and the Seller shall have received, each in form and substance reasonably satisfactory to the Purchaser, all authorizations, consents, orders and approvals of all Governmental Authorities and officials and all third party consents necessary or desirable for the consummation of the transactions contemplated by this Agreement;

     (g) Stockholder Approval. The stockholders of the Seller shall have approved (i) the increase in the authorized number of shares of Common Stock and (ii) the issuance and terms of the Shares, including the convertibility thereof into shares of Common Stock;

     (h) Related Transactions. (i) Each of the SCANA Closing and the Atlanta MTA Acquisition Closing shall have occurred or shall occur simultaneously with the Closing and (ii) the Purchaser shall have received true and correct copies of the Atlanta Asset Purchase Agreement, the SCANA Agreement and all exhibits, schedules and agreements related thereto or in any way entered into in connection with the actions contemplated thereby, which shall be substantially identical to the drafts of each such agreement delivered pursuant to Section 3.12;

     (i) Commercial Agreements. The Purchaser and the Seller shall have executed and delivered the Equipment Purchase Agreement;

     (j) Organizational Documents. The Purchaser shall have received a copy of (i) the Certificate of Incorporation, as amended, of the Seller, certified by the Secretary of State of the State of Delaware, as of a date not earlier than five Business Days prior to the Closing Date and accompanied by a certificate of the Secretary or Assistant Secretary of the Seller, dated as of the Closing Date, stating that no amendments have been made to such Certificate of Incorporation since such date, and (ii) the By-laws of the Seller, certified by the Secretary or Assistant Secretary of the Seller;

     (k) Good Standing. The Purchaser shall have received a good standing certificate for the Seller from the Secretary of State of the State of Delaware, dated as of a date not earlier than five Business Days prior to the Closing Date and accompanied by a bring-down certificate dated the Closing Date; and

     (l) No Material Adverse Effect. No event or events shall have occurred which, individually or in the aggregate, have, or could have, a Material Adverse Effect.

                                  ARTICLE VII

                                INDEMNIFICATION

     SECTION 7.01. Survival of Representations and Warranties. (a) The representations and warranties of the Seller contained in this Agreement and in the Exhibits to this Agreement and the Disclosure Schedule (collectively, the "Acquisition Documents"), shall survive the Closing until the second anniversary of the Closing Date. Neither the period of survival nor the liability of the Seller with respect to the Seller's representations and warranties shall be reduced by any investigation made at any time by or on behalf of the Purchaser. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by the Purchaser to the Seller, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

     (b) The representations and warranties of the Purchaser contained in the Acquisition Documents shall survive the Closing until the second anniversary of the Closing Date. Neither the period of survival nor the liability of the Purchaser with respect to the Purchaser's representations and warranties shall be reduced by any investigation made at any time by or on behalf of the Seller. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by the Seller to the Purchaser. then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

        SECTION 7.02. Indemnification. (a)(i) The Purchaser, its successors and assigns, and the stockholders, officers, directors, employees, Affiliates and agents of the Purchaser and its successors and assigns shall be indemnified and held harmless by the Seller for any and all Liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, attorneys' and consultants' fees and expenses) actually suffered or incurred by them (including, without limitation, any Action brought or otherwise initiated by any of them) (hereinafter a "Loss"), arising out of or resulting from:

        (A) the breach of any representation or warranty made by the Seller contained in the Acquisition Documents; or

        (B) the breach of any covenant or agreement by the Seller contained in the Acquisition Documents.

        (ii) The Seller, its successors and assigns, and the stockholders, officers, directors, employees, Affiliates and agents of the Seller and its successors and assigns shall be indemnified and held harmless by the Purchaser for any and all Losses actually suffered or incurred by them, arising out of or resulting from:

        (A) the breach of any representation or warranty made by the Purchaser in the Acquisition Documents; or

        (B) the breach of any covenant or agreement by the Purchaser contained in the Acquisition Documents.

To the extent that the Seller's or the Purchaser's undertakings set forth in this Section 7.02 may be unenforceable, the Seller or the Purchaser, as the case may be, shall contribute the maximum amount that it is permitted to contribute under applicable law to the payment and satisfaction of all Losses incurred by the Purchaser or the Seller, as the case may be.

        (b) An indemnified party shall give the party from whom indemnification is sought notice of any matter which an indemnified party has determined has given or could give rise to a right of indemnification under this Agreement, within 60 days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises; provided, however, that the failure to provide such notice shall not release the indemnifying party from any of its obligations under this Article VII except to the extent the indemnifying party is materially prejudiced by such failure and shall not relieve the indemnifying party from any other obligation or Liability that it may have to any indemnified party otherwise than under this Article VII. The obligations and Liabilities of an indemnifying party under this Article VII with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Article VII ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: If an indemnified party shall receive notice of any Third Party Claim, the indemnified party shall give the indemnifying party notice of such Third Party Claim within 30 days of the receipt by the indemnified party of such notice; provided, however, that the failure to provide such notice shall not release the indemnifying party from any of its obligations under this
Article VII except to the extent the indemnifying party is materially prejudiced by such failure and shall not relieve the indemnifying party from any other obligation or Liability that it may have to any indemnified party otherwise than under this Article VII. If the indemnifying party acknowledges in writing its obligation to indemnify the indemnified party hereunder against any Losses that may result from such Third Party Claim, then the indemnifying party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the indemnified party within five days of the receipt of such notice from the indemnified party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the indemnified party, in its sole and absolute discretion, for the same counsel to represent both the indemnified party and the indemnifying party, then the indemnified party shall be entitled to retain its own counsel, in each jurisdiction for which the indemnified party determines counsel is required, at the expense of the indemnifying party.
In the event the indemnifying party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the indemnified party shall cooperate with the indemnifying party in such defense and make available to the indemnifying party, at the indemnifying party's expense, all witnesses, pertinent records, materials and information in the indemnified party's possession or under the indemnified party's control relating thereto as is reasonably required by the indemnifying party. Similarly, in the event the indemnified party is, directly or indirectly, conducting the defense against any such Third Party Claim, the indemnifying party shall cooperate with the indemnified party in such defense and make available to the indemnified party, at the indemnifying party's expense, all such witnesses, pertinent records, materials and information in the indemnifying party's possession or under the indemnifying party's control relating thereto as is reasonably required by the indemnified party. No such Third Party Claim may be settled by the indemnifying party or the indemnified party without the prior written consent of the other.

     SECTION 7.03. Limits on Indemnification. Notwithstanding anything to the contrary contained in this Agreement, the maximum amount of indemnifiable Losses which may be recovered from an indemnifying party arising out of or resulting from the causes enumerated in Section 7.02 shall be an amount equal to the Purchase Price.


                                  ARTICLE VIII

                             TERMINATION AND WAIVER

     SECTION 8.01. Termination. This Agreement may be terminated at any time prior to the Closing:

     (a) by the Purchaser if, between the date hereof and the time scheduled for the Closing: (i) an event or condition occurs that has resulted in a Material Adverse Effect, (ii) any representation or warranty of the Seller contained in this Agreement shall not have been true and correct in all material respects when made, (iii) the Seller shall not have complied in all material respects with any covenant or agreement to be complied with by it and contained in this Agreement; or (iv) the Seller or any Subsidiary makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Seller or any Subsidiary seeking to adjudicate any of them a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization; or

      (b) by the Seller if, between the date hereof and the time scheduled for the Closing: (i) any representation or warranty of the Purchaser contained in this Agreement shall not have been true and correct in all material respects when made, (ii) the Purchaser shall not have complied in all material respects with any covenant or agreement to be complied with by it and contained in this Agreement; or (iii) the Purchaser makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Purchaser seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization; or

     (c) by either the Seller or the Purchaser if the Closing shall not have occurred on or prior to September 30, 1996; or

     (d) by either the Purchaser or the Seller in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

     (e) by the mutual written consent of the Seller and the Purchaser.

     SECTION 8.02. Effect of Termination. (a) In the event of termination of this Agreement as provided in Section 8.01, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except that nothing herein shall relieve either party from liability for any breach of this Agreement.

     (b) In the event of termination of this Agreement as provided in Section 8.01, the Escrow Agent shall, pursuant to the provisions of the Escrow Agreement, return the Purchase Price to the Purchaser.

     SECTION 8.03. Waiver. Either party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements or conditions of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.


                                   ARTICLE IX

                               GENERAL PROVISIONS

     SECTION 9.01. Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

     SECTION 9.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

25

      (a)  if to the Seller:


           InterCel, Inc.
           1239 O.G. Skinner Drive
           West Point, Georgia 31833
           Telecopy:   (706) 645-2329
           Attention:  Fred G. Astor, Jr.

           with a copy (which shall not constitute notice) to:

           Hogan & Hartson L.L.P.
           555 Thirteenth Street, N.W.
           Washington, D.C. 20004
           Telecopy:   (202) 637-5910
           Attention:  Kimberley E. Thompson, Esq.


      (b)  if to the Purchaser:


           Ericsson Inc.
           740 East Campbell Road
           Richardson, Texas 75081
           Telecopy:   (214) 952-8783
           Attention:  John Mottram

           with a copy (which shall not constitute notice) to:

           Shearman & Sterling
           599 Lexington Avenue
           New York, New York 10022
           Telecopy:   (212) 848-7179
           Attention:  Jeanne C. Olivier, Esq.


     SECTION 9.03. Public Announcements. No party to this Agreement shall make, or cause to be made, any press release or public announcement or otherwise communicate with any news media in respect of this Agreement or the transactions contemplated hereby without the prior written consent of the other party (which shall not be unreasonably withheld or delayed), and the parties shall cooperate as to the timing and contents of any such press release or public announcement; provided, however, that with respect to any disclosure required by law or by a listing agreement with the National Association of Securities Dealers, Inc. Automated Quotation System National Market System or any national securities exchange to which the Purchaser or the Seller is a party, the party required to make such disclosure shall use its best efforts to consult with the other party as to the timing and contents of such disclosure and to obtain such consent prior to the time such disclosure is required to be made.

     SECTION 9.04. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 9.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

     SECTION 9.06. Entire Agreement. This Agreement and the Escrow Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between the Seller and the Purchaser with respect to the subject matter hereof and thereof.

     SECTION 9.07. Assignment. This Agreement may not be assigned by operation of Law or otherwise without the express written consent of the Seller and the Purchaser (which consent may be granted or withheld in the sole discretion of the Seller or the Purchaser); provided, however, that the Purchaser may, without the consent of the Seller, assign this Agreement prior to the Closing to a subsidiary controlled by Telefonaktiebolaget L.M. Ericsson, but no such assignment shall relieve the Purchaser of any of its obligations under this Agreement.

     SECTION 9.08. No Third Party Beneficiaries.  Except for the provisions of
Article VII relating to indemnified parties, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     SECTION 9.09. Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Seller and the Purchaser or (b) by a waiver in accordance with Section 8.03.

     SECTION 9.10. Governing Law. This Agreement shall be governed by the laws of the State of New York. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any New York state or federal court sitting in the City of New York, and the parties hereto irrevocably submit to the jurisdiction of such courts and waive any defense of an inconvenient forum to the maintenance of such action or proceeding.

     SECTION 9.11. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     SECTION 9.12. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

     IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                 INTERCEL, INC.


                                 By:
                                     --------------------------------------
                                     Name:
                                     Title:



                                 ERICSSON INC.


                                 By:
                                     --------------------------------------
                                     Name:
                                     Title:

                                  EXHIBIT 2.04

                                ESCROW AGREEMENT

     ESCROW AGREEMENT, dated as of [___________], 1996 (this "Agreement"), among INTERCEL, INC., a Delaware corporation (the "Seller"), ERICSSON INC., a
Delaware corporation (the "Purchaser"), and _____________ a _______________ (the "Escrow Agent").

                                  WITNESSETH:

     WHEREAS, the Purchaser and the Seller have entered into a Stock Purchase Agreement, dated as of March 4, 1996 (the "Purchase Agreement"; terms defined in the Purchase Agreement and not otherwise defined herein being used herein as therein defined), pursuant to which the Purchaser has agreed to purchase from the Seller, and the Seller has agreed to sell to the Purchaser, the Shares;

     WHEREAS, it is contemplated under the Purchase Agreement that the Purchaser will deposit or cause to be deposited into escrow the sum of $75,000,000 in cash (the "Escrow Amount"), to be held and disbursed by the Escrow Agent in accordance with this Agreement; and

     WHEREAS, a copy of the Purchase Agreement has been delivered to the Escrow Agent, and the Escrow Agent is willing to act as the Escrow Agent hereunder;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein and in the Purchase Agreement, and intending to be legally bound hereby, the parties hereby agree as follows:

     1. Appointment and Agreement of Escrow Agent. The Purchaser and the Seller hereby appoint the Escrow Agent to serve as, and the Escrow Agent hereby agrees to act as, escrow agent upon the terms and conditions of this Agreement.

     2. Establishment of the Escrow Fund. (a) Pursuant to Section 2.04 of the Purchase Agreement, the Purchaser shall deliver to the Escrow Agent on the date hereof the Escrow Amount. The Escrow Agent shall hold the Escrow Amount and all interest and other amounts earned thereon (the "Escrow Fund") in escrow pursuant to this Agreement.

     (b) Each of the Purchaser and the Seller confirms to the Escrow Agent and to each other that the Escrow Fund is free and clear of all Encumbrances except as may be created by this Agreement and the Purchase Agreement.

     3. Distributions from the Escrow Fund. (a) Upon the satisfaction or waiver of all conditions to the Closing set forth in Article VI of the Purchase Agreement, and upon receipt by the Purchaser of the stock certificates evidencing the Shares as contemplated by Section 2.05 of the Purchase Agreement, the Purchaser shall notify the Escrow Agent in writing to such effect, and the Escrow Agent shall, as promptly as practicable after its receipt of such notice, liquidate all investments in the Escrow Fund and pay in full to the Seller at the Closing in immediately available funds all such amounts as shall be received upon the liquidation of such investments (and any and all other amounts then on deposit in the Escrow Fund).

     (b) Upon the termination of the Purchase Agreement, the Seller or the Purchaser shall notify the Escrow Agent in writing to such effect, and the Escrow Agent shall, as promptly as practicable after its receipt of such notice, liquidate all investments in the Escrow Fund and pay in full to the Purchaser in immediately available funds all such amounts as shall be received upon the liquidation of such investments (and any and all other amounts then on deposit in the Purchaser Escrow Fund).

     4. Maintenance of the Escrow Fund; Termination of the Escrow Fund.
(a) The Escrow Agent shall continue to maintain the Escrow Fund until the earlier of (i) the time at which the Escrow Fund is disbursed in accordance with Section 3 and (ii) the termination of this Agreement.

     (b) The Escrow Agent shall invest and reinvest moneys on deposit in the Escrow Fund, unless joint written notice to the contrary is received from the Seller and the Purchaser, in any combination of the following: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or readily marketable obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) insured certificates of deposit of, or time deposits with, any commercial bank that is a member of the Federal Reserve System and which issues (or the parent of which issues) commercial paper rated as described in clause (c), is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion or (c) commercial paper in an aggregate amount of no more than $1,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States, rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Services, Inc. or "A-1" (or the then equivalent grade) by Standard & Poors Ratings Group.

     5. Assignment, Successors. This Agreement may not be assigned by operation of Law or otherwise without the express written consent of the other parties hereto (which consent may be granted or withheld in the sole discretion of such other parties); provided, however, that the Purchaser may, without the consent of the other parties, assign this Agreement prior to the Closing to a subsidiary controlled by Telefonaktiebolaget L.M. Ericsson to which the Purchaser has assigned any of its rights under the Purchase Agreement, but no such assignment shall relieve the Purchaser of any of its obligations under this Agreement. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns.

     6. Escrow Agent. (a) Except as expressly contemplated by this Agreement or by joint written instructions from the Purchaser and the Seller, the Escrow Agent shall not sell, transfer or otherwise dispose of in any manner all or any portion of the Escrow Fund, except pursuant to an order of a court of competent jurisdiction.

     (b) The duties and obligations of the Escrow Agent shall be determined solely by this Agreement, and the Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement.

     (c) In the performance of its duties hereunder, the Escrow Agent shall be entitled to rely upon any document, instrument or signature believed by it in good faith to be genuine and signed by any party hereto or an authorized officer or agent thereof, and shall not be required to investigate the truth or accuracy of any statement contained in any such document or instrument. The Escrow Agent may assume that any Person purporting to give any notice in accordance with the provisions of this Agreement has been duly authorized to do so.

     (d) The Escrow Agent shall not be liable for any error of judgment, or any action taken, suffered or omitted to be taken, hereunder except in the case of its gross negligence, bad faith or willful misconduct. The Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

     (e) The Escrow Agent shall have no duty as to the collection or protection of the Escrow Fund or income thereon, nor as to the preservation of any rights pertaining thereto, beyond the safe custody of any such property actually in its possession.

     (f) As compensation for its services to be rendered under this Agreement, for each year or any portion thereof, the Escrow Agent shall receive a fee in the amount specified in Schedule A to this Agreement and shall be reimbursed upon request for all expenses, disbursements and advances, including reasonable fees of outside counsel, if any, incurred or made by it in connection with the preparation of this Agreement and the carrying out of its duties under this Agreement. All such fees and expenses shall be the responsibility of the Seller.

     (g) The Seller shall reimburse and indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense, including, without limitation, reasonable attorneys' fees, incurred without gross negligence, bad faith or willful misconduct on the part of the Escrow Agent arising out of, or in connection with the acceptance of, or the performance of, its duties and obligations under this Agreement; provided that the Purchaser shall reimburse and indemnify the Escrow Agent for, and hold it harmless against, any such loss, liability or expense incurred as a result of gross negligence, bad faith or willful misconduct on the part of the Purchaser.

     (h) The Escrow Agent may at any time resign by giving twenty Business Days' prior written notice of resignation to the Seller and the Purchaser. The Seller and the Purchaser may at any time jointly remove the Escrow Agent by giving ten Business Days' prior written notice signed by each of them to the Escrow Agent. If the Escrow Agent shall resign or be removed, a successor Escrow Agent, which shall be a bank or trust company having assets in excess of $2 billion, shall be appointed by the Seller and the Purchaser by written instrument executed by the Seller and the Purchaser and delivered to the Escrow Agent and to such successor Escrow Agent and, thereupon, the resignation or removal of the predecessor Escrow Agent shall become effective and such successor Escrow Agent, without any further act, deed or conveyance, shall become vested with all right, title and interest to all cash and property held hereunder of such predecessor Escrow Agent, and such predecessor Escrow Agent shall, on the written request of the Seller, the Purchaser or the successor Escrow Agent, execute and deliver to such successor Escrow Agent all the right, title and interest hereunder in and to the Escrow Fund of such predecessor Escrow Agent and all other rights hereunder of such predecessor Escrow Agent. If no successor Escrow Agent shall have been appointed within twenty Business Days of a notice of resignation by the Escrow Agent, the Escrow Agent's sole responsibility shall thereafter be to hold the Escrow Fund until the earlier of its receipt of designation of a successor Escrow Agent, a joint written instruction by the Seller and the Purchaser and termination of this Agreement in accordance with its terms.

     7. Termination. This Escrow Agreement shall terminate on the date on which there is no property remaining in the Escrow Fund.

     8. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8):

      (a)  if to the Seller:

           InterCel, Inc.
           1239 O.G. Skinner Drive
           West Point, Georgia 31833
           Telecopy:   (706) 645-2329
           Attention:  Fred G. Astor, Jr.

           with a copy (which shall not constitute notice) to:

           Hogan & Hartson L.L.P.
           555 Thirteenth Street, N.W.
           Washington, D.C. 20004
           Telecopy:   (202) 637-5910
           Attention:  Kimberley E. Thompson, Esq.

      (b)  if to the Purchaser:

           Ericsson Inc.
           740 East Campbell Road
           Richardson, Texas 75081
           Telecopy:   (214) 952-8783
           Attention:  John Mottram

           with a copy (which shall not constitute notice) to:

           Shearman & Sterling
           599 Lexington  Avenue
           New York, New York 10022
           Telecopy:   (212) 848-7179
           Attention:  Jeanne C. Olivier, Esq.

      (c)  if to the Escrow Agent, to:

           ----------------------------------
           ----------------------------------
           ----------------------------------
           ----------------------------------
           Telecopy:
                     ------------------------
           Attention:
                      -----------------------

     9. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     10. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the actions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

     11. Entire Agreement. This Agreement and the Purchase Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the Seller, the Purchaser and the Escrow Agent with respect to the subject matter hereof.

     12. No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     13. Amendment.  This Agreement may not be amended or modified except
(a) by an instrument in writing signed by, or on behalf of, the Seller, the Purchaser and the Escrow Agent or (b) by a waiver in accordance with Section 14 of this Agreement.

     14. Waiver. Amy party hereto may (i) extend the time for the performance of any obligation or other act of any other party hereto or (ii) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

     15. Governing Law. This Agreement shall be governed by the laws of the State of New York. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any New York state or federal court sitting in the City of New York, and the parties hereto irrevocably submit to the jurisdiction of such courts and waive any defense of an inconvenient forum to the maintenance of any such action or proceeding.

     16. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF. the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                 INTERCEL, INC.


                                 By
                                    --------------------------------------
                                     Title:



                                 ERICSSON INC.


                                 By
                                    --------------------------------------
                                     Title:



                                 [ESCROW AGENT]


                                 By
                                    --------------------------------------
                                     Title:

                                 SCHEDULE A



                              [Escrow Agent Fees]

                                   ANNEX I

            CERTIFICATE OF THE DESIGNATIONS, POWERS, PREFERENCES
            AND RELATIVE, PARTICIPATING OR OTHER RIGHTS, AND THE
           QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF, OF

                    SERIES A CONVERTIBLE PREFERRED STOCK
                              ($0.01 Par Value)

                                     OF

                               INTERCEL, INC.

                                  _________

           Pursuant to Section 151 of the General Corporation Law
                          of the State of Delaware

                                  _________


     INTERCEL, INC., a Delaware corporation (the "Corporation"), does hereby certify that the following resolutions were duly adopted by the Board of Directors of the Corporation pursuant to authority conferred upon the Board of Directors by Article FOURTH of the Certificate of Incorporation of the Corporation, which authorizes the issuance of up to 1,000,000 shares of preferred stock, at a meeting of the Board of Directors duly held on ______, 1996:

     RESOLVED, that the issue of a series of preferred stock. $0.01 par value, of the Corporation is hereby authorized and the designation, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, in addition to those set forth in the Certificate of Incorporation of the Corporation, are hereby fixed as follows:

        Section (1) Number of Shares and Designation. 100,000 shares of the preferred stock, $0.01 par value, of the Corporation are hereby constituted as a series of the preferred stock designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock"). Without the consent of the then current holders of shares of Series A Preferred Stock as provided for herein, the number of shares of Series A Preferred Stock may not be increased and may not be decreased below the number of then currently outstanding shares of Series A Preferred Stock.

        Section (2) Definitions. For purposes of the Series A Preferred Stock. the following terms shall have the meanings indicated:

                "Board of Directors" shall mean the board of directors of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series A Preferred Stock.

                "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                "Common Stock" shall mean the Common Stock of the Corporation, par value $0.01 per share.

                "Conversion Price" shall mean the conversion price per share of Common Stock into which the Series A Preferred Stock is convertible, as such Conversion Price may be adjusted pursuant to Section (7). The initial Conversion Price shall be $16.50 (equivalent to the rate of 45.4545 shares of Common Stock for each share of Series A Preferred Stock).

                "Current Market Price" shall mean, as of a particular date, the average of the high bid and low ranked prices per share of Common Stock in the over-the-counter market, as reported by the NASDAQ Stock Market or such other system then in use, or such other exchange or inter-dealer quotation system on which the Common Stock is principally traded or authorized to be quoted.

                "Issue Date" shall mean the first date on which shares of Series A Preferred Stock are issued.

                "NASDAQ Stock Market" shall mean the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System.

                "Person" shall mean any individual, firm, partnership, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

                "Securities" shall have the meaning set forth in paragraph
        (d)(iii) of Section (7).

                "Series B Preferred Stock" shall mean the series of preferred stock, $0.01 par value, of the Corporation designated as Series B Convertible Preferred Stock.

                "Subsidiaries" shall mean any and all corporations, partnerships, limited liability companies, joint ventures, associations and other entities controlled by the Corporation directly or indirectly through one or more intermediaries.

                "Trading Day" means a day on which the NASDAQ Stock Market, or such other exchange or inter-dealer quotation system on which the Common Stock is principally traded or authorized to be quoted, is open for the transaction of business.

                "Transaction" shall have the meaning set forth in paragraph (e) of Section (7).

                "Transfer Agent" means such agent or agents of the Corporation as may be designated by the Board of Directors of the Corporation as the transfer agent for the Series A Preferred Stock.

        Section (3) Dividends. (a) The holders of shares of the Series A Preferred Stock shall be entitled to receive, when and if declared by the Board of Directors out of funds legally available therefor, dividends in an amount per share of Series A Preferred Stock equal to the dividends payable on the number of shares of Common Stock into which one share of Series A Preferred Stock is then convertible, determined as of the date fixed for determining holders of shares of Common Stock entitled to receive such dividends. Each such dividend shall be payable in arrears to the holders of record of shares of the Series A Preferred Stock, as they appear on the stock records of the Corporation at the close of business on such record dates, not more than 60 days preceding the payment dates thereof, as shall be fixed by the Board of Directors.

        (b) Except as provided in Section 5(a), holders of shares of Series A Preferred Stock called for redemption on a redemption date between a dividend payment record date and the dividend payment date shall not be entitled to receive the dividend payable on such dividend payment date.

        (c) So long as any shares of the Series A Preferred Stork are outstanding, no dividends shall be declared or paid or set apart for payment on any class or series of stock of the Corporation ranking, as to dividends, on a parity with the Series A Preferred Stock, for any period, nor shall any shares ranking on a parity with the

     Series A Preferred Stock be redeemed or purchased by the Corporation or any Subsidiary, unless dividends declared and paid on the Common Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Stock in accordance with paragraph (a) of this Section
     (3).

        Section (4) Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Common Stock or any other series or class or classes of stock of the Corporation ranking junior to the Series A Preferred Stock, upon liquidation, dissolution or winding up, the holders of the shares of Series A Preferred Stock shall be entitled to receive $750.00 per share plus an amount equal to all dividends declared and unpaid thereon to the date of final distribution to such holders; thereafter, such holders shall be entitled to share ratably with the holders of the shares of Common Stock as provided in paragraph (b) of this Section (4). If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributed among the holders of the shares of Series A Preferred Stock, Series B Preferred Stock and any other shares of stock ranking, as to liquidation, dissolution or winding up, on a parity with the Series A Preferred Stock, shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments in respect thereof, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series A Preferred Stock, Series B Preferred Stock and any such other stock ratably in accordance with the respective amounts which would be payable on such shares of Series A Preferred Stock, Series B Preferred Stock and any such other stock if all amounts payable thereon were paid in full. For the purposes of this Section (4), (i) a consolidation or merger of the Corporation with one or more corporations, (ii) a sale or transfer of all or substantially all of the Corporation's assets or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

        (b) Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with or prior to Series A Preferred Stock, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Series A Preferred Stock, as provided in paragraph (a) of this Section
     (4), holders of shares of Series A Preferred Stock shall be entitled to share ratably with holders of shares of Common Stock and any other class or series entitled to participate with the Common Stock in the event of liquidation, dissolution or winding up, in any and all assets remaining to be paid or distributed, such that distributions shall be made in respect of each share of Series A Preferred Stock in an amount equal to the distributions made in respect of the number of shares of Common Stock into which such share of Series A Preferred Stock is then convertible.

        Section (5) Redemption at the Option of the Corporation. (a) Series A Preferred Stock may not be redeemed by the Corporation prior to the fifth anniversary of the Issue Date. After the fifth anniversary of the Issue Date, the Corporation, at its option, may redeem the shares of Series A Preferred Stock, in whole or in part, for an aggregate redemption price of $750.00 per share plus an amount per share equal to declared and unpaid dividends, if any, to the date fixed for redemption, out of funds legally available therefor, at any time or from time to time, subject to the notice provisions and provisions for partial redemption described below; provided, however, that the Corporation must redeem the shares of Series A Preferred Stock and the shares of Series B Preferred Stock on a pro rata basis.

        (b) In the event the Corporation shall redeem shares of Series A Preferred Stock and Series B Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 20 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock records of the Corporation, which notice shall be unconditional and irrevocable. Each such notice shall state: (1) the redemption date; (2) the number of shares of Series A Preferred Stock and Series B Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (5) the then current conversion price. Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the prompt payment of the redemption price), (i) the shares of the Series A Preferred Stock so called for redemption shall no longer be deemed to be outstanding, and (ii) all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price without interest thereon after the redemption date) shall cease. If the Corporation fails to provide money for the payment of the redemption price within 30 days after the redemption date, the redemption price shall accrue interest at the rate of 15% per annum.

        Upon surrender in accordance with said notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the applicable redemption price aforesaid. If fewer than all the outstanding shares of Series A Preferred Stock and Series B Preferred Stock are to be redeemed, shares to be redeemed shall be selected pro rata (as nearly as may be) by the Corporation from outstanding shares of Series A Preferred Stock and Series B

     Preferred Stock not previously called for redemption. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

        Section (6) Shares to be Retired. All shares of Series A Preferred Stock purchased or redeemed by the Corporation or converted shall be retired and cancelled and shall be restored to the status of authorized but unissued shares of preferred stock, without designation as to series.

        Section (7) Conversion. Holders of shares of Series A Preferred Stock shall have the right to convert all or a portion of such shares into shares of Common Stock, as follows:

        (a) Subject to and upon compliance with the provisions of this Section
     (7), a holder of shares of Series A Preferred Stock shall have the right, at his, her or its option, at any time after the second anniversary of the Issue Date, to convert such shares, in whole or in part, into the number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) obtained by dividing the aggregate liquidation preference of such shares by the Conversion Price and by surrender of such shares so to be converted by the holder thereof, such surrender to be made in the manner provided in paragraph (b) of this Section (7); provided, however, that the right to convert shares called for redemption pursuant to Section (5) shall terminate at the close of business on the date fixed for such redemption, unless the Corporation shall default in making prompt payment of the amount payable upon such redemption. Any share of Series A Preferred Stock may be converted, at the request of its holder, in part into Common Stock. If a part of a share of Series A Preferred Stock is converted, then the Corporation will convert such share into the requested shares of Common Stock (subject to paragraph (c) of this Section (7)) and issue a fractional share of Series A Preferred Stock evidencing the remaining interest of such holder.

        (b) In order to exercise the conversion right, the holder of each share of Series A Preferred Stock to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the Transfer Agent or, if no Transfer Agent has been appointed by the Corporation, at the principal office of the Corporation, accompanied by written notice to the Corporation that the holder thereof elects to convert its shares of Series A Preferred Stock or a specified portion thereof. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Series A Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

        Holders of shares of Series A Preferred Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares (except that holders of shares called for redemption on a redemption date between such record date and the dividend payment date shall not be entitled to receive such dividend on such dividend payment date) on the corresponding dividend payment date notwithstanding the conversion thereof following such dividend payment record date and prior to such dividend payment date.

        As promptly as practicable after the surrender of certificates for shares of Series A Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on his, her or its written order, (i) a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this Section (7), (ii) if less than the full number of shares of Series A Preferred Stock evidenced by the surrendered certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificates less the number of shares being converted, and
     (iii) any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in paragraph (c) of this Section (7).

        Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series A Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such shares shall have been surrendered and such notice received by the Corporation. All shares of Common Stock delivered upon conversion of the Series A Preferred Stock shall upon delivery be duly and validly issued and fully paid and nonassessable.

        (c) No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of a share of Series A Preferred
     Stock, the Corporation shall pay to the holder of such share an amount in cash (computed to the nearest cent) equal to such fraction of a share multiplied by the Current Market Price of one share of Common Stock on the Trading Day immediately preceding the date of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered.

        (d) The Conversion Price shall be adjusted from time to time as follows:

                (i) In case the Corporation shall after the Issue Date (A) pay a dividend or make a distribution on its Common Stock in shares of its Common Stock, (B) subdivide its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares or (D) issue any shares of capital stock by reclassification of its Common Stock, the Conversion Price in effect immediately prior thereto shall be adjusted so that the holder of any share of Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock of the Corporation which such holder would have owned or have been entitled to receive after the happening of any of the events described above had such share of Series A Preferred Stock been converted immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the close of business on the record date in the case of a dividend or distribution (except as provided in paragraph (h) below) and shall become effective immediately after the close of business on the record date in the case of a subdivision, combination or reclassification.

                (ii) In case the Corporation shall issue after the Issue Date
         (a) rights or warrants to all holders of Common Stock entitling them (for a period expiring within 180 days after the record date mentioned below) to subscribe for or purchase Common Stock at a price per share less than the Conversion Price at the record date for the determination of shareholders entitled to receive such rights or warrants or (b) shares of Common Stock or securities exercisable for (including rights or warrants other than those referred to in clause
         (a) above and subparagraph (iii) below) or exchangeable or convertible into shares of Common Stock at a price per share (or having an exercise, exchange or conversion price per share) less than the then current Conversion Price (other than securities issued in a transaction in which a pro rata share of such securities have been reserved by the Corporation for distribution to the holders of Series A Preferred Stock upon conversion), then in each such case the Conversion Price in effect immediately prior thereto shall be adjusted to equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the date of issuance of such rights, warrants or shares of Common Stock (or securities exercisable for or exchangeable or convertible into shares of Common Stock) by (II) a fraction, the numerator of which shall be the sum of
         (A) the number of shares of Common Stock outstanding on the date of issuance of such rights, warrants or shares of Common Stock (or securities exercisable for or exchangeable or convertible into shares of Common Stock) (without giving effect to any such issuance) and (B), in the case of (a) above, the number of shares which the aggregate proceeds from the exercise of such rights or warrants for Common Stock or, in the case of (b) above, the number of shares which the aggregate consideration receivable by the Corporation for the total number of shares of Common Stock (or securities exercisable for or exchangeable or convertible into shares of Common Stock) so issued would purchase at the Conversion Price in effect immediately prior to the date of issuance, and the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the date of issuance of such rights, warrants or shares of Common Stock (or securities exercisable for or exchangeable or convertible into Common Stock) (without giving effect to any such issuance) and (B), in the case of clause (a) above, the number of additional shares of Common Stock offered for subscription or purchase or, in the case of clause (b) above, the number of shares of Common Stock so issued or into which the exercisable, exchangeable or convertible securities may be exercised, exchanged or converted. Such adjustment shall be made successively whenever any such rights, warrants or shares of Common Stock (or securities exercisable for or exchangeable or convertible into Common Stock) are issued, and shall become effective immediately after such record date or, in the case of the issuance of Common Stock, after the date of issuance thereof (or in the case of securities exercisable for or exchangeable or convertible into shares of Common Stock, the date on which holders may first exercise, exchange or convert the same in accordance with the respective terms thereof). In determining whether any rights or warrants entitle the holders of Common Stock to subscribe for or purchase shares of Common Stock at less than the Conversion Price in effect immediately prior to the date of such issuance, and in determining the aggregate offering price of shares of Common Stock (or securities exercisable for or exchangeable or convertible into shares of Common Stock), there shall be taken into account any net consideration received or receivable by the Corporation upon issuance and upon exercise of such rights or warrants or upon issuance of shares of Common Stock (or securities exercisable for or exchangeable or convertible into shares of Common Stock), the value of such consideration, if other than cash, to be determined by the Board of Directors in good faith or, if higher, the aggregate exercise, exchange or conversion price set forth in such exercisable, exchangeable or convertible securities. The aggregate consideration received by the Corporation in connection with the issuance of shares of Common Stock or of rights, warrants or securities exercisable for or exchangeable or convertible into shares of Common Stock shall be deemed to be equal to the sum of the aggregate net offering price of all such securities plus the minimum aggregate amount, if any, payable upon the exercise of such rights or warrants and conversion of any such exercisable, exchangeable or convertible securities into shares of Common Stock.

                (iii) In case the Corporation shall distribute to all holders of its Common Stock any shares of capital stock of the Corporation (other than Common Stock) or evidences of its indebtedness or assets (other than a regular cash dividend that the Board of Directors determines, in good faith, can be maintained by the Corporation for at least four consecutive periods covering not less than one year and that the Board of Directors intends to maintain for at least four consecutive periods covering not less than one year, out of profits or surplus) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in subparagraph (ii)(a) above) (any of the foregoing being hereinafter in this subparagraph (iii) called the "Securities"), then in each such case, unless the Corporation elects to reserve shares or other units of such Securities for distribution to the holders of the Series A Preferred Stock upon the conversion of the shares of Series A Preferred Stock so that any such holder converting shares of Series A Preferred Stock will receive upon such conversion, in addition to the shares of the Common Stock to which such holder is entitled, the amount and kind of such Securities which such holder would have received if such holder had, immediately prior to the record date for the distribution of the Securities, converted his or her shares of Series A Preferred Stock into Common Stock (such election to be based upon a determination by the Board of Directors that such reservation will not materially adversely affect the interests of any holder of Series A Preferred Stock in any such reserved Securities), the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the date of such distribution by (II) a fraction, the numerator of which shall be the Current Market Price per share of the Common Stock on the record date mentioned below less the fair market value (as determined by the Board of Directors, whose determination shall, if made in good faith, be conclusive) of the portion of the capital stock or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock, and the denominator of which shall be the Current Market Price per share of the Common Stock. Such adjustment shall become effective immediately, except as provided in paragraph (h) below, after the record date for the determination of stockholders entitled to receive such distribution.

                (iv) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1 % in such price; provided, however, that any adjustments which by reason of this subparagraph (iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and provided further that any adjustment shall be required and made in accordance with the provisions of this Section (7) (other than this subparagraph (iv)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of Common Stock. All calculations under this Section (7) shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest 1/100 of a share (with .005 of a share being rounded upward), as the case may be. Anything in this paragraph (d) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this paragraph (d), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Corporation to its stockholders shall not be taxable.

                (v) No adjustment in the Conversion Price shall be required in the event of any dividend, distribution or issuance to holders of shares of Common Stock pursuant to subparagraph (i), (ii) or (iii) above if holders of shares of Series A Preferred Stock have received the same dividend, distribution or issuance in accordance with Section (3).

        (e) In case the Corporation shall be a party to any action (including without limitation a merger, consolidation, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Stock and excluding any transaction as to which paragraph (d)(i) of this Section
     (7) applies) (each of the foregoing being referred to as a "Transaction"), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each share of Series A Preferred Stock which is not converted into the right to receive stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Transaction by a holder of that number of shares or fraction thereof of Common Stock into which one share of Series A Preferred Stock was convertible immediately prior to such Transaction.
     The

     Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (e) and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series A Preferred Stock which will contain provisions enabling the holders of the Series A Preferred Stock which remains outstanding after such Transaction to convert into the consideration received by holders of Common Stock at the Conversion Price immediately after such Transaction. The provisions of this paragraph (e) shall similarly apply to successive Transactions.

         (f) If:

                (i) the Corporation shall declare a dividend (or any other distribution) on the Common Stock (other than a regular cash dividend that the Board of Directors determines can be maintained by the Corporation for at least four consecutive periods covering at least one year and that the Board of Directors intends to maintain for at least four consecutive periods covering at least one year out of profits or surplus); or

                (ii) the Corporation shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

                (iii) there shall be any reclassification of the Common Stock (other than an event to which paragraph (d)(i) of this Section (7) applies) or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation, then the Corporation shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of shares of the Series A Preferred Stock at their addresses as shown on the stock records of the Corporation, as promptly as possible, but at least 15 days prior to the applicable date specified in clauses (A) and (B) below, a notice stating
     (A) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, sale or transfer is expected, that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale or transfer. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section (7).

        (g) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which such adjustment becomes effective and shall promptly mail such notice of such adjustment of the Conversion Price to the holder of each share of Series A Preferred Stock at his, her or its last address as shown on the stock records of the Corporation.

        (h) In any case in which paragraph (d) of this Section (7) provides that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event
     (A) issuing to the holder of any share of Series A Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of any fraction pursuant to paragraph (c) of this Section (7).

        (i) For purposes of this Section (7), the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation.

        (j) If any action or transaction would require adjustment of the Conversion Price pursuant to more than one paragraph of this Section (7), only one adjustment shall be made and such adjustment shall be the amount of adjustment which has the highest absolute value.

        (k) In case the Corporation shall take any action affecting the Common Stock other than action described in this Section (7), which in the opinion of the Board of Directors would materially adversely affect the conversion rights of the holders of the shares of Series A Preferred Stock, the Conversion Price for the Series A Preferred Stock may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors may determine to be equitable in the circumstances.

        (l) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversion of the Series A Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series A Preferred Stock not theretofore converted. For purposes of this paragraph (l), the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Series A Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

        Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock deliverable upon conversion of the Series A Preferred Stock, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

        The Corporation shall use all reasonable efforts to list the shares of Common Stock required to be delivered upon conversion of the Series A Preferred Stock prior to such delivery, on the NASDAQ Stock Market or such other exchange or interdealer quotation system on which the Common Stock is principally traded or authorized to be quoted.

        Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon conversion of the Series A Preferred Stock, the Corporation shall use all reasonable efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority, and any such conversion or delivery shall be subject to any applicable requirements of law or regulation.

        (m) The Corporation shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversion of the Series A Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Series A Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

        Section (8) Ranking. Any class or classes of stock of the Corporation shall be deemed to rank:

                (i) prior to the Series A Preferred Stock, as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series A Preferred Stock;

                (ii) on a parity with the Series A Preferred Stock, (A) as to dividends, if such stock shall be Series B Preferred Stock or Common Stock or if the holders of such class of stock and the Series A Preferred Stock shall be entitled to the receipt of dividends in proportion to their respective amounts of declared and unpaid dividends per share, without preference or priority one over the other, or (B) as to distribution of assets upon liquidation, dissolution or winding up, whether or not the redemption or liquidation prices per share thereof be different from those of the Series A Preferred Stock, if such stock shall be Series B Preferred Stock or if the holders of such class of stock and the Series A Preferred Stock shall be entitled to the receipt of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of liquidation prices, without preference or priority one over the other; and

                (iii) junior to the Series A Preferred Stock, (A) as to dividends, if the holders of Series A Preferred Stock shall be entitled to the receipt of dividends in preference or priority to the holders of shares of such stock, or (B) as to distribution of assets upon liquidation, dissolution or winding up, if such stock shall be Common Stock or if the holders of Series A Preferred Stock shall be entitled to receipt of amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of shares of such stock.

        Section (9) Voting. (a) Except as herein provided or as otherwise from time to time required by law, holders of Series A Preferred Stock shall have no voting rights.

        (b) So long as any shares of the Series A Preferred Stock remain outstanding, the consent of the holders of at least two-thirds of the shares of Series A Preferred Stock outstanding at the time given in person or by proxy, either in writing or at any special or annual meeting, shall be necessary to permit, effect or validate any one or more of the following:

                (i) The authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to

         Series A Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up;

                (ii) The increase in the authorized or issued amount of Series A Preferred Stock; or

                (iii) The amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Certificate of Incorporation of the Corporation (including any of the provisions hereof) which would affect any right, preference or voting power of Series A Preferred Stock or of the holders thereof; provided, however, that any increase in the amount of authorized preferred stock or the creation and issuance of other series of preferred stock, or any increase in the amount of authorized shares of such series or of any other series of preferred stock, in each case ranking on a parity with or junior to the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to affect such rights, preferences or voting powers.

        (c) So long as any shares of the Series A Preferred Stock remain outstanding, each share of Series A Preferred Stock shall entitle the holder thereof to vote on any merger or consolidation of the Corporation, sale of all or substantially all of the Corporation's assets, statutory share exchange, or other extraordinary transaction, with the shares of Series A Preferred Stock voting together as a single class with the shares of Common Stock. With respect to any such vote, each share of Series A Preferred Stock shall entitle the holder thereof to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the Common Stock into which such share of Series A Preferred Stock is convertible (or would be convertible, if not for the two-year restriction on conversion set forth in Section (7)(a)) on the record date for such vote.

        The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption, scheduled to be consummated within 30 days after such time.

        Section (10) Record Holders. The Corporation and the Transfer Agent may deem and treat the record holder of any shares of Series A Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be made under the seal of the Corporation and signed by [__________], its [_________], and attested by [___________], its [___________], this
[___] day of [____________], 1996.

                                     INTERCEL, INC.



                                     By
                                       ---------------------------------


(Corporate Seal)

Attest:



By
   ---------------------------------

                                    ANNEX II

                              Registration Rights


     (a) The Purchaser shall have the right at any time after the Closing to make three requests of the Seller in writing for registration under the Securities Act of shares of Common Stock into which Shares have been converted or are to be converted prior to the closing of the offering pursuant to such registration (the "Securities"): with respect to the first such request to register under the Securities Act at least $20 million in market value of Securities Beneficially Owned by the Purchaser (the shares subject to any such request hereunder being referred to as the "Subject Stock"), and with each subsequent such request being at least 6 months following the completion of the prior offering pursuant to a registration statement with respect to the Subject Stock which was effective until the earlier of the completion of such offering or three months. The Seller shall use all reasonable efforts to cause the Subject Stock to be registered under the Securities Act as soon as reasonably practicable after receipt of a request so as to permit promptly the sale thereof, and in connection therewith, the Seller shall prepare and file, on such appropriate form as the Seller in its discretion shall determine, a registration statement under the Securities Act to effect such registration. The Seller shall use all reasonable efforts to list all Subject Stock covered by such registration statement on any national securities exchange on which the Common Stock is then listed or to list such Subject Stock on the National Association of Securities Dealers, Inc. Automated Quotation System or National Market System. The Purchaser hereby undertakes to provide all such information and materials and take all such action as may be required in order to permit the Seller to comply with all applicable requirements of the Commission and to obtain any desired acceleration of the effective date of such registration statement. Any registration statement filed at the Purchaser's request hereunder will not count as a requested registration unless effectiveness is maintained until the earlier of completion of the offering or three months. Notwithstanding the foregoing, the Seller (i) shall not be obligated to cause any special audit to be undertaken in connection with any such registration (provided that this provision shall not relieve the Seller of its obligation to obtain any required consents with respect to financial statements in prior periods) and (ii) shall be entitled to postpone for a reasonable period (not to exceed 90 days) of time the filing of any registration statement otherwise required to be prepared and filed by the Seller if the Seller is, at such time, either (A) conducting, or proposing to file with the Commission within 90 days a registration statement with respect to, an underwritten public offering for the account of the Seller of equity securities (or securities convertible into equity securities) or is subject to a contractual obligation not to engage in a public offering and is advised in writing by its managing underwriter or underwriters (with a copy to the Purchaser) that such offering would in its or their opinion be adversely affected by the registration so requested or (B) subject to an existing contractual obligation to its underwriters not to engage in a public offering. Notwithstanding any other provision of this Annex II, the Seller may postpone action under this Annex II for as long as it reasonably deems necessary (but no longer than 90 days) if the Seller determines, in its reasonable discretion, that effecting the registration at such time might (i) adversely affect a pending or contemplated financing, acquisition, disposition of assets or stock, merger or other significant transaction, or (ii) require the Seller to make public disclosure of information the public disclosure of which at such time the Seller in good faith believes could have a significant adverse effect upon the Seller.

     No securities may be registered on a registration statement requested by the Purchaser pursuant to the first paragraph of paragraph (a) of this Annex II without the Purchaser's express written consent, unless the amount of such securities is subject to reduction prior to any reduction in the number of securities originally requested by the Purchaser in the event the lead underwriter of the related offering believes that the success of such offering would be materially and adversely affected by inclusion of all the securities requested to be included therein.

     At any time after the Closing, if the Seller proposes to file a registration statement under the Securities Act with respect to an offering of its equity securities (i) for its own account (other than a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission)) or (ii) for the account of any holders of its securities
(including pursuant to a demand registration), then the Seller shall give written notice of such proposed filing to the Purchaser as soon as practicable (but in any event not less than 5 Business Days before the anticipated filing date), and such notice shall offer the Purchaser the opportunity to register such number of shares of Securities as the Purchaser requests. If the Purchaser wishes to register securities of the same class or series as the Seller or such holder, such registration shall be on the same terms and conditions as the registration of the Seller's or such holders' securities (a "Piggyback Registration"). Notwithstanding anything contained herein, if the lead underwriter of an offering involving a Piggyback Registration delivers a written opinion to the Seller that the success of such offering would be materially and adversely affected by inclusion of all the securities requested to be included, then the number of securities to be registered by the Purchaser shall be reduced prior to any reduction in the number of securities originally requested by them; provided, however, that the Seller must provide prompt written notice of such written opinion to the Purchaser. The Purchaser shall have the right at any time to convert its request for a Piggyback Registration into a requested registration pursuant to the first paragraph of paragraph (a) of this Annex H.

     (b) In connection with any offering of shares of Subject Stock registered pursuant to this Annex II, the Seller (i) shall furnish to the Purchaser such number of copies of any prospectus (including any preliminary prospectus) as it may reasonably request in order to effect the offering and sale of the Subject Stock to be offered and sold, but only while the Seller shall be required under the provisions hereof to cause the registration statement to remain current and (ii) take such action as shall be necessary to qualify the shares covered by such registration statement under such "blue sky" or other state securities laws for offer and sale as the Purchaser shall reasonably request; provided, however, that the

 Seller shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it shall not then be qualified or to file any general consent to service of process in any jurisdiction in which such a consent has not been previously filed. If applicable, the Seller shall enter into an underwriting agreement with a managing underwriter or underwriters selected by the Purchaser (reasonably satisfactory to the Seller) containing representations, warranties, indemnities and agreements then customarily included by an issuer in underwriting agreements with respect to secondary distributions; provided, however, that such underwriter or underwriters shall agree to use their best efforts to ensure that the offering results in a distribution of the Subject Stock sold in accordance with the terms of this Agreement. In connection with any offering of Subject Stock registered pursuant to this Annex II, the Seller shall (x) furnish to the underwriter, at the Seller's expense, unlegended certificates representing ownership of the Subject Stock being sold in such denominations as reasonably requested and (y) instruct any transfer agent and registrar of the Subject Stock to release any stop transfer orders with respect to such Subject Stock. Upon any registration becoming effective pursuant to this Annex II, the Seller shall use all reasonable efforts to keep such registration statement current for such period as shall be required for the disposition of all of said Subject Stock, provided, however, that such period need not exceed three months.

      (c) The Purchaser shall pay all underwriting discounts and commissions related to shares of Subject Stock being sold by the Purchaser and the fees and disbursements of counsel and other advisors to the Purchaser. All other fees and expenses in connection with the first requested registration pursuant to the first paragraph of paragraph (a) of this Annex II, including, without limitation, all registration and filing fees, all fees and expenses of complying with securities or "blue sky" laws, fees and disbursements of the Seller's counsel and accountants (including the expenses of "cold comfort" letters required by or incident to such performance and compliance) and any fees and disbursements of underwriters customarily paid by issuers in secondary offerings, shall be paid by the Seller, and all such other fees and expenses in connection with the second and third requested registration pursuant to this Annex II shall be borne equally by the Purchaser and the Seller; provided, however, that in the event the Purchaser fails to convert Shares into Common Stock prior to any such offering, such that such offering is not able to be completed, the Purchaser shall pay all such other fees and expenses.

      (d) In the case of any offering registered pursuant to this Annex II, the Seller agrees to indemnify and hold the Purchaser, each underwriter of Securities under such registration and each person who controls any of the foregoing within the meaning of Section 15 of the Securities Act and the directors and officers of the Purchaser, harmless against any and all losses, claims, damages, liabilities or action to which they or any of them may become subject under the Securities Act or any other statute or common law or otherwise, and to reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages, liabilities or actions shall arise out of or shall be based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement relating to the sale of such Subject Stock, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or
(ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus (as amended or supplemented if the Seller shall have filed with the Commission any amendment thereof or supplement thereto), if used prior to the effective date of such registration statement, or contained in the prospectus (as amended or supplemented if the Seller shall have filed with the Commission any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the indemnification agreement contained in this paragraph (d) shall not apply to such losses, claims, damages, liabilities or actions which shall arise from the sale of Subject Stock by the Purchaser if such losses, claims, damages, liabilities or actions shall arise out of or shall be based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, (x) made in reliance upon and in conformity with information furnished in writing to the Seller by the Purchaser or any such underwriter specifically for use in connection with the preparation of the registration statement or any preliminary prospectus or prospectus contained in the registration statement or any such amendment thereof or supplement thereto or (y) made in any preliminary prospectus, and the prospectus contained in the registration statement in the form filed by the Seller with the Commission pursuant to Rule 424(b) under the Securities Act shall have corrected such statement or omission and a copy of such prospectus shall not have been sent or given to such person at or prior to the confirmation of such sale to him.

     (e) In the case of each offering registered pursuant to this Annex II, the Purchaser and each underwriter participating therein shall agree, in the same manner and to the same extent as set forth in paragraph (d) of this Annex II, severally to indemnify and hold harmless the Seller and each person, if any, who controls the Seller within the meaning of Section 15 of the Securities Act, and the directors and officers of the Seller, and in the case of each such underwriter, the Purchaser, each person, if any, who controls the Purchaser within the meaning of the Securities Act and the directors, officers and partners of the Purchaser, with respect to any statement in or omission from such registration statement or any preliminary prospectus (as amended or as supplemented, if amended or supplemented as aforesaid) or prospectus contained in such registration statement (as amended or as supplemented, if amended or supplemented as aforesaid), if such statement or omission shall have been made in reliance upon and in conformity with information furnished in writing to the Seller by the Purchaser or such underwriter specifically for use in connection with the preparation of such registration statement or any preliminary prospectus or prospectus contained in such registration statement or any such amendment thereof or supplement thereto.

    (f) Each party indemnified under paragraph (d) or (e) of this Annex II shall, promptly after receipt of notice of the commencement of any action against such indemnified party inspect of which indemnity may be sought hereunder, notify the indemnifying party in writing of the commencement thereof. The omission of any indemnified party to so notify an indemnifying party of any such action shall not relieve the indemnifying party from any liability in respect of such action which it may have to such indemnified party on account of the indemnity agreement contained in paragraph (d) or (e) of this Annex II, unless the indemnifying party was prejudiced by such omission, and in no event shall relieve the indemnifying party from any other liability which it may have to such indemnified party. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may desire, jointly with any other indemnifying party similarly notified, to assume the defense thereof, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under paragraph (d) or (e) of this Annex II for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the indemnified party, in its sole and absolute discretion, for the same counsel to represent both the indemnified party and the indemnifying party, then the indemnified party shall be entitled to retain its own counsel, in each jurisdiction for which the indemnified party determines counsel is required, at the expense of the indemnifying party. No such third party claim may be settled by the indemnifying party or the indemnified party without the prior written consent of the other, which consent shall not be unreasonably withheld.

    (g) If the indemnification provided for under paragraph (d) or (e) shall for any reason be held by a court to be unavailable to an indemnified party under paragraph (d) or (e) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under paragraph (d) or (e) hereof, the indemnified party and the indemnifying party under paragraph (d) or (e) hereof shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of the Seller and the prospective seller of Securities covered by the registration statement which resulted in such loss, claim, damage or liability, or action in respect thereof, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Seller and such prospective seller from the offering of the securities covered by such registration statement. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld.

     (h) Notwithstanding anything to the contrary contained in this Agreement, the maximum amount of indemnifiable losses which may be recovered from an indemnifying party arising out of or resulting from the causes enumerated in paragraph (d) or (e) shall be an amount equal to the Purchase Price.

     (i) Capitalized terms not defined in this Annex shall have the meanings set forth in the Agreement.

                                                                      APPENDIX B






================================================================================

                   ------------------------------------------

                            STOCK PURCHASE AGREEMENT

                   ------------------------------------------


                                    BETWEEN

                                 INTERCEL, INC.

                                      AND

                               MPX SYSTEMS, INC.



                           DATED AS OF MARCH 4, 1996



================================================================================

                               TABLE OF CONTENTS



SECTION                                                                   PAGE
                                   ARTICLE I

                                  DEFINITIONS
SECTION 1.01. Certain Defined Terms                                         1

                                   ARTICLE II
                               PURCHASE AND SALE


SECTION 2.01. Purchase and Sale of the Shares                               6
SECTION 2.02. Purchase Price                                                6
SECTION 2.03. Closing                                                       6
SECTION 2.04. Escrow                                                        6
SECTION 2.05. Closing Deliveries by the Seller                              6
SECTION 2.06. Closing Deliveries by the Purchaser                           7
SECTION 2.07. Closing Deliveries by the Escrow Agent                        7

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

SECTION 3.01. Organization, Authority and Qualification of the Seller       7
SECTION 3.02. Capital Stock of the Seller                                   7
SECTION 3.03. Subsidiaries                                                  8
SECTION 3.04. No Conflict                                                   8
SECTION 3.05. Governmental Consents and Approvals                           9
SECTION 3.06. Seller SEC Documents; Financial Statements                    9
SECTION 3.07. No Undisclosed Liabilities                                   10
SECTION 3.08. Conduct in the Ordinary Course; Absence of Certain Changes,
              Events and Conditions                                        10
SECTION 3.09. Litigation                                                   10
SECTION 3.10. Compliance with Laws                                         10
SECTION 3.11. Full Disclosure                                              11
SECTION 3.12. Delivery of Certain Documents                                11
SECTION 3.13. Private Placement                                            11
SECTION 3.14. FCC Regulations                                              11
SECTION 3.15. Brokers                                                      11


SECTION                                                                   PAGE
                                  ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

SECTION 4.01. Organization and Authority of the Purchaser                  11
SECTION 4.02. No Conflict                                                  12
SECTION 4.03. Governmental Consents and Approvals                          12
SECTION 4.04. Litigation                                                   12
SECTION 4.05. Investment Purpose                                           13
SECTION 4.06. Accredited Investor                                          13
SECTION 4.07. Brokers                                                      13

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS


SECTION 5.01. Filing of Certificate of Designation                         13
SECTION 5.02. Treatment of Shares as Equity                                13
SECTION 5.03. Regulatory and Other Authorizations; Notices and Consents    13
SECTION 5.04. Notice of Developments                                       14
SECTION 5.05. Registration Rights                                          14
SECTION 5.06. Resale Restrictions                                          14
SECTION 5.07. Registration of Shares                                       15
SECTION 5.08. Delivery of Certain Documents                                15
SECTION 5.09. Seller Stockholders' Meeting                                 15
SECTION 5.10. Certain Information                                          15
SECTION 5.11. Conduct of Business of the Seller                            16
SECTION 5.12. Further Action                                               16

                                   ARTICLE VI
                             CONDITIONS TO CLOSING


SECTION 6.01. Conditions to Obligations of the Seller                      16
SECTION 6.02. Conditions to Obligations of the Purchaser                   18

                                  ARTICLE VII
                                INDEMNIFICATION

SECTION 7.01. Survival of Representations and Warranties                   20
SECTION 7.02. Indemnification                                              20
SECTION 7.03. Limits on Indemnification                                    22





SECTION                                                                   PAGE

                                  ARTICLE VIII

                             TERMINATION AND WAIVER


SECTION 8.01. Termination                                                  22
SECTION 8.02. Effect of Termination                                        23
SECTION 8.03. Waiver                                                       23

                                   ARTICLE IX
                               GENERAL PROVISIONS

SECTION 9.01. Expenses                                                     24
SECTION 9.02. Notices                                                      24
SECTION 9.03. Public Announcements                                         25
SECTION 9.04. Headings                                                     25
SECTION 9.05. Severability                                                 25
SECTION 9.06. Entire Agreement                                             26
SECTION 9.07. Assignment                                                   26
SECTION 9.08. No Third Party Beneficiaries                                 26
SECTION 9.09. Amendment                                                    26
SECTION 9.10. Governing Law                                                26
SECTION 9.11. Counterparts                                                 26
SECTION 9.12. Specific Performance                                         26




EXHIBITS

Exhibit 2.04  Form of Escrow Agreement

ANNEXES

Annex I Certificate of the Designations, Powers, Preferences and Relative, Participating or Other Rights, and the Qualifications, Limitations or Restrictions Thereof, of Series B Convertible Preferred Stock ($0.01 Par Value) of InterCel, Inc.

Annex II   Registration Rights

     STOCK PURCHASE AGREEMENT, dated as of March 4, 1996, between INTERCEL, INC., a Delaware corporation (the "Seller"), and MPX SYSTEMS, INC., a South Carolina corporation (the "Purchaser").


                                  WITNESSETH:

     WHEREAS, the Seller wishes to issue and to sell to the Purchaser, and the Purchaser wishes to purchase from the Seller, 100,000 shares (the "Shares") of a new series of convertible preferred stock of the Seller designated Series B Convertible Preferred Stock, par value $0.01 per share (the "Preferred Stock"), upon the terms and subject to the conditions set forth herein; and

     WHEREAS, the terms of the Preferred Stock are set forth in the form of Certificate of Designation attached as Annex I hereto (the "Certificate of Designation");

     NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Purchaser and the Seller hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

     "Acquisition Documents" has the meaning specified in Section 7.01.

     "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

     "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

     "Agreement" or "this Agreement" means this Stock Purchase Agreement, dated as of March 4, 1996, between the Seller and the Purchaser (including the Exhibits hereto and the Disclosure Schedule) and all amendments hereto made in accordance with the provisions of Section 9.09.

     "Assets" means the properties, assets and contract rights used or intended to be used in the conduct of Business or otherwise owned, leased or used by the Seller or any Subsidiary or, with respect to contract rights, to which the Seller or any Subsidiary is a party.

     "Atlanta Asset Purchase Agreement" means the Asset Purchase Agreement among GTE Mobilnet Incorporated, Intercel Atlanta Licenses, Inc. and the Seller, pursuant to which the Seller proposes to acquire the license granted by the United States Federal Communications Commission to provide personal communications services utilizing 1.8 Ghz in the Atlanta Major Trading Area.

     "Atlanta MTA Acquisition Closing" means the closing of the transactions contemplated by the Atlanta Asset Purchase Agreement.

     "Beneficially Own" with respect to any securities and "Beneficial Ownership" mean having beneficial ownership as determined pursuant to Rule 13d-3 under the Exchange Act including pursuant to any agreement, arrangement or understanding, whether or not in writing.

     "Business" means the business of the Seller and the Subsidiaries as currently conducted and contemplated as of the date hereof by the Seller to be conducted (as described in the Prospectus or contemplated by this Agreement, the Atlanta Asset Purchase Agreement, the Equipment Purchase Agreement and the Ericsson Agreement).

     "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     "Certificate of Designation" has the meaning specified in the recitals to this Agreement.

     "Closing" has the meaning specified in Section 2.03.

     "Closing Date" has the meaning specified in Section 2.03.

     "Commission" means the United States Securities and Exchange
Commission.

     "Common Stock" means the common stock, par value $0.01 per share, of the Seller.

     "control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

     "Credit Agreement" means the Credit Agreement, dated as of March 4, 1996, among Intercel PCS Services, Inc., as Borrower, Ericsson Inc., as Initial Lender, and Ericsson Inc., as Agent.

     "Current Market Value" means, as of a particular date, the average of the high bid and low asked prices per share of Common Stock in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or such other exchange or inter-dealer quotation system on which the Common Stock is then principally traded or authorized to be quoted.

     "Disclosure Schedule" means the Disclosure Schedule attached hereto, dated as of the date hereof, and forming a part of this Agreement.

     "Encumbrance" means any security interest, pledge, mortgage, lien, charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

     "Equipment Purchase Agreement" means the Acquisition Agreement, dated as of March 4, 1996, between Ericsson Inc. and Intercel PCS Services, Inc., in connection with the sale by Ericsson Inc. to Intercel PCS Services, Inc. of switches and PCS 1900 equipment.

     "Ericsson Agreement" means the Stock Purchase Agreement, dated as of March 4, 1996, between the Seller and Ericsson Inc., relating to the purchase of 100,000 shares of Series A Convertible Preferred Stock, par value $0.01 per share, of the Seller.

     "Ericsson Closing" means the closing of the transactions contemplated by the Ericsson Agreement.

     "Escrow Agreement" has the meaning specified in the Escrow Agreement.

     "Escrow Agreement" has the meaning specified in Section 2.04.

     "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

     "Governmental Authority" means any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

     "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "Law" means any United States federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law, including, without limitation, any requirement or rule of law of the United States Federal Communications Commission.

     "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law, Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

     "Loss" has the meaning specified in Section 7.02.

     "Material Adverse Effect" means any circumstance, change in, or effect on the Business, the Seller or any Subsidiary that, individually or in the aggregate with any other circumstances, changes in, or effects on, the Business, the Seller or any Subsidiary: (a) is, or would reasonably be expected to be, materially adverse to the business, operations, Assets or Liabilities, prospects, results of operations or financial condition of the Seller and the Subsidiaries, taken as a whole, or (b) would reasonably be expected to materially adversely affect the ability of the Seller and the Subsidiaries to operate or conduct the Business in the manner in which it is currently operated or conducted or contemplated to be operated or conducted by the Seller and the Subsidiaries.

     "Person" means any individual, partnership, limited liability company, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

     "Preferred Stock" has the meaning specified in the recitals to this Agreement.

     "Prospectus" means, the Seller's Prospectus dated February 1, 1996, relating to 7,373,211 shares of Common Stock.

     "Purchase Price" has the meaning specified in Section 2.02.

     "Purchaser" has the meaning specified in the preamble to this Agreement.

     "Reference Balance Sheet" means the audited consolidated balance sheet (including the related notes and schedules thereto) of the Seller, dated as of December 31, 1995, a copy of which the Seller has provided to the Purchaser prior to the execution of this Agreement.

     "Reference Balance Sheet Date" means December 31, 1995.

     "Sale" has the meaning specified in Section 5.10(b).

     "SEC Reports" has the meaning specified in Section 3.06(a).

     "Securities Act" means the United States Securities Act of 1933, as amended.

     "Seller" has the meaning specified in the preamble to this Agreement.

     "Shares" has the meaning specified in the recitals to this Agreement.

     "Subsidiaries" means any and all corporations, partnerships, limited liability companies, joint ventures, associations and other entities controlled by the Seller directly or indirectly through one or more intermediaries.

     "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs duties, tariffs, and similar charges.

     "Third Party Claims" has the meaning specified in Section 7.02(b).

     "U.S. GAAP" means United States generally accepted accounting principles and practices as in effect from time to time and applied consistently throughout the periods involved.

                                   ARTICLE II

                               PURCHASE AND SALE

     SECTION 2.01. Purchase and Sale of the Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing, the Seller shall sell to the Purchaser, and the Purchaser shall purchase from the Seller, the Shares.

     SECTION 2.02. Purchase Price. The aggregate purchase price for the Shares shall be $75,000,000.00 (the "Purchase Price"), representing a purchase price of $750.00 per Share.

     SECTION 2.03. Closing. Upon the terms and subject to the conditions of this Agreement, the issuance sale and purchase of the Shares contemplated by this Agreement shall take place at a closing (the "Closing") to be held at 10:00 A.M. local time on a date and at a location mutually agreed to by the parties upon the satisfaction or waiver of all conditions to the obligations of the parties set forth in Article VI, or at such other place or at such other time or on such other date as the Seller and the Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date").

     SECTION 2.04. Escrow. On a date mutually agreed by the Seller and the Purchaser (but no later than the closing date of the Senior Note offering contemplated by the Seller), the Seller and the Purchaser shall enter into an Escrow Agreement with the Escrow Agent substantially in the form of Exhibit
2.04 (the "Escrow Agreement"). In accordance with the terms of the Escrow Agreement, on such date (or as soon thereafter as practicable, as mutually agreed by the Seller and the Purchaser), the Purchaser shall deposit with the Escrow Agent the Purchase Price, to be managed and paid out by the Escrow Agent in accordance with the terms of the Escrow Agreement.

     SECTION 2.05. Closing Deliveries by the Seller. At the Closing, the Seller shall deliver or cause to be delivered to the Purchaser:

            (a)   a receipt for the Purchase Price;

            (b) stock certificates evidencing the Shares duly registered in the name of the Purchaser, in form reasonably satisfactory to the Purchaser; and

            (c) the opinions, certificates and other documents required to be delivered pursuant to Section 6.02.

     SECTION 2.06. Closing Deliveries by the Purchaser. At the Closing, the Purchaser shall deliver to the Seller the opinions, certificates and other documents required to be delivered pursuant to Section 6.01.

     SECTION 2.07. Closing Deliveries by the Escrow Agent. At the Closing, pursuant to the terms of the Escrow Agreement, the Escrow Agent shall deliver to the Seller the Purchase Price in cash by wire transfer in immediately available funds to a bank account in the United States to be designated by the Seller, by written notice to the Purchaser at least five Business Days prior to the Closing Date.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

     As an inducement to the Purchaser to enter into this Agreement, the Seller hereby represents and warrants to the Purchaser as follows:

     SECTION 3.01. Organization, Authority and Qualification of the Seller.
The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority to enter into this Agreement and the Escrow Agreement, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary. The execution and delivery of this Agreement and the Escrow Agreement by the Seller, the performance by the Seller of its obligations hereunder and thereunder and the consummation by the Seller of the obligations contemplated hereby and thereby, including, without limitation, the issuance of the Preferred Stock in accordance with the terms of this Agreement and the Certificate of Designation, have been duly authorized by all requisite action on the part of the Seller, except for the stockholder approval contemplated by Section 5.09 (which shall have been obtained prior to the Closing). This Agreement has been, and upon its execution the Escrow Agreement shall have been, duly executed and delivered by the Seller, and (assuming due authorization, execution and delivery by the Purchaser) this Agreement constitutes, and upon its execution the Escrow Agreement will constitute, a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms.

     SECTION 3.02. Capital Stock of the Seller. The authorized capital stock of the Seller consists of 39,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $0.01 per share. By the Closing Date, the Seller will duly increase the authorized capital stock of the Seller to consist of 55,000,000 shares of Common Stock and

 1,000,000 shares of preferred stock, par value $0.01 per share. As of the date hereof, (i) 26,823,694 shares of Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable and (ii) no shares of preferred stock are issued and outstanding. None of the issued and outstanding shares of Common Stock was issued in violation of any preemptive rights. Except as disclosed in Section 3.02 of the Disclosure Schedule, there are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character to which the Seller is a party relating to the issuance or sale of capital stock of the Seller or obligating the Seller to issue or sell any shares of capital stock of, or any other equity interest in, the Seller. Except as disclosed in Section 3.02 of the Disclosure Schedule, there are no outstanding contractual obligations of the Seller to repurchase, redeem or otherwise acquire any shares of Common Stock. Upon issuance of the Shares to the Purchaser, at the Closing and payment therefor pursuant to this Agreement and the Certificate of Designation, the Shares will be validly issued, fully paid and nonassessable and free of preemptive rights. By the Closing Date, the shares of Common Stock issuable upon conversion of the Shares will be duly authorized and reserved for issuance upon such conversion and, upon issuance of such shares in accordance with the Certificate of Designation, will be validly issued, fully paid and nonassessable and free of preemptive rights. Upon consummation of the transactions contemplated by this Agreement, including the issuance of the Shares and registration of the Shares in the name of the Purchaser in the stock records of the Seller, the Purchaser will own the Shares free and clear of all Encumbrances, other than Encumbrances resulting from any action, or failure to take action, by the Purchaser.

     SECTION 3.03. Subsidiaries. Each Subsidiary: (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) has all necessary power and authority to own, operate or lease the properties and assets owned, operated or leased by such Subsidiary and to carry on its business as it has been and is currently conducted by such Subsidiary and (iii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary or desirable, except where the failure to be so duly licensed or qualified would not have a Material Adverse Effect.

     SECTION 3.04. No Conflict. Assuming that all consents, approvals, authorizations and other actions described in Section 3.05 have been obtained and all filings and notifications listed in Section 3.05 of the Disclosure Schedule have been made, the execution, delivery and performance of this Agreement and the Escrow Agreement by the Seller, and the issuance of the Shares and the performance of the Seller's obligations in accordance with the Certificate of Designation, do not and will not, as of the date hereof and as of the Closing Date, (a) violate, conflict with or result in the breach of any provision of the certificate of incorporation or by-laws (or similar organizational documents) of the Seller or any Subsidiary, (b) conflict with or violate (or cause an event which could have a Material Adverse Effect as a result of) any Law or Governmental Order applicable to the Seller, any

Subsidiary or any of their respective assets, properties or businesses or (c) except as set forth in Section 3.04(c) of the Disclosure Schedule, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Shares or on any of the assets or properties of the Seller or any Subsidiary pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Seller or any Subsidiary is a party or by which any of the Shares or any of such assets or properties is bound or affected.

     SECTION 3.05. Governmental Consents and approvals. The execution, delivery and performance of this Agreement and the Escrow Agreement by the Seller do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority, except (a) as described in Section 3.05 of the Disclosure Schedule,
(b) pursuant to the notification requirements of the HSR Act, (c) the filing with the Secretary of State of the State of Delaware of the Certificate of Designation contemplated by Section 5.01, and (d) any filings required to effect any registration pursuant to Section 5.05.

     SECTION 3.06. Seller SEC Documents; Financial Statements. (a) The Seller has filed all forms, reports and documents required to be filed by it with the Commission, and has heretofore made available to the Purchaser, in the form filed with the Commission (excluding any exhibits thereto), (A) its Annual Report on Form 10-K for the fiscal year ended December 31, 1994, (B) its Quarterly Reports on Form 10-Q for the periods ended March 31, 1995, June 30, 1995, and September 30, 1995, (C) all proxy statements relating to the Seller's meetings of stockholders (whether annual or special) held since December 31, 1994, (D) the Prospectus and the related Registration Statement on Form S-1 and
(E) its Current Reports on Form 8-K dated after December 31, 1994 (the forms, reports and other documents referred to in clauses (A), (B), (C), (D) and (E) above being referred to herein, collectively, as the "SEC Reports").

     (b) The SEC Reports and any other forms, reports and other documents filed by the Seller with the Commission after the date of this Agreement (i) were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     (c) The financial statements (including, in each case, any notes thereto) contained in the SEC Reports were prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presented the financial position, results of operations and cash flows of the Seller and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to be material in amount).

     (d) Since December 31, 1994 there has not been any change, occurrence or circumstance in the business, results of operations or financial condition of the Seller or any Subsidiary having, individually or in the aggregate, a Material Adverse Effect, other than changes, occurrences and circumstances referred to in any subsequently filed SEC Reports.

     SECTION 3.07. No Undisclosed Liabilities. There are no Liabilities of the Seller or any Subsidiary, other than Liabilities (i) disclosed in Section 3.07 of the Disclosure Schedule, (ii) reflected in the SEC Reports, (iii) not required to be reflected in a consolidated balance sheet of the Seller and its Subsidiaries or in the notes thereto prepared in accordance with U.S. GAAP or
(iv) incurred since the Reference Balance Sheet Date in the ordinary course of business.

     SECTION 3.08. Conduct in the Ordinary Course; Absence of Certain Changes, Events and Conditions. Since the Reference Balance Sheet Date, except as disclosed in any subsequently filed SEC Reports or as contemplated by this Agreement, the business of the Seller and the Subsidiaries has been conducted in the ordinary course and the Seller has not suffered any Material Adverse Effect

     SECTION 3.09. Litigation. Except as set forth in the SEC Reports or as disclosed in Section 3.09 of the Disclosure Schedule, there are no Actions by or against the Seller or any Subsidiary (or by or against any Affiliate thereof and relating to the Business, the Seller or any Subsidiary), or affecting any of the Assets, pending before any Governmental Authority (or, to the best knowledge of the Seller, threatened to be brought by or before any Governmental Authority) that has, has had or could have a Material Adverse Effect or could reasonably be expected to affect the legality, validity or enforceability of this Agreement or the Escrow Agreement or the consummation of the transactions contemplated hereby or thereby. None of the Seller, the Subsidiaries nor any of the Assets is subject to any Governmental Order (nor, to the best knowledge of the Seller, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) which has, has had or could have a Material Adverse Effect.

     SECTION 3. 10. Compliance with Laws. The Seller and the Subsidiaries have each conducted and continue to conduct the Business in all material respects in accordance with all Laws and Governmental Orders applicable to the Seller or any Subsidiary or any of the Assets or the Business, and neither the Seller nor any Subsidiary is in material violation of any such Law or Governmental Order.

     SECTION 3.11. Full Disclosure. The Seller is not aware of any facts pertaining to the Seller, any Subsidiary or the Business which could have a Material Adverse Effect and which have not been disclosed in this Agreement, the Disclosure Schedule or the SEC Documents or otherwise disclosed to the Purchaser by the Seller in writing.

     SECTION 3.12. Delivery of Certain Documents. The Seller has delivered to the Purchaser a true and complete copy of the most recent draft of each of the Atlanta Asset Purchase Agreement, the Equipment Purchase Agreement, the Credit Agreement, the Ericsson Agreement and all exhibits, schedules and agreements related thereto or in any way entered into in connection with the transactions contemplated thereby.

     SECTION 3.13. Private Placement. Assuming the accuracy of the representations and warranties of the Purchaser contained in Sections 4.05 and 4.06, the offer and sale of the Shares to the Purchaser pursuant to this Agreement is exempt from registration under the Securities Act.

     SECTION 3.14. FCC Regulations. After giving effect to the issuance of Shares to the Purchaser, the ownership of capital stock of the Seller by aliens or their representatives or by a foreign government or representative thereof or by any corporation organized under the laws of a foreign country does not exceed the limitations set forth in rules and regulations of the United States Federal Communications Commission.

     SECTION 3.15. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the actions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller.


                                  ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     As an inducement to the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller as follows:

     SECTION 4.01. Organization and Authority of the Purchaser. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of South Carolina and has all necessary corporate power and authority to enter into this Agreement and the Escrow Agreement, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Escrow Agreement by the Purchaser, the performance by the Purchaser of its obligations hereunder and thereunder and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Purchaser. This Agreement has been, and upon its execution the Escrow Agreement will be, duly executed and delivered by the Purchaser, and (assuming due authorization, execution and delivery by the Seller) this Agreement constitutes, and upon its execution the Escrow Agreement will constitute, a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

     SECTION 4.02. No Conflict. Assuming compliance with the notification requirements of the HSR Act and the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 4.03, except as may result from any facts or circumstances relating solely to the Seller, the execution, delivery and performance of this Agreement and the Escrow Agreement by the Purchaser do not and will not, as of the date hereof and as of the Closing Date, (a) violate, conflict with or result in the breach of any provision of the Articles of Incorporation or By-laws of the Purchaser, (b) conflict with or violate any Law or Governmental Order applicable to the Purchaser or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse or time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation, or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Purchaser pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Purchaser is a party or by which any of such assets or properties are bound or affected, which in any such case would have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated by this Agreement or the Escrow Agreement.

     SECTION 4.03. Governmental Consents and Approvals. The execution, delivery and performance of this Agreement and the Escrow Agreement by the Purchaser do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority, except pursuant to the notification requirements of the HSR Act.

     SECTION 4.04. Litigation. There are no Actions by or against the Purchaser, pending before any Governmental Authority (or, to the best knowledge of the Purchaser, threatened to be brought by or before any Governmental Authority) that could reasonably be expected to affect the legality, validity or enforceability of this Agreement or the Escrow Agreement or the consummation of the transactions contemplated hereby or thereby. The Purchaser is not subject to any Governmental Order (nor, to the best knowledge of the Purchaser, are there any such Governmental Orders threatened to be imposed by any Governmental Authority), which could reasonably be expected to affect the legality, validity or enforceability of this Agreement or the Escrow Agreement or the consummation of the transactions contemplated hereby or thereby.

     SECTION 4.05. Investment Purpose. The Purchaser is acquiring the Shares solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof.

     SECTION 4.06. Accredited Investor. The Purchaser is an "accredited investor" within the meaning of Rule 501 under the Securities Act.

     SECTION 4.07. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.


                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     SECTION 5.01. Filing of Certificate of Designation. The Seller covenants and agrees that, as promptly as practicable after the stockholder approval referred to in Section 6.02(g) is obtained and, in any event, prior to the Closing, the Seller will file the Certificate of Designation with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law.

     SECTION 5.02. Treatment of Shares as Equity. The Seller covenants and agrees that it will treat the Shares as equity, and not as debt, for accounting and tax purposes and further covenants and agrees that it will not take any action or position that is inconsistent with such treatment.

     SECTION 5.03. Regulatory and Other Authorizations; Notices and Consents.
(a) The Seller and the Purchaser shall use all reasonable efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for their execution and delivery of, and the performance of their respective obligations pursuant to, this Agreement and the Escrow Agreement. Each party hereto agrees to make an appropriate filing pursuant to the HSR Act, if required, with respect to the conversion of the Shares at such times as the Purchaser may request and to supply as promptly as practicable to the appropriate Governmental Authorities any additional information and documentary material that may be requested pursuant to the HSR Act.

     (b) The Seller shall or shall cause the Subsidiaries to give promptly such notices to third parties and use its or their reasonable efforts to obtain such third party consents as are necessary in connection with the transactions contemplated by this Agreement.

     (c) The Purchaser shall cooperate and use all reasonable efforts to assist the Seller in giving such notices and obtaining such consents; provided, however, that the Purchaser shall have no obligation to give any guarantee or other consideration of any nature in connection with any such notice or consent or to consent to any change in the terms of any agreement or arrangement which the Purchaser in its sole and absolute discretion may deem adverse to the interests of the Purchaser.

     SECTION 5.04. Notice of Developments. (a) Prior to the Closing, the Seller shall promptly notify the Purchaser in writing of (i) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could reasonably be expected to result in any breach of a representation or warranty or covenant of the Seller in this Agreement or which could reasonably be expected to have the effect of making any representation or warranty of the Seller in this Agreement untrue or incorrect in any respect and
(ii) all other developments material to the Seller and the Subsidiaries, taken as a whole, affecting the assets, Liabilities, business, financial condition, operations, results of operations or prospects of the Seller, any Subsidiary or the Business.

     (b) Prior to the Closing, the Purchaser shall promptly notify the Seller in writing of all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could reasonably be expected to result in any breach of a representation or warranty or covenant of the Purchaser in this Agreement or which could reasonably be expected to have the effect of making any representation or warranty of the Purchaser in this Agreement untrue or incorrect in any respect.

     SECTION 5.05. Registration Rights. Effective at the Closing, the Purchaser and the Seller shall each have the rights and obligations set forth in Annex II.

     SECTION 5.06. Resale Restrictions. (a) The Purchaser acknowledges that the Shares and the shares of Common Stock into which the Shares are convertible have not been registered under the Securities Act or any state securities law, and hereby agrees not to offer, sell or otherwise transfer, pledge or hypothecate such shares unless and until registered under the Securities Act and any applicable state securities law or unless such offer, sale, offer, pledge or hypothecation is exempt from registration or is otherwise in compliance with the Securities Act and such laws.

     (b) During the period ending one year after the Closing Date, the Purchaser shall not, without the prior written consent of the Seller, (i) offer, pledge, sell or otherwise transfer or dispose of, directly or indirectly, any Shares or any shares of Common Stock into which any of such Shares may be converted, or (ii) enter into any swap or similar agreement that transfers, in whole or in part, any of the economic consequences of ownership of such Shares or any shares of Common Stock into which such Shares may be converted, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Shares or such other securities, in cash or otherwise, other than a pledge, grant of security interest or other encumbrance effected in a bona fide transaction with an unrelated and unaffiliated pledgee; provided, however, that the Purchaser may at any time enter into any such transaction described in clause (i) or (ii) above with an Affiliate of the Purchaser.

     SECTION 5.07. Registration of Shares. The Seller shall, upon issuance of the Shares and prior to the delivery of stock certificates evidencing the Shares pursuant to Section 2.05, register the Shares in the name of the Purchaser in the stock records of the Seller.

     SECTION 5.08. Delivery of Certain Documents. The Seller shall deliver to the Purchaser true and correct copies of the Atlanta Asset Purchase Agreement, the Equipment Purchase Agreement, the Credit Agreement, the Ericsson Agreement and all exhibits, schedules and agreements related thereto or in any way entered into in connection with the transactions contemplated thereby, as soon as practicable following the execution and delivery thereof by the parties thereto.

     SECTION 5.09. Seller Stockholders' Meeting. The Seller shall call and hold a meeting of its stockholders as promptly as practicable after the execution of this Agreement to consider and vote upon (i) a proposal to increase the authorized number of shares of Common Stock and (ii) the issuance and terms of the Shares, including, without limitation, the convertibility thereof into shares of Common Stock. The Board of Directors of the Seller shall recommend approval of such matters, and the Seller shall take all lawful action to solicit such approval. The Seller represents and warrants to the Purchaser that stockholders Beneficially Owning more than 50% of the outstanding shares of Common Stock have agreed to vote in favor of such approval.

     SECTION 5.10. Certain Information. (a) For a period of at least three years from the date of this Agreement, the Seller shall file all reports and other information required to be filed by Section 13 or 15(d) under the Exchange Act, as the case may be, as shall be necessary in order that the conditions to the availability of Rule 144 under the Securities Act in connection with any Sale of shares of Common Stock by the Purchaser shall be met. For so long as the Seller is required to file reports and other information pursuant to Section 13 or 15(d) of the Exchange Act, the Seller shall provide the Purchaser with a copy of each such report and other information.

     (b) For purposes of this Agreement, "Sale" means any sale, assignment, transfer, distribution or other disposition of shares of Common Stock or of a participation therein, whether voluntarily or by operation of law.

     SECTION 5.11. Conduct of Business of the Seller. Prior to the Closing, the Seller agrees (except to the extent that the Purchaser shall otherwise consent in writing) as follows:

     (a) Dividends: Changes in Stock. The Seller shall not take or permit to be taken any action that would result in an adjustment to the Conversion Price (as defined in the Certificate of Designation) pursuant to Section (7)(d) of the Certificate of Designation if the Shares were issued and outstanding at the time of such action.

     (b) Certain Matters. The Seller shall not take or permit to be taken any action in respect of which holders of Shares would be entitled to vote pursuant to Section (9) of the Certificate of Designation if the Shares were outstanding at the time of such action.

     SECTION 5.12. Further Action. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.


                                   ARTICLE VI

                             CONDITIONS TO CLOSING

     SECTION 6.01. Conditions to Obligations of the Seller. The obligations of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by the Seller, at its sole discretion), at or prior to the Closing, of each of the following conditions:

     (a) Representations, Warranties and Covenants. The representations and warranties of the Purchaser contained in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing, other than such representations and warranties as are made as of another date, which shall be true and correct as of such date (provided, however, that if any portion of any representation or warranty is already qualified by materiality, for purposes of determining whether this
Section 6.01(a) has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects), and the covenants and agreements contained in this Agreement to be complied with by the Purchaser at or before the Closing shall have been complied with in all material respects, and the Seller shall have received a certificate from the Purchaser to such effect signed by a duly authorized officer thereof;

     (b) No Proceeding or Litigation. No Action shall have been commenced by or before any Governmental Authority against either the Seller or the Purchaser, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of the Seller, is likely to render it impossible or unlawful to consummate such actions; provided, however, that the provisions of this Section 6.01(b) shall not apply if the Seller has directly or indirectly solicited or encouraged any such Action;

     (c) Resolutions of the Purchaser. The Seller shall have received a true and complete copy, certified by the Secretary or an Assistant Secretary of the Purchaser, of the resolutions duly and validly adopted by the Board of Directors of the Purchaser evidencing its authorization, if required by law, of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

     (d) Incumbency Certificate of the Purchaser. The Seller shall have received a Certificate of the Secretary or an Assistant Secretary of the Purchaser certifying the names and signatures of the officers of the Purchaser authorized to sign this Agreement and the other documents to be delivered hereunder;

     (e) Legal Opinion. The Seller shall have received from McNair Law Firm, P.A., counsel to the Purchaser, a legal opinion, addressed to the Seller and dated the Closing Date, in form and substance reasonably satisfactory to the Seller, as to (i) the due authorization, execution and delivery by the Purchaser of this Agreement and the Escrow Agreement and (ii) the enforceability against the Purchaser of this Agreement and the Escrow Agreement (assuming New York law is identical in all respects to South Carolina law);

     (f) Consents and Approvals. The Purchaser and the Seller shall have received, each in form and substance reasonably satisfactory to the Seller, all authorizations, consents, orders and approvals of all Governmental Authorities and officials and all third party consents necessary or desirable for the consummation of the transactions contemplated by this Agreement;

     (g) Related Transactions. Each of the Ericsson Closing and the Atlanta MTA Acquisition Closing shall have occurred or shall occur simultaneously with the Closing; and

     (h) Commercial Agreements. Ericsson Inc. and the Seller shall have executed and delivered the Equipment Purchase Agreement.

     SECTION 6.02. Conditions to Obligations of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by the Purchaser, at its sole discretion), at or prior to the Closing, of each of the following conditions:

      (a) Representations, Warranties and Covenants. The representations and warranties of the Seller contained in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing with the same force and effect as if made as of the Closing, other than such representations and warranties as are made as of another date, which shall be true and correct as of such date (provided, however, that if any portion of any representation or warranty is already qualified by materiality, for purposes of determining whether this Section 6.02(a) has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects), and the covenants and agreements contained in this Agreement to be complied with by the Seller at or before the Closing shall have been complied with in all material respects, and, the Purchaser shall have received a certificate of the Seller to such effect signed by a duly authorized officer thereof;

     (b) No Proceeding or Litigation. No Action shall have been commenced by or before any Governmental Authority against either the Seller or the Purchaser, seeking to restrain or materially and adversely alter the obligations contemplated by this Agreement which, in the reasonable, good faith determination of the Purchaser, is likely to render it impossible or unlawful to consummate such transactions or which could have a Material Adverse Effect; provided, however, that the provisions of this Section 6.02(b) shall not apply if the Purchaser has directly or indirectly solicited or encouraged any such Action;

     (c) Resolutions of the Seller. The Purchaser shall have received a true and complete copy, certified by the Secretary or an Assistant Secretary of the Seller, of the resolutions duly and validly adopted by the Board of Directors of the Seller and, to the extent that such authorization is necessary, the shareholders of the Seller evidencing their authorization of the execution and delivery of this Agreement, the issuance and terms of the Shares including, without limitation, the convertibility thereof into shares of Common Stock, and the consummation of the transactions contemplated hereby;

     (d) Incumbency Certificate of the Seller. The Purchaser shall have received a certificate of the Secretary or an Assistant Secretary of the Seller certifying the names and signatures of the officers of the Seller authorized to sign this Agreement and the other documents to be delivered hereunder;

     (e) Legal Opinion. The Purchaser shall have received from Hogan & Hartson L.L.P., counsel to the Seller, a legal opinion, addressed to the Purchaser and dated the Closing Date, in form and substance reasonably satisfactory to the Purchaser, as to (i) the due authorization, execution and delivery by the Seller of this Agreement and the Escrow Agreement, (ii) the enforceability against the Seller of this Agreement and the Escrow Agreement and (iii) the validity of the Shares, the due authorization of the shares of Common Stock into which the Shares may be converted and related matters;

     (f) Consents and Approval . The Purchaser and the Seller shall have received, each in form and substance reasonably satisfactory to the Purchaser, all authorizations, consents, orders and approvals of all Governmental Authorities and officials and all third party consents necessary or desirable for the consummation of the transactions contemplated by this Agreement;

     (g) Stockholder Approval. The stockholders of the Seller shall have approved (i) the increase in the authorized number of shares of Common Stock and (ii) the issuance and terms of the Shares, including the convertibility thereof into shares of Common Stock;

     (h) Related Transactions (i) Each of the Ericsson Closing and the Atlanta MTA Acquisition Closing shall have occurred or shall occur simultaneously with the Closing and (ii) the Purchaser shall have received true and correct copies of the Atlanta Asset Purchase Agreement, the Equipment Purchase Agreement, the Credit Agreement, the Ericsson Agreement and all exhibits, schedules and agreements related thereto or in any way entered into in connection with the transactions contemplated thereby, which shall be substantially identical to the drafts of each such agreement delivered pursuant to Section 3.12;

     (i) Commercial Agreements. Ericsson Inc. and the Seller shall have executed and delivered the Equipment Purchase Agreement;

     (j) Organizational Documents.  The Purchaser shall have received a copy of
(i) the Certificate of Incorporation, as amended, of the Seller, certified by the Secretary of State of the State of Delaware, as of a date not earlier than five Business Days prior to the the Closing Date and accompanied by a certificate of the Secretary or Assistant Secretary of the Seller, dated as of the Closing Date, stating that no amendments have been made to such Certificate of Incorporation since such date, and (ii) the By-laws of the Seller, certified by the Secretary or Assistant Secretary of the Seller;

     (k) Good Standing. The Purchaser shall have received a good standing certificate for the Seller from the Secretary of State of the State of Delaware, dated as of a date not earlier than five Business Days prior to the Closing Date and accompanied by a bring-down certificate dated the Closing Date; and

     (1) No Material Adverse Effect. No event or events shall have occurred which, individually or in the aggregate, have, or could have, a Material Adverse Effect.

                                  ARTICLE VII
                                INDEMNIFICATION

     SECTION 7.01. Survival of Representations and Warranties. (a) The representations and warranties of the Seller contained in this Agreement and in the Exhibits to this Agreement and the Disclosure Schedule (collectively, the "Acquisition Documents"), shall survive the Closing until the second anniversary of the Closing Date. Neither the period of survival nor the liability of the Seller with respect to the Seller's representations and warranties shall be reduced by any investigation made at any time by or on behalf of the Purchaser. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by the Purchaser to the Seller, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

     (b) The representations and warranties of the Purchaser contained in the Acquisition Documents shall survive the Closing until the second anniversary of the Closing Date. Neither the period of survival nor the liability of the Purchaser with respect to the Purchaser's representations and warranties shall be reduced by any investigation made at any time by or on behalf of the Seller. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by the Seller to the Purchaser, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

     SECTION 7.02. Indemnification. (a)(i) The Purchaser, its successors and assigns, and the stockholders, officers, directors, employees, Affiliates and agents of the Purchaser and its successors and assigns shall be indemnified and held harmless by the Seller for any and all Liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, attorneys' and consultants' fees and expenses) actually suffered or incurred by them (including, without limitation, any Action brought or otherwise initiated by any of them) (hereinafter a "Loss"), arising out of or resulting from:

     (A) the breach of any representation or warranty made by the Seller contained in the Acquisition Documents; or

     (B) the breach of any covenant or agreement by the Seller contained in the Acquisition Documents.

     (ii) The Seller, its successors and assigns, and the stockholders, officers, directors, employees, Affiliates and agents of the Seller and its successors and assigns shall be indemnified and held harmless by the Purchaser for any and all Losses actually suffered or incurred by them, arising out of or resulting from:

     (A) the breach of any representation or warranty made by the Purchaser in the Acquisition Documents; or

     (B) the breach of any covenant or agreement by the Purchaser contained in the Acquisition Documents.

To the extent that the Seller's or the Purchaser's undertakings set forth in this Section 7.02 may be unenforceable, the Seller or the Purchaser, as the case may be, shall contribute the maximum amount that it is permitted to contribute under applicable law to the payment and satisfaction of all Losses incurred by the Purchaser or the Seller, as the case may be.

     (b) An indemnified party shall give the party from whom indemnification is sought notice of any matter which an indemnified party has determined has given or could give rise to a right of indemnification under this Agreement, within 60 days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises; provided, however, that the failure to provide such notice shall not release the indemnifying party from any of its obligations under this Article VII except to the extent the indemnifying party is materially prejudiced by such failure and shall not relieve the indemnifying party from any other obligation or Liability that it may have to any indemnified party otherwise than under this Article VII. The obligations and Liabilities of an indemnifying party under this Article VII with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this
Article VII ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: If an indemnified party shall receive notice of any Third Party Claim, the indemnified party shall give the indemnifying party notice of such Third Party Claim within 30 days of the receipt by the indemnified party of such notice; provided, however, that the failure to provide such notice shall not release the indemnifying party from any of its obligations under this Article VII except to the extent the indemnifying party is materially prejudiced by such failure and shall not relieve the indemnifying party from any other obligation or Liability that it may have to any indemnified party otherwise than under this Article VII. If the indemnifying party acknowledges in writing its obligation to indemnify the indemnified party hereunder against any Losses that may result from such Third Party Claim, then the indemnifying party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the indemnified party within five days of the receipt of such notice from the indemnified party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the indemnified party, in its sole and absolute discretion, for the same counsel to represent both the indemnified party and the indemnifying party, then the indemnified party shall be entitled to retain its own counsel, in each jurisdiction for which the indemnified party determines counsel is required, at the expense of the indemnifying party. In the event the indemnifying party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the indemnified party shall cooperate with the indemnifying party in such defense and make available to the indemnifying party, at the indemnifying party's expense, all witnesses, pertinent records, materials and information in the indemnified party's possession or under the indemnified party's control relating thereto as is reasonably required by the indemnifying party. Similarly, in the event the indemnified party is, directly or indirectly, conducting the defense against any such Third Party Claim, the indemnifying party shall cooperate with the indemnified party in such defense and make available to the indemnified party, at the indemnifying party's expense, all such witnesses, pertinent records, materials and information in the indemnifying party's possession or under the indemnifying party's control relating thereto as is reasonably required by the indemnified party. No such Third Party Claim may be settled by the indemnifying party or the indemnified party without the prior written consent of the other.

     SECTION 7.03. Limits on Indemnification. Notwithstanding anything to the contrary contained in this Agreement, the maximum amount of indemnifiable Losses which may be recovered from an indemnifying party arising out of or resulting from the causes enumerated in Section 7.02 shall be an amount equal to the Purchase Price.

                                  ARTICLE VIII
                             TERMINATION AND WAIVER

     SECTION 8.01. Termination. This Agreement may be terminated at any time prior to the Closing:

     (a) by the Purchaser if, between the date hereof and the time scheduled for the Closing: (i) an event or condition occurs that has resulted in a Material Adverse Effect, (ii) any representation or warranty of the Seller contained in this Agreement shall not have been true and correct in all material respects when made, (iii) the Seller shall not have complied in all material respects with any covenant or agreement to be complied with by it and contained in this Agreement; or (iv) the Seller or any Subsidiary makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the

Seller or any Subsidiary seeking to adjudicate any of them a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization; or

     (b) by the Seller if, between the date hereof and the time scheduled for the Closing: (i) any representation or warranty of the Purchaser contained in this Agreement shall not have been true and correct in all material respects when made, (ii) the Purchaser shall not have complied in all material respects with any covenant or agreement to be complied with by it and contained in this Agreement; or (iii) the Purchaser makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Purchaser seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization; or

     (c) by either the Seller or the Purchaser if the Closing shall not have occurred on or prior to September 30, 1996; or

     (d) by either the Purchaser or the Seller in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the obligations contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

     (e) by the mutual written consent of the Seller and the Purchaser.

     SECTION 8.02. Effect of Termination. (a) In the event of termination of this Agreement as provided in Section 8.01, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except that nothing herein shall relieve either party from liability for any breach of this Agreement.

     (b) In the event of termination of this Agreement as provided in Section 8.01, the Escrow Agent shall, pursuant to the provisions of the Escrow Agreement, return the Purchase Price to the Purchaser.

     SECTION 8.03. Waiver. Either party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements or conditions of the other party contained herein. Amy such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.


                                   ARTICLE IX

                               GENERAL PROVISIONS

     SECTION 9.01. Expense. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the actions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

     SECTION 9.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

      (a)  if to the Seller:

           InterCel, Inc.
           1239 O.G. Skinner Drive
           West Point, Georgia 31833
           Telecopy:     (706) 645-2329
           Attention:    Fred G. Astor, Jr.

           with a copy (which shall not constitute notice) to:

           Hogan & Hartson L.L.P.
           555  Thirteenth Street, N.W.
           Washington, D.C. 20004
           Telecopy:     (202) 637-5910
           Attention:    Kimberley E. Thompson, Esq.

      (b)  if to the Purchaser:


           MPX Systems, Inc.
           c/o SCANA Corporation
           1426 Main Street
           Columbia, South Carolina 29201
           Telecopy:      (803) 733-2887
           Attention:     Kevin Marsh

           with a copy (which shall not constitute notice) to:

           McNair Law Firm, P.A.
           1301 Gervais Street
           Columbia, South Carolina 29201
           Telecopy:      (803) 376-2277
           Attention:     John W. Currie, Esq.



     SECTION 9.03. Public Announcements. No party to this Agreement shall make, or cause to be made, any press release or public announcement or otherwise communicate with any news media in respect of this Agreement or the transactions contemplated hereby without the prior written consent of the other party (which shall not be unreasonably withheld or delayed), and the parties shall cooperate as to the timing and contents of any such press release or public announcement; provided, however, that with respect to any disclosure required by law or by a listing agreement with the National Association of Securities Dealers, Inc. Automated Quotation System National Market System or any national securities exchange to which the Purchaser or the Seller is a party, the party required to make such disclosure shall use its best efforts to consult with the other party as to the timing and contents of such disclosure and to obtain such consent prior to the time such disclosure is required to be made.

     SECTION 9.04. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 9.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

     SECTION 9.06. Entire Agreement. This Agreement and the Escrow Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between the Seller and the Purchaser with respect to the subject matter hereof and thereof.

     SECTION 9.07. Assignment. This Agreement may not be assigned by operation of Law or otherwise without the express written consent of the Seller and the Purchaser (which consent may be granted or withheld in the sole discretion of the Seller or the Purchaser); provided, however, that the Purchaser may, without the consent of the Seller, assign this Agreement prior to the Closing to SCANA Corporation or to a subsidiary controlled by SCANA Corporation, but no such assignment shall relieve the Purchaser of any of its obligations under this Agreement.

     SECTION 9.08. No Third Party Beneficiaries.  Except for the provisions of
Article VII relating to indemnified parties, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     SECTION 9.09. Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Seller and the Purchaser or (b) by a waiver in accordance with Section 8.03.

     SECTION 9.10. Governing Law. This Agreement shall be governed by the laws of the State of New York.

     SECTION 9.11. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     SECTION 9.12. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

     IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                              INTERCEL, INC


                              By:
                                    --------------------------------------
                                    Name:
                                    Title:



                              MPX SYSTEMS, INC.


                              By:
                                    --------------------------------------
                                    Name:
                                    Title:

                                  EXHIBIT 2.04

                                ESCROW AGREEMENT

     ESCROW AGREEMENT, dated as of [___], 1996 (this "Agreement"), among INTERCEL, INC., a Delaware corporation (the "Seller"), MPX SYSTEMS, INC., a South Carolina corporation (the "Purchaser"), and _____________, a _________ (the "Escrow Agent").


                                  WITNESSETH:

     WHEREAS, the Purchaser and the Seller have entered into a Stock Purchase Agreement, dated as of March 4, 1996 (the "Purchase Agreement"; terms defined in the Purchase Agreement and not otherwise defined herein being used herein as therein defined), pursuant to which the Purchaser has agreed to purchase from the Seller, and the Seller has agreed to sell to the Purchaser, the Shares;

     WHEREAS, it is contemplated under the Purchase Agreement that the Purchaser will deposit or cause to be deposited into escrow the sum of $75,000,000 in cash (the "Escrow Amount"), to be held and disbursed by the Escrow Agent in accordance with this Agreement; and

     WHEREAS, a copy of the Purchase Agreement has been delivered to the Escrow Agent, and the Escrow Agent is willing to act as the Escrow Agent hereunder;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein and in the Purchase Agreement, and intending to be legally bound hereby, the parties hereby agree as follows:

     1. Appointment and Agreement of Escrow Agent. The Purchaser and the Seller hereby appoint the Escrow Agent to serve as, and the Escrow Agent hereby agrees to act as, escrow agent upon the terms and conditions of this Agreement.

     2. Establishment of the Escrow Fund. (a) Pursuant to Section 2.04 of the Purchase Agreement, the Purchaser shall deliver to the Escrow Agent on the date hereof the Escrow Amount. The Escrow Agent shall hold the Escrow Amount and all interest and other amounts earned thereon (the "Escrow Fund") in escrow pursuant to this Agreement.

     (b) Each of the Purchaser and the Seller confirms to the Escrow Agent and to each other that the Escrow Fund is free and clear of all Encumbrances except as may be created by this Agreement and the Purchase Agreement.

     3. Distributions from the Escrow Fund. (a) Upon the satisfaction or waiver of all conditions to the Closing set forth in Article VI of the Purchase Agreement, and upon receipt by the Purchaser of the stock certificates evidencing the Shares as contemplated by Section 2.05 of the Purchase Agreement, the Purchaser shall notify the Escrow Agent in writing to such effect, and the Escrow Agent shall, as promptly as practicable after its receipt of such notice, liquidate all investments in the Escrow Fund and pay in full to the Seller at the Closing in immediately available funds all such amounts as shall be received upon the liquidation of such investments (and any and all other amounts then on deposit in the Escrow Fund).

     (b) Upon the termination of the Purchase Agreement, the Seller or the Purchaser shall notify the Escrow Agent in writing to such effect, and the Escrow Agent shall, as promptly as practicable after its receipt of such notice, liquidate all investments in the Escrow Fund and pay in full to the Purchaser in immediately available funds all such amounts as shall be received upon the liquidation of such investments (and any and an other amounts then on deposit in the Purchaser Escrow Fund).

     4. Maintenance of the Escrow Fund; Termination of the Escrow Fund. (a) The Escrow Agent shall continue to maintain the Escrow Fund until the earlier of (i) the time at which the Escrow Fund is disbursed in accordance with Section 3 and (ii) the termination of this Agreement.

     (b) The Escrow Agent shall invest and reinvest moneys on deposit in the Escrow Fund, unless joint written notice to the contrary is received from the Seller and the Purchaser, in any combination of the following: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or readily marketable obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) insured certificates of deposit of, or time deposits with, any commercial bank that is a member of the Federal Reserve System and which issues (or the parent of which issues) commercial paper rated as described in clause (c), is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion or (c) commercial paper in an aggregate amount of no more than $1,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States, rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Services, Inc. or "A-1" (or the then equivalent grade) by Standard & Poors Ratings Group.

     5. Assignment; Successors. This Agreement may not be assigned by operation of Law or otherwise without the express written consent of the other parties hereto (which consent may be granted or withheld in the sole discretion of such other parties); provided, however, that the Purchaser may, without the consent of the other parties, assign this Agreement prior to the Closing to SCANA Corporation or to a subsidiary controlled by SCANA Corporation to which the Purchaser has assigned any of its rights under the Purchase Agreement, but no such assignment shall relieve the Purchaser of any of its obligations under this Agreement. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns.

      6. Escrow Agent. (a) Except as expressly contemplated by this Agreement or by joint written instructions from the Purchaser and the Seller, the Escrow Agent shall not sell, transfer or otherwise dispose of in any manner all or any portion of the Escrow Fund, except pursuant to an order of a court of competent jurisdiction.

     (b) The duties and obligations of the Escrow Agent shall be determined solely by this Agreement, and the Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement.

     (c) In the performance of its duties hereunder, the Escrow Agent shall be entitled to rely upon any document, instrument or signature believed by it in good faith to be genuine and signed by any party hereto or an authorized officer or agent thereof, and shall not be required to investigate the truth or accuracy of any statement contained in any such document or instrument.
The Escrow Agent may assume that any Person purporting to give any notice in accordance with the provisions of this Agreement has been duly authorized to do so.

     (d) The Escrow Agent shall not be liable for any error of judgment, or any action taken, suffered or omitted to be taken, hereunder except in the case of its gross negligence, bad faith or willful misconduct. The Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

     (e) The Escrow Agent shall have no duty as to the collection or protection of the Escrow Fund or income thereon, nor as to the preservation of any rights pertaining thereto, beyond the safe custody of any such property actually in its possession.

     (f) As compensation for its services to be rendered under this Agreement, for each year or any portion thereof, the Escrow Agent shall receive a fee in the amount specified in Schedule A to this Agreement and shall be reimbursed upon request for all expenses, disbursements and advances, including reasonable fees of outside counsel, if any, incurred or made by it in connection with the preparation of this Agreement and the carrying out of its duties under this Agreement. All such fees and expenses shall be the responsibility of the Seller.

     (g) The Seller shall reimburse and indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense, including, without limitation, reasonable attorneys' fees, incurred without gross negligence, bad faith or willful misconduct on the part of the Escrow Agent arising out of, or in connection with the acceptance of, or the performance of, its duties and obligations under this Agreement; provided that the Purchaser shall reimburse and indemnify the Escrow Agent for, and hold it harmless against, any such loss, liability or expense incurred as a result of gross negligence, bad faith or willful misconduct on the part of the Purchaser.

     (h) The Escrow Agent may at any time resign by giving twenty Business Days' prior written notice of resignation to the Seller and the Purchaser. The Seller and the Purchaser may at any time jointly remove the Escrow Agent by giving ten Business Days' prior written notice signed by each of them to the Escrow Agent. If the Escrow Agent shall resign or be removed, a successor Escrow Agent, which shall be a bank or trust company having assets in excess of $2 billion, shall be appointed by the Seller and the Purchaser by written instrument executed by the Seller and the Purchaser and delivered to the Escrow Agent and to such successor Escrow Agent and, thereupon, the resignation or removal of the predecessor Escrow Agent shall become effective and such successor Escrow Agent, without any further act, deed or conveyance, shall become vested with all right, title and interest to all cash and property held hereunder of such predecessor Escrow Agent, and such predecessor Escrow Agent shall, on the written request of the Seller, the Purchaser or the successor Escrow Agent, execute and deliver to such successor Escrow Agent all the right, title and interest hereunder in and to the Escrow Fund of such predecessor Escrow Agent and all other rights hereunder of such predecessor Escrow Agent. If no successor Escrow Agent shall have been appointed within twenty Business Days of a notice of resignation by the Escrow Agent, the Escrow Agent's sole responsibility shall thereafter be to hold the Escrow Fund until the earlier of its receipt of designation of a successor Escrow Agent, a joint written instruction by the Seller and the Purchaser and termination of this Agreement in accordance with its terms.

     7. Termination. This Escrow Agreement shall terminate on the date on which there is no property remaining in the Escrow Fund.

     8. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8):

            (a)  if to the Seller:

                 InterCel, Inc.
                 1239 O.G. Skinner Drive
                 West Point, Georgia 31833
                 Telecopy:   (706) 645-2329
                 Attention:  Fred G. Astor, Jr.

                 with a copy (which shall not constitute notice) to:

                 Hogan & Hartson L.L.P.
                 555 Thirteenth Street, N.W.
                 Washington, D.C. 20004
                 Telecopy:   (202) 637-5910
                 Attention:  Kimberley E. Thompson, Esq.

            (b)  if to the Purchaser:

                 MPX Systems, Inc.
                 c/o SCANA Corporation
                 1426 Main Street
                 Columbia, South Carolina 29201
                 Telecopy:   (803) 733-2887
                 Attention:  Kevin Marsh

                 with a copy (which shall not constitute notice) to:

                 McNair Law Firm, P.A.
                 1301 Gervais Street
                 Columbia, South Carolina 29201
                 Telecopy:   (803) 376-2277
                 Attention:  John W. Currie, Esq.

            (c)  if to the Escrow Agent, to:

                 --------------------------------------
                 --------------------------------------
                 --------------------------------------
                 --------------------------------------
                 Telecopy:
                          -----------------------------
                 Attention:
                           ----------------------------

     9. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     10. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the actions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the actions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

     11. Entire Agreement. This Agreement and the Purchase Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the Seller, the Purchaser and the Escrow Agent with respect to the subject matter hereof.

     12. No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     13. Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Seller, the Purchaser and the Escrow Agent or (b) by a waiver in accordance with Section 14 of this Agreement.

     14. Waiver. Any party hereto may (i) extend the time for the performance of any obligation or other act of any other party hereto or (ii) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

     15. Governing Law. This Agreement shall be governed by the laws of the State of New York.

     16. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                           INTERCEL, INC.


                                           By
                                             ----------------------------------
                                           Title:



                                           MPX SYSTEMS, INC.


                                           By
                                             ----------------------------------
                                           Title:



                                           [ESCROW AGENT]


                                           By
                                             ----------------------------------
                                           Title:

                                   SCHEDULE A

                              [ESCROW AGENT FEES]

                                   ANNEX I

             CERTIFICATE OF THE DESIGNATIONS, POWERS, PREFERENCES
             AND RELATIVE, PARTICIPATING OR OTHER RIGHTS, AND THE
           QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF, OF

                     SERIES B CONVERTIBLE PREFERRED STOCK
                              ($0.01 Par Value)

                                      OF

                                INTERCEL, INC.

                              -----------------


            Pursuant to Section 151 of the General Corporation Law
                           of the State of Delaware


                              -----------------


     INTERCEL, INC., a Delaware corporation (the "Corporation"), does hereby certify that the following resolutions were duly adopted by the Board of Directors of the Corporation pursuant to authority conferred upon the Board of Directors by Article FOURTH of the Certificate of Incorporation of the Corporation, which authorizes the issuance of up to 1,000,000 shares of preferred stock, at a meeting of the Board of Directors duly held on
(           ], 1996:

     RESOLVED, that the issue of a series of preferred stock, $0.01 par value, of the Corporation is hereby authorized and the designation, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, in addition to those set forth in the Certificate of Incorporation of the Corporation, are hereby fixed as follows:

           Section (1) Number of Shares and Designation. 100,000 shares of the preferred stock, $0.01 par value, of the Corporation are hereby constituted as a series of the preferred stock designated as Series B Convertible Preferred Stock (the "Series B Preferred Stock"). Without the consent of the then current holders of shares of Series B Preferred Stock as provided for herein, the number of shares of Series B Preferred Stock may not be increased and may not be decreased below the number of then currently outstanding shares of Series B Preferred Stock.

         Section (2) Definitions. For purposes of the Series A Preferred Stock, the following terms shall have the meanings indicated:

         "Board of Directors" shall mean the board of directors of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series B Preferred Stock.

         "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         "Common Stock" shall mean the Common Stock of the Corporation, par value $0.01 per share.

         "Conversion Price" shall mean the conversion price per share of Common Stock into which the Series B Preferred Stock is convertible, as such Conversion Price may be adjusted pursuant to Section (7). The initial Conversion Price shall be $16.50 (equivalent to the rate of 45.4545 shares of Common Stock for each share of Series B Preferred Stock).

         "Current Market Price" shall mean, as of a particular date, the average of the high bid and low asked prices per share of Common Stock in the over the-counter market, as reported by the NASDAQ Stock Market or such other system then in use, or such other exchange or inter-dealer quotation system on which the Common Stock is principally traded or authorized to be quoted.

         "Issue Date" shall mean the first date on which shares of Series B Preferred Stock are issued.

         "NASDAQ Stock Market" shall mean the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System.

         "Person" shall mean any individual, firm, partnership, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

         "Securities" shall have the meaning set forth in paragraph (d) (iii) of Section (7).

        "Series A Preferred Stock" shall mean the series of preferred stock, $0.01 par value, of the Corporation designated as Series A Convertible Preferred Stock.

        "Subsidiaries" shall mean any and all corporations, partnerships, limited liability companies, joint ventures, associations and other entities controlled by the Corporation directly or indirectly through one or more intermediaries.

        "Trading Day" means a day on which the NASDAQ Stock Market, or such other exchange or inter-dealer quotation system on which the Common Stock is principally traded or authorized to be quoted, is open for the action of business.

        "Transaction" shall have the meaning set forth in paragraph (e) of Section (7).

        "Transfer Agent" means such agent or agents of the Corporation as may be designated by the Board of Directors of the Corporation as the transfer agent for the Series B Preferred Stock.

    Section (3) Dividends. (a) The holders of shares of the Series B Preferred Stock shall be entitled to receive, when and if declared by the Board of Directors out of funds legally available therefor, dividends in an amount per share of Series B Preferred Stock equal to the dividends payable on the number of shares of Common Stock into which one share of Series B Preferred Stock is then convertible, determined as of the date fixed for determining holders of shares of Common Stock entitled to receive such dividends. Each such dividend shall be payable in arrears to the holders of record of shares of the Series B Preferred Stock, as they appear on the stock records of the Corporation at the close of business on such record dates, not more than 60 days preceding the payment dates thereof, as shall be fixed by the Board of Directors.

     (b) Except as provided in Section 5(a), holders of shares of Series B Preferred Stock called for redemption on a redemption date between a dividend payment record date and the dividend payment date shall not be entitled to receive the dividend payable on such dividend payment date.

     (c) So long as any shares of the Series B Preferred Stock are outstanding, no dividends shall be declared or paid or set apart for payment on any class or series of stock of the Corporation ranking, as to dividends, on a parity with the Series B Preferred Stock, for any period, nor shall any shares ranking on a parity with the

Series B Preferred Stock be redeemed or purchased by the Corporation or any Subsidiary, unless dividends declared and paid on the Common Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series B Preferred Stock in accordance with paragraph (a) of this Section (3).

     Section (4) Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Common Stock or any other series or class or classes of stock of the Corporation ranking junior to the Series B Preferred Stock, upon liquidation, dissolution or winding up, the holders of the shares of Series B Preferred Stock shall be entitled to receive $750.00 per share plus an amount equal to all dividends declared and unpaid thereon to the date of final distribution to such holders; thereafter, such holders shall be entitled to share ratably with the holders of the shares of Common Stock as provided in paragraph (b) of this Section (4). If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of Series A Preferred Stock, Series B Preferred Stock and any other shares of stock ranking, as to liquidation, dissolution or winding up, on a parity with the Series B Preferred Stock, shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments in respect thereof, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series A Preferred Stock, Series B Preferred Stock and any such other stock ratably in accordance with the respective amounts which would be payable on such shares of Series A Preferred Stock, Series B Preferred Stock and any such other stock if all amounts payable thereon were paid in full. For the purposes of this Section (4), (i) a consolidation or merger of the Corporation with one or more corporations, (ii) a sale or transfer of all or substantially all of the Corporation's assets or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

     (b) Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with or prior to Series B Preferred Stock, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Series B Preferred Stock, as provided in paragraph (a) of this Section (4), holders of shares of Series B Preferred Stock shall be entitled to share ratably with holders of shares of Common Stock and any other class or series entitled to participate with the Common Stock in the event of liquidation, dissolution or winding up, in any and all assets remaining to be paid or distributed, such that distributions shall be made in respect of each share of Series B Preferred Stock in an amount equal to the distributions made in respect of the number of shares of Common Stock into which such share of Series B Preferred Stock is then convertible.

     Section (5) Redemption at the Option of the Corporation. (a) Series B Preferred Stock may not be redeemed by the Corporation prior to the fifth anniversary of the Issue Date. After the fifth anniversary of the Issue Date, the Corporation, at its option, may redeem the shares of Series B Preferred Stock, in whole or in part for an aggregate redemption price of $750.00 per share plus an amount per share equal to declared and unpaid dividends, if any, to the date fixed for redemption, out of funds legally available therefor, at any time or from time to time, subject to the notice provisions and provisions for partial redemption described below, provided, however, that the Corporation must redeem the shares of Series A Preferred Stock and the shares of Series B Preferred Stock on a pro rata basis.

     (b) In the event the Corporation shall redeem shares of Series A Preferred Stock and Series B Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 20 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock records of the Corporation, which notice shall be unconditional and in irrevocable. Each such notice shall state: (1) the redemption date; (2) the number of shares of Series A Preferred Stock and Series B Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (5) the then current conversion price. Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the prompt payment of the redemption price), (i) the shares of the Series B Preferred Stock so called for redemption shall no longer be deemed to be outstanding, and (ii) all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price without interest thereon after the redemption date) shall cease. If the Corporation fails to provide money for the payment of the redemption price within 30 days after the redemption date, the redemption price shall accrue interest at the rate of 15% per annum.

     Upon surrender in accordance with said notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the applicable redemption price aforesaid.
If fewer than all the outstanding shares of Series A Preferred Stock and Series B Preferred Stock are to be redeemed, shares to be redeemed shall be selected pro rata (as nearly as may be) by the Corporation from outstanding shares of Series A Preferred Stock and Series B

Preferred Stock not previously called for redemption. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

     Section (6) Shares to be Retired. All shares of Series B Preferred Stock purchased or redeemed by the Corporation or converted shall be retired and canceled and shall be restored to the status of authorized but unissued shares of preferred stock, without designation as to series.

     Section (7) Conversion. Holders of shares of Series B Preferred Stock shall have the right to convert all or a portion of such shares into shares of Common Stock, as follows:

      (a) Subject to and upon compliance with the provisions of this Section (7), a holder of shares of Series B Preferred Stock shall have the right, at his, her or its option, at any time after the fourth anniversary of the Issue Date, to convert such shares, in whole or in part, into the number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) obtained by dividing the aggregate liquidation preference of such shares by the Conversion Price and by surrender of such shares so to be converted by the holder thereof, such surrender to be made in the manner provided in paragraph (b) of this Section
(7); provided, however, that the right to convert shares called for redemption pursuant to Section (5) shall terminate at the close of business on the date fixed for such redemption, unless the Corporation shall default in making prompt payment of the amount payable upon such redemption. Any share of Series B Preferred Stock may be converted, at the request of its holder, in part into Common Stock. If a part of a share of Series B Preferred Stock is converted, then the Corporation will convert such share into the requested shares of Common Stock (subject to paragraph (c) of this Section (7)) and issue a fractional share of Series B Preferred Stock evidencing the remaining interest of such holder.

     (b) In order to exercise the conversion right, the holder of each share of Series B Preferred Stock to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the Transfer Agent or, if no Transfer Agent has been appointed by the Corporation, at the principal office of the Corporation, accompanied by written notice to the Corporation that the holder thereof elects to convert its shares of Series B Preferred Stock or a specified portion thereof. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Series B Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

     Holders of shares of Series B Preferred Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares (except that holders of shares called for redemption on a redemption date between such record date and the dividend payment date shall not be entitled to receive such dividend on such dividend payment date) on the corresponding dividend payment date notwithstanding the conversion thereof following such dividend payment record date and prior to such dividend payment date.

     As promptly as practicable after the surrender of certificates for shares of Series B Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on his, her or its written order, (i) a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this Section (7), (ii) if less than the full number of shares of Series B Preferred Stock evidenced by the surrendered certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificates less the number of shares being converted, and (iii) any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in paragraph
(c) of this Section (7).

     Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series B Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such shares shall have been surrendered and such notice received by the Corporation. All shares of Common Stock delivered upon conversion of the Series B Preferred Stock shall upon delivery be duly and validly issued and fully paid and nonassessable.

     (c) No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of the Series B Preferred Stock. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of a share of Series B Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash (computed to the nearest cent) equal to such fraction of a share multiplied by the Current Market Price of one share of Common Stock on the Trading Day immediately preceding the date of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock so surrendered.

           (d) The Conversion Price shall be adjusted from time to time as follows:

               (i) In case the Corporation shall after the Issue Date (A)
             pay a dividend or make a distribution on its Common Stock in shares of its Common Stock, (B) subdivide its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares or (D) issue any shares of capital stock by reclassification of its Common Stock, the Conversion Price in effect immediately prior thereto shall be adjusted so that the holder of any share of Series B Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock of the Corporation which such holder would have owned or have been entitled to receive after the happening of any of the events described above had such share of Series B Preferred Stock been converted immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the close of business on the record date in the case of a dividend or distribution (except as provided in paragraph (h) below) and shall become effective immediately after the close of business on the record date in the case of a subdivision, combination or reclassification.

               (ii) In case the Corporation shall issue after the Issue Date
             (a) rights or warrants to all holders of Common Stock entitling them (for a period expiring within 180 days after the record date mentioned below) to subscribe for or purchase Common Stock at a price per share less than the Conversion Price at the record date for the determination of shareholders entitled to receive such rights or warrants or (b) shares of Common Stock or securities exercisable for (including rights or warrants other than those referred to in clause (a) above and subparagraph (iii) below) or exchangeable or convertible into shares of Common Stock at a price per share (or having an exercise, exchange or conversion price per share) less than the current Conversion Price (other than securities issued in a transaction in which a pro rata share of such securities have been reserved by the Corporation for distribution to the holders of Series B Preferred Stock upon conversion), then in each such case the Conversion Price in effect immediately prior thereto shall be adjusted to equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the date of issuance of such rights, warrants or shares of Common Stock (or securities exercisable for or exchangeable or convertible into shares of Common Stock) by (II) a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the date of issuance of such rights, warrants or shares of Common Stock (or securities exercisable for or exchangeable or convertible into shares of Common Stock) (without giving effect to any such issuance) and (B), in the case of (a) above, the number of shares which the aggregate proceeds from the exercise of such rights or warrants for Common Stock or, in the case of (b) above, the number of shares which the aggregate consideration receivable by the Corporation for the total number of shares of Common Stock (or securities exercisable for or exchangeable or convertible into shares of Common Stock) so issued would purchase at the Conversion Price in effect immediately prior to the date of issuance, and the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the date of issuance of such rights, warrants or shares of Common Stock (or securities exercisable for or exchangeable or convertible into Common Stock) (without giving effect to any such issuance) and (B), in the case of clause (a) above, the number of additional shares of Common Stock offered for subscription or purchase or, in the case of clause (b) above, the number of shares of Common Stock so issued or into which the exercisable, exchangeable or convertible securities may be exercised, exchanged or converted. Such adjustment shall be made successively whenever any such rights, warrants or shares of Common Stock (or securities exercisable for or exchangeable or convertible into Common Stock) are issued, and shall become effective immediately after such record date or, in the case of the issuance of Common Stock, after the date of issuance thereof (or in the case of securities exercisable for or exchangeable or convertible into shares of Common Stock, the date on which holders may first exercise, exchange or convert the same in accordance with the respective terms thereof). In determining whether any rights or warrants entitle the holders of Common Stock to subscribe for or purchase shares of Common Stock at less than the Conversion Price in effect immediately prior to the date of such issuance, and in determining the aggregate offering price of shares of Common Stock (or securities exercisable for or exchangeable or convertible into shares of Common Stock), there shall be taken into account any net consideration received or receivable by the Corporation upon issuance and upon exercise of such rights or warrants or upon issuance of shares of Common Stock (or securities exercisable for or exchangeable or convertible into shares of Common Stock), the value of such consideration, if other than cash, to be determined by the Board of Directors in good faith or, if higher, the aggregate exercise, exchange or conversion price set forth in such exercisable, exchangeable or convertible securities. The aggregate consideration received by the Corporation in connection with the issuance of shares of Common Stock or of rights, warrants or securities exercisable for or exchangeable or convertible into shares of Common Stock shall be deemed to be equal to the sum of the aggregate net offering price of all such securities plus the minimum aggregate amount, if any, payable upon the exercise of such rights or warrants and conversion of any such exercisable, exchangeable or convertible securities into shares of Common Stock.

                   (iii) In case the Corporation shall distribute to all
              holders of its Common Stock any shares of capital stock of the Corporation (other than Common Stock) or evidences of its indebtedness or assets (other than a regular cash dividend that the Board of Directors determines, in good faith, can be maintained by the Corporation for at least four consecutive periods covering not less than one year and that the Board of Directors intends to maintain for at least four consecutive periods covering not less than one year, out of profits or surplus) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in subparagraph
              (ii)(a) above) (any of the foregoing being hereinafter in this subparagraph (iii) called the "Securities"), then in each such case, unless the Corporation elects to reserve shares or other units of such Securities for distribution to the holders of the Series B Preferred Stock upon the conversion of the shares of Series B Preferred Stock so that any such holder converting shares of Series B Preferred Stock will receive upon such conversion, in addition to the shares of the Common Stock to which such holder is entitled, the amount and kind of such Securities which such holder would have received if such holder had, immediately prior to the record date for the distribution of the Securities, converted his or her shares of Series B Preferred Stock into Common Stock (such election to be based upon a determination by the Board of Directors that such reservation will not materially adversely affect the interests of any holder of Series B Preferred Stock in any such reserved Securities), the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the date of such distribution by (II) a fraction, the numerator of which shall be the Current Market Price per share of the Common Stock on the record date mentioned below less the fair market value (as determined by the Board of Directors, whose determination shall, if made in good faith, be conclusive) of the portion of the capital stock or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock, and the denominator of which shall be the Current Market Price per share of the Common Stock. Such adjustment shall become effective immediately, except as provided in paragraph (h) below, after the record date for the determination of stockholders entitled to receive such distribution.

                  (iv) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this paragraph (iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and provided further that any adjustment shall be required and made in accordance with the provisions of this Section (7) (other than this subparagraph (iv)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of Common Stock. All calculations under this Section (7) shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest 1/100 of a share (with .005 of a share being rounded upward), as the case may be. Anything in this paragraph (d) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this paragraph (d), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Corporation to its stockholders shall not be taxable.

                  (v) No adjustment in the Conversion Price shall be required in the event of any dividend, distribution or issuance to holders of shares of Common Stock pursuant to subparagraph (i), (ii) or
             (iii) above if holders of shares of Series B Preferred Stock have received the same dividend, distribution or issuance in accordance with Section (3).

     (e) In case the Corporation shall be a party to any transaction (including without limitation a merger, consolidation, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Stock and excluding any transaction as to which paragraph (d)(i) of this Section (7) applies) (each of the foregoing being referred to as a "Transaction"), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each share of Series B Preferred Stock which is not converted into the right to receive stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Transaction by a holder of that number of shares or fraction thereof of Common Stock into which one share of Series B Preferred Stock was convertible immediately prior to such Transaction. The

Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (e) and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series B Preferred Stock which will contain provisions enabling the holders of the Series B Preferred Stock which remains outstanding after such Transaction to convert into the consideration received by holders of Common Stock at the Conversion Price immediately after such Transaction. The provisions of this paragraph (e) shall similarly apply to successive Transactions.

      (f)  If:

           (i) the Corporation shall declare a dividend (or any other distribution) on the Common Stock (other than a regular cash dividend that the Board of Directors determines can be maintained by the Corporation for at least four consecutive periods covering at least one year and that the Board of Directors intends to maintain for at least four consecutive periods covering at least one year out of profits or surplus); or

           (ii) the Corporation shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

           (iii) there shall be any reclassification of the Common Stock (other than an event to which paragraph (d)(i) of this Section (7) applies) or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation, then the Corporation shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of shares of the Series B Preferred Stock at their addresses as shown on the stock records of the Corporation, as promptly as possible, but at least 15 days prior to the applicable date specified in clauses (A) and (B) below, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, sale or transfer is expected, that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale or transfer. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section (7).

     (g) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which such adjustment becomes effective and shall promptly mail such notice of such adjustment of the Conversion Price to the holder of each share of Series B Preferred Stock at his, her or its last address as shown on the stock records of the Corporation.

     (h) In any case in which paragraph (d) of this Section (7) provides that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any share of Series B Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of any fraction pursuant to paragraph (c) of this Section (7).

     (i) For purposes of this Section (7), the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation.

     (j) If any action or transaction would require adjustment of the Conversion Price pursuant to more than one paragraph of this Section (7), only one adjustment shall be made and such adjustment shall be the amount of adjustment which has the highest absolute value.

     (k) In case the Corporation shall take any action affecting the Common Stock other than action described in this Section (7), which in the opinion of the Board of Directors would materially adversely affect the conversion rights of the holders of the shares of Series B Preferred Stock, the Conversion Price for the Series B Preferred Stock may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors may determine to be equitable in the circumstances.

     (l) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversion of the Series B Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series B Preferred Stock not therefore converted. For purposes of this paragraph (l), the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Series B Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

     Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock deliverable upon conversion of the Series B Preferred Stock, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

     The Corporation shall use all reasonable efforts to list the shares of Common Stock required to be delivered upon conversion of the Series B Preferred Stock prior to such delivery, on the NASDAQ Stock Market or such other exchange or interdealer quotation system on which the Common Stock is principally traded or authorized to be quoted.

     Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon conversion of the Series B Preferred Stock, the Corporation shall use all reasonable efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority, and any such conversion or delivery shall be subject to any applicable requirements of law or regulation.

     (m) The Corporation shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversion of the Series B Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Series B Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

     Section (8) Ranking. Any class or classes of stock of the Corporation shall be deemed to rank:

                  (i) prior to the Series B Preferred Stock, as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series B Preferred Stock;

                  (ii) on a parity with the Series B Preferred Stock, (A) as to dividends, if such stock shall be Series A Preferred Stock or Common Stock or if the holders of such class of stock and the Series B Preferred Stock shall be entitled to the receipt of dividends in proportion to their respective amounts of declared and unpaid dividends per share, without preference or priority one over the other, or (B) as to distribution of assets upon liquidation, dissolution or winding up, whether or not the redemption or liquidation prices per share thereof be different from those of the Series B Preferred Stock, if such stock shall be Series A Preferred Stock or if the holders of such class of stock and the Series B Preferred Stock shall be entitled to the receipt of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of liquidation prices, without preference or priority one over the other; and

                  (iii) junior to the Series B Preferred Stock, (A) as to
             dividends, if the holders of Series B Preferred Stock shall be entitled to the receipt of dividends in preference or priority to the holders of shares of such stock, or (B) as to distribution of assets upon liquidation, dissolution or winding up, if such stock shall be Common Stock or if the holders of Series B Preferred Stock shall be entitled to receipt of amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of shares of such stock.

           Section (9) Voting. (a) Except as herein provided or as otherwise from time to time required by law, holders of Series B Preferred Stock shall have no voting rights.

                  (b) So long as any shares of the Series B Preferred Stock remain outstanding, the consent of the holders of at least two-thirds of the shares of Series B Preferred Stock outstanding at the time given in person or by proxy, either in writing or at any special or annual meeting, shall be necessary to permit, effect or validate any one or more of the following:

                  (i) The authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to

      Series B Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up;

           (ii) The increase in the authorized or issued amount of Series B Preferred Stock; or

           (iii) The amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Certificate of Incorporation of the Corporation (including any of the provisions hereof) which would affect any right, preference or voting power of Series B Preferred Stock or of the holders thereof; provided, however, that any increase in the amount of authorized preferred stock or the creation and issuance of other series of preferred stock, or any increase in the amount of authorized shares of such series or of any other series of preferred stock, in each case ranking on a parity with or junior to the Series B Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to affect such rights, preferences or voting powers.

      The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series B Preferred Stock shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption, scheduled to be consummated within 30 days after such time.

     Section (10) Record Holders. The Corporation and the Transfer Agent may deem and treat the record holder of any shares of Series B Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate to be made
under the seal of the Corporation and signed by [          ], its [          ],
and attested by [        ], its [         ], this [   ]day of [        ],1996.

                                            INTERCEL, INC.



                                            By
                                              ----------------------------


(Corporate Seal)

Attest:



By
  --------------------------

                                    ANNEX II

                              REGISTRATION RIGHTS


     (a) The Purchaser shall have the right at any time after the Closing to make three requests of the Seller in writing for registration under the Securities Act of shares of Common Stock into which Shares have been converted or are to be converted prior to the closing of the offering pursuant to such registration (the "Securities"): with respect to the first such request to register under the Securities Act at least $20 million in market value of Securities Beneficially Owned by the Purchaser (the shares subject to any such request hereunder being referred to as the "Subject Stock"), and with each subsequent such request being at least 6 months following the completion of the prior offering pursuant to a registration statement with respect to the Subject Stock which was effective until the earlier of the completion of such offering or three months. The Seller shall use all reasonable efforts to cause the Subject Stock to be registered under the Securities Act as soon as reasonably practicable after receipt of a request so as to permit promptly the sale thereof, and in connection therewith, the Seller shall prepare and file, on such appropriate form as the Seller in its discretion shall determine, a registration statement under the Securities Act to effect such registration.
The Seller shall use all reasonable efforts to list all Subject Stock covered by such registration statement on any national securities exchange on which the Common Stock is then listed or to list such Subject Stock on the National Association of Securities Dealers, Inc. Automated Quotation System or
National Market System. The Purchaser hereby undertakes to provide all such information and materials and take all such action as may be required in order to permit the Seller to comply with all applicable requirements of the Commission and to obtain any desired acceleration of the effective date of such registration statement. Any registration statement filed at the Purchaser's request hereunder will not count as a requested registration unless effectiveness is maintained until the earlier of completion of the offering or three months. Notwithstanding the foregoing, the Seller (i) shall not be obligated to cause any special audit to be undertaken in connection with any such registration (provided that this provision shall not relieve the Seller of its obligation to obtain any required consents with respect to financial statements in prior periods) and (ii) shall be entitled to postpone for a reasonable period (not to exceed 90 days) of time the filing of any registration statement otherwise required to be prepared and filed by the Seller if the Seller is, at such time, either (A) conducting, or proposing to file with the Commission within 90 days a registration statement with respect to, an underwritten public offering for the account of the Seller of equity securities (or securities convertible into equity securities) or is subject to a contractual obligation not to engage in a public offering and is advised in writing by its managing underwriter or underwriters (with a copy to the Purchaser) that such offering would in its or their opinion be adversely affected by the registration so requested or (B) subject to an existing contractual obligation to its underwriters not to engage in a public offering. Notwithstanding any other provision of this Annex II, the Seller may postpone action under this Annex II for as long as it reasonably deems necessary (but no longer than 90 days) if the Seller determines, in its reasonable discretion, that effecting the registration at such time might (i) adversely affect a pending or contemplated financing, acquisition, disposition of assets or stock, merger or other significant transaction, or (ii) require the Seller to make public disclosure of information the public disclosure of which at such the Seller in good faith believes could have a significant adverse effect upon the Seller.

     No securities may be registered on a registration statement requested by the Purchaser pursuant to the first paragraph of paragraph (a) of this Annex II without the Purchaser's express written consent, unless the amount of such securities is subject to reduction prior to any reduction in the number of securities originally requested by the Purchaser in the event the lead underwriter of the related offering believes that the success of such offering would be materially and adversely affected by inclusion of all the securities requested to be included therein.

     At any time after the Closing, if the Seller proposes to file a registration statement under the Securities Act with respect to an offering of its equity securities (i) for its own account (other than a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission)) or (ii) for the account of any holders of its securities (including pursuant to a demand registration), then the Seller shall give written notice of such proposed filing to the Purchaser as soon as practicable (but in any event not less than 5 Business Days before the anticipated filing date), and such notice shall offer the Purchaser the opportunity to register such number of shares of Securities as the Purchaser requests. If the Purchaser wishes to register securities of the same class or series as the Seller or such holder, such registration shall be on the same terms and conditions as the registration of the Seller's or such holders' securities (a "Piggyback Registration"). Notwithstanding anything contained herein, if the lead underwriter of an offering involving a Piggyback Registration delivers a written opinion to the Seller that the success of such offering would be materially and adversely affected by inclusion of all the securities requested to be included, then the number of securities to be registered by the Purchaser shall be reduced prior to any reduction in the number of securities originally requested by them; provided, however, that the Seller must provide prompt written notice of such written opinion to the Purchaser. The Purchaser shall have the right at any time to convert its request for a Piggyback Registration into a requested registration pursuant to the first paragraph of paragraph (a) of this Annex II.

     (b) In connection with any offering of shares of Subject Stock registered pursuant to this Annex II, the Seller (i) shall furnish to the Purchaser such number of copies of any prospectus (including any preliminary prospectus) as it may reasonably request in order to effect the offering and sale of the Subject Stock to be offered and sold, but only while the Seller shall be required under the provisions hereof to cause the registration statement to remain current and
(ii) take such action as shall be necessary to qualify the shares covered by such registration statement under such "blue sky" or other state securities laws for offer and sale as the Purchaser shall reasonably request; provided, however, that the

 Seller shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it shall not then be qualified or to file any general consent to service of process in any jurisdiction in which such a consent has not been previously filed. If applicable, the Seller shall enter into an underwriting agreement with a managing underwriter or underwriters selected by the Purchaser (reasonably satisfactory to the Seller) containing representations, warranties, indemnities and agreements then customarily included by an issuer in underwriting agreements with respect to secondary distributions; provided, however, that such underwriter or underwriters shall agree to use their best efforts to ensure that the offering results in a distribution of the Subject Stock sold in accordance with the terms of this Agreement. In connection with any offering of Subject Stock registered pursuant to this Annex II, the Seller shall (x) furnish to the underwriter, at the Seller's expense, unlegended certificates representing ownership of the Subject Stock being sold in such denominations as reasonably requested and (y) instruct any transfer agent and registrar of the Subject Stock to release any stop transfer orders with respect to such Subject Stock. Upon any registration becoming effective pursuant to this Annex II, the Seller shall use all reasonable efforts to keep such registration statement current for such period as shall be required for the disposition of all of said Subject Stock; provided, however, that such period need not exceed three months.

      (c) The Purchaser shall pay all underwriting discounts and commissions related to shares of Subject Stock being sold by the Purchaser and the fees and disbursements of counsel and other advisors to the Purchaser. All other fees and expenses in connection with the first requested registration pursuant to the first paragraph of paragraph (a) of this Annex II, including, without limitation, all registration and filing fees, all fees and expenses of complying with securities or "blue sky" laws, fees and disbursements of the Seller's counsel and accountants (including the expenses of "cold comfort" letters required by or incident to such performance and compliance) and any fees and disbursements of underwriters customarily paid by issuers in secondary offerings, shall be paid by the Seller, and all such other fees and expenses in connection with the second and third requested registration pursuant to this Annex II shall be borne equally by the Purchaser and the Seller; provided, however, that in the event the Purchaser fails to convert Shares into Common Stock prior to any such offering, such that such offering is not able to be completed, the Purchaser shall pay all such other fees and expenses.

     (d) In the case of any offering registered pursuant to this Annex II, the Seller agrees to indemnify and hold the Purchaser, each underwriter of Securities under such registration and each person who controls any of the foregoing within the meaning of Section 15 of the Securities Act and the directors and officers of the Purchaser, harmless against any and all losses, claims, damages, liabilities or action to which they or any of them may become subject under the Securities Act or any other statute or common law or otherwise, and to reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages, liabilities or actions shall arise out of or shall be based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement relating to the sale of such Subject Stock, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or
(ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus (as amended or supplemented if the Seller shall have filed with the Commission any amendment thereof or supplement thereto), if used prior to the effective date of such registration statement, or contained in the prospectus (as amended or supplemented if the Seller shall have filed with the Commission any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the indemnification agreement contained in this paragraph (d) shall not apply to such losses, claims, damages, liabilities or actions which shall arise from the sale of Subject Stock by the Purchaser if such losses, claims, damages, liabilities or actions than arise out of or shall be based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, (x) made in reliance upon and in conformity with information furnished in writing to the Seller by the Purchaser or any such underwriter specifically for use in connection with the preparation of the registration statement or any preliminary prospectus or prospectus contained in the registration statement or any such amendment thereof or supplement thereto or (y) made in any preliminary prospectus, and the prospectus contained in the registration statement in the form filed by the Seller with the Commission pursuant to Rule 424(b) under the Securities Act shall have corrected such statement or Commission and a copy of such prospectus shall not have been sent or given to such person at or prior to the confirmation of such sale to him.

     (e) In the case of each offering registered pursuant to this Annex II, the Purchaser and each underwriter participating therein shall agree, in the same manner and to the same extent as set forth in paragraph (d) of this Annex II, severally to indemnify and hold harmless the Seller and each person, if any, who controls the Seller within the meaning of Section 15 of the Securities Act, and the directors and officers of the Seller, and in the case of each such underwriter, the Purchaser, each person, if any, who controls the Purchaser within the meaning of the Securities Act and the directors, officers and partners of the Purchaser, with respect to any statement in or ommission from such registration statement or any preliminary prospectus (as amended or as supplemented, if amended or supplemented as aforesaid) or prospectus contained in such registration statement (as amended or as supplemented, if amended or supplemented as aforesaid), if such statement or omission shall have been made in reliance upon and in conformity with information furnished in writing to the Seller by the Purchaser or such underwriter specifically for use in connection with the preparation of such registration statement or any preliminary prospectus or prospectus contained in such registration statement or any such amendment thereof or supplement thereto.

      (f) Each party indemnified under paragraph (d) or (e) of this Annex II shall, promptly after receipt of notice of the commencement of any action against such indemnified party in respect of which indemnity may be sought hereunder, notify the indemnifying party in writing of the commencement thereof. The omission of any indemnified party to so notify an indemnifying parry of any such action shall not relieve the indemnifying party from any liability in respect of such action which it may have to such indemnified party on account of the indemnity agreement contained in paragraph (d) or (e) of this Annex II, unless the indemnifying party was prejudiced by such omission, and in no event shall relieve the indemnifying party from any other liability which it may have to such indemnified party. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may desire, jointly with any other indemnifying party similarly notified, to assume the defense thereof, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under paragraph (d) or (e) of this Annex II for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the indemnified party, in its sole and absolute discretion, for the same counsel to represent both the indemnified party and the indemnifying party, then the indemnified party shall be entitled to retain its own counsel, in each jurisdiction for which the indemnified party determines counsel is required, at the expense of the indemnifying party. No such third party claim may be settled by the indemnifying party or the indemnified party without the prior written consent of the other, which consent shall not be unreasonably withheld.

      (g) If the indemnification provided for under paragraph (d) or (e) shall for any reason be held by a court to be unavailable to an indemnified party under paragraph (d) or (e) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under paragraph (d) or (e) hereof, the indemnified party and the indemnifying party under paragraph (d) or (e) hereof shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection on with investigating the same),
 (i) in such proportion as is appropriate to reflect the relative fault of the Seller and the prospective seller of Securities covered by the registration statement which resulted in such loss, claim, damage or liability, or action in respect thereof, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Seller and such prospective seller from the offering of the securities covered by such registration statement. No Person guilty of fraudulent misrepresentation (within the meaning of Section II (f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld.

     (h) Notwithstanding anything to the contrary contained in this Agreement, the maximum amount of indemnifiable losses which may be recovered from an indemnifying party arising out of or resulting from the causes enumerated in paragraph (d) or (e) shall be an amount equal to the Purchase Price.

     (i) Capitalized terms not defined in this Annex shall have the meanings set forth in the Agreement.

                                                                     APPENDIX C


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 10-Q

          (X)  QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                 For the Quarterly Period Ended March 31, 1996

                                       OR

          ( )  TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                             SECURITIES ACT OF 1934

                       For the transition period from        to
                                                     --------  --------

                       Commission file number             01-23102
                                             --------------------------

                               INTERCEL, INC.
- --------------------------------------------------------------------------------
      (Exact name of small business issuer as specified in its charter)



       Delaware                                                58-1944750
- --------------------------------------------------------------------------------
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                           Identification Number)


1239 O. G. Skinner Drive, West Point, Georgia                    31833
- --------------------------------------------------------------------------------
(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code:  (706) 645-9520
                                                   -----------------------------



Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such
filing requirements for the past 90 days.  Yes     X No

Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date.

                                                 Outstanding at March 31, 1996
                                                 -----------------------------

Common Stock at $.01 par value                          26,787,503 Shares

PART 1 - FINANCIAL INFORMATION

ITEM 1 - FINANCIAL STATEMENTS

                   INTERCEL, INC. & SUBSIDIARIES
               CONDENSED CONSOLIDATED BALANCE SHEETS
                            (UNAUDITED)

                                                                      MARCH 31,       DECEMBER 31,
                                                                        1996              1995
                                                                    ------------      ------------
                                         ASSETS
CURRENT ASSETS:
   Cash and Cash Equivalents                                        $255,439,450      $    629,739
   Short-term Investments                                             16,995,646                 -
   Accounts Receivable - Net of Allowance for Doubtful Accounts        4,407,394         4,233,139
   Other Current Assets                                                1,271,202         1,415,719
   Current Portion of Deferred Income Taxes                              137,095           269,817
                                                                    ------------      ------------
                                                                     278,250,787         6,548,414
                                                                    ------------      ------------

PROPERTY AND EQUIPMENT, AT COST:                                      35,804,578        23,274,314
   Less: Accumulated Depreciation                                     (5,963,653)       (5,208,269)
                                                                    ------------      ------------
                                                                      29,840,925        18,066,045
                                                                    ------------      ------------

OTHER ASSETS:
   Licenses                                                          135,078,935                 -
   Goodwill - Net of Amortization                                     23,130,009        23,282,911
   Investment in Powertel                                                      -        19,224,456
   Investments                                                        12,498,552           105,892
   Deferred Income Taxes                                               1,517,252         1,404,507
   Deferred Charges and Other                                         11,032,044         5,697,369
                                                                    ------------      ------------
                                                                     183,256,792        49,715,135
                                                                    ------------      ------------
     Total Assets                                                   $491,348,504      $ 74,329,594
                                                                    ============      ============

                LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts Payable - Trade                                         $  1,878,797      $    811,486
   Accounts Payable - Related Parties                                     62,600            72,382
   Advance Billings and Customer Deposits                                866,523           828,220
   Accrued Expenses and Other Current Liabilities                      3,544,465         3,860,613
                                                                    ------------      ------------
                                                                       6,352,385         5,572,701
                                                                    ------------      ------------

LONG TERM OBLIGATIONS:
  12% Senior Discount Notes due February 2006                        197,894,713                 -
  Credit Facility                                                              -        24,601,514
  ITC Holding Company                                                          -         3,500,000
  Other                                                                  399,997           919,189
                                                                    ------------      ------------
                                                                     198,294,710        29,020,703
                                                                    ------------      ------------

DEFERRED REVENUE                                                         389,515           389,515
                                                                    ------------      ------------
COMMITMENTS AND CONTINGENCIES                                                  -                 -

DEFERRED TAXES                                                                 -                 -

MINORITY INTEREST IN SUBSIDIARY                                        2,772,516         2,674,159
                                                                    ------------      ------------
STOCKHOLDERS' EQUITY:
   Common Stock                                                          268,397           100,116
   Warrants Outstanding                                                6,092,433                 -
   Paid-in Capital                                                   272,471,494        32,437,733
   Retained Earnings                                                   5,381,027         4,845,288
   Deferred  Compensation                                               (329,583)         (370,781)
   Treasury Stock                                                       (344,390)         (339,840)
                                                                    ------------      ------------
                                                                     283,539,378        36,672,516
                                                                    ------------      ------------
     Total Liabilities and Stockholders' Equity                     $491,348,504      $ 74,329,594
                                                                    ============      ============


            The accompanying condensed notes to financial statements
                   are an integral part of these statements.

                         INTERCEL, INC. & SUBSIDIARIES
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                  (UNAUDITED)

                                                                THREE MONTHS ENDED
                                                                     MARCH 31,

                                                                1996            1995
                                                            ------------     -----------
REVENUES AND SALES
   Monthly Access Revenue                                   $  3,428,493     $ 2,761,357
   Airtime Revenue                                             1,316,514       1,011,364
   Roaming Revenue                                             1,502,985       1,087,613
   Toll Revenue                                                  578,373         411,601
   Installation/Connection Revenue                                80,816          97,143
   Other Revenue                                                  89,526          49,582
                                                            ------------     -----------
     Total Service Revenues                                    6,996,707       5,418,660
   Equipment Sales                                               853,470         859,779
                                                            ------------     -----------
     Total Revenues and Sales                                  7,850,177       6,278,439
                                                            ------------     -----------

OPERATING EXPENSES
   Cost of Services                                              684,031         523,657
   Cost of Equipment Sold                                        693,608         710,529
   Operations                                                  1,204,398         754,187
   Selling, General and Administrative                         3,083,610       2,030,225
   Depreciation and Amortization                               1,612,215       1,116,550
                                                            ------------     -----------
     Total Operating Expenses                                  7,277,862       5,135,148
                                                            ------------     -----------

OPERATING INCOME                                                 572,315       1,143,291
                                                            ------------     -----------
OTHER (INCOME) EXPENSE
   Interest (Income) Expense                                    (739,178)        299,322
   Loss on Equity Investments                                     34,158               0
   Minority Interest in Loss of Cellular Partnership             (79,104)        (55,101)
   Miscellaneous (Income) Expense                                348,785        (363,641)
                                                            ------------     -----------
     Total Other (Income) Expense                               (435,339)       (119,420)
                                                            ------------     -----------

INCOME BEFORE INCOME TAXES                                     1,007,654       1,262,711
   Income Tax Expense                                            471,915         539,785
                                                            ------------     -----------

NET INCOME                                                  $    535,739     $   722,926
                                                            ============     ===========

NET INCOME PER SHARE                                        $       0.03     $      0.07
                                                            ============     ===========

AVERAGE COMMON AND COMMON
   EQUIVALENT SHARES OUTSTANDING                              21,058,567      10,173,584
                                                            ============     ===========


            The accompanying condensed notes to financial statements
                   are an integral part of these statements.

                         INTERCEL, INC. & SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                       Three Months Ended
                                                                            March 31,
                                                                       1996           1995
                                                                  --------------   ----------
Cash Flow From Operating Activities:
   Net Income                                                     $      535,739   $  722,926
   Adjustments to Reconcile Net Income to
      Net Cash Provided By Operating Activities -
   Minority Interest in Loss of Cellular Partnership                     (79,104)     (55,101)
   Depreciation                                                          730,961      625,097
   Amortization                                                          881,254      491,453
   Bond Accretion, Net of Amount Capitalized                           1,327,677            0
   Other                                                                  34,159            0
   Deferred Compensation - Restricted Stock                               41,198            0
   Deferred Taxes, Net                                                    19,977      235,736
   Changes in Assets and Liabilities:
         (Increase) Decrease in Accounts Receivable                     (174,255)    (297,191)
         Decrease in Other Current Assets                                206,290        7,653
         Increase in Deferred Charges                                   (697,008)    (586,420)
         Increase (Decrease) in Current Liabilities                      299,822     (427,971)
                                                                  --------------   ----------
                Net Cash Provided By Operating Activities              3,126,710      716,182
                                                                  --------------   ----------
Cash Flow From Investing Activities:
   Capital Expenditures                                              (10,873,688)    (574,956)
   Investment in Marketable Securities                               (29,388,306)           0
   Cash  Acquired in Powertel Acquisition                             15,378,599            0
   Investment in Powertel                                                      0   (1,173,314)
   Other Investments                                                           0    1,804,712
                                                                  --------------   ----------
               Net Cash (Used) Provided By Investing Activities      (24,883,395)      56,442
                                                                  --------------   ----------
Cash Flow From Financing Activities:
   Proceeds from Sale of Stock, Net                                  111,445,816        4,099
   Proceeds from Issuance of Bonds, Net                              192,997,526            0
   Capital Investment in Partnership - Minority Partner                  177,461            0
   Proceeds from Credit Facility                                               0    1,173,314
   Repayments of Long-term Obligations                               (28,101,514)  (1,504,302)
   Other                                                                  47,107            0
                                                                  --------------   ----------
               Net Cash Provided (Used) By Financing Activities      276,566,396     (326,889)
                                                                  --------------   ----------
Net Increase in Cash                                                 254,809,711      445,735
Cash and Cash Equivalents at Beginning of Period                         629,739      506,854
                                                                  --------------   ----------
Cash and Cash Equivalents at End of Period                        $  255,439,450   $  952,589
                                                                  ==============   ==========
Supplemental Cash Flow Information:
   Cash paid during the quarter for interest                      $      391,454   $  126,070
                                                                  ==============   ==========
   Cash paid during the quarter or income taxes                   $       13,343   $  160,000
                                                                  ==============   ==========
Noncash Investing and Financing Activities:
   Stock Issued for Acquisition of Powertel                       $  130,040,997   $        0
                                                                  ==============   ==========

            The accompanying condensed notes to financial statements
                   are an integral part of these statements.

                         INTERCEL, INC. & SUBSIDIARIES
                    CONDENSED NOTES TO FINANCIAL STATEMENTS
                                  (Unaudited)

1. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to Article 10 of Regulation S-X of the Securities and Exchange Commission. The accompanying unaudited condensed consolidated financial statements reflect, in the opinion of management, all adjustments necessary to achieve a fair statement of financial position and results for the interim periods presented. All such adjustments are of a normal and recurring nature. It is suggested that these condensed consolidated financial statements be read in conjunction with the financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995.

2. Certain prior period amounts have been reclassified to conform with the current period presentation.

3.  On February 7, 1996, the Company consummated the following transactions:
    (i) pursuant to a Business Combination Agreement dated August 23, 1995, among the Company, Powertel and the owners of Powertel, such owners (other than the Company) exchanged their ownership interests in Powertel for an aggregate of 9,686,410 shares of the Company's common stock in a private placement (the "Powertel Combination"), (ii) the Company received approximately $110.1 million of net proceeds from the sale of 7,124,322 shares of its Common Stock (which includes 124,322 shares purchased in March 1996 under the underwriters' overallotment option) in a public offering (the "Stock Offering"); and (iii) the Company received approximately $192.2 million of net proceeds from the sale of 35,747 units, consisting in the aggregate of $357,470,000 principal amount at maturity of the Company's 12% Senior Discount Notes due February 2006 (the "12% Notes") and 1,143,904 warrants (the "Warrants") to purchase an equal number of shares of the Company's common stock at an exercise price of $18.15 per share, subject to adjustment (the "Unit Offering"; and together with the Stock Offering, the "February Offerings"). A portion of the net proceeds from the February Offerings was used to repay all borrowings outstanding under the Credit Facility and under the lending arrangement with ITC Holding. The balance of the net proceeds from the February Offerings will be used to partially finance the buildout and operating costs of the PCS system for, and certain acquisition expenses associated with, the Birmingham, Jacksonville and Memphis/Jackson MTAs.

4. Pursuant to an Asset Purchase Agreement, dated as of March 5, 1996, between InterCel Atlanta Licenses, Inc., a wholly owned subsidiary of the Company (the "Atlanta License Subsidiary") and GTE Mobilnet Incorporated ("GTE Mobilnet"), the Atlanta License Subsidiary will purchase GTE Mobilnet's license to provide PCS in the Atlanta (MO11) PCS MTA for approximately $192 million plus accrued interest (the "Atlanta MTA Acquisition"). Pursuant to a Stock Purchase Agreement dated as of March 4, 1996, between the Company and Ericsson, Inc. ("Ericsson"), Ericsson has agreed to purchase 100,000 shares of nonvoting Series A Convertible Preferred Stock from the Company in a private placement for an aggregate purchase price of $75 million (the "Ericsson Preferred Stock Sale"), and pursuant to a Stock Purchase Agreement dated as of March 4, 1996, between the Company and MPX Systems, Inc. ("MPX"), MPX has agreed to purchase 100,000 shares of nonvoting Series B Convertible Preferred Stock from the Company in a private placement for an aggregate purchase price of $75 million (the "MPX Preferred Stock Sale"; and together with the Ericsson Preferred Stock Sale, the "Preferred Stock Sales"). The closing of each of the Preferred Stock Sales is conditioned upon, among other things, the closing of the other, and the closing of the Atlanta MTA Acquisition.

5. On April 16, 1996, the Company issued $360 million aggregate principal amount at maturity (approximately $200.2 million gross proceeds) of the Company's 12% Senior Discount Notes due May 2006 (the "Notes") in a public offering (the "Atlanta Offering"). The Company intends to use the net proceeds from the Atlanta Offering and the Preferred Stock Sales primarily to partially finance development, construction and operating costs and certain acquisition expenses associated with the Company's PCS system.

6. Two of the Company's subsidiaries have entered into a commitment letter for a $25 million bank facility (the "Bank Facility") to be used for working capital and other purposes, including capital expenditures. The Company cannot predict whether (or, if so, when) the Company and the bank will execute a definitive agreement with respect to such Bank Facility.
     It is currently contemplated that the Company's obligations under any such Bank Facility would be secured by all current and future cellular assets and properties of the Company (excluding the capital stock of the Company's PCS subsidiaries) and the Company's 51% partnership interest in the Northern Maine Cellular Partnership, subject to obtaining the consent of the other partner thereto. The Vendor Financing Agreement requires, and the Bank Facility is expected to require, the Company to maintain certain financial ratios. The failure of the Company and its subsidiaries to maintain such ratios would constitute events of default under such agreements, notwithstanding the ability of the Company to meet its debt service obligations. An event of default under either such agreement would allow the lenders thereunder to accelerate the maturity of such indebtedness. In such event, a significant portion of the Company's other indebtedness (including the Notes and the 12% Notes) may become due and payable.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     InterCel provides cellular telecommunications services in Georgia, Alabama (the "southern markets") and Maine (the "Maine markets"). In addition, on February 7, 1996, the Company acquired Powertel, the owner of the Personal Communications Services ("PCS") licenses for the Company's Current PCS Markets, and is in the process of developing and constructing the Current PCS Market System. In order to increase its PCS coverage from 9.7 million to approximately 16 million potential customers and provide the Company with one of the largest contiguous PCS footprints in the southeastern United States, the Company has entered into an agreement to acquire the license to provide PCS in the Atlanta MTA from GTE Mobilnet. Upon consummation of the Atlanta MTA Acquisition, the Company's PCS licenses will encompass approximately 180,000 contiguous square miles and include a population of approximately 16 million persons in the metropolitan areas of Atlanta, Augusta, Macon, Savannah, Columbus, Athens and Albany, Georgia and Chattanooga, Tennessee. The Company believes that its enhanced coverage footprint, particularly the addition of Atlanta to its coverage area, will provide an incremental competitive advantage in attracting new customers in its Current PCS Markets. Since the Company commenced cellular service in October 1990, the number of cellular customers has grown rapidly to 40,403 at March 31, 1996 (a penetration of approximately 5.2% of the total cellular service area population).

     The cellular industry has seen average revenues per subscriber decline during recent years. The Company believes that this downward trend reflects the addition of new, lower-usage customers, who utilize cellular service for personal convenience, security or as backup for their traditional landline telephones. Although the Company also has experienced a slight decline in average revenues per subscriber, the Company has introduced new services to encourage higher usage from such customers in an effort to mitigate the effects of this downward trend.

     The Company expects that revenue per minute will continue to decline as competition within the wireless telecommunications industry intensifies. The Company believes the effect of this trend on the Company's earnings will be mitigated by corresponding increases in the number of wireless telecommunications subscribers and the number of minutes of usage per subscriber.

     The Company's overall financial performance has been impacted positively by its efforts to attract and retain subscribers and to encourage more use of its services. Unlike many other companies in the cellular industry that continue to experience operating losses due to the substantial capital costs associated with constructing a system and acquiring licenses, the Company has been successful in achieving positive operating income. However, the Company expects to incur significant operating losses beginning in 1996 as it develops and constructs the PCS System and builds the PCS customer base.

RESULTS OF OPERATIONS

     The following tables reflect composition of the Company's service revenue and equipment sales, and related gross margins, as well as overall operating and other costs and margins, as a percentage of total revenue.

                                                                  QUARTERS ENDED MARCH 31,
                                            -----------------------------------------------------------------------
                                                                      % OF                                 % OF
                                               1996              REVENUE/SALES        1995            REVENUE/SALES
                                            ----------           -------------      ----------        -------------
SERVICE REVENUE & COST
  ANALYSIS:
Service Revenue
Local Customers -
  Access Revenue                            $3,428,493                 49.0%        $2,761,357             51.0%
  Airtime Revenue                            1,316,514                 18.8%         1,011,364             18.7%
  Toll Revenue                                 165,703                  2.4%           147,782              2.7%
                                            ----------             --------         ----------          -------
                                             4,910,710                 70.2%         3,920,503             72.4%
                                            ----------             --------         ----------          -------
Roamers -
  Access & Airtime Revenue                   1,502,985                 21.5%         1,087,613             20.1%
  Toll Revenue                                 412,670                  5.9%           263,819              4.8%
                                            ----------             --------         ----------          -------
                                             1,915,655                 27.4%         1,351,432             24.9%
                                            ----------             --------         ----------          -------
Other Service Revenue                          170,432                  2.4%           146,725              2.7%
                                            ----------             --------         ----------          -------
Total Service Revenue                        6,996,707                100.0%         5,418,660            100.0%
Cost of Services                               684,031                  9.8%           523,657              9.7%
                                            ----------             --------         ----------          -------
Gross Margin                                $6,312,676                 90.2%        $4,895,003             90.3%
                                            ==========             ========         ==========          =======

EQUIPMENT SALES & COST
  ANALYSIS:
Equipment Sales                               $853,470                100.0%          $859,779            100.0%
Cost of Equipment Sales                        693,608                 81.3%           710,529             82.6%
                                            ----------             --------         ----------          -------
Gross Margin                                  $159,862                 18.7%          $149,250             17.4%
                                            ==========             ========         ==========          =======

OPERATING MARGIN
  ANALYSIS:
Total Revenues                              $7,850,177                100.0%        $6,278,439            100.0%
                                            ----------             --------         ----------          -------
Operating Expense -
Cost of Services & Equipment Sales           1,377,639                 17.6%         1,234,186             19.7%
Operations                                   1,204,398                 15.3%           754,187             12.0%
Selling, General, & Administrative           3,083,610                 39.3%         2,030,225             32.3%
Depreciation & Amortization                  1,612,215                 20.5%         1,116,550             17.8%
                                            ----------             --------         ----------          -------
  Total Operating Expenses                   7,277,862                 92.7%         5,135,148             81.8%
                                            ----------             --------         ----------          -------
  Operating Income                             572,315                  7.3%         1,143,291             18.2%
Interest (Income) Expense, net                (739,178)                (9.4%)          299,322              4.8%
Loss on Equity Investments                      34,158                  0.4%                 0              0.0%
Minority Interest in Cellular Partnership      (79,104)                (1.0%)          (55,101)            (0.9%)
Miscellaneous (Income) Expense                 348,785                  4.4%         (363,641)            (5.8%)
                                            ----------             --------         ----------          -------
  Income Before Income Taxes                 1,007,654                 12.8%         1,262,711             20.1%
Income Tax Provision                          (471,915)                (6.0%)         (539,785)            (8.6%)
                                            ----------             --------         ----------          -------
  Net Income                                  $535,739                  6.8%          $722,926             11.5%
                                            ==========             ========         ==========          =======

Quarter Ended March 31, 1996 Compared to Quarter Ended March 31, 1995

     Service revenue from local customers increased $990,207, or 25.2%, for the three months ended March 31, 1996, as compared to the same period of 1995. A 31.5% increase in the number of customers (to 40,403 at March 31, 1996, from 30,715 at March 31, 1995) was the primary factor driving this growth. The substantial increase in new customers reflects the success of the Company's marketing efforts.

     The average monthly service revenue per customer (excluding roaming revenue and equipment charges) decreased to $41.42 for the three months ended March 31, 1996, from $44.16 for the same period of the prior year. This decrease was due primarily to the addition of customers who tend to use cellular service less frequently.

     Toll revenue attributable to local customers for the three months ended March 31, 1996 increased $17,921, or 12.1%, compared to the same period of 1995. The increase in long distance revenues is primarily attributable to the increase in subscribers, despite the Company's network being designed in such a way that customers in the southern cellular markets can call the Atlanta, Georgia and Birmingham and Montgomery, Alabama Local Access and Transport Areas ("LATAs") at local airtime rates (toll-free) while still providing a profit to the Company.

     Roamer revenue (including roamer long distance) for the three months ended March 31, 1996 increased $564,223, or 41.8%, compared to the same period of the prior year. This increase relates primarily to increased market penetration levels by the cellular industry as a whole. During the third quarter of 1995, the Company agreed with BellSouth Mobility to provide discounted rates to BellSouth Mobility for its customers roaming in the Company's service area in Georgia and Alabama in exchange for discounted rates for the Company's Georgia and Alabama customers roaming in certain parts of BellSouth Mobility's service area. Although this agreement has initially resulted in a slight reduction in overall roaming revenue, management believes that in the long term this agreement will result in increased usage from the reduced pricing and enhanced local subscriber marketing opportunities promoting the reduced BellSouth Mobility roaming rates.

     For the three months ended March 31, 1996, other service revenue, which primarily includes connection and installation revenues, increased $23,707, or 16.2%. This increase was due primarily to the increased connection fee revenue related to increased sales over the same period of the prior year.

     Monthly access revenue remains the largest component of service revenue, representing 49.0% of revenue during the quarter ended March 31, 1996, as compared to 51.0% of revenue for the prior year. Roaming revenue increased to 27.4% of service revenue for the quarter ended March 31, 1996, as compared to 24.9% of service revenue for the same period of 1995. These changes are the results of the stimulation received through the roaming agreement with BellSouth Mobility.

     Cost of services includes cost of access to local exchange company facilities, cost of roaming validation (provided by a third-party clearing house), cost for long distance toll services (provided by both interexchange carriers and local exchange companies), cost of installation when performed by outside contractors, costs associated with cellular fraud, and cost of supplementary services (such as voice mail). For the three months ended March 31, 1996, cost of services was 9.8% of total service revenue, compared to 9.7% for the same period in 1994.

     Equipment sales amounted to $853,470 for the quarter ended March 31, 1996, a decrease of $6,309, or 0.7%, over the same period of the prior year, despite an increase in gross customers added during the first quarter of 1996 compared to the prior year. The decrease between periods is attributable to the trend of lower priced cellular handsets.

     Cost of equipment sales decreased $16,921 for three months ended March 31, 1996, a 2.4% decrease over the same period of the prior year. The gross margin on equipment sales was 18.7% and 17.4% for quarter ended March 31, 1996 and 1995, respectively. Cost of sales decreased due to the decrease in the Company's cost of cellular handsets. The increase in the margin is attributable to the sale of a higher percentage of purchased phones, which have higher profit margins than other types of phones.

     Operations costs, which include the costs of maintaining the cellular system, customer service, inventory management, and in-house installations, totaled $1,204,398 for three months ended March 31, 1996, which represented an increase of $450,211, or 59.7%, increase from the same period of 1995. As a percentage of total revenue, operations costs increased from 12.0% for the three months ended March 31, 1995 to 15.3% for the same period of 1996. The main components of cost in this category are employee-related costs (salaries, payroll taxes, and employee benefits), the provision for bad debts, and communication costs (i.e. telephone, paging, etc.). The increase in the first quarter of 1996 over the first quarter of 1995 was primarily due to the hiring of additional personnel to manage the Company's entrance into the PCS business (see "Liquidity and Capital Resources").

     Selling, general, and administrative costs ("SG&A") were $3,083,610 for three months ended March 31, 1996, an increase of $1,053,385, or 51.9%, as compared to the same period of the prior year. This increase was primarily attributable to several factors, including increases in employee-related costs due to the hiring of more employees to facilitate the Company's expansion into the PCS business, and increases in billing costs due to more customers.

     Depreciation and amortization include principally the depreciation of the cellular system and the amortization of the promotional credits associated with the aforementioned promotion programs. Depreciation and amortization expense totaled $1,612,215 for the three months ended March 31, 1996, as compared to $1,116,550 for the same period in 1995. Depreciation expense increased as a result of the conversion of the southern cellular markets system from an analog system to a new digital system and the construction of nine additional cell sites. As a percentage of revenue, depreciation and amortization increased from 17.8% to 20.5% for the three months ended March 31, 1995 and 1996, respectively.

     Operating income before depreciation and amortization decreased to 27.8% of total revenue for the three months ended March 31, 1996, as compared to 36.0% for the same period of the prior year. This decrease reflects principally the 1996 increase in operations and selling, general, and administrative costs. The operating income margin decreased to 7.3% for three months ended March 31, 1996, from 18.2% for the same period in 1995 as a result of the increases in operations and selling, general, and administrative costs and an increase in depreciation and amortization. Operating income before depreciation and amortization represents earnings before interest expense, income taxes, depreciation and amortization. Operating income margin represents operating income as a percentage of total revenues. Operating income before depreciation and amortization and operating income margin are provided because they are measures commonly used in the industry. Neither operating income before depreciation and amortization nor operating income margin is a measurement of financial performance under generally accepted accounting principles, and neither should be considered an alternative to net income as a measure of performance or to cash flow as a measure of liquidity.

     The Company had net interest income of $739,178 for three months ended March 31, 1996, as compared to an expense of $299,322 for the same period of the prior year, as a result of the interest earned from the investment of the proceeds of debt and equity offerings, which occurred on February 7, 1996 (see "Liquidity and Capital Resources"). Additionally, approximately $2.7 million of interest expense has been capitalized through March 31, 1996, during the construction phase of the PCS system.

     The results for the three months ended March 31, 1996 and 1995 reflect an offset to expense of $79,104 and $55,101, respectively, related to the Northern Maine Partnership and the minority partner's share of the loss in the partnership for the periods. The amount represents 49% of the Northern Maine Partnership's loss for the year.

     The effective income tax rates for three months ended March 31, 1996 and 1995 were 46.8% and 42.7%, respectively. This increase between the periods is primarily attributable to the fact that goodwill amortization (which is nondeductible for tax reporting purposes) becomes a larger percentage of pretax income as pretax income decreases thus increasing the effective tax rate for the period.

LIQUIDITY AND CAPITAL RESOURCES

     The Company requires significant amounts of capital for funding its entry into the PCS business and for the operation of its cellular system, construction of additional cell sites and equipment additions to expand existing cellular capacity. The Company may also require additional financing in the event it decides to make additional acquisitions.

     On February 7, 1996, the Company consummated the following transactions:
(i) pursuant to a Business Combination Agreement dated August 23, 1995, among the Company, Powertel and the owners of Powertel, such owners (other than the Company) exchanged their ownership interests in Powertel for an aggregate of 9,686,410 shares of the Company's common stock in a private placement (the "Powertel Combination"); (ii) the Company received approximately $110.1 million of net proceeds from the sale of 7,124,322 shares of its Common Stock (which includes 124,322 shares purchased in March 1996 under the underwriters' overallotment option) in a public offering (the "Stock Offering"); and (iii) the Company received approximately $192.2 million of net proceeds from the sale of 35,747 units, consisting in the aggregate of $357,470,000 principal amount at maturity of the Company's 12% Senior Discount Notes due 2006 (the "12% Notes") and 1,143,904 warrants (the "Warrants") to purchase an equal number of shares of the Company's common stock at an exercise price of $18.15 per share, subject to adjustment (the "Unit Offering"; and together with the Stock Offering, the "February Offerings"). A portion of the net proceeds from the February Offerings was used to repay all outstanding borrowings under the Credit Facility and under the lending arrangement with ITC Holding. The balance of the net proceeds from the February Offerings will be used to partially finance the buildout and operating costs of the PCS system for, and certain acquisition expenses associated with, the Birmingham, Jacksonville and Memphis/Jackson MTAs.

     Pursuant to an Asset Purchase Agreement, dated as of March 5, 1996, between InterCel Atlanta Licenses, Inc., a wholly owned subsidiary of the Company (the "Atlanta License Subsidiary") and GTE Mobilnet Incorporated ("GTE Mobilnet"), the Atlanta License Subsidiary will purchase GTE Mobilnet's license to provide PCS in the Atlanta (M011) PCS MTA for approximately $192 million (the "Atlanta MTA Acquisition") plus accrued interest. Pursuant to a Stock Purchase Agreement dated as of March 4, 1996, between the Company and Ericsson, Ericsson has agreed to purchase 100,000 shares of nonvoting Series A Convertible Preferred Stock from the Company in a private placement for an aggregate purchase price of $75 million (the "Ericsson Preferred Stock Sale"), and pursuant to a Stock Purchase Agreement dated as of March 4, 1996, between the Company and MPX Systems, Inc. ("MPX"), MPX has agreed to purchase 100,000 shares of nonvoting Series B Convertible Preferred Stock from the Company in a private placement for an aggregate purchase price of $75 million (the "MPX Preferred Stock Sale"; and together with the Ericsson Preferred Stock Sale, the "Preferred Stock Sales"). The closing of each of the Preferred Stock Sales is conditioned upon, among other things, the closing of the other, and the closing of the Atlanta MTA Acquisition.

     On April 16, 1996, the Company issued $360 million aggregate principal amount at maturity (approximately $200.2 million gross proceeds) of the Company's 12% Senior Discount Notes due May 2006 (the "Notes") in a public offering (the "Atlanta Offering"). The Company intends to use the net proceeds from the Atlanta Offering and the Preferred Stock Sales primarily to partially finance development, construction and operating costs and certain acquisition expenses associated with the PCS System.

     Two of the Company's subsidiaries have entered into a commitment letter for a $25 million bank facility (the "Bank Facility") to be used for working capital and other purposes, including capital expenditures. The Company cannot predict whether (or, if so, when) the Company and the bank will execute a definitive agreement with respect to such Bank Facility. It is currently contemplated that the Company's obligations under any such Bank Facility would be secured by all current and future cellular assets and properties of the Company (excluding the capital stock of the Company's PCS subsidiaries) and the Company's 51% partnership interest in the Northern Maine Cellular Partnership, subject to obtaining the consent of the other partner thereto. The Vendor Financing Agreement requires, and the Bank Facility is expected to require, the Company to maintain certain financial ratios. The failure of the Company and its subsidiaries to maintain such ratios would constitute events of default under such agreements, notwithstanding the ability of the Company to meet its debt service obligations. An event of default under either such agreement would allow the lenders thereunder to accelerate the maturity of such indebtedness. In such event, a significant portion of the Company's other indebtedness (including the Notes and the 12% Notes) may become due and payable.

     The development, construction and initial start-up phase associated with the implementation of the Company's PCS system will require substantial capital. Costs associated with the PCS system buildout include tower sites, leasehold improvements, base station and switch equipment, microwave relocation costs and labor expenses related to construction of sites. The Company currently estimates that capital expenditures will total approximately $214 million ($152 million in 1996 and $62 million in 1997) relating to the initial buildout of the Current PCS Markets system and $127 million ($27.8 million in 1996 and $99.2 million in 1997) relating to the initial buildout of the Atlanta PCS system. Upon completion of the initial buildouts, the PCS system is expected to cover approximately 81,000 square miles with approximately 60% of the population within the Company's PCS markets. The initial coverage will extend across each of the 22 major metropolitan areas within the Company's PCS markets, as well as the major highway corridors connecting those areas. The Company thereafter expects to continue to build the PCS system in less populous areas of its PCS markets, based on customer needs and competitive factors (in the same way that most of the country's cellular systems have been built).

     Pursuant to a $125 million credit agreement with Ericsson (the "Vendor Financing Agreement"), Ericsson has agreed, subject to the terms and conditions therein, to provide the Company with up to $125 million of financing for purchases of PCS equipment and services under the Equipment Purchase Agreement. Under certain circumstances, the amount of vendor financing available under the Vendor Financing Agreement may be increased to $165 million. The Company's obligations under the Vendor Financing Agreement will be secured by all tangible assets purchased with the proceeds therefrom and by a pledge of the capital stock of the Company's subsidiaries that hold the PCS licenses for the Current PCS Markets. In the event the amount available vendor financing is increased, the Company's obligations will also be secured by a pledge of the capital stock of the Company's subsidiary that holds the PCS license for the Atlanta MTA.

     The Company believes that the net proceeds from the Atlanta Offering, together with the net proceeds from the Preferred Stock Sales, cash on hand and borrowings under the Vendor Financing Agreement will be sufficient to consummate the Atlanta MTA Acquisition and to finance the development, construction and operating costs associated with the initial buildout of the Company's PCS system through 1997.

     Although the Company is currently unable to predict the amount of expenditures that may be made after 1997, the Company expects that it may require additional capital for the buildout of the PCS System after 1997. Sources of additional capital may include vendor financing, cash flow from cellular operations, public and private equity and debt financings by the Company and proceeds received from any exercises of the Warrants. The Company may also require additional financing in the event it decides to make additional acquisitions. The extent of additional financing required will depend on the success of the Company's businesses. The Company currently has no other sources of income or cash flows other than its cellular operations and the interest income earned from investing the net proceeds of the February

Offerings and the Atlanta Offering. There can be no assurance that additional financing will be available to the Company, or if available, that it can be obtained on terms acceptable to the Company and within the limitations contained in the Indentures, the Bank Facility or the Vendor Financing Agreement or that may be contained in any future financing arrangements. The restrictions on additional indebtedness under the indentures to the Notes and the 12% Notes (the "Indentures") require the Company to satisfy specified leverage ratios in order to incur indebtedness; however, they permit the Company and its subsidiaries to incur an unlimited amount of additional indebtedness to finance the acquisition of inventory or equipment.

     The Company expects to incur significant operating losses and to generate negative cash flow from operating activities during the next several years, while it develops and constructs its PCS system and builds a PCS customer base. Cash interest will not be payable on the Notes or the 12% Notes prior to 2001. However, the accretion of original issue discount on the 12% Notes and the Notes will cause an increase in the Company's indebtedness under the Indentures of $323.4 million ($163.6 million by February 1, 2001, with respect to the 12% Notes and $159.8 million by May 1, 2001, with respect to the Notes). The Notes and the 12% Notes will require semi-annual cash interest payments beginning in 2001. Management believes that cash flow from operations may be insufficient to repay the Notes and the 12% Notes in full at maturity and that they may need to be refinanced at maturity. There can be no assurance that any such refinancing could be effected successfully or on terms acceptable to the Company.

     During the quarter ended March 31, 1996, the Company generated net cash of $3,126,710 from operating activities, which was an increase of $2,410,528 over the same period of 1995. Operating income, before depreciation and amortization, decreased from $2,259,841 for the first quarter of 1995 to $2,184,530 for the first quarter of 1996. Operating income before depreciation and amortization is not a measurement of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flow as a measure of liquidity.

     Cash used for investing activities was $24,883,395 for the three months ended March 31, 1996 as compared to cash provided by investing activities of $56,442 for the same period of 1995. Investing activities for the three months ended March 31, 1996 included capital expenditures totaling $10,873,688 (the majority of which related to the purchase and installation of a new digital switch), an investment in marketable securities of $29,388,306. Also, the Company acquired $15,378,599 of cash in the acquisition of Powertel during the first quarter of 1996.

     Cash provided by financing activities amounted to $276,566,396 for the three months ended March 31, 1996. The Company issued 7,124,322 shares of common stock in a public offering on February 7, 1996. The proceeds of that public offering net of offering costs and the exercise of stock options during the year were $111,445,816. The Company received $192,997,526 of net proceeds from the sale of senior discount notes due 2006 in a public offering on February 7, 1996. The proceeds of these offerings were used to repay the outstanding debt of the Company of $28,101,514, with the remainder being invested in marketable securities.

     PART II. OTHER INFORMATION

     ITEM  6.  EXHIBITS AND REPORTS ON FORM 8-K


      (A) EXHIBITS.


EXHIBIT
NUMBER                        EXHIBIT DESCRIPTION
- ------                        -------------------
*2(a)     --  Business Combination Agreement dated as of August 23, 1995 by and among
              InterCel, Inc., Powertel PCS Partners, L.P., the partners of Powertel PCS
              Partners, L.P. and the stockholders of certain of the partners of Powertel
              PCS Partners, L.P. (Filed as Exhibit 2(a) to Registration Statement on Form
              S-1, File No. 33-96218 ("1995 Form S-1"), and incorporated herein by reference.)
*2(b)     --  Amended and Restated Business Combination Agreement dated as of August 12,
              1993 among Unity Telephone Company, InterCel, Inc., and certain stockholders of Unity Telephone Company, with Exhibits. (Filed as Exhibit 2 to
              Registration Statement on Form S-1, File No. 33-72734 ("1993 Form S-1"), and
              incorporated herein by reference.)
*2(c)     --  Letter Agreement dated January 31, 1994 among Bert G. Clifford, Coral B.
              Clifford, and InterCel, Inc. (Filed as Exhibit 2(a) to 1993 Form S-1, and
              incorporated herein by reference.)
*2(d)     --  Amendment No. 1 to Business Combination Agreement dated as of October 17,
              1995 between InterCel, Inc. and InterCel PCS Services, Inc. (Filed as
              Exhibit 2(d) to 1995 Form S-1, and incorporated herein by reference.)
*10(a)    --  Lease Agreement dated September 1, 1990 by and between Interstate Telephone
              Company and Interstate Cellular, Inc. for the premises located at 910 First
              Avenue, West Point, Georgia (Filed as Exhibit 10(f) to Registration
              Statement on Form S-18, File No. 33-41230 ("Form S-18"), and incorporated herein by reference.)
*10(b)    --  Connection and Traffic Interexchange Agreement dated November 19, 1990 between Southern Bell Telephone and Telegraph Company and Interstate
              Cellular, Inc. (Filed as Exhibit 10(h) to Form S-18, and incorporated herein by reference.)
*10(c)    --  Connection and Traffic Interchange Agreement dated September 15, 1990 by and between Interstate Telephone Company and Interstate Cellular, Inc. (Filed as
              Exhibit 10(i) to Form S-18, and incorporated herein by reference.)
*10(d)    --  Building Lease dated November 1, 1991 between InterCel, Inc. and Riverside
              Corporation. (Filed as Exhibit 10(q) to Annual Report on Form 10-K for the
              year ended Dec. 31, 1991, File No. 33-41230, and incorporated herein by reference.)
*10(e)    --  InterCel, Inc. 1995 Employee Restricted Stock Plan (as amended on November
              17, 1995). (Filed as Exhibit 10(e) to 1995 Form S-1, and incorporated herein by reference.)
*10(f)    --  InterCel, Inc. 1991 Stock Option Plan (as amended on November 17, 1995).
              (Filed as Exhibit 10(f) to 1995 Form S-1, and incorporated herein by reference.)
*10(g)    --  InterCel, Inc. Amended Nonemployee Stock Option Plan. (Filed as Exhibit
              10(q) to Annual Report on Form 10-K for the year ended Dec. 31, 1994, File
              No. 0-23102 ("1994 Form 10-K"), and incorporated herein by reference.)
*10(h)    --  Amended and Restated Option Agreement dated as of October 29, 1993 among
              InterCel, Inc., Bert G. Clifford, and Coral B. Clifford. (Filed as Exhibit
              10(gg) to 1993 Form S-1, and incorporated herein by reference.)
*10(i)    --  Directed Employee Benefit Trust Agreement between The Charles Schwab Trust
              Company and InterCel, Inc. (Filed as Exhibit 10(jjjj) to 1994 Form 10-K, and incorporated herein by reference.)
*10(j)    --  InterCel, Inc. 401(k) Profit Sharing Plan. (Filed as Exhibit 10(j) to 1995
              Form S-1, and incorporated herein by reference.)
*10(k)    --  Defined Benefit Pension Plan and Trust Adoption Agreement (Unity Telephone
              Company) dated as of January 15, 1984. (Filed as Exhibit 10(ss) to 1993 Form
              S-1, and incorporated herein by reference.)
*10(l)    --  Defined Benefit Pension Plan (Unity Telephone Company). (Filed as Exhibit
              10(tt) to 1993 Form S-1, and incorporated herein by reference.)
*10(m)    --  Amendment to the Unity Telephone Company Pension Plan dated June 29, 1992.
              (Filed as Exhibit 10(uu) to 1993 Form S-1, and incorporated herein by reference.)
*10(n)    --  Software License Agreement between InterCel, Inc. and Systematics
              Telecommunications Services, Inc. dated July 24, 1992. (Filed as Exhibit
              10(aa) to 1992 Form 10-KSB, and incorporated herein by reference.)
*10(o)    --  Lease Agreement dated August 17, 1992 between InterCel, Inc. and Eastern
              Telecom. (Filed as Exhibit 10(cc) to 1992 Form 10-KSB, and incorporated herein by reference.)
*10(p)   --  Customer Acceptance Agreement dated December 21, 1992 between InterCel, Inc.
             and Interstate/Valley Telephone Company. (Filed as Exhibit 10(gg) to 1992
             Form 10-KSB, and incorporated herein by reference.)
*10(q)   --  Agreement dated as of October 29, 1993 among InterCel, Inc., Unity Cellular
             Systems, Inc., and New York Cellular Geographic Service Area, Inc. (Filed as
             Exhibit 10(hh) to 1993 Form S-1, and incorporated herein by reference.)
*10(r)   --  Letter Agreement dated January 24, 1995 among InterCel, Inc., Unity Cellular
             Systems, Inc. and New York Cellular Geographic Service Area, Inc. amending
             Agreement dated October 29, 1993 among the same parties and filed as Exhibit
             10(q). (Filed as Exhibit 10(xxx) to 1994 Form 10-K, and incorporated herein by reference.)
*10(s)   --  Directors and Officers Insurance and Company Reimbursement Policy. (Filed as
             Exhibit 10(ii) to 1993 Form S-1, and incorporated herein by reference.)
*10(t)   --  Form of Indemnity Agreement. (Filed as Exhibit 10(jj) to 1993 Form S-1, and
             incorporated herein by reference.)
*10(u)   --  Partnership Agreement dated as of June 1, 1992 between New York Cellular
             Geographic Service Area, Inc. and Unity Cellular Systems, Inc. (Filed as
             Exhibit 10(qq) to 1993 Form S-1, and incorporated herein by reference.)
*10(v)   --  Software Product License Agreement dated May 2, 1988 between NovAtel
             Communications Ltd. and Unity Cellular Systems, Inc. (Filed as Exhibit
             10(rr) to 1993 Form S-1, and incorporated herein by reference.)
*10(w)   --  Limited Partnership Agreement of Powertel PCS Partners, L.P. dated as of
             October 26, 1994. (Filed as Exhibit 10(yyy) to 1994 Form 10-K, and
             incorporated herein by reference.)
*10(x)   --  First Amendment of Limited Partnership Agreement of Powertel PCS Partners,
             L.P. dated as of June 7, 1995. (Filed as Exhibit 10(mm) to 1995 Form S-1,
             and incorporated herein by reference.)
*10(y)   --  Management Agreement dated October 28, 1994 between Powertel PCS Partners,
             L.P. and InterCel PCS Services, Inc. (Filed as Exhibit 10(zzz) to 1994 Form
             10-K, and incorporated herein by reference.)
*10(z)   --  Agreement dated July 28, 1995 between InterCel, Inc. and GGT U.S.A./South,
             Inc. d/b/a Bright House. (Filed as Exhibit 10(oo) to 1995 Form S-1, and
             incorporated herein by reference.)
*10(aa)  --  DMS-MTX Cellular Supply Agreement dated March 29, 1995 between InterCel,
             Inc. and Northern Telecom Inc. (Filed as Exhibit 10(pp) to 1995 Form S-1,

             and incorporated herein by reference.)
*10(bb)  --  Amendment No. 1 to DMS-MTX Cellular Supply Agreement between InterCel, Inc.
             and Northern Telecom Inc. dated August 9, 1995. (Filed as Exhibit 10(qq) to
             1995 Form S-1, and incorporated herein by reference.)
*10(cc)  --  DMS-MTX Cellular Supply Agreement dated August 9, 1995 between Unity
             Cellular Systems, Inc. d/b/a Unicel and Northern Telecom Inc. (Filed as
             Exhibit 10(rr) to 1995 Form S-1, and incorporated herein by reference.)
*10(dd)  --  Lease Agreement effective as of July 1, 1995 between ITC Holding Company,
             Inc., InterCel, Inc. and Telecommunications Operations Group. (Filed as
             Exhibit 10(ss) to 1995 Form S-1, and incorporated herein by reference.)
*10(ee)  --  Information and Network Products and Services Agreement dated May 16, 1994 between Unity Cellular Systems, Inc. d/b/a Unicel and GTE Telecommunication
             Services Incorporated. (Filed as Exhibit 10(tt) to 1995 Form S-1, and
             incorporated herein by reference.)
*10(ff)  --  Information and Network Products and Services Agreement dated June 16, 1994 between InterCel, Inc. and GTE Telecommunication Services Incorporated.
             (Filed as Exhibit 10(uu) to 1995 Form S-1, and incorporated herein by reference.)
*10(gg)  --  Site Acquisition Services Agreement entered into as of September 18, 1995, by and between Telesite Services, L.L.C. and Powertel PCS Partners, L.P.
             (Filed as Exhibit 10(vv) to 1995 Form S-1, and incorporated herein by reference.)
*10(hh)  --  Site Acquisition Services Agreement entered into as of September 15, 1995, by and between Silvergate, L.L.C. and Powertel PCS Partners, L.P. (Filed as
             Exhibit 10(ww) to 1995 Form S-1, and incorporated herein by reference.)
*10(ii)  --  Site Acquisition Services Agreement entered into as of September 20, 1995, by and between Teletronics, Inc. and Powertel PCS Partners, L.P. (Filed as
             Exhibit 10(xx) to 1995 Form S-1, and incorporated herein by reference.)
*10(jj)  --  Amendment No. 1 to Site Acquisition Services Agreement entered into as of
             December 4, 1995 by and between Silvergate, L.L.C. and Powertel PCS
             Partners, L.P. (Filed as Exhibit 10(yy) to 1995 Form S-1, and incorporated herein by reference.)
*10(kk)  --  ITC Holding Company, Inc. Employees Pension Plan and Trust (as amended on
             December 15, 1994). (Filed as Exhibit 10(zz) to 1995 Form S-1, and
             incorporated herein by reference.)
*10(ll)  --  Memorandum of Understanding dated January 19, 1996 between InterCel, Inc.

             and Ericsson Inc. (Filed as Exhibit 10(aaa) to 1995 Form S-1, and
             incorporated herein by reference.)
*10(mm)  --  Commitment Letter dated April 2, 1996 between NationsBank of Texas, N.A. and
             Unity Cellular Systems, Inc., InterCel Licenses, Inc. and InterCel, Inc. (Filed as Exhibit 10(mm)
             to Registration Statement on Form S-1, File No. 333-2748 ("1996 Form S-1"), and
             incorporated herein by reference.)
*10(nn)  --  Credit Agreement dated as of March 4, 1996 among InterCel PCS Services,
             Inc., as Borrower, and Ericsson Inc., as Initial Lender, and Ericsson Inc.,
             as Agent. (Filed as Exhibit 10(nn) to 1996 Form S-1, and incorporated herein by reference.)
*10(oo)  --  Stock Purchase Agreement dated as of March 4, 1996 between InterCel, Inc.
             and MPX Systems, Inc. (Filed as Exhibit 10(oo) to 1996 Form S-1, and incorporated herein by reference.)
*10(pp)  --  Stock Purchase Agreement dated as of March 4, 1996 between InterCel, Inc.
             and Ericsson Inc. (Filed as Exhibit 10(pp) to 1996 Form S-1, and incorporated herein by reference.)
*10(qq)  --  Asset Purchase Agreement dated as of March 5, 1996 by and between GTE
             Mobilnet Incorporated, InterCel Atlanta Licenses, Inc. and InterCel, Inc.
             (Filed as Exhibit 10(qq) to 1996 Form S-1, and incorporated herein by reference.)
*10(rr)  --  Acquisition Agreement dated as of March 4, 1996 between InterCel PCS
             Services, Inc. and Ericsson Inc. (Filed as Exhibit 10(rr) to 1996 Form S-1, and incorporated herein by reference.)
     11  --  Statement regarding Computation of Per Share Earnings.

*    Previously filed.


     (B) REPORTS ON FORM 8-K.

     NONE

                                                                      Exhibit 11



                                 INTERCEL, INC.
                         EARNINGS PER SHARE CALCULATION



                                             Three Months Ended Three Months Ended
                                               March 31, 1996     March 31, 1995
                                             ------------------ ------------------
Net Income                                         $   535,739        $   722,926

Weighted average shares outstanding                 19,898,942          9,884,669
Common stock equivalents outstanding (a)             1,159,625            288,915
                                                   -----------        -----------
                                                    21,058,567         10,173,584
                                                   -----------        -----------
Earnings per share                                 $      0.03        $      0.07
                                                   ===========        ===========




(a) Common stock equivalents outstanding includes the dilutive effect of all outstanding options and warrants calculated using the average stock price for each period under the treasury stock method

                                            MANAGEMENT'S DISCUSSION AND ANALYSIS
                                                 INTERCEL, INC. AND SUBSIDIARIES


InterCel provides cellular telecommunications services in Georgia, Alabama and Maine. In addition, on February 7, 1996, the Company acquired Powertel PCS Partners, L.P. ("Powertel"), the owner of the PCS licenses for the major trading areas ("MTAs") of Jacksonville, Florida; Memphis, Tennessee/Jackson, Mississippi; and Birmingham, Alabama (the "Current PCS Markets"), and is in the process of developing and constructing the PCS system in these markets. In order to increase its PCS coverage from 9.7 million to approximately 16 million potential customers and provide the Company with one of the largest contiguous PCS footprints in the southeastern United States, the Company has entered into an agreement to acquire the license to provide PCS in the Atlanta MTA from GTE Mobilnet (the "Atlanta MTA Acquisition"). Upon consummation of the Atlanta MTA Acquisition, the Company's PCS licenses will encompass approximately 180,000 contiguous square miles and include a population of approximately 16 million persons in the metropolitan areas of Atlanta, Augusta, Macon, Savannah, Columbus, Athens and Albany, Georgia and Chattanooga, Tennessee. The Company believes that its enhanced coverage footprint, particularly the addition of Atlanta to its coverage area, will provide an incremental competitive advantage in attracting new customers in its PCS markets.

The cellular industry has seen average revenues per subscriber decline during recent years. The Company believes that this downward trend reflects the addition of new, lower-usage customers, who utilize cellular service for personal convenience, security or as backup for their traditional landline telephones. Although the Company also has experienced a slight decline in average revenues per subscriber, the Company has introduced new services to encourage higher usage from such customers in an effort to mitigate the effects of this downward trend.

The Company expects that revenue per minute will continue to decline as competition within the wireless telecommunications industry intensifies. The Company believes the effect of this trend on the Company's earnings will be mitigated by corresponding increases in the number of wireless telecommunications subscribers and the number of minutes of usage per subscriber.

The Company's overall financial performance has been impacted positively by its efforts to attract and retain subscribers and to encourage more use of its services. Unlike many other companies in the cellular industry that continue to experience operating losses due to the substantial capital costs associated with constructing a system and acquiring licenses, the Company has been successful in achieving positive operating income. However, the Company expects to incur significant operating losses beginning in 1996 as it develops and constructs the PCS System and builds the PCS customer base. See "Liquidity and Capital Resources."

RESULTS OF OPERATIONS

The following table reflects the composition of the Company's service revenue and equipment sales, and related gross margins, as well as overall operating and other costs and margins, as a percentage of total revenue. The Company's results of operations for prior periods, particularly in view of the start-up costs associated with the Company's entry into the PCS business, will not be comparable with future periods.

`
MANAGEMENT'S DISCUSSION AND ANALYSIS
INTERCEL, INC. AND SUBSIDIARIES


- -----------------------------------------------------------------------------------------------------------------------
                                                         YEARS ENDED DECEMBER 31,
                                                    % OF                          % OF                           % OF
                                                  REVENUE/                      REVENUE/                       REVENUE/
                                      1995         SALES           1994           SALES          1993           SALES
- -----------------------------------------------------------------------------------------------------------------------
SERVICE REVENUE &
  COST ANALYSIS:
Service Revenue
  Local Customers--
  Access Revenue                  $12,243,924       48.2%      $ 8,512,351         45.0%      $ 3,325,725        40.4%
  Airtime Revenue                   4,938,237       19.5         3,980,895         21.1         1,588,401        19.3
  Toll Revenue                        626,958        2.5           360,209          1.9            77,103         1.0
- -----------------------------------------------------------------------------------------------------------------------
                                   17,809,119       70.2        12,853,455         68.0         4,991,229        60.7
- -----------------------------------------------------------------------------------------------------------------------
Roamers--
  Access & Airtime Revenue          5,540,552       21.8         4,403,671         23.3         2,599,191        31.6
  Toll Revenue                      1,399,101        5.5         1,122,991          5.9           421,090         5.1
- -----------------------------------------------------------------------------------------------------------------------
                                    6,939,653       27.3         5,526,662         29.2         3,020,281        36.7
- -----------------------------------------------------------------------------------------------------------------------
Other Service Revenue                 635,267        2.5           523,123          2.8           216,954         2.6
- -----------------------------------------------------------------------------------------------------------------------
  Total Service Revenue            25,384,039      100.0        18,903,240        100.0         8,228,464       100.0
  Cost of Services                  2,394,284        9.4         1,920,631         10.2           573,919         7.0
- -----------------------------------------------------------------------------------------------------------------------
Gross Margin                      $22,989,755       90.6%      $16,982,609         89.8%      $ 7,654,545        93.0%
=======================================================================================================================
EQUIPMENT SALES &
  COST ANALYSIS:
Equipment Sales                   $ 3,927,521      100.0%      $ 2,858,588        100.0%      $ 1,120,760       100.0%
Cost of Equipment Sales             3,127,398       79.6         2,391,325         83.7         1,010,465        90.2
- -----------------------------------------------------------------------------------------------------------------------
Gross Margin                      $   800,123       20.4%      $   467,263         16.3%      $   110,295         9.8%
=======================================================================================================================
OPERATING MARGIN ANALYSIS:
Total Revenues                    $29,311,560      100.0%      $21,761,828        100.0%      $ 9,349,224       100.0%
- -----------------------------------------------------------------------------------------------------------------------
Operating Expense--
Cost of Services &
  Equipment Sales                   5,521,682       18.8         4,311,956         19.8         1,584,384        17.0
Operations                          3,595,694       12.3         2,721,744         12.5         1,332,736        14.2
Selling, General, &
   Administrative                   8,497,640       29.0         7,055,505         32.4         2,914,551        31.2
Depreciation & Amortization         5,100,982       17.4         3,673,406         16.9         1,843,012        19.7
- -----------------------------------------------------------------------------------------------------------------------
Total Operating Expenses           22,715,998       77.5        17,762,611         81.6         7,674,683        82.1
- -----------------------------------------------------------------------------------------------------------------------
Operating Income                    6,595,562       22.5         3,999,217         18.4         1,674,541        17.9
Interest Expense, net               1,656,773        5.7           635,257          2.9            46,167         0.5
Loss on Equity Investment             132,688        0.5                 0          0.0                 0         0.0
Minority Interest  in Cellular
  Partnership                        (129,547)      (0.4)         (123,817)        (0.6)                0         0.0
Miscellaneous (Income) Expense       (297,987)      (1.0)           75,825          0.4            47,981         0.5
- -----------------------------------------------------------------------------------------------------------------------
Income Before Income Taxes          5,233,635       17.9         3,411,952         15.7         1,580,393        16.9
Income Tax Provision               (2,229,972)      (7.6)       (1,534,883)        (7.1)         (567,846)       (6.1)
- -----------------------------------------------------------------------------------------------------------------------
Net Income                        $ 3,003,663       10.3%      $ 1,877,069          8.6%      $ 1,012,547        10.8%
=======================================================================================================================

YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994


                                            MANAGEMENT'S DISCUSSION AND ANALYSIS
                                                 INTERCEL, INC. AND SUBSIDIARIES


Service revenue from local customers increased $4,955,664, or 38.6%, for 1995, as compared to 1994. A 34.8% increase in the number of Company subscribers (to 38,582 at December 31, 1995, from 28,624 at December 31, 1994) is the primary factor driving this growth. The substantial increase in new customers reflects the success of the Company's marketing efforts. Additionally, an increase resulted from the inclusion of an additional month's Maine Market revenues for 1995 (the merger with Unicel was consummated January 31, 1994).

The average monthly service revenue per customer (excluding roaming revenue and equipment charges) decreased to $44.91 for 1995, from $46.75 for the prior year. This decrease was due primarily to the addition of customers who tend to use cellular service less frequently.

Toll revenue attributable to local customers for 1995 increased $266,749, or 74.1%, compared to 1994. The increase in long distance revenues is due to the increase in the local customer base, and the inclusion of an additional month's Maine Market revenues for 1995. The majority of the increase was realized in the Maine Market, where customer toll is a larger component of local customer revenues. A slight increase in toll revenue was achieved in the Georgia/Alabama Market, despite the Company's network being designed in such a way that customers in the southern markets can call the Atlanta, Georgia and Birmingham and Montgomery, Alabama Local Access and Transport Areas ("LATAs") at local airtime rates (toll-free).

Roamer revenue (including toll revenue) for 1995 increased $1,412,991, or 25.6%, compared to 1994. This increase relates primarily to increased market penetration levels by the cellular industry as a whole, an additional month of revenue from the Maine Market in 1995, and the addition of eight new cell sites during 1995. While the Company experienced an increase in total roamer revenue, average revenue per roamer declined slightly, due primarily to reciprocal roaming agreements with certain surrounding carriers that offer discounted rates. During the third quarter of 1995, the Company agreed with BellSouth Mobility to provide discounted rates to BellSouth Mobility for its customers roaming in the Company's service area in Georgia and Alabama in exchange for discounted rates for the Company's Georgia and Alabama customers roaming in certain parts of BellSouth Mobility's service area. Although this agreement initially resulted in a slight reduction in overall roaming revenue, management believes that in the long term this agreement will result in increased usage from the reduced pricing and enhanced local subscriber marketing opportunities promoting the reduced BellSouth Mobility roaming rates.

For 1995, other service revenue, which primarily includes connection and installation revenues, increased $112,144, or 21.4%. This increase was due primarily to the inclusion of an additional month's revenue from the Maine Market and increased connection fee revenue associated with the increased subscriber base.

Monthly access revenue continues to be the largest component of service revenue, representing 48.2% of such revenue during 1995, as compared to 45.0% of revenue for 1994. Conversely, roaming revenue declined to 27.3% of service revenue for 1995, as compared to 29.2% of service revenue for 1994. These changes are consistent with the increased local customer base and the success of the Company's efforts to add customers to the higher monthly access fee plans, which include various nonbillable airtime allotments depending on the service plan selected by the customer. Local customer airtime revenue as a percentage of total service revenue has decreased slightly due to the Company's success in attracting customers to premium service plans, which provide certain free airtime minutes but include higher monthly access charges.

Cost of services includes cost of access to local exchange company facilities, cost of roaming validation (provided by a third-party clearinghouse), cost for long distance toll services, cost of installation when performed by outside

MANAGEMENT'S DISCUSSION AND ANALYSIS
INTERCEL, INC. AND SUBSIDIARIES


contractors, and cost of supplementary services (such as voice mail). For 1995, cost of services declined to 9.4% of total service revenue as compared to 10.2% of total service revenue for 1994, as a result of economies of scale realized during 1995.

Equipment sales totaled $3,927,521 for 1995, an increase of $1,068,933, or 37.4%, over the prior year. The increase between periods is attributable to the increased number of new customers added during 1995 over 1994.

Cost of equipment sold increased $736,073 for 1995, a 30.8% increase over the prior year. The gross margin on equipment sales was 20.4% and 16.4% for 1995 and 1994, respectively. The increase in the margin between periods relates to the writedown of certain telephone equipment to fair market value during 1994.

Operations costs, which include the costs of maintaining the cellular system, customer service, inventory management, and in-house installations, totaled $3,595,694 for 1995, which represented a $873,950, or 32.1%, increase from 1994. The main components of cost in this category are employee-related costs (salaries, payroll taxes, and employee benefits), the provision for bad debts, and communication costs (i.e. telephone, paging, etc.). The increase in 1995 over 1994 was primarily due to increases in salaries and employee benefits resulting from the hiring of additional technicians and customer service representatives to meet the increased demand caused by the growing customer base. In addition, the growing customer base contributed to an increase in the number of non-paying customers, which caused an increase in the bad debt provision. Also, 1995 contains an additional month's expenses compared to 1994 related to the acquisition of the Maine Market on January 31, 1994. Operations costs as a percentage of total revenue and sales decreased slightly from 12.5% for 1994 to 12.3% for 1995.

Selling, general, and administrative costs ("SG&A") were $8,497,640 for the year ended December 31, 1995, an increase of $1,442,135, or 20.4%, as compared to the prior year. The increase was attributable to several factors, including increased commissions expense due to the increase in new customers, increases in billing costs due to the increased subscriber base, increases in employee-related costs due to the increase in total employees, and additional operating costs associated with the opening of three new retail locations.
SG&A costs as a percentage of revenue decreased from 32.4% for 1994 to 29.0% for 1995. The Company is benefitting from economies of scale with respect to certain SG&A costs in its cellular operations, such as salaries and wages and leased facilities costs, that do not increase in direct proportion to increases in the cellular service revenue and from cost control efforts by management. The Company expects its SG&A costs to increase as a percentage of total revenues as a result of the startup of its PCS business.

Depreciation and amortization consists principally of the depreciation of the cellular system, the amortization of the promotional credits associated with the Company's promotion programs and the amortization of goodwill acquired in the Company's business combination with Unity Cellular Systems, Inc. (the "Unicel Merger"). Depreciation and amortization expense totaled $5,100,982 for 1995, as compared to $3,673,406 for 1994 (17.4% and 16.9% of revenue, respectively). The primary cause of this increase was the increase in depreciation expense resulting from the addition of eight new cell sites, three new retail locations, and the conversion of the Georgia/Alabama cellular system to dual-mode analog/digital transmission facilities during 1995. Upon completion of the PCS System, the Company's depreciation and amortization expense will increase substantially.

Operating income before depreciation and amortization increased to 39.9% of total revenue for 1995, as compared to 35.3% for the prior year. Operating income margin increased to 22.5% for 1995, from 18.4% for 1994. These increases principally reflect the economies of scale realized relative to SG&A costs. Operating income before depreciation and amortization represents earnings before interest expense, income taxes, depreciation and amortization. Operating

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                                            MANAGEMENT'S DISCUSSION AND ANALYSIS
                                                 INTERCEL, INC. AND SUBSIDIARIES


income margin represents operating income as a percentage of total revenues. Operating income before depreciation and amortization and operating income margin are provided because they are measures commonly used in the industry. Neither operating income before depreciation and amortization nor operating income margin is a measurement of financial performance under generally accepted accounting principles, and neither should be considered an alternative to net income as a measure of performance or to cash flow as a measure of liquidity.

Net interest expense totaled $1,656,773 for 1995, an increase of $1,021,516 over 1994. Net interest expense increased primarily as a result of borrowings of approximately $20,775,000 on its credit facility in 1995 to finance the Company's investment in Powertel and its purchase of a switch for the Georgia/Alabama Market. Such borrowings were repaid in full with proceeds from the February Offerings. Although the amount of interest incurred by the Company will increase as a result of the Unit Offering, this Offering and borrowings under the Vendor Financing Agreement, the Company expects that a majority of such interest will be capitalized during the construction of the Company's PCS System.

Operating income for 1995 and 1994 includes the minority partner's share of the loss of $129,547 and $123,817, respectively, of the Northern Maine Cellular Partnership, as well as the Company's pro rata share of the operating loss generated by Powertel, which totaled $132,688 for 1995.

The effective income tax rates for 1995 and 1994 were 42.6% and 45.0%, respectively. The decrease between the periods relates to a reduction in amortization of goodwill associated with the Unicel Merger, which is nondeductible for income tax purposes. In connection with the Unicel Merger, the Company has available in excess of $6.5 million of net operating loss carryforwards for federal tax purposes that can be utilized (subject to limitations) in future periods to offset taxable income, if any. At December 31, 1994, the Company eliminated the valuation allowance for deferred income taxes related to these net operating losses and concurrently reduced the goodwill associated with the Unicel Merger. This reduction in goodwill resulted in a decrease in amortization expense for 1995 thus reducing the effective income tax rate for the year.

YEAR ENDED DECEMBER 31, 1994 COMPARED TO YEAR ENDED DECEMBER 31, 1993

Service revenue from local customers increased $7,862,226, or 157.5%, for 1994 as compared to 1993. Revenue from local customers of the Georgia/Alabama Market increased $1,590,314, or 31.9%, for 1994 as compared to 1993. A 36.1% increase in the number of customers served in this market (to 14,408 at December 31, 1994, from 10,590 at December 31, 1993) was the primary factor driving this growth. The substantial increase in new customers reflects the success of the Company's marketing efforts and is consistent with the past growth rates experienced by the cellular industry as a whole. The remaining increase of $6,271,912 was attributable to the addition of the Maine Market. The number of local customers served in the Maine Market grew from 9,572 at December 31, 1993 to 14,216 at December 31, 1994, a 48.5% increase. The growth rate in the Maine Market exceeds that of the Georgia/ Alabama Market due generally to a market penetration in the Maine Market that was lower (at the time of the Unicel Merger) than that in the Georgia/Alabama Market and to the introduction of new service plans and promotional incentives to increase market penetration following the Unicel Merger.

The average monthly service revenue per customer (excluding roaming revenue and equipment charges) decreased to $46.75 for 1994, from $47.77 for 1993. This decrease was due primarily to the addition of customers who tend to use cellular service less frequently. However, the overall decrease was partially offset by the Maine Market customer base, which has a higher average revenue per subscriber than the Georgia/Alabama Market, due principally to the lower penetration levels in that market.

MANAGEMENT'S DISCUSSION AND ANALYSIS
INTERCEL, INC. AND SUBSIDIARIES

Toll revenue attributable to local customers for 1994 increased $283,106, or 367.2%, compared to 1993. Revenue from customers of the Georgia/Alabama Market decreased $4,461, or 5.8%. The change in long distance revenues did not correspond with the increase in customers due to the large toll-free calling area that the Company offers. The Company has designed its network in such a way that customers can call the Atlanta, Georgia and Birmingham and Montgomery, Alabama LATAs at local airtime rates (toll-free), while still providing a profit to the Company. The toll-free Birmingham, Alabama LATA was added in February 1994, and the toll-free Atlanta, Georgia and Montgomery, Alabama LATAs were added in 1992. The remaining $287,567 increase relates to revenues realized from customers of the Maine Market.

Roamer revenue (including roamer long distance) for 1994 increased $2,506,381, or 83.0%, compared to 1993. Revenue from roamers in the Georgia/Alabama Market increased $771,216, or 25.5%, due primarily to increased market penetration levels by cellular carriers in service areas adjacent to the Georgia/Alabama Market and the addition of the Company's ninth, tenth and eleventh cell sites, which were placed in service on September 30, 1993, March 15, 1994 and August 24, 1994, respectively. While this produced an increase in total roamer revenue, average revenue per roamer declined slightly, due in part to agreements with certain surrounding carriers in which the Company discounted its rates to those carriers. The remaining increase of $1,735,165 resulted from the addition of the Maine Market. Roaming revenue is not as large a component of total revenue in the Maine Market as it is in the Georgia/Alabama Market, due to the extremes in weather in Maine and its effects on travel, as well as greater price discounting practices between carriers in Maine.

For 1994, other service revenue, which primarily includes connection and installation revenues, increased $306,169, or 141.1%. The addition of the Maine Market contributed $274,907 to this increase. An increase in revenue from customers of the Georgia/Alabama Market, which totaled $31,262, or 14.4%, accounted for the remaining increase in other service revenue. This increase was due primarily to connection fee revenue resulting from improved sales compared to the prior year.

Monthly access revenue has grown to be the largest component of service revenue, representing 45.0% of revenue during 1994 as compared to 40.4% of revenue for the prior year. Conversely, roaming revenue declined to 29.2% of service revenue for 1994, as compared to 36.7% of service revenue for 1993. These changes are consistent with the increased local customer base and the success of the Company's efforts to add customers to the higher monthly access plans, which include certain unbilled airtime allotments depending on the service plan selected by the customer. Local customer airtime revenues as a percentage of total service revenue has increased slightly also, due to the increase in the local customer base.

For 1994, cost of services was 10.2% of total service revenue, compared to 7.0% for 1993. This increase in cost as a percentage of revenue was due primarily to the addition of the Maine Market, as cost of access in Maine is substantially higher than in Georgia and Alabama. The cost of services for the Georgia/Alabama Market was 6.6% and 7.0% of total service revenue for 1994 and 1993, respectively.

Equipment sales amounted to $2,858,588 for 1994, an increase of $1,737,828, or 155.1%, over 1993. Sales to customers of the Georgia/Alabama Market increased $148,917, or 13.3%, during 1994, due primarily to an increase in the number of customers added between periods. The remaining increase of $1,588,911 was attributable to the addition of the Maine Market.

Cost of equipment sales increased $1,380,860 for 1994, a 136.7% increase over 1993. The gross margin on equipment sales was 16.4% and 9.9% for 1994 and 1993, respectively. The increase between periods relates to the higher margins being received for equipment in the Maine Market. The gross margin on equipment sales

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                                            MANAGEMENT'S DISCUSSION AND ANALYSIS
                                                 INTERCEL, INC. AND SUBSIDIARIES


for the Georgia/Alabama Market was 9.6% and 9.8% for 1994 and 1993, respectively.

Operations costs totaled $2,721,744 for 1994, which represented a $1,389,008, or 104.2%, increase from 1993. The main components of cost in this category are employee-related costs (salaries, payroll taxes and employee benefits), the provision for bad debts and communication costs (i.e., telephone, paging, etc.). The Georgia/ Alabama Market experienced a $144,091, or 10.8%, increase in operations costs for 1994 compared to 1993. The increase in 1994 over 1993 was primarily due to the hiring of additional technicians and customer service representatives to meet the increased demand caused by the growing customer base which resulted in increases in salaries of $70,522, or 13.8%, and employee benefits by $7,950, or 7.6%. Also an increase of $51,274 in the reserve for obsolete inventory contributed to the increase for 1994 as compared to 1993. Offsetting these increases was a $38,888 decrease in the provision for bad debts. This decrease was largely a result of increased collection efforts by the credit and collections department and efficiencies gained in this process with the new billing system. The addition of the Maine Market created a $1,244,917 increase in operations costs for 1994.

SG&A were $7,055,505 for 1994, an increase of $4,140,954, or 142.1%, as compared to 1993. The Georgia/ Alabama Market experienced an increase in SG&A of $1,415,541, or 48.6%, for 1994 compared to the prior year. This increase was primarily attributable to several factors, including increases in billing costs due to more customers, increases in employee-related costs due to more employees, increases in insurance costs due to three new cell sites and a transportable cell site added since September 1993 and the addition of two new retail stores, higher workers' compensation premiums, higher directors and officers insurance premiums associated with the stock offering (February 1994) and Unicel Merger, the initiation of directors fees and additional operating costs associated with the new retail locations. In addition, the 1994 results include increases in professional fees and travel costs associated with the PCS auctions, as well as additional system-related costs associated with the conversion of the Maine Market to the InterCel accounting and billing systems. The addition of the Maine Market added $2,725,413 to SG&A for 1994. As a percentage of revenues, SG&A costs increased between periods, from 31.2% for 1993 to 32.4% for 1994.

Depreciation and amortization expense totaled $3,673,406 for 1994, as compared to $1,843,012 for 1993. The increase attributable to the Georgia/Alabama Market was $491,751, or 26.7%, for 1994 compared to the prior year. The increase was due primarily to goodwill amortization associated with the Unicel Merger (included in the Georgia/Alabama Market results), which totaled $612,003 for 1994. The Company recorded approximately $24.6 million of goodwill associated with the Unicel Merger, and such goodwill is being amortized ratably over 40 years. In addition, depreciation expense increased as a result of four new cell sites, two new retail locations, and a new computer system. There was a decrease of $339,338 related to the amortization of the deferred promotional credits as a result of the original credits (which were at larger amounts) becoming fully amortized. The Unicel Merger added an additional $1,338,643 of depreciation and amortization for 1994. This includes the depreciation of the cellular system in Maine and the amortization of the promotional credits issued in that market. The Maine Market adopted a promotional program similar to that used in the Georgia/Alabama Market effective February 1, 1994.

Operating income before depreciation and amortization declined to 35.3% of total revenue for 1994, as compared to 37.6% for the prior year. This decline reflects principally the higher cost of service in the Maine Market as a result of higher access costs. The operating income margin increased to 18.4% for 1994, from 17.9% for 1993. This operating income margin increase resulted in large part from a substantial decrease in depreciation and amortization, as a percentage of revenue, during 1994. The decrease in depreciation and amortization was due to the promotional costs in the Maine Market having accumulated less than one year's additions. These costs in the Georgia/Alabama Market have accumulated to the point that the amortization related to them is higher

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MANAGEMENT'S DISCUSSION AND ANALYSIS
INTERCEL, INC. AND SUBSIDIARIES


than the monthly additions to these promotional credits. Operating income before depreciation and amortization represents earnings before interest expense, income taxes, depreciation and amortization. Operating income margin represents operating income as a percentage of total revenues. Operating income before depreciation and amortization and operating income margin are provided because they are measures commonly used in the industry. Neither operating income before depreciation and amortization nor operating income margin is a measurement of financial performance under generally accepted accounting principles, and neither should be considered an alternative to net income as a measure of performance or to cash flow as a measure of liquidity.

Interest expense totaled $635,257 for 1994, an increase of $589,090 over 1993. The increase in interest expense is related to additional borrowings associated with the Unicel Merger.

The 1994 results reflect an offset to expense of $123,817 related to the Northern Maine Cellular Partnership and the minority partner's share of the loss in the partnership for 1994. The amount represents 49% of the Northern Maine Cellular Partnership's loss for the year 1994.

The effective income tax rates for 1994 and 1993 were 45.0% and 35.9%, respectively. The increase between periods relates to the amortization of goodwill associated with the Unicel Merger which is nondeductible for income tax purposes. In connection with the Unicel Merger, the Company expects to have available in excess of $8 million of net operating loss carryforwards for federal tax purposes that may be utilized in future periods to offset federal taxes (subject to certain regulatory restrictions). The Company established a valuation allowance of $4,312,421 related to the deferred tax assets created by the net operating losses acquired in the Unicel Merger. At December 31, 1994, the Company removed the valuation allowance and recognized the benefit of the deferred tax asset related to the Unicel Merger by reducing the goodwill associated with the Unicel Merger.

LIQUIDITY AND CAPITAL RESOURCES

The Company requires significant amounts of capital for funding its entry into the PCS business and for the operation of its cellular system, construction of additional cell sites and equipment additions to expand existing cellular capacity. The Company may also require additional financing in the event it decides to make additional acquisitions.

On February 7, 1996, the Company consummated the following transactions: (i) pursuant to a Business Combination Agreement dated August 23, 1995, among the Company, Powertel and the owners of Powertel, such owners (other than the Company) exchanged their ownership interests in Powertel for an aggregate of 9,686,410 shares of the Company's common stock in a private placement (the "Powertel Combination"); (ii) the Company received approximately $110.1 million of net proceeds from the sale of 7,124,322 shares of its Common Stock (which includes 124,322 shares purchased under the underwriters' overallotment option) in a public offering (the "Stock Offering"); and (iii) the Company received approximately $192.2 million of net proceeds from the sale of 35,747 units, consisting in the aggregate of $357,470,000 principal amount at maturity of the Company's 12% Senior Discount Notes due 2006 (the "12% Notes") and 1,143,904 warrants (the "Warrants") to purchase an equal number of shares of the Company's common stock at an exercise price of $18.15 per share, subject to adjustment (the "Unit Offering"; and together with the Stock Offering, the "February Offerings"). A portion of the net proceeds from the February Offerings was used to repay all outstanding borrowings under the Credit
Facility and under the lending arrangement with ITC Holding. The balance of the net proceeds from the February Offerings will be used to partially finance the buildout and operating costs of the PCS system for, and certain acquisition expenses associated with, the Birmingham, Jacksonville and Memphis/Jackson MTAs.

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                                            MANAGEMENT'S DISCUSSION AND ANALYSIS
                                                 INTERCEL, INC. AND SUBSIDIARIES


Pursuant to an Asset Purchase Agreement, dated as of March 5, 1996, between InterCel Atlanta Licenses, Inc., a wholly owned subsidiary of the Company (the "Atlanta License Subsidiary") and GTE Mobilnet Incorporated ("GTE Mobilnet"), the Atlanta License Subsidiary will purchase GTE Mobilnet's license to provide PCS in the Atlanta (M011) PCS MTA for approximately $192 million (the "Atlanta MTA Acquisition") plus accrued interest. Pursuant to a Stock Purchase Agreement dated as of March 4, 1996, between the Company and Ericsson, Ericsson has agreed to purchase 100,000 shares of nonvoting Series A Convertible Preferred Stock from the Company in a private placement for an aggregate purchase price of $75 million (the "Ericsson Preferred Stock Sale") and pursuant to a Stock Purchase Agreement dated as of March 4, 1996, between the Company and MPX Systems, Inc. ("MPX"), MPX has agreed to purchase 100,000 shares of nonvoting Series B Convertible Preferred Stock from the Company in a private placement for an aggregate purchase price of $75 million (the "MPX Preferred Stock Sale"; and together with the Ericsson Preferred Stock Sale, the "Preferred Stock Sales"). The closing of each of the Preferred Stock Sales is conditioned upon, among other things, the closing of the other, and the closing of the Atlanta MTA Acquisition.

On April 16, 1996, the Company issued $360 million aggregate principal amount at maturity (approximately $200.2 million gross proceeds) of the Company's 12% Senior Discount Notes due 2006 (the "Notes") in a public offering (the "Atlanta Offering"). The Company intends to use the net proceeds from the Atlanta Offering and the Preferred Stock Sales primarily to partially finance development, construction and operating costs and certain acquisition expenses associated with the PCS System.

Two of the Company's subsidiaries have entered into a commitment letter for a $25 million bank facility (the "Bank Facility") to be used for working capital and other purposes, including capital expenditures. It is currently contemplated that the Company's obligations under the Bank Facility will be secured by all current and future cellular assets and properties of the Company (excluding the capital stock of the Company's PCS subsidiaries) and the Company's 51% partnership interest in the Northern Maine Cellular Partnership, subject to obtaining the consent of the other partner thereto. The Vendor Financing Agreement requires, and the Bank Facility is expected to require, the Company to maintain certain financial ratios. The failure of the Company and its subsidiaries to maintain such ratios would constitute events of default under such agreements, notwithstanding the ability of the Company to meet its debt service obligations. An event of default under either such agreement would allow the lenders thereunder to accelerate the maturity of such indebtedness. In such event, a significant portion of the Company's other indebtedness (including the Notes and the 12% Notes) may become due and payable.

The development, construction and initial start-up phase associated with the implementation of the Company's PCS system will require substantial capital. Costs associated with the PCS system buildout include tower sites, leasehold improvements, base station and switch equipment, microwave relocation costs and labor expenses related to construction of sites. The Company currently estimates that capital expenditures will total approximately $214 million ($152 million in 1996 and $62 million in 1997) relating to the initial buildout of the Current PCS Markets system and $127 million ($27.8 million in 1996 and $99.2 million in 1997) relating to the initial buildout of the Atlanta PCS system. Upon completion of the initial buildouts, the PCS system is expected to cover approximately 81,000 square miles with approximately 60% of the population within the Company's PCS markets. The initial coverage will extend across each of the 22 major metropolitan areas within the Company's PCS markets, as well as the major highway corridors connecting those areas. The Company thereafter expects to continue to build the PCS system in less populous areas of its PCS markets, based on customer needs and competitive factors (in the same way that most of the country's cellular systems have been built).

The Company believes that the net proceeds from the Atlanta Offering, together with the net proceeds from the

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MANAGEMENT'S DISCUSSION AND ANALYSIS
INTERCEL, INC. AND SUBSIDIARIES


Preferred Stock Sales, cash on hand and borrowings under a $125 million credit agreement with Ericsson Inc. (the "Vendor Financing Agreement") and the Bank Facility, will be sufficient to consummate the Atlanta MTA Acquisition and to finance the development, construction and operating costs associated with the initial buildout of the Company's PCS system through 1997.

Pursuant to the Vendor Financing Agreement, Ericsson has agreed, subject to the terms and conditions therein, to provide the Company with up to $125 million of financing for purchases of PCS equipment and services under the Equipment Purchase Agreement. Under certain circumstances, the amount of vendor financing available under the Vendor Financing Agreement may be increased to $165 million. The Company's obligations under the Vendor Financing Agreement will be secured by all tangible assets purchased with the proceeds therefrom and by a pledge of the capital stock of the Company's subsidiaries that hold the PCS licenses for the Current PCS Markets. In the event the amount available vendor financing is increased, the Company's obligations will also be secured by a pledge of the capital stock of the Company's subsidiary that holds the PCS license for the Atlanta MTA.

Although the Company is currently unable to predict the amount of expenditures that may be made after 1997, the Company expects that it may require additional capital for the buildout of the PCS System after 1997. Sources of additional capital may include vendor financing, cash flow from cellular operations, public and private equity and debt financings by the Company and proceeds received from any exercises of the Warrants. The Company may also require additional financing in the event it decides to make additional acquisitions. The extent of additional financing required will depend on the success of the Company's businesses. The Company currently has no other sources of income or cash flows other than its cellular operations and the interest income earned from investing the net proceeds of the February Offerings and the Atlanta Offering. There can be no assurance that additional financing will be available to the Company, or if available, that it can be obtained on terms acceptable to the Company and within the limitations contained in the Indentures, the Bank Facility or the Vendor Financing Agreement or that may be contained in any future financing arrangements. The restrictions on additional indebtedness under the indentures to the Notes and the 12% Notes (the "Indentures") require the Company to satisfy specified leverage ratios in order to incur indebtedness; however, they permit the Company and its subsidiaries to incur an unlimited amount of additional indebtedness to finance the acquisition of inventory or equipment.

The Company expects to incur significant operating losses and to generate negative cash flow from operating activities during the next several years, while it develops and constructs its PCS system and builds a PCS customer base. Cash interest will not be payable on the Notes or the 12% Notes prior to 2001. However, the accretion of original issue discount on the 12% Notes and the Notes will cause an increase in the Company's indebtedness under the Indentures of $323.4 million ($163.6 million by February 1, 2006, with respect to the 12% Notes and $159.8 million by May 1, 2001, with respect to the Notes. The Notes and the 12% Notes will require semi-annual cash interest payments beginning in 2001. Management believes that cash flow from operations may be insufficient to repay the Notes and the 12% Notes in full at maturity and that they may need to be refinanced at maturity. There can be no assurance that any such refinancing could be effected successfully or on terms acceptable to the Company.

During 1995, the Company generated net cash of $5,640,230 from operating activities, which was an increase of $1,398,404 over 1994. Operating income, before depreciation and amortization, increased from $7,672,623 in 1994 to $11,696,544 for 1995. During 1994, the Company generated net cash of $4,241,826 from operating activities, which was an increase of $1,489,589 over the prior year. Operating income before depreciation and amortization increased from $3,517,553 in 1993 to $7,672,623 in 1994. Operating income before depreciation and amortization is not a measurement of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flow as

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                                            MANAGEMENT'S DISCUSSION AND ANALYSIS
                                                 INTERCEL, INC. AND SUBSIDIARIES


a measure of liquidity. During the years ended December 31, 1993 and 1994, the Company incurred and expensed $372,173 in costs related to the evaluation and information of strategies to obtain PCS licenses and expenditures related to participation in the FCC auction. During 1995, $3,689,180 of additional PCS expenses were incurred. Powertel reimbursed the Company for these expenses monthly.

Cash used for investing activities was $22,835,142 for 1995 as compared to cash used of $9,328,771 for the same period of 1994. Investing activities for 1995 included capital expenditures totaling $7,661,253 (the majority of which related to the purchase and installation of a new digital switch) and an investment in Powertel of $16,974,829 (to fund InterCel's portion of the acquired PCS licenses and working capital). The Company received $1,840,592 in refund of certain noninterest-bearing subordinated capital certificates from the Rural Telephone Finance Cooperative related to a borrowing agreement entered into by Unicel prior to the Unicel Merger. Cash used for investing activities was $9,328,771 for fiscal year 1994 as compared to $1,631,619 for 1993. Investing activities for 1994 included capital expenditures totaling $2,866,000 (the majority of which related to the construction of new cell sites), $4,062,092 of expenditures in connection with the Unicel Merger (net of cash acquired of $288,245) and the Company's $2,382,315 initial capital contribution to Powertel.

Cash provided by financing activities amounted to $17,317,798 for 1995. During 1995, the Company repaid $1,500,000 on the ITC Note and incurred $20,774,828 of Valley Indebtedness. Cash provided by financing activities was $5,223,604 for fiscal year 1994. The Company issued 1,840,000 shares of common stock in a public offering on February 8, 1994. The proceeds of that public offering net of offering costs and the exercise of stock options during the year were $14,292,904. These proceeds were used primarily to repay outstanding debt assumed or incurred in connection with the Unicel Merger. The net repayments of such debt was $8,800,000 for 1994. During 1995, the Company completed the conversion of its analog transmission facilities to dual-mode analog/digital transmission facilities in the Georgia/Alabama Market at a cost of approximately $4 million. The Company also has completed six new cell sites in the Maine Market and two additional cell sites in the Georgia/Alabama Market during 1995. The conversion of the Maine Market to dual-mode analog/digital service is not expected to be completed until 1996. Total capital expenditures for the cellular operations through 1996 are expected to be $9.4 million. The Company intends to finance these capital expenditures from cash flow and the proceeds of the February Offerings.

During the fourth quarter of 1994, the Company's 1990-1993 federal income tax returns were examined by the Internal Revenue Service ("IRS") in connection with the general examination of ITC Holding's federal returns for the same periods. As result of this examination, adjustments have been proposed by the IRS to capitalize and amortize certain commission and promotional expenses (based on the premise that such costs were incurred to acquire an asset that benefits future periods [i.e., subscribers]) which have been deducted by the Company as incurred. The Company is appealing the adjustment but has reserved $274,250 at December 31, 1995 for potential interest charges that may be imposed by the IRS. As of the date hereof, the IRS has not imposed or proposed any penalties on the Company.



RECENT ACCOUNTING PRONOUNCEMENTS

In March 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 121 ("FAS 121") "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," which becomes effective for fiscal years beginning after December 15, 1995. FAS 121 established standards for determining when impairment losses on long-lived assets have occurred and how

MANAGEMENT'S DISCUSSION AND ANALYSIS
INTERCEL, INC. AND SUBSIDIARIES


impairment losses should be measured. The Company intends to adopt FAS 121 in 1996. The financial statement impact of adopting FAS 121 is not expected to be material.

In October 1995, the FASB issued Statements of Financial Accounting Standards No. 123 ("FAS 123") "Accounting for Stock-Based Compensation," which become effective for fiscal years beginning after December 15, 1995. FAS 123 established new financial accounting and reporting standards for stock-based compensation plans. Entities will be allowed to measure compensation costs for stock-based compensation under FAS 123 or APB Opinion No. 25, "Accounting for Stock Issued to Employees." Entities electing to remain with the accounting in APB Opinion No. 25 will be required to make pro forma disclosures of net income and earnings per share as if the provisions of FAS 123 had been applied. The Company adopted FAS 123 on January 1, 1996. The financial statement impact of adopting FAS 123 will not be material.

                                                     CONSOLIDATED BALANCE SHEETS
                                                 INTERCEL, INC. AND SUBSIDIARIES


                                                                                                DECEMBER 31,
                                                                                            1995             1994
ASSETS
CURRENT ASSETS:
Cash                                                                                  $   629,739      $   506,853
Accounts Receivable--Trade                                                              4,482,593        3,371,016
Allowance for Doubtful Accounts                                                          (249,454)        (271,003)
Accounts Receivable--Affiliates (Note 9)                                                   19,572           40,845
Inventories (Note 2)                                                                      830,616          643,437
Prepaid Expenses and Other                                                                565,531          184,462
Income Tax Refunds Receivable (Note 7)                                                          0          176,164
Investments (Note 2)                                                                            0        1,840,592
Current Portion of Deferred Income Taxes (Note 7)                                         269,817          167,294
- -------------------------------------------------------------------------------------------------------------------
                                                                                        6,548,414        6,659,660
- -------------------------------------------------------------------------------------------------------------------
PROPERTY AND EQUIPMENT, AT COST:
Land                                                                                    1,001,323          889,899
Building and Towers                                                                     5,994,765        4,901,905
Equipment                                                                              15,578,907       11,340,939
Furniture and Fixtures                                                                    617,929          514,364
Assets Under Construction (Note 2)                                                         81,390           62,206
- -------------------------------------------------------------------------------------------------------------------
                                                                                       23,274,314       17,709,313
Less Accumulated Depreciation                                                          (5,208,269)      (4,563,577)
- -------------------------------------------------------------------------------------------------------------------
                                                                                       18,066,045       13,145,736
- -------------------------------------------------------------------------------------------------------------------
OTHER ASSETS:
Investment in Powertel (Note 1)                                                        19,224,456        2,382,315
Deferred Income Taxes (Note 7)                                                          1,404,507        2,112,453
Deferred Offering Costs (Note 2)                                                        1,620,723                0
Deferred Charges and Other, net of accumulated amortization
  of $4,660,511 in 1995 and $2,921,060 in 1994 (Note 2)                                 4,182,538        2,608,757
Goodwill, net of accumulated amortization of $1,445,484 in
  1995 and $824,897 in 1994                                                            23,282,911       23,903,498
- -------------------------------------------------------------------------------------------------------------------
                                                                                       49,715,135       31,007,023
- -------------------------------------------------------------------------------------------------------------------
                                                                                      $74,329,594      $50,812,419
===================================================================================================================

CONSOLIDATED BALANCE SHEETS
INTERCEL, INC. AND SUBSIDIARIES

- -------------------------------------------------------------------------------------------------------------------
                                                                                               DECEMBER 31,
                                                                                           1995            1994
- -------------------------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts Payable--Trade                                                               $   811,486      $ 1,091,467
Accounts Payable--Related Parties (Note 9)                                                 72,382           53,879
Advance Billings and Customer Deposits                                                    828,220          741,650
Accrued Compensation                                                                      895,651          632,009
Accrued Income Taxes                                                                      183,795                0
Accrued Other                                                                           2,752,062        1,403,871
Current Portion of Long-Term Obligations (Note 5)                                          29,105           26,742
- -------------------------------------------------------------------------------------------------------------------
                                                                                        5,572,701        3,949,618
- -------------------------------------------------------------------------------------------------------------------
LONG-TERM OBLIGATIONS (Note 5):
Credit Facility                                                                        24,601,514        5,982,715
Note Payable--ITC Holding Company                                                       3,500,000        5,000,000
Note Payable to Powertel                                                                  901,037               --
Other Long-Term Obligations                                                                18,152           47,258
- -------------------------------------------------------------------------------------------------------------------
                                                                                       29,020,703       11,029,973
- -------------------------------------------------------------------------------------------------------------------
DEFERRED REVENUE (Note 2)                                                                 389,515          342,690
- -------------------------------------------------------------------------------------------------------------------
DEFERRED INCOME TAXES (Note 7)                                                                  0                0
- -------------------------------------------------------------------------------------------------------------------
COMMITMENTS AND CONTINGENCIES (Note 10)
MINORITY INTEREST IN SUBSIDIARY (Note 4)                                                2,674,159        2,116,174
- -------------------------------------------------------------------------------------------------------------------
STOCKHOLDERS' EQUITY (Note 6):
Preferred Stock, $.01 Par Value; Authorized 1,000,000 Shares,
  No Shares Issued and Outstanding                                                              0                0
Common Stock, $.01 Par Value; Authorized 39,000,000 Shares,
  Issued and Outstanding 10,011,603 and 9,936,952 in 1995 and
  1994, respectively                                                                      100,116           99,369
Paid-In Capital                                                                        32,437,733       31,772,810
Retained Earnings                                                                       4,845,288        1,841,625
Deferred Compensation                                                                    (370,781)               0
Treasury Stock at cost--52,283 shares                                                    (339,840)        (339,840)
- -------------------------------------------------------------------------------------------------------------------
                                                                                       36,672,516       33,373,964
- -------------------------------------------------------------------------------------------------------------------
                                                                                      $74,329,594      $50,812,419
===================================================================================================================

The accompanying notes to consolidated financial statements are an integral part of these statements.

                                               CONSOLIDATED STATEMENTS OF INCOME
                                                 INTERCEL, INC. AND SUBSIDIARIES


- ---------------------------------------------------------------------------------------------------------------------
                                                                                  YEARS ENDED DECEMBER 31,
                                                                           1995             1994             1993
- ---------------------------------------------------------------------------------------------------------------------
REVENUES AND SALES (Note 2):
Monthly Access Revenue                                                 $12,243,924      $ 8,512,351       $3,325,725
Airtime Revenue                                                          4,938,237        3,980,895        1,588,401
Roaming Revenue                                                          5,540,552        4,403,671        2,599,191
Toll Revenue                                                             2,026,059        1,483,200          498,193
Installation and Connection Revenue                                        393,747          394,555          126,839
Other Revenue                                                              241,520          128,568           90,115
- ---------------------------------------------------------------------------------------------------------------------
     Total Service Revenue                                              25,384,039      18,903,240         8,228,464
Equipment Sales                                                          3,927,521        2,858,588        1,120,760
- ---------------------------------------------------------------------------------------------------------------------
     Total Revenues and Sales                                           29,311,560       21,761,828        9,349,224
- ---------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES:
Cost of Services                                                         2,394,284        1,920,631          573,919
Cost of Equipment Sales                                                  3,127,398        2,391,325        1,010,465
Operations                                                               3,595,694        2,721,744        1,332,736
Selling, General and Administrative                                      8,497,640        7,055,505        2,914,551
Depreciation and Amortization                                            5,100,982        3,673,406        1,843,012
- ---------------------------------------------------------------------------------------------------------------------
     Total Operating Expenses                                           22,715,998       17,762,611        7,674,683
- ---------------------------------------------------------------------------------------------------------------------
OPERATING INCOME                                                         6,595,562        3,999,217        1,674,541
- ---------------------------------------------------------------------------------------------------------------------
OTHER (INCOME) EXPENSES:
Interest Expense                                                         1,656,773          635,257           46,167
Loss on Equity Investment                                                  132,688                0                0
Minority Interest in Loss of Subsidiary                                   (129,547)        (123,817)               0
Miscellaneous (Income) Expense                                            (297,987)          75,825           47,981
- ---------------------------------------------------------------------------------------------------------------------
     Total Other Expenses                                                1,361,927          587,265           94,148
- ---------------------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                                               5,233,635        3,411,952        1,580,393
INCOME TAX PROVISION                                                    (2,229,972)      (1,534,883)        (567,846)
- ---------------------------------------------------------------------------------------------------------------------
NET INCOME                                                             $ 3,003,663      $ 1,877,069       $1,012,547
=====================================================================================================================
NET INCOME PER COMMON SHARE                                            $      0.29      $      0.19       $     0.16
=====================================================================================================================
AVERAGE COMMON AND COMMON EQUIVALENT
     SHARES OUTSTANDING                                                 10,280,616        9,764,840        6,316,608
=====================================================================================================================


The accompanying notes to consolidated financial statements are an integral part of these statements.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
INTERCEL, INC. AND SUBSIDIARIES


- ----------------------------------------------------------------------------------------------------------------------------
                                                         YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
- ----------------------------------------------------------------------------------------------------------------------------
                                      COMMON
                                       STOCK                                                                      TOTAL
                                     $.01 PAR        PAID-IN        RETAINED        DEFERRED      TREASURY     STOCKHOLDERS'
                                       VALUE         CAPITAL        EARNINGS      COMPENSATION      STOCK         EQUITY
- ----------------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1992           $ 61,868     $ 5,946,433     $(1,047,991)    $       --     $      --      $ 4,960,310
Issuance of common stock
     under stock options                   30           9,960              --             --            --            9,990
Net income                                 --              --       1,012,547             --            --        1,012,547
- ----------------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1993             61,898       5,956,393         (35,444)            --            --        5,982,847
Issuance of common
     stock under stock options            127          51,177              --             --            --           51,304
Issuance of common stock
     connected with Unicel Merger
     (Note 3)                          18,944      12,294,889              --             --            --       12,313,833
Purchase of 52,283 shares of
     common stock                          --              --              --             --      (339,840)        (339,840)
Issuance of common stock, net of
  issuance expenses (Note 6)           18,400      13,470,351              --             --            --       13,488,751
Net income                                 --              --       1,877,069             --            --        1,877,069
- ----------------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1994             99,369      31,772,810       1,841,625             --      (339,840)      33,373,964
Issuance of common stock under
     stock options                        397         170,898              --             --            --          171,295
Issuance of common stock under
  restricted stock agreement              350         494,025              --       (494,375)           --                0
Amortization of  deferred
  compensation                             --              --              --        123,594            --          123,594
Net income                                 --              --       3,003,663             --            --        3,003,663
- ----------------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1995           $100,116     $32,437,733     $ 4,845,288     $ (370,781)    $(339,840)     $36,672,516
============================================================================================================================

The accompanying notes to consolidated financial statements are an integral part of these statements.

                                           CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                 INTERCEL, INC. AND SUBSIDIARIES


- --------------------------------------------------------------------------------------------------------------------
                                                                                  YEARS ENDED DECEMBER 31,
                                                                           1995             1994             1993
- --------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income                                                           $  3,003,663      $ 1,877,069       $1,012,547
     Adjustments to Reconcile Net Income to Net Cash
         Provided (Used) From Operating Activities--
     Minority Interest in Loss of Subsidiary                             (129,547)        (123,817)               0
     Loss on Equity Investment                                            132,688                0                0
     Depreciation                                                       2,740,944        2,130,504          953,249
     Amortization of Deferred Charges and Goodwill                      2,360,038        1,542,902          889,767
     Deferred Compensation--Restricted Stock                              123,594                0                0
     Deferred Taxes, Net                                                  605,423        1,421,496         (124,112)
     Changes in Assets and Liabilities:
         Increase in Accounts Receivable                               (1,133,126)        (424,997)        (435,619)
         Increase in Inventories                                         (187,179)        (185,109)         (72,205)
         Increase in Other Current Assets                                (381,069)         (20,763)         (29,578)
         Increase in Deferred Charges                                  (3,273,580)      (1,974,316)        (499,505)
         Increase (Decrease) in Accounts Payable, Accrued
            Expenses and Other Current Liabilities                      1,691,811         (184,061)         944,882
         Increase in Advance Billings and Customer Deposits                86,570          182,918          112,811
- --------------------------------------------------------------------------------------------------------------------
     Net Cash Provided From Operating Activities                        5,640,230        4,241,826        2,752,237
- --------------------------------------------------------------------------------------------------------------------
CASH FLOW FROM INVESTING ACTIVITIES:
     Capital Expenditures                                              (7,661,253)      (2,866,000)      (1,105,067)
     Cash paid for purchase of subsidiary, net of cash
         acquired of $288,245 (Note 3)                                          0       (4,062,092)               0
     Investment in Powertel                                           (16,974,829)      (2,382,315)               0
     Investment in RTFC subordinated capital certificates               1,840,592                0         (500,000)
     Other Investments                                                    (39,652)         (18,364)         (26,552)
- --------------------------------------------------------------------------------------------------------------------
         Net Cash Used For Investing Activities                       (22,835,142)      (9,328,771)      (1,631,619)
- --------------------------------------------------------------------------------------------------------------------
CASH FLOW FROM FINANCING ACTIVITIES:
     Advances from (Repayments to) Affiliated Companies, Net           (1,460,224)       5,050,606            7,977
     Proceeds from Sale of Stock                                          171,295       14,292,904            9,990
     Capital Investment in Partnership--Minority Partner                  687,532          163,834                0
     Deferred Expenses Associated with Public Offerings                (1,620,723)        (444,838)        (809,262)
     Proceeds from Loan Agreement                                      21,722,690       28,432,315        1,300,000
     Repayments of Loan Agreement                                      (2,182,772)     (42,271,217)      (1,472,575)
- --------------------------------------------------------------------------------------------------------------------
         Net Cash (Used) Provided For Financing Activities             17,317,798        5,223,604         (963,870)
- --------------------------------------------------------------------------------------------------------------------
NET INCREASE IN CASH                                                      122,886          136,659          156,748
CASH AT BEGINNING OF YEAR                                                 506,853          370,194          213,446
- --------------------------------------------------------------------------------------------------------------------
CASH AT END OF YEAR                                                  $    629,739      $   506,853       $  370,194
====================================================================================================================
SUPPLEMENTAL CASH FLOW INFORMATION:
     Cash paid during the year for interest                          $  1,295,942      $   573,920       $   83,304
====================================================================================================================
     Cash paid during the year for income taxes                      $  1,557,138      $   711,500       $  597,000
====================================================================================================================
     Noncash investing and financing activities:
         Fair value of common stock issued in Unicel Merger          $          0      $12,313,833       $        0
====================================================================================================================
         Fair value of common stock purchased                        $          0      $  (339,840)      $        0
====================================================================================================================


The accompanying notes to consolidated financial statements are an integral part of these statements.

DECEMBER 31, 1995, 1994, AND 1993

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
INTERCEL, INC. AND SUBSIDIARIES


1. ORGANIZATION AND NATURE OF BUSINESS

InterCel, Inc. (the "Company"), a 50.2% owned subsidiary of Interstate Cellular, Inc. at December 31, 1995, was incorporated in Delaware in April 1991. The Company operates a cellular telephone system in contiguous portions of four rural service areas ("RSAs") in eastern Alabama and western Georgia, as well as the Bangor, Maine metropolitan service area ("MSA") and Maine RSA's 2 and 3 (the "Company Service Area"). The Company Service Area has a population of approximately 770,000 people (according to the 1990 U.S. Census) and covers approximately 100 miles of Interstate Highway 85 and 40 miles of Interstate Highway 185 in the Alabama/Georgia market as well as over 200 miles of Interstate Highway 95 and major portions of U.S. Route 1 along the coastline in the Maine market.

On January 31, 1994, the Company consummated a merger (the "Unicel Merger") with Unity Cellular Systems, Inc. ("Unicel") (Note 3). Unicel is the wireline provider of cellular telephone service for the Bangor, Maine MSA and for Maine RSA 3 (which includes Augusta, the state capital), and is the managing partner of (with a 51% interest in) the Maine RSA 2 Cellular Partnership (the "Northern Maine Partnership" or the "Partnership"), a partnership which is the wireline provider of cellular service in Maine RSA 2. The Bangor MSA and Maine RSA's 2 and 3 constitute a "cluster" of contiguous properties that have a population of approximately 518,000 people (according to industry publications).

In addition to the existing cellular properties, the Company has a 13.396% ownership interest in Powertel PCS Partners, L.P. ("Powertel"), a partnership formed to pursue licenses in the Federal Communication Commission's personal communications services ("PCS") auction. On March 13, 1995, Powertel submitted winning bids for the Memphis Tennessee/Jackson Mississippi (M028); Birmingham, Alabama (M029); and Jacksonville, Florida (M037) Major Trading Areas "MTAs". The winning bids for these licenses totaled $124,447,000 with the Company's portion of the price amounting to approximately $16,671,000. The Company's investment in Powertel is accounted for using the equity method of accounting.

On June 23, 1995, the Company announced that it had agreed in principle to enter into a business combination with Powertel, whereby each partner of Powertel (except for a wholly owned subsidiary of the Company) will contribute their partnership interest or, in certain cases, the stockholders of certain partners will contribute the stock of such partners, in each case to the Company in exchange for their ratable portion (based on partnership interests) of 9,686,410 shares of the Company's Common Stock. The Company's investment in Powertel at December 31, 1995 was $19,224,456. The business combination was consummated on February 7, 1996. (Note 11).

2. SUMMARY OF ACCOUNTING POLICIES

REVENUE RECOGNITION
The Company earns revenues by providing cellular service to both local subscribers and subscribers of other cellular carriers traveling ("roaming") through the Company Service Area as well as from sales of cellular equipment. Service revenue from local subscribers consists of the base monthly service fee and airtime revenue. Generally, base monthly service fees are billed one month in advance but are recognized when earned. The Maine Market has approximately 13% of its monthly access fees being billed in arrears, after it is earned. Airtime revenues are recognized when service is provided. Roamer revenues consist of the daily fee charged to certain nonsubscribers for roaming in the service area as well as related airtime revenue for use of the cellular network. Roamer rev-

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                 INTERCEL, INC. AND SUBSIDIARIES


enues are recognized when the service is rendered.

Long-distance revenues ("toll revenues") are charged to both local and roamer users and are recognized when service is provided. Equipment sales are recognized upon delivery of the equipment to the customer. Other revenues consist of equipment installation charges and connection fees and are recognized when earned.

PROPERTY AND DEPRECIATION
Property and equipment are recorded at cost, including certain engineering costs. The Company records depreciation using the straight-line method over the estimated useful lives of the assets, which are 15 to 20 years for towers, buildings, and land improvements; 10 to 20 years for equipment; and 5 to 7 years for furniture and fixtures. The Company's policy is to remove the cost and accumulated depreciation of retirements from the accounts and recognize the related gain or loss upon the disposition of assets. Such gains and losses were not material for any period presented.

GOODWILL
Goodwill is stated at cost less accumulated amortization and is amortized using the straight-line method over 40 years. The Company periodically reviews the value assigned to goodwill to determine if it has been other than temporarily impaired by adverse conditions affecting the Company. Management is of the opinion that there has been no diminution in the value assigned to goodwill.

PRINCIPLES OF CONSOLIDATION
The consolidated financial statements include the accounts of the Company and all majority-owned subsidiaries. All significant intercompany accounts and transactions are eliminated in consolidation.

NET INCOME PER SHARE
Net income per share for 1995, 1994, and 1993 was computed using the weighted average number of shares outstanding, adjusted for common stock equivalents.

INVENTORIES
The Company maintains inventories for resale of cellular telephones and accessory parts (i.e. antennae, batteries, cable, etc.). Inventory is valued at the lower of average cost (which approximates first-in, first-out) or market.

DEFERRED OFFERING COSTS
Through December 31, 1995, the Company has deferred $1,620,723 of expenses associated with the offering of its common stock and the concurrent offering of units consisting of high-yield notes and warrants (the "February Offerings") (Note 11). Upon completion of the February Offerings, costs related to the stock offering were netted against the proceeds from such offering. Costs related to the unit offering will remain in other noncurrent assets and will be amortized over the life of the related notes (ten years).

DEFERRED CHARGES
The Company offers certain promotional programs under which a customer could receive either a free cellular telephone, a substantial discount toward a cellular telephone, or a credit toward future monthly service in return for signing a noncancelable cellular telephone service agreement for a term of one to three years. Under these promotional programs, the Company defers the cost associated with these programs and amortizes such cost over the specific contract term. Through December 31, 1995 and 1994, costs totaling $4,819,858 and $2,330,407, respectively, have been deferred related to these promotional programs. Should a customer cancel service prior to expiration of its service agreement or be disconnected for nonpayment, the customer becomes

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
INTERCEL, INC. AND SUBSIDIARIES


liable to the Company for the full original credit issued under this program. It is the Company's policy to establish a full reserve for receivables that arise as a result of such cancellations.

Origination costs of $279,855 and $266,009 associated with securing the company's existing credit facility have been deferred at December 31, 1995 and 1994, respectively, and are now being amortized over the ten-year term of the credit agreement (Note 5). Such costs were written off upon consummation of the Powertel business combination (Note 11).

Lease acquisition costs of $55,000 associated with purchasing kiosks in two mall locations to be used as retail facilities have been deferred as of December 31, 1995 and 1994 and are being amortized over the eight-year life of the lease agreements.

The Company has deferred software license costs of $350,129 and $195,751 at December 31, 1995 and 1994, respectively. These costs are for software license fees associated with the Company's billing and information management system. These costs are being amortized over the five-year term of the license agreement.

Amortization of all deferred charges totaled $1,739,451, $1,542,902, and $889,767 for 1995, 1994, and 1993, respectively, and is included in depreciation and amortization in the accompanying statements of operations.

ASSETS UNDER CONSTRUCTION
Expenditures to construct the Company's cellular network are recorded as assets under construction until the assets are placed in service. When the assets are placed in service, they are transferred to the appropriate property and equipment categories and depreciated.

DEFERRED REVENUE
Deferred revenue consists of Rural Telephone Finance Cooperative ("RTFC") patronage capital certificates ("PCCs") issued in connection with certain debt financing (Note 5) which will be paid in the future at the discretion of the RTFC's board of directors. They will be recognized as income when cash is received.

INVESTMENTS
As of December 31, 1994, current investments consisted of $1,840,592 in noninterest-bearing subordinated capital certificates ("SCCs") issued by the RTFC. These SCCs were repaid to the Company on March 1, 1995.

USE OF ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECENT ACCOUNTING PRONOUNCEMENTS
In March 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 121 ("FAS 121") "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," which becomes effective for fiscal years beginning after December 15, 1995. FAS 121 establishes standards for determining when impairment losses on long-lived assets have occurred and how impairment losses should be measured. The Company intends to adopt FAS 121 in 1996. The financial state-

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                 INTERCEL, INC. AND SUBSIDIARIES


ment impact of adopting FAS 121 is not expected to be material.

In October 1995, the FASB issued Statement of Financial Accounting Standards No. 123 ("FAS 123") "Accounting for Stock-Based Compensation," which becomes effective for fiscal years beginning after December 15, 1995. FAS 123 establishes new financial accounting and reporting standards for stock-based compensation plans. Entities will be allowed to measure compensation cost for stock-based compensation under FAS 123 or APB Opinion No. 25, "Accounting for Stock Issued to Employees." Entities electing to remain with the accounting in APB Opinion No. 25 will be required to make pro forma disclosures of net income and earnings per share as if the provisions of FAS 123 had been applied. The Company adopted FAS 123 on January 1, 1996. The financial statement impact of adopting FAS 123 will not be material.

PRESENTATION
Certain prior year amounts have been reclassified to conform to the current year presentation.

3. UNICEL MERGER

On January 31, 1994, the Company consummated the Unicel Merger. As consideration for the merger, the Company refinanced approximately $17.9 million of outstanding liabilities and long-term debt of Unicel, paid approximately $4.8 million in cash (including approximately $500,000 in acquisition expenses of the Company and excluding $500,000 previously paid in connection with the Company's purchase of certain Unicel warrants), and issued approximately 1.8 million shares of Company common stock to previous holders of equity in Unity Telephone and Unicel, subject to adjustment for a three year period as defined in the merger agreement. In addition, as a part of the Unicel Merger, the Company has available in excess of $8 million of net operating loss carryforwards for federal tax purposes that can be utilized in future periods to offset federal taxes (subject to certain regulatory restrictions).The Unicel Merger was accounted for as a purchase. As of December 31, 1994, the total purchase price of $36,382,655 including acquisition costs totaling $1,142,635, was allocated as follows:

Current Assets                                                  $ 1,609,233
Property and equipment                                            6,965,582
Goodwill                                                         24,555,778
Other Assets                                                      2,578,788
Current liabilities                                              (1,134,456)
Long-term obligations                                            (2,504,691)
Deferred Taxes                                                    4,312,421
- -----------------------------------------------------------------------------
Purchase Price                                                  $36,382,655
=============================================================================

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
INTERCEL, INC. AND SUBSIDIARIES


The deferred tax assets and liabilities acquired in the Unicel Merger are summarized as follows:

Deferred tax liabilities:
Depreciation                                                 $   569,688
State deferred taxes, net                                         84,736
Other                                                                463
- -------------------------------------------------------------------------
                                                                 654,887
- -------------------------------------------------------------------------
Deferred tax assets:
Net operating loss                                             4,921,340
Allowance for doubtful accounts                                   18,100
Other                                                             27,868
- -------------------------------------------------------------------------
                                                               4,967,308
- -------------------------------------------------------------------------
Net deferred tax asset                                       $ 4,312,421
=========================================================================

Amounts recorded related to the purchase as of January 31, 1994 were adjusted to reflect an adjustment in the purchase price, as specified in the merger agreement, resulting in a reduction in the purchase price, and goodwill of $339,840. In addition, due to taxable income realized in the year ended December 31, 1994, and a revision of management's estimate of the realizability of remaining net operating loss carryforwards acquired in the merger a valuation allowance of $4,312,421 established at the acquisition date was reversed in the fourth quarter of 1994, with a corresponding reduction in goodwill.

The following unaudited pro forma condensed statements of operations include the pro forma effects of the offering and sale of 1,840,000 shares of Common Stock (Note 6) and the merger with Unity Telephone Company. These unaudited pro forma condensed statements of operations include results of operations of InterCel, Inc. and Unity Cellular Systems, Inc. for the years ended December 31, 1994 and 1993. Such unaudited pro forma condensed financial statements assume that the merger occurred on January 1, 1994 and January 1, 1993 respectively. In the opinion of management, all adjustments necessary to present fairly such unaudited pro forma condensed statements of operations have been made.


                                                                                        YEARS ENDED DECEMBER 31,
                                                                                          1994             1993
- -------------------------------------------------------------------------------------------------------------------
Revenues                                                                              $22,627,056      $15,984,870
Operating Income                                                                        4,063,325        1,178,417
Income Before Income Taxes                                                              3,504,646          649,849
- -------------------------------------------------------------------------------------------------------------------
Net Income                                                                            $ 1,937,697      $   649,849
===================================================================================================================
Net Income Per Share                                                                  $      0.20      $      0.07
===================================================================================================================
Average Common And Common Equivalent Shares Outstanding                                 9,930,326        9,922,798
===================================================================================================================

4. CELLULAR PARTNERSHIP

In June 1992, Unicel entered into a partnership with New York Cellular Geographic Service Area, Inc. ("NYCGSA"), a wholly owned subsidiary of NYNEX Mobile Communications, Inc. The Partnership owns and operates a cellular system in Maine RSA 2 in Aroostook, Somerset, and Piscataquis Counties.

Under the terms of the partnership agreement, Unicel contributed $2,325,600 to construct and begin operating the system in return for a 51% ownership and NYCGSA contributed the system construction permit, valued at $2,234,400, for its 49% ownership. Subsequent capital requirements are to be met based on the partners'

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                 INTERCEL, INC. AND SUBSIDIARIES


respective ownership percentages.

As of December 31, 1995, Unicel has contributed $3,791,534 (consisting of cash, equipment, and services) and NYCGSA has contributed $3,548,034 (consisting of the construction permit and cash). NYCGSA also has an outstanding payable to the Partnership of $38,692 in order to maintain the agreed-upon ownership percentages.

NYCGSA's 49% interest in the Partnership is reflected as minority interest in the accompanying financial statements.

5. LONG-TERM OBLIGATIONS

Long-Term Obligations consist of the following:

                                                                                      DECEMBER 31,     DECEMBER 31,
                                                                                           1995            1994
- -------------------------------------------------------------------------------------------------------------------
Note payable to software vendor in monthly installments
       through July, 1997 including interest at 8.5%                                  $    47,257      $    74,000
Note payable to ITC Holding Company                                                     3,500,000        5,000,000
Note payable to Powertel at 8%                                                            901,037                0
Note payable to bank in monthly installments from February,
       1996 through February, 2004 including interest at a variable rate               24,601,514        5,982,715
- -------------------------------------------------------------------------------------------------------------------
                                                                                       29,049,808       11,056,715
       Less current portion                                                                29,105           26,742
- -------------------------------------------------------------------------------------------------------------------
Long-term obligations                                                                 $29,020,703      $11,029,973
===================================================================================================================

In connection with the Unicel Merger, in January 1994, the Company entered into a new $30 million revolving credit facility (the "Credit Facility" or the "Facility") with the National Bank for Cooperatives ("CoBank") to replace the Company's and Unicel's previous debt facilities. The Credit Facility was used to replace the Company's and Unicel's previous debt facilities. All amounts borrowed under this facility were the obligation of the Company. Under the terms of the Credit Facility, the maximum amount available was reduced by $2 million on the first anniversary of the closing date of the Facility. On the second anniversary of the closing date of the Facility (the "Termination Date"), the Facility was to convert to an eight-year secured term loan ($26.5 million maximum) that would mature on the eighth anniversary of the Termination Date. However, in connection with the Powertel business combination (Note 11), all borrowings under the Facility were repaid with proceeds from the February Offerings. The interest rate on the Facility was based on the consolidated Total Leverage Ratio (which was the ratio of indebtedness to operating cash flow as defined under the Facility) of the Company and its subsidiaries, and had variable and fixed rate options. The interest rate was tied to one of three measures (which the Company had the option to select) with a margin dependent upon whether the consolidated Total Leverage Ratio was greater than or less than 4.0 to 1.0. These three measures were CoBank's National Variable Rate ("Variable Rate"), the U.S. Treasury Rate ("Treasury Rate"), and the London Interbank Offering Rate ("LIBOR").

The Facility was secured by substantially all of the assets of the Company.
The agreement contained certain restrictive covenants including, but not limited to, restrictions related to the indebtedness, working capital, and equity ratios. As of December 31, 1995, the Company was in compliance with the restrictive covenants.

As of December 31, 1995 and 1994, borrowings outstanding under the Credit Facility totaled $24,601,514 and $5,982,715, respectively. In addition to interest charges, the Company also paid an annual facility fee equal to

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
INTERCEL, INC. AND SUBSIDIARIES


 .250% of the available unused portion of the line and .125% of the unavailable unused portion of the line (as defined under the Facility). On July 21, 1994, the Company requested and CoBank reduced the available portion of the Credit Facility to $15,000,000 from the $30,000,000 original amount available. Upon written request of the Company, CoBank could, in its sole discretion, reinstate as available all or any portion of the unavailable commitment (as define in the Facility) at such terms and conditions as CoBank may determine appropriate. On May 1, 1995, the Company requested and CoBank agreed to reinstate $13 million of the $15 million unavailable commitment, increasing the total amount available under the Credit Facility to $28,000,000.

On March 10, 1994, the Company entered into a revolving lending arrangement with its parent, ITC Holding, under which ITC Holding may lend to the Company from time to time amounts representing ITC Holding's excess available cash, pursuant to which $9,403,000 (the outstanding balance at December 31, 1995 and 1994 was $3,500,000 and $5,000,000, respectively) of outstanding borrowings under the Company's Credit Facility were repaid by ITC Holding and loaned back to the Company. The loan from ITC Holding, which was unsecured and prepayable (without penalty) at any time, bore interest at the same rates that the Company would have been paying had the amounts remained outstanding under the Credit Facility. All borrowings under this lending arrangement were repaid in connection with the Powertel business combination with proceeds from the February Offerings (Note 11).

6. STOCKHOLDERS' EQUITY

On February 8, 1994, the Company issued 1,840,000 shares of common stock in a public offering at $8.25 per share. The net proceeds of the offering after underwriting discount and offering expenses were approximately $13.8 million. The Company used the proceeds of the offering to repay a portion of the outstanding debt under the Credit Facility (Note 5).

The Company's certificate of incorporation empowers the Board of Directors of the Company to redeem any of the Company's outstanding capital stock at the lesser of fair market value or such holder's purchase price (if the stock was purchased within a year of such redemption) to the extent necessary to prevent the loss or secure the reinstatement of any license or franchise from any governmental agency.

The Company's certificate of incorporation authorizes the Board of Directors to issue, from time to time and without further stockholder action, one or more series of preferred stock and to fix the relative rights and preferences of the shares, inducing voting powers, dividend rights, liquidation preferences, redemption rights, and conversion privileges.

NONEMPLOYEE STOCK OPTION PLAN
Under the Company's Nonemployee Stock Option Plan (the "Nonemployee Plan"), 400,000 shares of common stock are authorized for issuance upon exercise of options. All nonemployee directors of the Company, and all employees of affiliates of the Company, are eligible to receive options under the Nonemployee Plan. Options are granted to each nonemployee director upon his or her election as a director, and are exercisable at the fair market value of the common stock (as determined by the Board of Directors) on the date of grant.

On March 23, 1994 , the Nonemployee Plan was amended to provide that the options to purchase 10,000 shares of common stock (at an exercise price equal to the fair market value of the common stock on the date of grant) would be granted pursuant thereto to nonemployee directors upon their initial election or appointment to the board of directors. The Nonemployee Plan, as so amended, does not provide for discretionary option grants. Options generally become exercisable as to 50% two years after the date of grant, as to an additional 25% three years after the date of grant, and as to the remaining 25% four years after the date of grant.

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                 INTERCEL, INC. AND SUBSIDIARIES


EMPLOYEE STOCK OPTION PLAN
Under the InterCel, Inc. 1991 Stock Option Plan (the "Stock Plan"), 2,000,000 shares of common stock are reserved for issuance upon exercise of options. Substantially all of the employees of the Company are eligible to receive options under the Plan. Management recommends to the stock option committee the number of options to grant based on management's analysis of the employee's performance and level of responsibility.

The Stock Option Committee determines the periods within which options may be exercised, but no option may be exercised more than ten years after the date of grant. Options granted generally become exercisable 50% two years after the date of grant, 25% three years after the date of grant, and 25% four years after the date of grant. Options generally remain exercisable for a period of five years following the date of grant. The Board of Directors also may include in each option granted under the Stock Plan certain additional limitations on the recipient's right to exercise the option. Options under the Plan may be either "incentive stock options," as defined under Section 422 of the Internal Revenue Code, or nonqualified options. Stock options exercisable at December 31, 1995 and 1994 were 280,120 and 243,875, respectively.

Options generally are exercisable at a price established by the Stock Option Committee equal to at least 100% of the fair market value of the common stock on the options' grant date, except that the exercise price with respect to options granted to an individual who owns more than 10% of the combined voting power of all classes of stock of the Company must be at least 110% of the fair market value of the common stock on the date of grant. The full exercise price for shares being purchased must be paid at the time of exercise in cash or, if permitted by the particular option agreement, in whole or in part by delivery of shares of common stock having a fair market value (on the delivery date) of not less than the exercise price. The following schedule summarizes stock option transactions under both the Employee and Nonemployee Stock Plans.


                                                   NUMBER OF       OPTION PRICE
                                                    SHARES          PER SHARE
- --------------------------------------------------------------------------------
Outstanding at December 31, 1992                    350,850
       Granted                                       60,150          $  6.50
       Forfeited                                     (6,200)     $ 3.33 - $ 6.00
       Exercised                                     (3,000)         $  3.33
- --------------------------------------------------------------------------------
Outstanding at December 31, 1993                    401,800
       Granted                                      280,185      $ 8.25 - $11.75
       Forfeited                                    (29,945)     $ 3.33 - $ 9.25
       Exercised                                    (12,675)     $ 3.33 - $ 6.00
- --------------------------------------------------------------------------------
Outstanding at December 31, 1994                    639,365
       Granted                                      440,200      $11.50 - $17.63
       Forfeited                                    (45,124)     $ 5.25 - $17.00
       Exercised                                    (39,671)     $ 3.33 - $ 6.50
- --------------------------------------------------------------------------------
Outstanding at December 31, 1995                    994,770
================================================================================

RESTRICTED STOCK PLAN
Under the Company's 1995 Employee Restricted Stock Plan adopted by the Board of Directors on April 24, 1995 and approved by stockholders on December 20, 1995 (the "Restricted Stock Plan"), 200,000 shares of authorized but unissued common stock, are reserved for issuance, 35,000 shares of which were issued on

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
INTERCEL, INC. AND SUBSIDIARIES


April 24, 1995 (with a $.01 exercise price) and outstanding as of December 31, 1995. These restricted stock awards vest in three equal installments on the first, second and third anniversaries of the date of grant. The compensation associated with the restricted grants (i.e., the difference between the market price of the Company's common stock on the date of grant and the exercise price) is being amortized ratably over the three year vesting period. Such compensation expense totaled $123,594 for the year ended December 31, 1995. Any unamortized, deferred compensation is reflected as a reduction to stockholders' equity in the accompanying balance sheets. The Restricted Stock Plan is administered by the Compensation Committee of the Board of Directors.

7. INCOME TAXES

As a result of the stock issued in connection with the Unicel Merger, the ownership percentage held by ITC Holding was reduced below the 80% level required in order for the Company to be included in ITC Holding's consolidated income tax return. Accordingly, in 1994 and subsequent years, the Company will file a separate Federal income tax return, and utilization of all credits and net operating loss and other tax carryforwards will be evaluated on a stand-alone basis.

The income tax provision (benefit) reflected in the accompanying financial statements consisted of the following:

                                                                                  YEARS ENDED DECEMBER 31,
- ---------------------------------------------------------------------------------------------------------------------
                                                                          1995               1994            1993
- ---------------------------------------------------------------------------------------------------------------------
Current:
     Federal                                                          $1,374,692        $  (41,721)       $ 682,020
     State                                                               249,857           155,108            9,938
- ---------------------------------------------------------------------------------------------------------------------
                                                                       1,624,549           113,387          691,958
- ---------------------------------------------------------------------------------------------------------------------
Deferred:
     Federal                                                             490,133         1,305,010         (192,166)
     State                                                               115,290           116,486           68,054
- ---------------------------------------------------------------------------------------------------------------------
                                                                         605,423         1,421,496         (124,112)
- ---------------------------------------------------------------------------------------------------------------------
     Total income tax provision                                       $2,229,972        $1,534,883        $ 567,846
=====================================================================================================================

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                 INTERCEL, INC. AND SUBSIDIARIES


The following is a summary of the items which caused recorded income taxes to differ from taxes computed using the statutory federal income tax rate:

                                                                                  YEARS ENDED DECEMBER 31,
- --------------------------------------------------------------------------------------------------------------------
                                                                           1995             1994             1993
- --------------------------------------------------------------------------------------------------------------------
Statutory federal tax provision                                       $1,779,436        $1,160,065        $ 537,334
Increase (decrease) in tax provision resulting from--
     Goodwill amortization                                               197,988           208,081               --
     Change in valuation allowance                                            --                --          (13,900)
     State taxes, net of Federal benefit                                 240,997           218,857           65,375
     Other, net                                                           11,551           (52,120)         (20,963)
- --------------------------------------------------------------------------------------------------------------------
Actual income tax provision                                           $2,229,972        $1,534,883        $ 567,846
====================================================================================================================
Effective tax rate                                                          42.6%             45.0%            35.9%
====================================================================================================================

         The sources of differences between financial accounting and tax basis of assets and liabilities which gave rise to the net deferred tax asset are as follows:

                                                                                           DECEMBER 31,
- --------------------------------------------------------------------------------------------------------------------
                                                                                  1995                     1994
- --------------------------------------------------------------------------------------------------------------------
Deferred liabilities
Noncurrent:
     Depreciation                                                            $(1,584,590)              $ (1,289,044)
     Deferred charges                                                           (336,252)                  (642,882)
     Other                                                                       (67,914)                   (65,616)
====================================================================================================================
     Total                                                                    (1,988,756)                (1,997,542)
- --------------------------------------------------------------------------------------------------------------------
Deferred assets
Noncurrent:
     Net operating loss carryforwards                                           3,141,871                 3,944,335
     Other                                                                        251,392                   165,660
Current                                                                           269,817                   167,294
- --------------------------------------------------------------------------------------------------------------------
         Total                                                                  3,663,080                 4,277,289
- --------------------------------------------------------------------------------------------------------------------
         Net deferred tax asset                                               $ 1,674,324              $  2,279,747
====================================================================================================================

In connection with the Unicel Merger, the Company established a valuation allowance of $4,312,421 related to the deferred tax assets created by the net operating losses acquired in this transaction. Upon examination of the valuation allowance at December 31, 1994, the Company determined, based upon the evidence available, that it was more likely than not that the deferred tax assets would be realized. Accordingly, at December 31, 1994, the Company removed the valuation allowance and recognized the benefit of the deferred tax asset related to the merger by reducing the goodwill associated with the merger. The Company estimates that it will utilize approximately $800,000 of the loss carryforwards in its 1995 tax returns.

The net operating loss carryforwards will be used to reduce taxable income generated in future years, subject to the applicable limitations and their expiration in 2004 through 2009. The Tax Reform Act of 1986 provided for certain limitations on the utilization of net operating loss carryforwards if certain events occur, such as a 50% change in ownership. Also, the net operating loss carryforwards used to affect any taxes calculated as alternative minimum tax could be significantly less than the regular tax net operating loss carryforwards. In the opinion of

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
INTERCEL, INC. AND SUBSIDIARIES


management, all net operating loss carryforwards will be utilized prior to their expiration.

During the fourth quarter of 1994, the Company's 1990-1993 federal income tax returns were examined by the Internal Revenue Service ("IRS") in connection with the general examination of ITC Holding's federal returns for the same periods. As a result of this examination, adjustments have been proposed by the IRS to capitalize and amortize certain commission and promotional expenses (based on the premise that such costs were incurred to acquire an asset that benefits future periods (i.e., subscribers)) which have been deducted by the Company as incurred. The Company plans to appeal the adjustments and in the opinion of management, the ultimate resolution of the examination will not have a material adverse impact on the accompanying financial statements.

8.  EMPLOYEE BENEFIT PLANS

Prior to 1995, as a subsidiary of ITC Holding, the Company included its employees as participants in ITC Holding's pension plan. The plan provided retirement, disability, and survivor benefits to eligible employees. The plan covered all eligible employees of ITC Holding and its majority-owned subsidiaries, including the Company. The Company's policy was to fund pension cost in accordance with applicable regulations. Total pension cost charged to expense in 1995 and 1994 was $297,412 and $166,366, respectively. As of December 31, 1995 the plan's net assets available for benefits and projected benefit obligation were $119,575 and $208,686, respectively, as computed under Statement of Financial Accounting Standards No. 87.

Effective February 1, 1995, the Company elected to freeze its defined benefit pension plan and offer a defined contribution 401(k) plan in its place. The plan covers all employees who have one year of service and are 18 years of age. The Company makes an annual discretionary contribution to the plan ($167,392 in 1995) based on each employee's earnings and matches employee contributions at a rate of 50% of each 1% of employee contributions (up to 2% of employee contributions) subject to applicable regulations.

The employees of Unicel were included in the Unitel (the parent company of Unity Telephone Company) pension plan prior to the Unicel Merger. This plan covered all eligible employees of Unitel and its subsidiaries including Unicel. The Unitel pension plan was curtailed with respect to the Unicel employees with benefit accruals frozen as of April 29, 1994. In connection with the Unicel Merger, the assets and liabilities of this pension plan were separated by company and the assets and liabilities of Unity Telephone Company and Unity Cable Television, Inc. were spun off, leaving only Unicel's portion. Any unrecognized gains and losses were recognized, and a liability established for the unfunded pension cost.

As of December 31, 1995 and 1994, the plan's net assets available for benefits were $145,425 and $121,761, respectively, and the projected benefit obligations were $126,314 and $125,415, respectively, as computed under Statement of Financial Accounting Standards No. 87.

9.  TRANSACTIONS WITH AFFILIATES

ITC Holding, through certain of its other subsidiaries and related parties, provides the Company with various services, primarily staff and administrative functions and similar services. The Company also leases certain dedicated and trunk telephone access lines from Interstate Telephone Company.

The cost of these leases, services, and certain other expenses are directly charged to the Company or are allocated to the Company using a cost-based methodology consistently applied to each of ITC Holding's subsidiaries and ITC Holding. The total expense recorded by the Company for these services was approximately $568,252,

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                 INTERCEL, INC. AND SUBSIDIARIES


$553,873 and $328,039 for 1995, 1994 and 1993, respectively.

The Company sells cellular telephones and provides cellular services to certain of its affiliates and their employees. Revenues recorded by the Company for these sales and services were approximately $248,176, $258,411 and $278,272 in 1995, 1994 and 1993, respectively.

At December 31, 1995, and 1994, the Company owed approximately $72,382 and $53,879, respectively, to ITC Holding and its subsidiaries for amounts due under the agreements discussed above.

On October 28, 1994, Powertel executed a management agreement with InterCel PCS Services, a wholly owned subsidiary of the Company (the "Manager"). The agreement called for the Manager to provide general management and operating services in connection with the business and administration of Powertel for a term of the lesser of 10 years or termination by Powertel or the Manager. In exchange for services, the Manager was to receive a partnership interest equal to 10% of the excess partnership value, if any, as defined, over the amount of capital contributions made to Powertel through the termination date. In addition, the agreement provided for the Manager to be reimbursed for all direct and indirect expenses incurred in connection with the above services. Such expenses totaled $3,689,180 and $324,711 for the years ended December 31, 1995 and 1994, respectively. Concurrent with the Powertel business combination (Note 11), the management agreement was terminated without any additional partnership value being allocated to the Company.

10.  COMMITMENTS AND CONTINGENCIES

LEASES
Lease expenses relate to the lease of office and warehouse space, dedicated lines and trunk access facilities, computer equipment, and billboards and include leases with affiliates (Note 9). Rents charged to expense were approximately $455,207, $385,867 and $87,876 for the years ended December 31, 1995, 1994 and 1993.

At December 31, 1995, future minimum lease payments under noncancelable operating leases are as follows:

1996                                                              $  409,993
1997                                                                 388,746
1998                                                                 320,823
1999                                                                 214,169
2000                                                                 131,129
Subsequent years                                                     530,296
- -----------------------------------------------------------------------------
                                                                  $1,995,156
=============================================================================


The lease commitments above include approximately $16,800 payable to affiliates (Note 9).

NEW SWITCHING EQUIPMENT
In connection with the purchase and installation of new dual-mode analog/digital switching and transmission equipment in the Georgia/Alabama cellular market during 1995, the Company committed to purchase similar switching and transmission equipment for the Maine cellular market at a cost of approximately $3.7 million. The equipment is expected to be purchased and installed during the second quarter of 1996.

LITIGATION
The Company is subject to litigation related to matters arising in the normal course of business. As of

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
INTERCEL, INC. AND SUBSIDIARIES


December 31, 1995, management is not aware of any asserted or pending material litigation or claims against the Company.

11.  SUBSEQUENT EVENTS

On February 7, 1996, the Company consummated the following transactions: (i) pursuant to a Business Combination Agreement dated August 23, 1995, among the Company, Powertel and the owners of Powertel, such owners (other than the Company) exchanged their ownership interests in Powertel for an aggregate of 9,686,410 shares of the Company's common stock in a private placement (the "Powertel Combination"); (ii) the Company received approximately $110.1 million of net proceeds from the sale of 7,124,322 shares of its Common Stock (which includes 124,322 shares purchased under the underwriters' overallotment option) in a public offering (the "Stock Offering"); and (iii) the Company received approximately $192.2 million of net proceeds from the sale of 35,747 units, consisting in the aggregate of $357,470,000 principal amount at maturity of the Company's 12% Senior Discount Notes due 2006 (the "12% Notes") and 1,143,904 warrants (the "Warrants") to purchase an equal number of shares of the Company's common stock at an exercise price of $18.15 per share, subject to adjustment (the "Unit Offering"; and together with the Stock Offering, the "February Offerings"). A portion of the net proceeds from the February Offerings was used to repay all outstanding borrowings under the Credit
Facility and under the lending arrangement with ITC Holding. The balance of the net proceeds from the February Offerings will be used to partially finance the buildout and operating costs of the PCS system for, and certain acquisition expenses associated with, the Birmingham, Jacksonville and Memphis/Jackson MTAs.

In addition, on January 4, 1996, two of the Company's subsidiaries entered into a commitment letter for a $20 million revolving credit facility (which may be increased due to the Atlanta MTA acquisition discussed below) to be used for working capital and other purposes, including capital expenditures. On March 4, 1996, the Company entered into an acquisition agreement and a credit agreement with Ericsson Inc. ("Ericsson") regarding the purchase of, and vendor financing for, PCS equipment and services.

Pursuant to an Asset Purchase Agreement, dated as of March 5, 1996, between InterCel Atlanta Licenses, Inc., a wholly owned subsidiary of the Company (the "Atlanta License Subsidiary") and GTE Mobilnet Incorporated ("GTE Mobilnet"), the Atlanta License Subsidiary has agreed to purchase GTE Mobilnet's license to provide PCS in the Atlanta (M011) PCS MTA for approximately $192 million (the "Atlanta MTA Acquisition") plus accrued interest. Pursuant to a Stock Purchase Agreement dated as of March 4, 1996, between the Company and Ericsson, Ericsson agreed to purchase 100,000 shares of nonvoting Series A Convertible Preferred Stock from the Company in a private placement for an aggregate purchase price of $75 million (the "Ericsson Preferred Stock Sale") and pursuant to a Stock Purchase Agreement dated as of March 4, 1996, between the Company and MPX Systems, Inc. ("MPX"), MPX agreed to purchase 100,000 shares of nonvoting Series B Convertible Preferred Stock from the Company in a private placement for an aggregate purchase price of $75 million (the "MPX Preferred Stock Sale"; and together with the Ericsson Preferred Stock Sale, the "Preferred Stock Sales"). The closing of each of the Preferred Stock Sales is conditioned upon, among other things, the closing of the other, stockholder approval of the sales and upon the closing of the Atlanta MTA Acquisition. The closing of the Preferred Stock Sales and the Atlanta MTA Acquisition are each also conditioned upon the receipt of all required regulatory approvals. The Company intends to issue notes (resulting in approximately $200 million gross proceeds) in a public offering (the "Atlanta Offering"). The Company intends to use the net proceeds from the Atlanta Offering and the Preferred Stock Sales to partially finance the Atlanta MTA Acquisition and the buildout and operating costs of the PCS system for, and certain acquisition expenses

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                 INTERCEL, INC. AND SUBSIDIARIES


associated with, the Atlanta MTA.

While there are numerous cellular telephone systems operating in the United States and other countries, the wireless telecommunications industry has only limited operating history. Achieving profitable PCS operations will require successfully competing with other PCS providers in all of its markets, as well as with both existing and other future wireless providers. In addition, successful PCS operations will require the development of products which are at least as commercially effective as its wireless competitors. Any failure to anticipate and respond to changes in technology or customers' wants could have an adverse effect on the Company's PCS business.

Management anticipates incurring significantly greater expenses in future periods as a result of the entry into the emerging PCS business. As a result of these start-up costs, management expects to incur significant operating losses in the future during the development of the PCS system and the PCS customer base.

The following unaudited pro forma condensed balance sheet and statement of operations include the pro forma effects of the February Offerings, the Powertel business combination, the Atlanta MTA Acquisition, the Preferred Stock Sales and the Atlanta Offering. These unaudited pro forma condensed financial statements include results of operations of InterCel, Inc. and Powertel PCS Partners, L.P. for the year ended December 31, 1995.

BALANCE SHEET
Current Assets                                                                                      $   393,529
     Property and Equipment                                                                              18,822
     Licenses                                                                                           327,277
     Other Assets                                                                                        42,538
- ----------------------------------------------------------------------------------------------------------------
         Total Assets                                                                               $   782,166
================================================================================================================
Liabilities:
     Current Liabilities                                                                            $     4,309
     Long-Term Obligations                                                                              343,923
     Other Noncurrent Liabilities                                                                         3,064
Stockholders' Equity
     Preferred Stock                                                                                    149,900
     Common Stock                                                                                           267
     Paid-in capital                                                                                    276,691
     Retained Earnings                                                                                    4,723
     Other                                                                                                 (711)
- ----------------------------------------------------------------------------------------------------------------
         Total Liabilities and Stockholders' Equity                                                 $   782,166
================================================================================================================

INCOME STATEMENT
Revenues                                                                                            $    29,312
  Operating Income                                                                                        4,728
  Income Before Income Taxes                                                                              3,691
     Net Income                                                                                     $     2,063
- ---------------------------------------------------------------------------------------------------------------
     Net Income Per Share                                                                           $       .06
- ---------------------------------------------------------------------------------------------------------------
Average Common and Common Equivalent Shares Outstanding                                              36,057,926
================================================================================================================

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
INTERCEL, INC. AND SUBSIDIARIES


12.  QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

                                                         FIRST           SECOND            THIRD           FOURTH
- -------------------------------------------------------------------------------------------------------------------
1995 QUARTERS
Revenues and sales                                   $6,278,439         $7,088,344       $7,989,405     $7,955,372
Operating income                                      1,143,291          1,746,848        1,989,363      1,716,060
Net income                                              722,926            850,070          788,250        642,417
Net income per share                                       0.07               0.08             0.08           0.06
1994 QUARTERS
Revenues and sales                                   $3,994,990         $5,267,424       $6,131,411     $6,368,003
Operating income                                        669,906            826,164        1,544,650        958,497
Net income                                              310,818            342,499          752,412        471,343
Net income per share                                       0.04               0.03             0.07           0.05
1993 QUARTERS
Revenues and sales                                   $2,045,698         $2,206,050       $2,343,110     $2,754,366
Operating income                                        301,099            395,976          461,127        516,339
Net income                                              171,170            233,615          287,397        320,365
Net income per share                                       0.03               0.04             0.04           0.05

                                        REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                                                 INTERCEL, INC. AND SUBSIDIARIES


To the Stockholders of
InterCel, Inc.:

We have audited the accompanying consolidated balance sheets of InterCel, Inc. (a Delaware corporation) and subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the years ended December 31, 1995, 1994 and 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of InterCel, Inc. and subsidiaries as of December 31, 1995 and 1994 and the results of their operations and their cash flows for the years ended December 31, 1995, 1994, and 1993 in conformity with generally accepted accounting principles.


                                              ARTHUR ANDERSEN LLP


Atlanta, Georgia
February 9, 1996
(except with respect to the matters discussed in Note 11, as to which the date is March 22, 1996)

DIRECTORS

Campbell B. Lanier, III
Chairman of the Board
Chairman and Chief Executive Officer
ITC Holding Company, Inc.
(a telecommunications company)

Donald W. Burton
Managing General Partner - South Atlantic
Venture Funds
(venture investment funds)

Bert G. Clifford
Chairman - Unity Telephone Company
(a telecommunications company)

O. Gene Gabbard
Former Chairman and Chief Executive Officer
Telecom*USA, Inc.
Former Chief Financial Officer
MCI Communications
(a telecommunications company)

Lawrence M. Gressette, Jr.
Chairman and Chief Executive Officer
SCANA Corp.
(an energy-based holding company)

Maurice P. O'Connor
Vice President and General Manager
of the Company

William H. Scott, III
President
ITC Holding Company, Inc.
(a telecommunications company)
Secretary of the Company

Allen E. Smith
President and Chief Executive Officer
of the Company

William B. Timmerman
President
SCANA Corp.
(an energy-based holding company)

Donald W. Weber
Former President and Chief Executive Officer
Contel Corporation
(a telecommunications company)

EXECUTIVE OFFICERS

Campbell B. Lanier, III
Chairman

Allen E. Smith
President and Chief Executive Officer

Fred G. Astor, Jr.
Executive Vice President and Chief Financial Officer

Nicholas J. Jebbia
Executive Vice President, PCS - Memphis

George R. Johnson
Executive Vice President, PCS - Birmingham

Walter R. Pettiss
Executive Vice President, PCS - Jacksonville

CORPORATE DATA

CORPORATE OFFICES
   InterCel, Inc.
   1239 O.G. Skinner Drive
   West Point, GA  31833
   (706) 645-9520

STOCK INFORMATION
   The common stock of InterCel, Inc. is traded on The Nasdaq Stock Market under the symbol ICEL.

REGISTRAR AND TRANSFER AGENT
   Chemical Mellon Shareholder Services, L.L.C.
   450 West 33rd
   New York, NY  10001


   Inquiries regarding stock transfers, lost certificates or address changes should be directed to the registrar and transfer agent.

INDEPENDENT AUDITORS
   Arthur Andersen LLP
   Atlanta, Georgia

STOCKHOLDER INQUIRIES AND AVAILABILITY OF 10-K REPORT
   The Company has filed Form 10-K with the Securities and Exchange Commission for the year ended December 31, 1995. A copy of the report is available to stockholders free of charge from the following:

   Fred G. Astor, Jr.
   Chief Financial Officer
   1239 O.G. Skinner Drive
   West Point, GA  31833
   (706) 645-9520


INTERNET WEB SITE
   http://www.ICEL.com

[INTERCEL LOGO]
InterCel, Inc. 1233 O.G. Skinner Drive / West Point, GA 31833 / (706) 645-2000

                                                                     APPENDIX D


                                 INTERCEL, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned stockholder of InterCel, Inc. ("InterCel" or the "Company") hereby appoints Fred G. Astor, Jr. and Allen E. Smith, or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned stockholder is entitled to cast at the annual meeting of stockholders to be held at 10:00 a.m. on Wednesday, June 5, 1996, at The Cotton Duck, 6101 20th Avenue, Valley, Alabama 36854, and at any adjournments thereof, upon the following matters. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

    This proxy will be voted as directed by the undersigned stockholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS ONE, TWO, THREE AND FOUR (AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT) AND IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person. The undersigned stockholder hereby acknowledges receipt of the Notice of the Annual Meeting and Proxy Statement.

    PROPOSAL ONE: Issuance and terms of the Company's Series A Convertible Preferred Stock and Series B Convertible Preferred Stock.

    / /  FOR                    / /  AGAINST                    / /  ABSTAIN

- --------------------------------------------------------------------------------

    PROPOSAL TWO: Amendment of the Restated Certificate of Incorporation to increase the Company's authorized capital stock by increasing the number of authorized shares of Common Stock from 39 million shares of Common Stock to 55 million shares of Common Stock.
    / /  FOR                    / /  AGAINST                    / /  ABSTAIN

- --------------------------------------------------------------------------------

    PROPOSAL THREE:  Election of Directors:

          Donald W. Burton, Bert G. Clifford and Maurice P. O'Connor.

    / /  FOR the nominees listed above                      / /  WITHHOLD AUTHORITY to vote for
                                                               all nominees listed above

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.

- --------------------------------------------------------------------------------

    PROPOSAL FOUR: Ratification of the appointment of Arthur Andersen LLP as Independent Public Accountants to the Company.

    / /  FOR                    / /  AGAINST                    / /  ABSTAIN

                                                  ------------------------------

                                                          Signature Date

                                                  ------------------------------

                                                            Print Name

                                                  Date
                                                  ------------------------------

                                                  Please date and sign exactly
                                                  as your name appears on your
                                                  stock certificate. Each
                                                  executor, administrator,
                                                  trustee, guardian,
                                                  attorney-in-fact and other
                                                  fiduciary should sign and
                                                  indicate his or her full
                                                  title. When stock has been
                                                  issued in the name or two or
                                                  more persons, all should sign.